UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Alimera Sciences, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

August 8, 2024
Dear Stockholder:
We cordially invite you to attend a special meeting (the “Special Meeting”) of stockholders of Alimera Sciences, Inc. (the “Company” or “we”), to be held on September 4, 2024 at 9:00 a.m., Eastern Time (unless the Special Meeting is adjourned or postponed), via the Internet.
At the Special Meeting you will be asked to consider and vote upon a proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of June 21, 2024 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among the Company, ANI Pharmaceuticals, Inc., a Delaware Corporation (“Parent”) and ANIP Merger Sub INC., a Delaware corporation and wholly owned indirect subsidiary of Parent (“Merger Sub”) and approve the Merger (as defined below). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.
You will also be asked to consider and vote upon a proposal (the “Adjournment Proposal”) to adjourn the Special Meeting, if necessary, and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the proxy statement accompanying this notice is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.
You also will be asked to consider and vote upon a proposal (the “Compensation Proposal”) to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.
If the Merger is completed, you will be entitled to receive (i) $5.50 in cash, without interest thereon, less any applicable withholding taxes, for each share of our common stock, par value $0.01 per share (“Common Stock”), owned by you (unless you have perfected and not withdrawn your appraisal rights with respect to such shares), which represents a premium of approximately 79.8% to the average closing per share price of our Common Stock for the 30-calendar day period ending June 21, 2024, the last day of trading prior to the public announcement of the execution of the Merger Agreement, and (ii) one contingent value right (each, a “CVR”), which will represent the right to receive the Milestone Payments, without interest and subject to the terms and conditions of the CVR Agreement (as further described in the section entitled “Related Agreements — Contingent Value Rights Agreement”).
The Company’s board of directors (the “Board of Directors”) has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption; and (iv) recommended that the Company’s stockholders adopt the Merger Agreement. Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon.
The Board of Directors unanimously recommends that you VOTE:
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“FOR” approval of the Merger Proposal;

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“FOR” approval of the Adjournment Proposal; and

•
“FOR” approval of the Compensation Proposal.

Your vote is very important. Whether or not you plan to attend the Special Meeting, and regardless of the number of shares of Common Stock you own, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet. If you attend the Special Meeting and vote at the Special Meeting, your vote by ballot will revoke any proxy previously submitted.
Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.

If your shares of our Common Stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to vote, or to instruct your bank, brokerage firm or other nominee to vote, your shares of our Common Stock “FOR” approval of the Merger Proposal will have the same effect as voting against the Merger Proposal.
The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement, the CVR Agreement and the Merger. A copy of the Merger Agreement (including the form of CVR Agreement, which is an exhibit to the Merger Agreement), is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the U.S. Securities and Exchange Commission.
If you have any questions or need assistance voting your shares of our Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact:
Investor Relations
Alimera Sciences, Inc.
6310 Town Square, Suite 400
Alpharetta, Georgia 30005
(678) 990-5740
ir@alimerasciences.com
or
CORE IR
(516) 222-2560
Thank you in advance for your cooperation and continued support.
Sincerely,
/s/ Richard S. Eiswirth, Jr.

Richard S. Eiswirth, Jr.
President and Chief Executive Officer
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, the Merger Agreement or the transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement and a proxy card are first being mailed on or about August 12, 2024 to our stockholders as of the close of business on July 29, 2024.

Alimera Sciences, Inc.
6310 Town Square, Suite 400
Alpharetta, Georgia 30005
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
DATE AND TIME:	September 4, 2024 at 9:00 a.m., Eastern Time (subject to adjournment and/or postponement).
PLACE:
The Special Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/ALIM2024SM. You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting www.virtualshareholdermeeting.com/ALIM2024SM and entering the 16-digit control number included on your proxy card.
You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed Proxy Statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.

ITEMS OF BUSINESS:
1.
To consider and vote on a proposal (the “Merger Proposal”) to adopt the Merger Agreement and approve the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2.
To consider and vote on a proposal (the “Adjournment Proposal”) to adjourn the Special Meeting, if necessary, and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the proxy statement accompanying this notice is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.

3.
To consider and vote on a proposal (the “Compensation Proposal”), to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

RECORD DATE:	Only stockholders of record at the close of business on July 29, 2024 are entitled to notice of, and to vote at, the Special Meeting. All stockholders of record as of that date are cordially invited to attend the Special Meeting.
PROXY VOTING:
Your vote is very important, regardless of the number of shares of Common Stock you own.
The Merger cannot be completed unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

Even if you plan to attend the Special Meeting, we request that you complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares of Common Stock will be represented at the Special Meeting if you are unable to attend.
If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, and fail to attend the Special Meeting, your shares of Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the Merger Proposal.
If you are a stockholder of record, voting at the Special Meeting will revoke any proxy previously submitted. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your banker, brokerage firm or other nominee in order to vote.

RECOMMENDATION:
The Board of Directors has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption, and (iv) recommended that the Company’s stockholders adopt the Merger Agreement. Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon.
The Board of Directors unanimously recommends that you vote:
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“FOR” approval of the Merger Proposal;

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“FOR” approval of the Adjournment Proposal; and

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“FOR” approval of the Compensation Proposal.

APPRAISAL:	If the Merger is consummated, stockholders who do not vote in favor of the Merger Proposal and who follow the procedures described under “Appraisal Rights” beginning on page 99 will have the right to seek appraisal of the fair value of their shares of Common Stock if they submit a written demand for appraisal before the vote is taken on the Merger Agreement and do not withdraw a demand for (or lose their right to) appraisal and comply with all the requirements of Delaware law, which are summarized in the accompanying proxy statement and reproduced in their entirety in Annex B to the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AND REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.
By Order of the Board of Directors,
/s/ Richard S. Eiswirth, Jr.

Richard S. Eiswirth, Jr.
President and Chief Executive Officer
August 8, 2024
Alpharetta, Georgia

i

SUMMARY
The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information.”
Parties to the Merger
Alimera Sciences, Inc., which we refer to as the Company, is a Delaware corporation headquartered in Alpharetta, Georgia. The Company is a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with maintaining better vision longer. The Company’s two commercial products treat diabetic macular edema (DME) and chronic non-infectious uveitis affecting the posterior segment (NIU-PS) of the eye. ILUVIEN® (fluocinolone acetonide intravitreal implant 0.19mg) is indicated for DME in the U.S., Europe and the Middle East as well as for NIU-PS in Europe and the Middle East. In addition, the Company has granted an exclusive license to Ocumension Therapeutics for the development and commercialization of the Company’s 0.19 mg fluocinolone acetonide intravitreal implant in China and certain countries in East Asia and the Western Pacific. YUTIQ® (fluocinolone acetonide intravitreal implant 0.18mg) is available in the U.S. only and is indicated for the treatment of chronic NIU-PS.
The Company’s common stock, par value $0.01 per share (“Common Stock”), is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ALIM.” The principal executive offices of the Company are located at 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, and its telephone number is (678) 990-5740.
ANI Pharmaceuticals, Inc., which we refer to as Parent, is a Delaware corporation. Parent is a diversified biopharmaceutical company serving patients in need by developing, manufacturing and marketing high-quality branded and generic prescription pharmaceutical products, including for diseases with high unmet medical need. Parent is focused on delivering sustainable growth by scaling up its Rare Disease business through its lead asset Purified Cortrophin® Gel, strengthening its Generics business with enhanced research and development capabilities, delivering innovation in Established Brands and leveraging its U.S.-based manufacturing footprint.
Parent’s common stock, par value $0.0001 per share, is listed on Nasdaq under the symbol “ANIP.” The principal executive offices of Parent are located at 210 Main Street West, Baudette, Minnesota 56623, and its telephone number is (218) 634-3500.
ANIP Merger Sub INC., which we refer to as Merger Sub, is a Delaware corporation and wholly owned indirect subsidiary of Parent and was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. As of the date of this proxy statement, Merger Sub has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist, and the Company will continue as the surviving corporation. The principal executive offices of Merger Sub are located at 210 Main Street West, Baudette, Minnesota 56623, and its telephone number is (218) 634-3500.
For more information see “Parties to the Merger.”
The Special Meeting
Time, Place and Purpose of the Special Meeting
The Special Meeting will be held on September 4, 2024 at 9:00 a.m., Eastern Time (unless adjourned or postponed), online at www.virtualshareholdermeeting.com/ALIM2024SM.
At the Special Meeting, holders of our Common Stock will be asked to:
1.
consider and vote upon the proposal (the “Merger Proposal”) to adopt the Merger Agreement and approve the Merger, as more fully described in this proxy statement and under “Proposal 1: Adoption of the Merger Agreement” beginning on page 92;

2.
consider and vote upon the proposal (the “Adjournment Proposal”) to adjourn the Special Meeting, if necessary, and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal, as more fully described in this proxy statement and under “Proposal 2: Adjournment of the Special Meeting” beginning on page 93; and

3.
consider and vote upon the proposal (the “Compensation Proposal”) to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, as more fully described in this proxy statement and under “Proposal 3: Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers” beginning on page 94.

Record Date and Quorum
You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of Common Stock at the close of business on July 29, 2024, which the Company has set as the record date for the Special Meeting (the “Record Date”). You will have one vote for each share of Common Stock that you owned on the Record Date. As of the Record Date, there were 52,387,763 shares of Common Stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting, online or represented by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting the conduct of business at the Special Meeting. Abstentions and broker non-votes (as described below) are counted as present for the purpose of determining whether a quorum is present.
Vote Required
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present. Abstentions will have the same effect as a vote against approval of this proposal. Broker non-votes are not counted for purposes of this proposal.
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting. The Company is providing stockholders with the opportunity to approve, on a non-binding, advisory basis, such Merger-related compensation for the Company’s named executive officers in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Approval of the Compensation Proposal is not a condition to consummation of the Merger. Abstentions will have the same effect as a vote against approval of this proposal. Broker non-votes are not counted for purposes of this proposal.
Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote at the Special Meeting. If your shares of Common Stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of Common Stock will not be voted on the Merger Proposal, which will have the same effect as a vote against approval of the Merger Proposal, and your shares of Common Stock will not have an effect on the Adjournment Proposal or on the Compensation Proposal.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary or by attending the Special Meeting and voting at the Special Meeting.
The Merger
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”) as a wholly owned indirect subsidiary of Parent. As a result of the Merger, the Company’s common stock will cease to be publicly traded, will be delisted from Nasdaq and will be deregistered under the Exchange Act, and the Company will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of Parent or the Surviving Corporation.
At the effective time of the Merger (the “Effective Time”), the certificate of incorporation and bylaws of the Surviving Corporation will be amended and restated as provided in the Merger Agreement. The directors of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the directors of the Merger Sub immediately prior to the Effective Time. The officers of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the officers of the Company immediately prior to the Effective Time.
Merger Consideration
At the Effective Time, each share of our Common Stock outstanding immediately prior to the Effective Time (excluding any treasury shares or shares owned by Parent, Merger Sub or any other subsidiary of Parent or the Company, and shares held by stockholders who are entitled to, and who properly exercise (and do not subsequently withdraw) appraisal rights pursuant to the DGCL), shall be canceled and cease to exist and shall be converted into the right to receive (i) $5.50 in cash, without interest (such amount, as may be adjusted in accordance with the Merger Agreement, the “Closing Cash Consideration”) at the Closing, subject to the terms and conditions of the Merger Agreement, and (ii) one contingent value right (a “CVR”), which shall represent the right to receive the Milestone Payments (as defined below) subject to the terms and conditions set forth in the CVR Agreement (as defined below) (the consideration contemplated by (i) and (ii), together, the “Merger Consideration”).
In the Merger, the vesting of all outstanding Company RSAs, Company Options, Company RSUs and Company PSUs (as such terms are defined below) will be accelerated (with all performance metrics deemed achieved at 100%) and each award will be cancelled and cashed out as further described under “The Merger — Treatment of Equity-Based Awards.”
Contingent Value Rights Agreement
As a condition to closing of the Merger, at or immediately prior to the Effective Time, Parent will enter into a contingent value rights agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”), which governs the terms of the CVRs. Pursuant to the CVR Agreement, each holder of Common Stock, as well as holders of Company Warrants, Company Options, Company PSUs, Company RSAs and Company RSUs (each term as defined below), may become entitled to contingent cash payments per CVR (each, a “Milestone Payment”), such payments being contingent upon, and subject to, the achievement of: (i) $140.0 million in net revenue (the “2026 Milestone”) on sales of ILUVIEN® and YUTIQ® to third parties for Parent’s 2026 fiscal year (the “2026 Net Revenue”) and/or (ii) $160.0 million in net revenue (the “2027 Milestone” and together with the 2026 Milestone, the “Milestones”) on sales of ILUVIEN® and YUTIQ® to third parties for Parent’s 2027 fiscal year (the “2027 Net Revenue”), subject to the terms and conditions of the CVR Agreement.
When issued, each CVR will entitle the holder (the “Holder”) to receive a Milestone Payment only upon attaining the applicable Milestone. There can be no assurance that any Milestone will be attained. The Milestone Payments for each CVR will equal the product (rounded to the nearest 1/100 of $0.01) of (i) $0.25 multiplied by a fraction (not exceeding one), the numerator of which is the amount, if any, by which the 2026 Net Revenue exceeds $140.0 million and the denominator of which is $10.0 million (with respect to the 2026 Milestone), and (ii) $0.25 multiplied by a fraction (not exceeding one), the numerator of which is the amount, if any, by which the 2027 Net Revenue exceeds $160.0 million and the denominator of which is $15.0 million (with respect to the 2027 Milestone). The payment made in respect of Eligible Options will be reduced by the amount of the exercise price of the option in excess of $5.50.
For more, see the section entitled “Related Agreements — Contingent Value Rights Agreement.”
Recommendation of the Board of Directors
The Company’s board of directors (the “Board of Directors”) has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption, and (iv) recommended that the Company’s stockholders adopt the Merger Agreement. The Board of Directors made its determination after consultation with its legal advisors and Centerview Partners LLC (“Centerview”), its financial advisor, and consideration of a number of factors. For some of the factors considered, see “The Merger — Reasons for Recommendation.”
In considering the recommendation of the Board of Directors with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, yours. The Board of Directors was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See under the heading “The Merger — Interests of Directors and Executive Officers in the Merger.”
The Board of Directors unanimously recommends that you vote:
•
“FOR” approval of the Merger Proposal;

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“FOR” approval of the Adjournment Proposal; and

•
“FOR” approval of the Compensation Proposal.

Opinion of Centerview Partners LLC
The Company retained Centerview as financial advisor to the Board of Directors in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction” throughout this section and the summary of Centerview’s opinion below under the caption “Opinion of Centerview Partners LLC.” In connection with this engagement, the Board of Directors requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Common Stock (other than (i) shares of Common Stock then owned by the Company, Parent, Merger Sub or any other subsidiary of Parent or the Company and (ii) Dissenting Shares (as defined in the Merger Agreement) (the shares referred to in clauses (i) and (ii), together with any shares of Common Stock held by any affiliate of the Company or Parent, “Excluded Shares”)) of an amount in cash equal to $5.50 per share of Common Stock, without interest, taken together (and not separately) with one CVR per share of Common Stock, subject to any applicable tax withholding, which are collectively referred to as the “Merger Consideration” throughout this section and the summary of Centerview’s opinion below under the caption “Opinion of Centerview Partners LLC”, proposed to be paid to such holders pursuant to the Merger Agreement. On June 21, 2024, Centerview rendered to the Board of Directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 21, 2024, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated June 21, 2024, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction, and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
You should carefully read the full text of Centerview’s written opinion in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
Financing of the Merger
We estimate that the total amount of funds necessary to pay the Closing Cash Consideration under the Merger Agreement and to repay certain debt of the Company (net of estimated Company cash) will be approximately $381 million, including approximately $320 million in the form of Closing Cash Consideration. On June 21, 2024, Parent entered into a debt commitment letter (the “Debt Commitment Letter”) with JPMorgan Chase Bank, N.A. and Blackstone Alternative Credit Advisors LP (the “Lenders”), in which the Lenders committed to provide debt financing for the transaction in an aggregate principal amount equal to $280.0 million (the “Debt Financing”), on the terms and subject to the conditions set forth in the Debt Commitment Letter. The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Debt Commitment Letter. We have agreed to cooperate with and provide customary assistance to the Parent in connection with the Debt Financing.
Parent and Merger Sub represented in the Merger Agreement that if the Debt Financing is funded in accordance with the Debt Commitment Letter (including any “market flex” provisions), such amounts, together with cash and cash equivalents of Parent, will be sufficient to consummate the Merger including the payment of the Closing Cash Consideration pursuant to the Merger Agreement. The Merger Agreement does not contain a financing condition.
For more information, please see the section of this proxy statement captioned “The Merger — Financing of the Merger.”
Interests of Directors and Executive Officers in the Merger
In considering the recommendation of the Board of Directors with respect to the proposed Merger, you should be aware that executive officers and directors of the Company may have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board of Directors was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company. These interests include the following:
•
the acceleration of vesting (with all performance metrics deemed achieved at 100%) and cash out of outstanding (i) awards of restricted stock with respect to shares of Common Stock (“Company RSAs”), (ii) stock options granted by the Company to purchase Common Stock (each, a “Company Options”), (iii) Company restricted stock units (“Company RSUs”) and (iv) Company performance stock units (“Company PSUs”) granted under the Alimera Sciences, Inc. 2023 Equity Incentive Plan, Alimera Sciences, Inc. 2019 Omnibus Incentive Plan, as amended, and Alimera Sciences, Inc. 2010 Equity Incentive Plan (together, the “Equity Plans”), held by non-employee members of our Board of Directors (“non-employee directors”);

•
the acceleration of vesting and cash out of issued and outstanding warrants to purchase shares of Common Stock issued by the Company that are unexpired and unexercised (“Company Warrants”), held or deemed to be beneficially owned by non-employee directors;

•
the acceleration of vesting (with all performance metrics deemed achieved at 100%) and cash out of Company RSAs, Company Options, Company RSUs and Company PSUs for all other service providers, including our executive officers under the Equity Plans, the Alimera Sciences, Inc. 2024 Equity Inducement Plan or standalone inducement equity grants;

•
for our executive officers, certain severance and other benefits, including a Make-Whole Payment associated with taxes under Section 4999 of the Internal Revenue Code, as defined and further described below, that may be payable in connection with the Merger or upon termination of employment following the consummation of the Merger;

•
the possibility of continued employment of the Company’s officers with Parent or the Surviving Corporation following the consummation of the Merger; and

•
the entitlement to continued indemnification and insurance coverage under the Merger Agreement.

For further information with respect to the arrangements between the Company and our directors and executive officers, see the information included under the headings “The Merger — Interests of Directors and Executive Officers in the Merger” and “Proposal 3: Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers.”
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of shares of Common Stock for cash and CVRs pursuant to the Merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing and character of such gain or loss, will depend on the U.S. federal income tax treatment of the CVRs, with respect to which there is uncertainty. We will report the receipt of the CVRs as part of a closed transaction for U.S. federal income tax purposes. Assuming such treatment is respected by the Internal Revenue Service (“IRS”), U.S. holders that exchange their shares of Common Stock in the Merger are generally expected (except to the extent any portion of such payment is required to be treated as imputed interest as described below under the headings “The Merger — Material U.S. Federal Income Tax Consequences of the Merger — U.S. Holders — Treatment of Ownership of the CVRs”) to recognize capital gain or loss on the exchange in an amount equal to the difference, if any, between (i) the cash received plus the fair market value (determined as of the Effective Time) of any CVRs received pursuant to the Merger, including any applicable withholding taxes, and (ii) their adjusted tax basis in their shares of Common Stock exchanged. Backup withholding may also apply to the cash received pursuant to the Merger unless the applicable U.S. holder provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” for the definition of “U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.
Regulatory Approvals
Under the terms of the Merger Agreement, the Merger cannot be completed until, following the submission of required filings with the relevant governmental authorities, the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated.
On June 28, 2024, the Company and Parent filed notification of the proposed Merger with the Federal Trade Commission and the U.S. Department of Justice (the “DOJ”) under the HSR Act.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied on a timely basis or at all.
The Merger Agreement
Treatment of Equity-Based Awards
At the Effective Time:
•
Each outstanding Company RSA, whether vested or unvested as of immediately prior to the Effective Time, for which the holder thereof made a timely and valid election (an “83(b) Election”) under Section 83(b) of the Internal Revenue Code of 1986, as amended, shall be cancelled and cease to exist, and shall be converted into the right to receive the Merger Consideration.

•
Each Company RSA for which the holder thereof did not make a timely and valid 83(b) Election shall be canceled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to: (A) the total number of shares of such Company RSAs multiplied by (B) the Closing Cash Consideration, without any interest thereon, and (ii) CVRs in an amount equal to the total number of shares of such Company RSAs.

•
Each Company Option that is outstanding and unvested immediately prior to the Effective Time will vest in full, and (i) each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Closing Cash Consideration shall be canceled and converted into the right to receive the sum of an amount in cash (without interest and subject to deduction for any required withholding as contemplated in the Merger Agreement) equal to: (a) the excess, if any, of the Closing Cash Consideration over the exercise price per share of such Company Option; multiplied by the number of shares of Common Stock underlying such Company Option and (b) one (1) CVR, (ii) each Company Option that is then outstanding and unexercised, and which has a per share exercise price that equals or exceeds the Closing Cash Consideration, but is less than the Maximum Total Consideration (as defined in the Merger Agreement) (each, an “Eligible Option”) shall be canceled and converted into the right to receive a cash payment equal to (a) the excess, if any, of (A) the Total Consideration (as defined in the Merger Agreement) over (B) the per share exercise price of such Eligible Option, multiplied by (b) the total number of shares of Common Stock subject to such Eligible Option immediately prior to the Effective Time, and (iii) each Company Option that is then outstanding and unexercised and that has a per share exercise price that is equal or greater than the Maximum Total Consideration shall be canceled with no consideration payable in respect thereof.

•
Each Company PSU that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to the product of (A) the total number of shares of Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%, multiplied by (B) the Closing Cash Consideration, without any interest thereon and (ii) CVRs in an amount equal to the total number of shares of Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%.

•
Each Company RSU that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to the product of (A) the number of shares of Common Stock then underlying such Company RSU multiplied by (B) the Closing Cash Consideration, without any interest thereon and (ii) CVRs in an amount equal to the total number of shares of Common Stock then underlying such Company RSUs.

•
Each Company Warrant that is outstanding as of immediately prior to the Effective Time shall, upon the Effective Time, convert into the right to receive, upon exercise of such Company Warrant, the same Merger Consideration as such holder would have been entitled to receive following the

Effective Time if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of Common Stock then issuable upon exercise in full of such Company Warrant without regard to any limitations on exercise contained therein.
Treatment of Employee Stock Purchase Plan
Following June 21, 2024 (the “Agreement Date”), (i) with respect to any outstanding Offering Period(s) (as defined in the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (the “Company ESPP”)) under the Company ESPP as of the Agreement Date, no participant can increase the percentage amount of his or her payroll deduction election in effect on the Agreement Date for such Offering Period and no new participants can participate in such Offering Period; (ii) no new Offering Period will commence under the Company ESPP on or after the Agreement Date; (iii) any Offering Period under the Company ESPP that does not end prior to the Effective Time will terminate and a Purchase Date (as such term is defined in the Company ESPP) will occur immediately prior to the Effective Time, in which case any shares of Common Stock purchased under the Offering Period will be treated the same as all other shares of Common Stock in the Merger; and (iv) immediately prior to the Effective Time, the Company ESPP will terminate.
No Solicitation or Negotiation of Takeover Proposals
From the Agreement Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:
•
initiate, solicit or knowingly encourage or knowingly facilitate any inquiry or the making of any inquiry, proposal or offer that constitutes or would be reasonably expected to lead to an Acquisition Proposal (as defined below) (other than (i) discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or (ii) in response to an unsolicited inquiry from any person relating to an Acquisition Proposal, informing such person of the provisions contained in the Merger Agreement relating to Acquisition Proposals);

•
engage in, continue or otherwise participate in any discussions (other than, in response to an unsolicited inquiry from any person relating to an Acquisition Proposal, informing such person of these restrictions) or negotiations regarding, or provide any non-public information or data to any person or afford access to the business properties, assets, books or records of the Company or any of its subsidiaries to any third party, in each case relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

•
amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries; provided, however, that if, and only if, the Board of Directors determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that the failure to amend or grant any waiver or release under any such standstill or similar agreement would be inconsistent with the Board of Directors’ fiduciary duties under applicable law, the Company may then amend or grant a waiver or release under such standstill or similar agreement, solely to the extent necessary to permit a person to make, on a confidential basis to the Board of Directors, an Acquisition Proposal, conditioned upon such Person agreeing to disclosure of such Acquisition Proposal to Parent as contemplated by the Merger Agreement;

•
approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL;

•
otherwise knowingly facilitate any effort or attempt by any third party (or its potential sources of financing) to make any proposal or offer that constitutes an Acquisition Proposal; or

•
except as permitted by a Company Board Recommendation Change (as defined below), approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar contract relating to an Acquisition Proposal (other than certain permitted confidentiality agreements) (such contract, an “Alternative Acquisition Agreement”).

Notwithstanding the restrictions described above, under certain circumstances, prior to the adoption of the Merger Agreement by our stockholders, the Company may provide information to, and engage or participate in negotiations or substantive discussions with, a person regarding an acquisition proposal if the Board of Directors determines in good faith after consultation with its outside legal and financial advisors that such proposal is a superior proposal or is reasonably likely to lead to a superior proposal and to not do so would be inconsistent with its fiduciary duties. For more information, see “The Merger Agreement — No Solicitation or Negotiation of Takeover Proposals.”
Conditions to Completion of the Merger
The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by our stockholders, receipt of certain regulatory approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties, compliance by the parties with their respective obligations under the Merger Agreement and the absence of a Company Material Adverse Effect. See “The Merger Agreement — Conditions to Completion of the Merger.”
Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement and approval of the Merger by the Company’s stockholders, only as follows:
•
by mutual written agreement of Parent and the Company; or

•
by either Parent or the Company:

•
if the Effective Time shall not have occurred on or before December 21, 2024 (the “Termination Date”), provided, however, that the right to terminate the Merger Agreement shall not be available to any party whose failure to perform or comply with any obligation under the Merger Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to have occurred on or before the Termination Date (the “Outside Date Termination”);

•
a meeting of holders of shares of Common Stock (the “Stockholders Meeting”) shall have been duly convened and at which the polls were closed after a vote of the holders of shares of our Common Stock, and the stockholder approval shall not have been obtained thereat or at any adjournment or postponement thereof taken in accordance with the Merger Agreement (the “Stockholder No-Vote Termination”);

•
if any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any legal restraint making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated thereby and such legal restraint shall become final and nonappealable (whether before or after the receipt of the approval of the Merger by the Company’s stockholders); or

•
by the Company:

•
in the event (i) of a breach of any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement or (ii) that any of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions to the obligation of the Company to close related to the foregoing would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, as applicable; except, in the event that such breach by Parent or Merger Sub or such inaccuracies in the representations and warranties of Parent or Merger Sub are curable by Parent or Merger Sub prior to the Termination Date, then the Company shall not be permitted to terminate the Merger Agreement until the earlier of (1) thirty (30) calendar days after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable or (2) the Termination Date; provided, that the Company shall not have the right to terminate the Merger Agreement pursuant to this provision if the Company is then in breach of any representation, warranty, covenant, or obligation hereunder that would cause any closing condition not to be satisfied;
•
at any time prior to the adoption of the Merger Agreement and approval of the Merger by the Company’s stockholders, if (i) the Board of Directors authorizes the Company, subject to compliance in all material respects with Change of Recommendation provisions described above, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; (ii) the Company pays to Parent (or its designee) the termination fee and any other amounts described in the section captioned “The Merger Agreement — Termination Fees and Expenses” below (a “Superior Proposal Company Termination”) and (iii) the Company substantially concurrently enters into such Alternative Acquisition Agreement; or

•
by Parent:

•
in the event (i) of a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) that any of the representations and warranties of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the obligations of Parent and Merger Sub to close related to the foregoing would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, as applicable; except, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company prior to the Termination Date, then Parent shall not be permitted to terminate the Merger Agreement until the earlier of (A) thirty (30) calendar days after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable or (B) the Termination Date (a “Company Material Breach Termination”); provided, that Parent shall not have the right to terminate the Merger Agreement pursuant to this provision if Parent is then in breach of any representation, warranty, covenant, or obligation hereunder that would cause any closing conditions not to be satisfied; or

•
at any time prior to the adoption of the Merger Agreement and approval of the Merger by the Company’s stockholders, if a Change of Recommendation shall have occurred (a “Change of Recommendation Termination”).

Termination Fees
The Company must pay Parent a termination fee of approximately $10.4 million if any of the following occurs:
•
(i) either party effects an Outside Date Termination or a Stockholder No-Vote Termination or Parent effects a Company Material Breach Termination; (ii) following the Agreement Date and prior to the termination of the Merger Agreement, an offer or proposal for a Competing Acquisition Transaction (as defined below under “The Merger Agreement — No Solicitation or Negotiation of Takeover Proposals — Exceptions”) is publicly announced, shall become publicly known or is otherwise made or communicated to the Company or the Board of Directors, and (iii) within twelve (12) months following the termination of the Merger Agreement, the Company shall have entered into a definitive agreement with respect to any Competing Acquisition Transaction that is subsequently consummated;

•
the Company effects a Superior Proposal Company Termination; or

•
Parent effects a Change of Recommendation Termination.

If the Company fails to promptly pay any amounts outlined above and, in order to obtain such payment, Parent commences a legal proceeding that results in a judgment against the Company for the amount set forth above or any portion thereof, the Company will pay to Parent its out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) in connection with such legal proceeding, together with interest on such amount or portion thereof at the annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law.

Specific Performance
The parties to the Merger Agreement will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.
Market Price of Common Stock
The closing price of our Common Stock on Nasdaq on June 21, 2024, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $3.15 per share of Common Stock. On August 7, 2024, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our Common Stock on Nasdaq was $5.55 per share of Common Stock, each share of which is entitled to one vote. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of Common Stock.
Appraisal Rights
Stockholders are entitled to appraisal rights under the Delaware General Corporation Law (the “DGCL”) in connection with the Merger. This means that you are entitled to have the fair value of your shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if you follow exactly the procedures specified under the DGCL. Your failure to follow exactly the procedures specified in the DGCL may result in the loss of your appraisal rights. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.
To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not vote, either at the Special Meeting or by proxy, in favor of the Merger Proposal. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 99 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this proxy statement. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who wish to pursue appraisal rights should consult their legal and financial advisors promptly.
Delisting and Deregistration of Common Stock
If the Merger is completed, our Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information.”
Q.
Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement and proxy card or voting instruction form because the Company is holding a Special Meeting and you own shares of Common Stock as of close of business on the Record Date. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote.

Q.
When and where is the Special Meeting?

A.
The Special Meeting will be held on September 4, 2024 at 9:00 a.m., Eastern Time (unless adjourned or postponed), online at www.virtualshareholdermeeting.com/ALIM2024SM. You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting www.virtualshareholdermeeting.com/ALIM2024SM and entering the 16-digit control number included on your proxy card. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this Proxy Statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.

Q.
What am I being asked to vote on at the Special Meeting?

A.
You are being asked to consider and vote on the Merger Proposal, the Adjournment Proposal and the Compensation Proposal.

Q.
What is the proposed Merger and what effects will it have on the Company?

A.
The proposed Merger is the acquisition of the Company by Parent pursuant to the Merger Agreement. If the Merger Proposal is approved by our stockholders and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company becoming a wholly owned subsidiary of Parent. As a result of the Merger, the Company’s common stock will no longer be publicly traded, and you will cease to hold Common Stock or have any interest in the Company’s future earnings or growth (other than any potential benefit from the CVRs, as further described in the section entitled “Related Agreements — Contingent Value Rights Agreement”). In addition, following the Merger, our Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q.
What will I receive if the Merger is completed?

A.
Upon completion of the Merger, you will be entitled to receive (i) the Closing Cash Consideration, without interest thereon, less any applicable withholding taxes, and (ii) one CVR for each share of Common Stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of Common Stock, you will receive $550.00 in cash, less any applicable withholding taxes, and 100 CVRs in exchange for your shares. Following completion of the Merger, you will not own any shares of the capital stock in Parent or the Surviving Corporation. Please do NOT return your stock certificate(s) with your proxy.

Q.
How does the Closing Cash Consideration compare to the market price of our Common Stock prior to announcement of the Merger?

A.
The Closing Cash Consideration represents a premium of approximately 79.8% to the average closing price of our Common Stock for the 30-calendar day period ending June 21, 2024, the last day of trading prior to the public announcement of the execution of the Merger Agreement.

Q:
What is a CVR and how does it work?

A:
While no guarantee can be given that any proceeds will be received, each CVR represents a non-tradeable contractual contingent right to receive up to $0.50 in cash, without interest and subject to applicable tax withholding, upon satisfaction of the applicable Milestones as described in the section entitled “The Merger Agreement — Contingent Value Rights Agreement.”

Q:
Is it possible that I will not receive any payment under the CVR?

A:
Yes. There can be no assurance that the CVR Milestones will be achieved or that Parent will be required to make the Milestone Payment to holders of CVRs.

Q:
Can I transfer my CVR?

A:
The CVRs are contractual rights only and cannot be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than (a) by will or intestacy upon the death of a holder of the CVR, (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the settlor, (c) pursuant to a court order, (d) by operation of law (including by consolidation or merger of a holder of the CVR) or if effectuated without consideration in connection with the dissolution, liquidation or termination of any holder of the CVR that is a corporation, limited liability company, partnership or other entity, (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner, and if applicable, through an intermediary, (f) if the holder of the CVR is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable (provided that such distribution does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act), (g) to controlled affiliates of the holder of the CVR or (h) by transferring CVRs to Parent without consideration therefor. The CVRs will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective affiliates or subsidiaries. No interest will accrue on any amounts payable on the CVRs.

Q.
How does the Board of Directors recommend that I vote?

A.
The Board of Directors unanimously recommends that our stockholders vote “FOR” approval of the Merger Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Compensation Proposal.

Q.
When do you expect the Merger to be completed?

A.
We are working toward completing the Merger as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including approval by our stockholders of the Merger Proposal, we expect the Merger to be completed late in the third quarter of 2024. However, we cannot assure completion by any particular date, if at all.

Q.
What happens if the Merger is not completed?

A.
If the Merger Agreement is not adopted by the stockholders of the Company or if the Merger is not completed for any other reason, you will continue to hold your shares of Common Stock and you will not receive any payment for such shares in connection with the Merger. Instead, the Company will remain an independent public company, and our Common Stock will continue to be listed and traded on

Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, the Company may be required to pay to Parent, or the Company may be entitled to receive from Parent, a fee with respect to the termination of the Merger Agreement, in either case as described under “The Merger Agreement — Termination Fees and Expenses.”
Q.
What conditions must be satisfied to complete the Merger?

A.
The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by our stockholders, receipt of certain regulatory approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties contained in the Merger Agreement, compliance by the parties with their respective obligations under the Merger Agreement and the absence of a Company Material Adverse Effect (as defined below).

For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the Merger, see “The Merger Agreement — Conditions to Completion of the Merger” and “The Merger — Regulatory Approvals”.
Q.
Is the Merger expected to be taxable to me?

A.
The exchange of shares of Common Stock for cash and CVRs pursuant to the Merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing and character of such gain or loss, will depend on the U.S. federal income tax treatment of the CVRs, with respect to which there is uncertainty. We will report the receipt of the CVRs as part of a closed transaction for U.S. federal income tax purposes. Assuming such treatment is respected by the IRS, if you are a U.S. holder and you exchange your shares of Common Stock in the Merger for cash and CVRs, except to the extent any portion of such payment is required to be treated as imputed interest (as described below under the headings “The Merger — Material U.S. Federal Income Tax Consequences of the Merger — U.S. Holders — Treatment of Ownership of the CVRs”), you will generally recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received with respect to such shares plus the fair market value (determined as of the Effective Time) of any CVRs received pursuant to the Merger, including any applicable withholding taxes, and (ii) your adjusted tax basis in such shares of Common Stock exchanged. Backup withholding may also apply to the cash received by a non-corporate U.S. holder pursuant to the Merger unless such U.S. holder provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.

Q:
What will holders of Company equity-based awards receive in the Merger?

A:
At the Effective Time:

•
Outstanding Company RSAs, whether vested or unvested as of immediately prior to the Effective Time, for which the holder thereof made a timely and valid 83(b) Election shall be cancelled and cease to exist and shall be converted into the right to receive the Merger Consideration.

•
Each Company RSA for which the holder thereof did not make a timely and valid 83(b) Election shall be canceled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to: (A) the total number of shares of such Company RSAs multiplied by (B) the Closing Cash Consideration, without any interest thereon, and (ii) CVRs in an amount equal to the total number of shares of such Company RSAs.

•
Each Company Option that is outstanding and unvested immediately prior to the Effective Time will vest in full, and (i) each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Closing Cash Consideration shall be canceled and converted into the right to receive the sum of an amount in cash (without interest and subject to deduction for any required withholding as contemplated in the Merger Agreement) equal to: (a) the excess, if any, of the Closing Cash Consideration over the exercise price per share of such Company Option multiplied by the number of shares of Common Stock underlying such Company Option and (b) one (1) CVR, (ii) each Eligible Option shall be canceled and converted into the right to receive a cash payment equal to (a) the excess, if any, of (A) the Total Consideration (as defined in the Merger Agreement) over (B) the per share exercise price of such Eligible Option, multiplied by (b) the total number of shares of Common Stock subject to such Eligible Option immediately prior to the Effective Time, and (iii) each Company Option that is then outstanding and unexercised and that has a per share exercise price that is equal or greater than the Maximum Total Consideration shall be canceled with no consideration payable in respect thereof.

•
Each Company PSU that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to the product of (A) the total number of shares of Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%, multiplied by (B) the Closing Cash Consideration, without any interest thereon and (ii) CVRs in an amount equal to the total number of shares of Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%.

•
Each Company RSU that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to the product of (A) the number of shares of Common Stock then underlying such Company RSU multiplied by (B) the Closing Cash Consideration, without any interest thereon and (ii) CVRs in an amount equal to the total number of shares of Common Stock then underlying such Company RSUs.

•
Each Company Warrant that is outstanding as of immediately prior to the Effective Time shall, upon the Effective Time, convert into the right to receive, upon exercise of such Company Warrant, the same Merger Consideration as such holder would have been entitled to receive following the Effective Time if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of Common Stock then issuable upon exercise in full of such Company Warrant without regard to any limitations on exercise contained therein.

Q.
Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger?

A.
SEC rules require us to seek a non-binding, advisory vote with respect to the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

Q.
What will happen if the Company’s stockholders do not approve the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger?

A.
Approval of the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger is not a condition to completion of the Merger. If the Merger Agreement is adopted by the Company’s stockholders and the Merger is completed, this compensation, which includes amounts that the Company is contractually obligated to pay, will or may be paid or become payable regardless of the outcome of the advisory vote.

For further detail, see “Proposal 3: Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers.”

Q.
What vote of stockholders is required to approve the Merger Proposal?

A.
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. As a result, if you fail to submit a proxy or vote at the Special Meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote against the Merger Proposal.

As of close of business on the Record Date, there were 52,387,763 outstanding shares of Common Stock.
Q.
What vote of stockholders is required to approve the Adjournment Proposal?

A.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present.

Abstaining will have the same effect as a vote against the Adjournment Proposal. If you fail to submit a proxy or to vote at the Special Meeting or if your shares of Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock, your shares of Common Stock will not be voted, but this will not have an effect on the Adjournment Proposal.
Q.
What vote of stockholders is required to approve the Compensation Proposal?

A.
Approval of the Compensation Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting.

Abstaining will have the same effect as a vote against the Compensation Proposal, while broker non-votes (as defined below) and shares not in attendance at the Special Meeting will have no effect on the outcome of any vote to approve the Compensation Proposal.
The approval of the Compensation Proposal is advisory and non-binding and is not a condition to completion of the Merger.
Q.
Do any of the Company’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A.
Yes. In considering the recommendation of the Board of Directors, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, yours. The Board of Directors was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company. For more information see “The Merger — Interests of Directors and Executive Officers in the Merger” and “Proposal 3: Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers.”

Q.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares. In this case, we have sent this proxy statement and your proxy card to you directly. As the stockholder of record, you have the right to vote, grant your voting directly to the Company or to a third party or to vote at the meeting.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee is considered the stockholder of record with respect to those shares. In this case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee. You should follow the instructions provided by them to vote your shares. You are invited to attend the Special Meeting; however, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q.
If my shares of Common Stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Common Stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares. Under the rules of Nasdaq, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the Merger Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares, banks, brokerage firms or other nominees are not empowered to vote those shares on non-routine matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock, your shares will not be voted (“broker non-votes”) and the effect will be the same as a vote against approval of the Merger Proposal.

Q.
Who can vote at the Special Meeting?

A.
All holders of record of Common Stock as of the close of business on July 29, 2024, the Record Date, are entitled to vote at the Special Meeting.

Q.
How many votes do I have?

A.
On each matter properly brought before the Special Meeting, you are entitled to one vote for each share of Common Stock held of record as of the Record Date. As of close of business on the Record Date, there were 52,387,763 outstanding shares of Common Stock.

Q.
What is a quorum?

A.
The presence at the Special Meeting, online or represented by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting the conduct of business at the Special Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q.
How do I vote?

A.
Stockholder of Record.   If you are a stockholder of record, you may have your shares of Common Stock voted on matters presented at the Special Meeting in any of the following ways:

•
prior to the Special Meeting, by proxy:

•
by telephone or over the Internet prior to the Special Meeting, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, which must be received prior to the Special Meeting; or

•
at the Special Meeting:

•
you will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting www.virtualshareholdermeeting.com/ALIM2024SM and entering the 16-digit control number included on your proxy card. If you attend the Special Meeting and vote online during the meeting, your vote will revoke any proxy that you have previously submitted.

Beneficial Owner.   If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote at the Special Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee prior to the Special Meeting.
Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote your shares of Common Stock that you beneficially own, you may still vote your shares of Common Stock online at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting virtually and vote online during the Special Meeting, your previous vote by proxy will not be counted.
Q.
May I change or revoke my vote if I have voted by proxy?

A.
Yes, you can revoke your proxy at any time before the final vote at the Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•
You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•
You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 6310 Town Square, Suite 400, Alpharetta, Georgia 30005; or

•
You may attend the Special Meeting virtually and vote your shares at the Special Meeting. Simply attending the Special Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.
Q.
What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares is called a “proxy card.”

Q.
If a stockholder gives a proxy, how are the shares of Common Stock voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” approval of the Merger Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Compensation Proposal.
Q.
How are votes counted?

A.
For the Merger Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as votes against the Merger Proposal.

For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as if you voted against the Adjournment proposal, but broker non-votes will not have an effect on the proposal.
For the Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as if you voted against the Compensation Proposal, but broker non-votes will not have an effect on the proposal.

Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of Common Stock in “street name” and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting. Please vote each proxy or voting instruction card in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares are voted.

Q.
What happens if I sell my shares of Common Stock after the Record Date but before the Special Meeting?

A.
The Record Date for stockholders entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the Special Meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

Q.
What happens if I sell my shares of Common Stock after the Special Meeting but before the Effective Time?

A.
If you transfer your shares of Common Stock after the Special Meeting but before the Effective Time, you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your shares. In order to receive the Merger Consideration, you must hold your shares of Common Stock through completion of the Merger.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
The Company is soliciting proxies for the Special Meeting and will bear the costs and expenses of such solicitation. The Company may also reimburse banks, brokers or their agents for certain expenses in forwarding proxy materials to beneficial owners of Common Stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or at the Special Meeting. They will not be paid any additional amounts for soliciting proxies.

Q.
What do I need to do now?

A.
Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the Special Meeting. If you hold shares of Common Stock in your own name as the stockholder of record, you may submit a proxy to have your shares voted at the Special Meeting in one of three ways: (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; (ii) calling toll-free at the telephone number indicated on the enclosed proxy card; or (iii) using the Internet in accordance with the instructions set forth on the enclosed proxy card. If you decide to attend the Special Meeting and vote there, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.
Should I send in my stock certificates now?

A.
No. If the Merger Proposal is approved, you will be sent a letter of transmittal after the completion of the Merger describing how you may exchange your shares of Common Stock for the Merger Consideration. If your shares of Common Stock are held in “street name” through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Common Stock in exchange for the Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.
Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Merger Consideration for my shares of Common Stock?

A.
Yes. As a holder of Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions, including that you do not vote (at the Special Meeting or by proxy) in favor of adoption of the Merger Agreement. See “Appraisal Rights” beginning on page 99. For the full text of Section 262 of the DGCL, please see Annex B hereto.

Q.
What is householding and how does it affect me?

A.
The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of Common Stock held through brokerage firms. If your family has multiple accounts holding Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q.
Who can help answer any other questions I might have?

A.
If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact Investor Relations, Alimera Sciences, Inc., by mail at 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, by telephone at (678) 990-5740 or by email at ir@alimerasciences.com; or CORE IR by telephone at (516) 222-2560.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as oral statements made or to be made by us, contains forward-looking statements, including statements relating directly or indirectly to the timing or likelihood of completing the Merger, plans for future growth, changes in the business and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. All statements included or incorporated by reference in this proxy statement, other than statements that are historical facts, are forward-looking statements. The words “believe,” “expect,” “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s reasonable judgment based on currently available information and using numerous assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Actual results may differ materially from current expectations because of numerous risks and uncertainties, including the following:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination of the Merger Agreement under circumstances that could require us to pay a termination fee to Parent of approximately $10.4 million;

•
the inability to complete the merger due to Parent’s failure to obtain the necessary debt financing in connection with the Merger;

•
the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger, including receipt of required regulatory approvals from various domestic and foreign governmental entities;

•
the failure of the Merger to close for any other reason;

•
the fact that receipt of the Closing Cash Consideration and the CVRs would be taxable to stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

•
the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the Merger Agreement;

•
risks that the proposed transaction disrupts current plans and operations and the potential difficulties in retention of executive management and other key employees as a result of the Merger;

•
diversion of management’s attention from ongoing business concerns;

•
limitations placed on our ability to operate the business by the Merger Agreement;

•
difficulties maintaining business and operational relationships, including relationships with clients, vendors, suppliers, distributors, resellers and other business partners;

•
the effect of the announcement of the Merger on our business relationships, operating results and business generally;

•
developments beyond our control including, but not limited to, changes in domestic or global economic conditions that may affect the timing or success of the Merger;

•
the amount of any costs, fees, expenses, impairments and charges related to the Merger; and

•
the risk that if the Merger is not completed, the market price of our Common Stock could decline, investor confidence could decline, stockholder litigation could be brought against us, relationships with clients, suppliers and other business partners may be adversely impacted, we may be unable to retain key personnel, and profitability may be adversely impacted due to costs incurred in connection with the Merger.

Forward-looking statements in this proxy statement should be evaluated together with the many uncertainties that affect Parent’s business, particularly those identified in the cautionary factors discussion in Parent’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s business, particularly those identified in the cautionary factors discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as other documents that may be filed by Parent or Company from time to time with the SEC. The forward-looking statements made in this proxy statement relate only to events as of the date on which the statements are made, and the Company does not undertake any obligation to publicly update any such forward-looking statement, whether as a result of new information, future events or otherwise. The Company believes the forward-looking statements contained herein are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this report. Any or all of the Company’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

PARTIES TO THE MERGER
The Company
Alimera Sciences, Inc.
6310 Town Square, Suite 400
Alpharetta, Georgia 30005
(678) 990-5740
The Company is a Delaware corporation headquartered in Alpharetta, Georgia and a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with maintaining better vision longer. The Company’s two commercial products treat diabetic macular edema (DME) and chronic non-infectious uveitis affecting the posterior segment (NIU-PS) of the eye. ILUVIEN® (fluocinolone acetonide intravitreal implant 0.19mg) is indicated for DME in the U.S., Europe and the Middle East as well as for NIU-PS in Europe and the Middle East. In addition, the Company has granted an exclusive license to Ocumension Therapeutics for the development and commercialization of the Company’s 0.19 mg fluocinolone acetonide intravitreal implant in China and certain countries in East Asia and the Western Pacific. YUTIQ® (fluocinolone acetonide intravitreal implant 0.18mg) is available in the U.S. only and is indicated for the treatment of chronic NIU-PS.
For more information about the Company, please visit our website at alimerasciences.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. For more information see “Where You Can Find More Information.”
The Company’s common stock is listed on Nasdaq under the symbol “ALIM.”
Parent
ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623
(218) 634-3500
Parent is a Delaware corporation and a diversified biopharmaceutical company serving patients in need by developing, manufacturing and marketing high-quality branded and generic prescription pharmaceutical products, including for diseases with high unmet medical need. Parent is focused on delivering sustainable growth by scaling up its Rare Disease business through its lead asset Purified Cortrophin® Gel, strengthening its Generics business with enhanced research and development capabilities, delivering innovation in Established Brands and leveraging its U.S.-based manufacturing footprint.
Parent’s common stock is listed on Nasdaq under the symbol “ANIP.”
Merger Sub
ANIP Merger Sub INC.
210 Main Street West
Baudette, Minnesota 56623
(218) 634-3500
Merger Sub is a Delaware corporation and wholly owned indirect subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. As of the date of this proxy statement, Merger Sub has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist, and the Company will continue as the surviving corporation.

THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies for use at the Special Meeting to be held on September 4, 2024 at 9:00 a.m., Eastern Time (unless adjourned or postponed), online at www.virtualshareholdermeeting.com/ALIM2024SM, or at any postponement or adjournment thereof. At the Special Meeting, holders of Common Stock will be asked to approve the Merger Proposal, to approve the Adjournment Proposal and to approve the Compensation Proposal.
Our stockholders must approve the Merger Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully and in its entirety.
Record Date and Quorum
We have fixed the close of business on July 29, 2024 as the Record Date for the Special Meeting, and only holders of record of Common Stock on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. On the Record Date, there were 52,387,763 shares of Common Stock outstanding and entitled to vote. On all matters properly coming before the Special Meeting, you will have one vote for each share of Common Stock that you owned on the Record Date.
The presence at the Special Meeting, online or represented by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting the conduct of business at the Special Meeting. Shares of Common Stock represented at the Special Meeting but not voted, including shares of Common Stock for which a stockholder directs an “abstention” from voting, will be counted for purposes of establishing a quorum. Broker non-votes will also be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned, postponed or delayed. If we adjourn, postpone or delay the Special Meeting for more than 30 days, or if thereafter a new Record Date is set, a notice of the adjourned, postponed or delayed meeting will be given to each stockholder of record entitled to vote at the Special Meeting in accordance with our bylaws.
Attendance
You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting www.virtualshareholdermeeting.com/ALIM2024SM and entering the 16-digit control number included on your proxy card. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this Proxy Statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.
Vote Required
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. For the Merger Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions, if any, will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved, but will be counted as a vote against the Merger Proposal. If you fail to submit a proxy or to vote at the Special Meeting, or abstain, it will have the same effect as a vote against the Merger Proposal.
If your shares of Common Stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.
Under the rules of Nasdaq, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the Merger Proposal and, as a result, absent specific instructions from the beneficial owner of such shares of Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares on non-routine matters. These broker non-votes will be counted for purposes of determining a quorum but will have the same effect as a vote against the Merger Proposal.
The Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting, whether or not a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your shares of Common Stock are present at the Special Meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted against approval of the proposal. If you fail to submit a proxy or to attend the Special Meeting, or there are broker non-votes on the issue, as applicable, the shares of Common Stock held by you or your broker will not be counted in respect of, and will not have an effect on, the Adjournment Proposal.
The Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present online or represented by proxy and entitled to vote on the matter at the Special Meeting. For the Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your shares of Common Stock are present at the Special Meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted against the proposal. If you fail to submit a proxy or to attend the Special Meeting, or there are broker non-votes on the issue, as applicable, the shares of Common Stock held by you or your broker will not be counted in respect of, and will not have an effect on, the Compensation Proposal.
If you are a stockholder of record, you may have your shares of Common Stock voted on matters presented at the Special Meeting in any of the following ways:
•
by proxy:

•
by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•
at the Special Meeting:

•
you will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting www.virtualshareholdermeeting.com/ALIM2024SM and entering the 16-digit control number included on your proxy card.

You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed Proxy Statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote at the Special Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee prior to the Special Meeting.
If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares of Common Stock should be voted on a matter, the shares of Common Stock represented by your properly signed proxy will be voted “FOR” approval of the Merger Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Compensation Proposal.
If you have any questions or need assistance voting your shares, please contact Investor Relations, Alimera Sciences, Inc., by mail at 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, by telephone at (678) 990-5740 or by email at ir@alimerasciences.com; or CORE IR by telephone at (516) 222-2560.
IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMMON STOCK AT THE MEETING PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.
Shares Held by the Company’s Directors and Executive Officers
As of July 29, 2024, the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 15,054,527 shares of Common Stock, representing approximately 28.7% of the outstanding shares of Common Stock. We currently expect that all of our directors and executive officers will vote all of their respective shares of Common Stock for the Merger Proposal, the Adjournment Proposal and the Compensation Proposal.
Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote at the Special Meeting. If your shares of Common Stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of Common Stock will not be voted on the Merger Proposal which will have the same effect as a vote against the proposal, and your shares will not have an effect on the Adjournment Proposal or the Compensation Proposal.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary or by attending the Special Meeting and voting there. Written notice of revocation should be mailed to: Alimera Sciences, Inc., Attention: Corporate Secretary, 6310 Town Square, Suite 400, Alpharetta, Georgia 30005.
Adjournments
Although it is not currently expected, if the Adjournment Proposal is approved, the Special Meeting may be adjourned, if necessary, and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or if a quorum is not present at the Special Meeting. Any adjournment of the Special Meeting will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned. If we adjourn the Special Meeting for more than 30 days, or if after adjournment a new Record Date is set, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Special Meeting in accordance with our bylaws.
Anticipated Date of Completion of the Merger
We are working toward completing the Merger as soon as possible. Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our stockholders of the Merger Proposal, we expect the Merger to be completed late in the third quarter of 2024. If our stockholders vote to approve the Merger Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger, subject to the terms of the Merger Agreement. For more information see “The Merger — Closing and the Effective Time.”
Rights of Stockholders Who Seek Appraisal
Stockholders are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.
To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not vote (either at the Special Meeting or by proxy) in favor of the Merger Proposal. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 99 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this proxy statement. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.
Solicitation of Proxies; Payment of Solicitation Expenses
The Company is soliciting proxies for the Special Meeting and will bear the costs and expenses of such solicitation. The Company may also reimburse banks, brokers or their agents for certain expenses in forwarding proxy materials to beneficial owners of Common Stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or at the Special Meeting. They will not be paid any additional amounts for soliciting proxies.
Questions and Additional Information
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Investor Relations, Alimera Sciences, Inc., by mail at 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, by telephone at (678) 990-5740 or by email at ir@alimerasciences.com; or CORE IR by telephone at (516) 222-2560.

THE MERGER
The descriptions of the Merger in this section and elsewhere in this proxy statement are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
Overview
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation in the Merger as a wholly owned indirect subsidiary of Parent and will continue to exist following the Merger. As a result of the Merger, the Company’s common stock will cease to be publicly traded, will be delisted from Nasdaq, and will be deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC. You will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL (or at such later time as we and Parent may agree and specify in the certificate of merger).
In the Merger, each outstanding share of Common Stock outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted into the right to receive the Merger Consideration, without interest thereon, less any applicable withholding taxes. After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the caption “Appraisal Rights”).
Background of the Merger
The following chronology summarizes the key meetings and events that led to the announcement of the execution of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board of Directors, members of Company management or the representatives of the Company and other parties.
The Board of Directors and senior management regularly review the Company’s business, operations, financial performance and strategic direction. As part of this evaluation, the Board of Directors considers the Company’s long-term strategies and plans, changes in the industry and markets in which the Company operates, execution opportunities and risks, potential strategic transaction opportunities and other considerations.
Members of our senior management regularly meet with existing and potential investors in the Company, and with others involved in the pharmaceutical industry, that may represent potential partnering or other business opportunities and have at various points over the past several years had discussions regarding potential partnerships and other relationships and transactions, including potential business combinations.
Between March 25, 2021, and July 15, 2021, the Company received a series of unsolicited inbound acquisition proposals from a party (“Party A”) to acquire all of the outstanding shares of Common Stock of the Company in cash, subject to the completion of due diligence and the negotiation and execution of definitive agreements (the “2021 Inbound Solicitations”). After each of the 2021 Inbound Solicitations, the Board of Directors instructed Party A that it would need to increase its offer in order for the Board of Directors to consider a potential sale of the Company.
In response to the 2021 Inbound Solicitations, on July 22, 2021, the Company retained Perella Weinberg Partners LP (“Perella Weinberg Partners”) as its exclusive financial advisor in connection with the Company’s exploration of potential business combination transactions (including, without limitation, the negotiation of the 2021 Inbound Solicitations, the “Prior M&A Process”). After conducting diligence with Party A, the parties ended their negotiations in September 2021, as Party A wanted to see how the business performed in 2021 and early 2022 before pursuing further discussions. The Company did not actively solicit any acquisition proposals during this period in order to focus on executing its standalone strategy.
Following further due diligence with Party A reflecting the Company’s 2021 results and 2022 budget, on March 4, 2022, and April 6, 2022, the Company received updated (although reduced) acquisition proposals from Party A to acquire all of the outstanding shares of Common Stock of the Company.
On May 5, 2022, the Board of Directors instructed representatives of Perella Weinberg Partners to assist the Company in engaging in a process to approach a number of potential acquirers to evaluate their interest in engaging in a strategic transaction with the Company. Representatives of Perella Weinberg Partners assisted the Company in identifying twelve additional potential transaction counterparties. At the direction of the Board of Directors, representatives of Perella Weinberg Partners contacted all twelve of such parties and the Company eventually entered into nondisclosure agreements with, and provided certain diligence materials to, five of such potential transaction counterparties. Such nondisclosure agreements generally contained customary standstill restrictions, none of which included “don’t-ask don’t-waive” provisions.
In connection with the foregoing process, the Company ultimately received non-binding indicative offers to acquire the Company from three parties during the course of 2022. After additional discussions with such parties, as of October 2022, only one such party, which is referred to herein as “Party B,” continued to express an interest in pursuing a transaction. Party B’s non-binding proposal to acquire the Company for $9.50 per share in cash was the only offer actively being evaluated by the Board of Directors as of October 11, 2022. At a special meeting of the Board of Directors held on October 11, 2022, the Board of Directors authorized the Company to enter into an agreement that reflected Party B’s proposal to acquire the Company for $9.50 per share in cash.
However, on October 17, 2022, the chief executive officer of Party B called Mr. Rick Eiswirth, President and Chief Executive Officer of the Company, to notify him that Party B would not be able to enter into the proposed transaction as planned and was unable to state whether or when Party B might be able to enter into the transaction, which ended the Prior M&A Process.
Between October 18, 2022, and November 4, 2023, the Company, believing it had exhausted potential interest through the Prior M&A Process, pursued a strategy based on its standalone plan. During this period, the Company raised funds through the issuance of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and warrants to select investors. Following approval by the Company’s stockholders of the mandatory conversion of the Series B Preferred Stock, the Company issued 43,617,114 shares of Common Stock (the “Series B Conversion Shares”) and pre-funded warrants exercisable for 2,000,000 shares of Common Stock to holders of Series B Preferred Stock on August 15, 2023.
From November 4, 2023, through January of 2024, management of the Company held informal discussions with potential parties including a potential strategic bidder (“Party C”) regarding their interest in potential strategic transactions which, other than as discussed below, did not progress beyond initial high-level conversations.
On November 13, 2023, the Company terminated Perella Weinberg Partners’ engagement as exclusive financial advisor to the Company. As discussed below, the Company reinstated Perella Weinberg Partners’ engagement letter in connection with its entry into the Merger Agreement.
On December 20, 2023, Mr. Adam Morgan, Chairman of the Board of Directors, received an unsolicited non-binding indication of interest (the “Initial Party C Indication of Interest”) from the financial advisor of Party C to acquire all of the outstanding shares of Common Stock of the Company (including, with respect to the Initial Party C Indication of Interest and each subsequent offer received by the Company, including the Final Parent Indication of Interest (as defined below), the Series B Conversion Shares) for $4.50 per share in cash (which represented a 17.2% premium to the closing price of $3.84 on December 19, 2023), subject to the completion of due diligence and the negotiation and execution of definitive agreements. The letter also noted that the potential acquisition would be financed through a mix of cash on hand and available drawdowns under existing debt facilities and would not be subject to any financing condition or contingency.

Later that same day, Mr. Morgan and Mr. Eiswirth discussed the Initial Party C Indication of Interest.
On December 29, 2023, the Board of Directors held a special meeting attended by David Johnson, Managing Partner of Caligan Partners LP, in accordance with his board observation rights, Christopher Visick, Vice President, General Counsel and Corporate Secretary of the Company, and representatives of each of Perella Weinberg Partners and DLA Piper LLP (US) (“DLA Piper”), outside counsel to the Company. Mr. Morgan and management discussed with the Board of Directors the Initial Party C Indication of Interest which had been provided to the Board of Directors on December 20, 2023. A representative of Perella Weinberg Partners then reviewed certain preliminary financial information relating to the Initial Party C Indication of Interest with the Board of Directors. Following the presentation, the Board of Directors, management and DLA Piper engaged in further discussions regarding the Initial Party C Indication of Interest. After further discussion, the Board of Directors unanimously determined to reject the Initial Party C Indication of Interest. On December 29, 2023, Mr. Morgan communicated to Party C that the Initial Party C Indication of Interest was insufficient to merit further engagement.
On December 29, 2023, Party C contacted the Company to schedule a meeting at the JP Morgan Health Care Conference.
On January 7, 2024, during the JP Morgan Health Care Conference, the Company met with Party C, and Party C reiterated its interest in a potential strategic transaction. Company management reiterated the Board of Directors’ conclusion that the Initial Party C Indication of Interest was insufficient to merit further engagement and expressed confidence in its long-term strategic plans. Party C suggested they might be able to increase their proposal with access to additional information regarding managements plans.
On January 15, 2024, a financial advisor of Party C contacted the Company requesting high priority diligence items that might provide support for an improved offer. From time to time from January 15, 2024, to February 23, 2024, the Company addressed Party C’s questions and requests.
On February 25, 2024, Party C orally delivered to Perella Weinberg Partners an updated non-binding indication of interest (the “Second Party C Indication of Interest”) to acquire all of the outstanding shares of Common Stock of the Company for $5.00 per share in cash (which represented a 48.4% premium to the closing price of $3.37 on February 23, 2024) plus a contingent value right (“CVR”) structure that would entitle the holder to receive up to an additional $0.25 in cash each year for the calendar years 2025 to 2027 based on the achievement of certain revenue-based milestones, subject to the completion of due diligence and the negotiation and execution of definitive agreements. Party C also noted that the potential acquisition would be financed through a mix of cash on hand and available drawdowns under existing debt facilities and would not be subject to any financing condition or contingency. Party C subsequently delivered to Perella Weinberg Partners a written description of the CVR component of the Second Party C Indication of Interest.
On February 29, 2024, the Board of Directors held a special meeting attended by Messrs. Johnson and Visick, and representatives of Perella Weinberg Partners and DLA Piper. Mr. Morgan discussed with the Board of Directors the Second Party C Indication of Interest (which had been provided to the Board of Directors in advance of the meeting). A representative of Perella Weinberg Partners then reviewed certain preliminary financial information relating to the Second Party C Indication of Interest with the Board of Directors, including an illustrative net present value of the CVR. Following the presentation, the Board of Directors, management and DLA Piper engaged in further discussions regarding the Second Party C Indication of Interest. After further discussion, the directors present unanimously instructed management to further consider the Second Party C Indication of Interest, including authorizing management to enter into a nondisclosure agreement with Party C and provide access to non-public information. The Board of Directors then engaged in further discussion regarding strategic planning based on different potential scenarios that could arise following communication of the Board of Directors’ position on the Second Party C Indication of Interest, including preparing for due diligence and assessing potential future third-party interest.
Between January and March 2024, the Company held conversations with a limited number of potential counterparties regarding general business updates and their strategic interests in ophthalmology, which did not result in any indications of interest beyond the Second Party C Indication of Interest.

On March 1, 2024, the Company entered into a nondisclosure agreement with Party C (which agreement contained customary standstill restrictions and did not include a “don’t-ask don’t-waive” provision).
On March 6, 2024, Mr. Morgan was introduced to Chad Gassert, Senior Vice President of Parent, by a financial advisor of Parent. Mr. Gassert provided an overview of Parent’s business and Parent’s interest in making further investments in ophthalmology. Mr. Morgan provided an overview of the Company’s business and publicly disclosed plans.
On March 7, 2024, at the direction of the Board of Directors of the Company, a representative of Perella Weinberg Partners contacted Parent regarding its potential interest to, and its financial ability to, acquire the Company.
On March 11, 2024, the Company provided Party C with access to a virtual data room containing diligence materials.
On March 12, 2024, at the direction of management of the Company, a representative of Perella Weinberg Partners followed up with Parent regarding its interest in the Company. Mr. Gassert of Parent met with representatives of Perella Weinberg Partners via teleconference, and indicated Parent would like to enter into a nondisclosure agreement with the Company to conduct diligence.
On March 18, 2024, the Company entered into a nondisclosure agreement with Parent (which agreement contained customary standstill restrictions and did not include a “don’t-ask don’t-waive” provision).
On March 19, 2024, the Company provided Parent with access to a virtual data room containing diligence materials. On that same day, the Company contacted Centerview Partners LLC (“Centerview”) to assess Centerview’s interest in serving as a financial advisor to the Company in connection with a potential transaction.
On March 21, 2024, Mr. Eiswirth and other members of Company management attended a dinner with representatives of Party C and Party C’s financial advisor to discuss Party C’s interest in the Company.
On March 22, 2024 representatives of Party C and Party C’s financial advisor attended a management presentation conducted by members of the Company’s senior management.
Following review and discussion of the terms of Centerview’s engagement between senior management, the Board of Directors and Centerview, on March 27, 2024, the Company executed an engagement letter with Centerview as financial advisor to the Company.
Between March 28, 2024, and May 6, 2024, at the direction of the Company, Centerview engaged with thirteen potential counterparties that were determined to be the most likely to be interested in the Company’s business and have the financial ability to acquire the Company. Eight parties (including Party A and Party B from the Prior M&A Process, Party C and Parent, as well as four new parties, “Party D,” “Party E,” “Party F” and “Party G”) expressed an interest in evaluating a potential transaction with the Company, while the remaining five parties declined to proceed.
On April 3, 2024, the Company entered into nondisclosure agreements with Party D and Party E (which agreements contained customary standstill restrictions and did not include a “don’t-ask don’t-waive” provision).
In total, between April 4, 2024, and May 6, 2024, the Company and Centerview facilitated preliminary diligence with eight parties who had entered into nondisclosure agreements with the Company.
On April 4, 2024, representatives of Parent attended a management presentation conducted by members of the Company’s senior management, with representatives of Centerview also in attendance.
On April 10, 2024, Mr. Eiswirth spoke with the Chief Executive Officer of Party C regarding Party C’s interest in the Company.
On April 11, 2024, the Company provided management presentations to each of Party D and Party E, with representatives of Centerview also in attendance.

On April 16, 2024, the Company entered into a nondisclosure agreement with Party F (which agreement contained customary standstill restrictions and did not include a “don’t-ask don’t-waive” provision). The Company also provided a management presentation to Party F, with representatives of Centerview also in attendance. That same day, at the direction of the Company, Centerview held an introductory call with representatives of Party A to assess Party A’s interest in a potential transaction.
On April 24, 2024, Mr. Morgan had dinner with a representative of Party A to discuss Party A’s renewed interest in the Company.
On April 25, 2024, at the direction of the Company, Centerview circulated a process letter to Parent, Party D, Party E, and Party F, which solicited non-binding preliminary indications of interest from such parties by 5:00 PM EST on May 6, 2024 (the “First Round Submission Deadline”). At the direction of the Company, Centerview subsequently telephoned Party C to orally communicate that they should submit a revised proposal by the First Round Submission Deadline.
On April 25, 2024, Party G reached out to the Company to express a strategic interest in the Company.
On May 2, 2024, the Company entered into a nondisclosure agreement with Party G (which agreement contained customary standstill restrictions and did not include a “don’t-ask don’t-waive” provision).
On May 3, 2024, representatives of Party G attended a management presentation conducted by members of the Company’s senior management, with representatives of Centerview also in attendance. On the same day, Party F’s financial advisor notified Centerview that if Party F were to submit a non-binding offer, the price would likely be in the low $4.00 per share range. However, Party F ultimately did not submit any proposal for the Board of Directors to consider.
Between May 6, 2024 and May 12, 2024, (i) Parent submitted to the Company a non-binding indication of interest (the “Initial Parent Indication of Interest”) to acquire all of the outstanding shares of Common Stock of the Company for $4.50 per share in cash, (ii) Party E submitted to the Company a non-binding indication of interest (the “Initial Party E Indication of Interest”) to acquire all of the outstanding shares of Common Stock of the Company for $4.70 per share in cash, and (iii) Party C resubmitted to the Company the Second Party C Indication of Interest. On May 7, 2024, each of Party B and Party D notified Centerview that such party was no longer interested in pursuing a potential transaction with the Company.
On May 8, 2024, Party A reached out to Centerview to preview Party A’s offer of around $4.00 per share in cash. During this call, Centerview noted that it would discuss with the Board of Directors but such offer was not likely to be viewed as competitive by the Board of Directors.
On May 12, 2024, the Board of Directors held a special meeting attended by Messrs. Johnson, Visick and Elliot Maltz, Treasurer and Chief Financial Officer, and representatives of Centerview and DLA Piper. Management provided a high-level summary of the bids that the Company had received to date, including the Initial Parent Indication of Interest, the Initial Party E Indication of Interest and the Second Party C Indication of Interest. Representatives of Centerview then reviewed with the Board of Directors the latest status update on the process to date, noting that Centerview had engaged with thirteen parties in total, of which three parties had submitted bids. Representatives of Centerview then reviewed with the Board of Directors the bids from the three parties from a financial point of view, and the Board of Directors discussed with Centerview the potential strategic fit with the bidders. Following the presentation, the Board of Directors, management and representatives of DLA Piper engaged in further discussion regarding each of the proposals, the prices and terms proposed and the Board of Director’s obligations as directors. After extensive discussion, the Board of Directors unanimously instructed Centerview to tell Party C, Party E and Parent that they needed to improve their proposals. Following the meeting of the Board of Directors, representatives of Centerview spoke with each of Party C, Party E and Parent and conveyed the guidance from the Board of Directors.
On May 13, 2024, Party A submitted to the Company a non-binding indication of interest to acquire all of the outstanding shares of Common Stock of the Company for $4.09 per share in cash.
On May 14, 2024, Party G notified Centerview that it was no longer interested in pursuing a potential transaction with the Company.

On May 15, 2024, Centerview had discussions with Mr. Gassert and a financial advisor of Parent to discuss Parent’s continued interest in the Company.
On May 16, 2024, at the direction of the Company, Centerview circulated a final process letter to Parent, Party C and Party E, which solicited proposed final bids from such parties by 4:00 PM EST on June 14, 2024 (the “Second Round Submission Deadline”).
On May 17, 2024, the Company provided Party E with access to a virtual data room containing diligence materials.
Between May 17, 2024, and June 20, 2024, the Company engaged in a comprehensive due diligence process with each of Parent, Party C and Party E, including conducting multiple due diligence calls between the Company and such bidders.
On May 22, 2024, DLA Piper and Centerview provided a proposed draft of the merger agreement to Parent, Party C and Party E. Centerview communicated to the bidders to provide their proposed mark-ups to the merger agreement in connection with their bids, with an initial mark-up to be provided in advance of the bid, by June 7, 2024.
On June 5, 2024, Centerview discussed with Party A its first-round bid submitted on May 13, 2024, noting it was not competitive with other proposals the Company had received. Ultimately, Party A did not submit an improved offer beyond its first-round bid.
On June 7, 2024, legal counsel for Party C and Hughes Hubbard & Reed LLP (“Hughes Hubbard”), legal counsel to Parent, submitted mark-ups to the bid draft of the merger agreement.
On June 11, 2024, legal counsel for Party E provided its mark-up to the merger agreement. DLA Piper subsequently discussed the material issues raised by each of the received mark-ups with the management of the Company.
On June 12, 2024, the Board of Directors held a special meeting attended by Messrs. Visick, Johnson and Maltz, and representatives of Centerview and DLA Piper. Management presented their long-range forecast for the Company, and following an extended review and discussion, the Board of Directors approved such long-range forecast for use in evaluating potential strategic alternatives, including continuing as an independent company, and directed the Company’s senior management to provide such long-range forecast to Centerview for the purposes of providing financial analyses in connection with the Board of Director’s evaluation of any potential strategic transaction, including preparing any opinion requested by the Board of Directors. Representatives of Centerview reviewed financial aspects of the Company based on such long-range forecast. Representatives of Centerview reviewed with the Board of Directors the four bids received during the initial round of bidding from a financial point of view, and the Board of Directors noted that Parent, Party C and Party E had expressed to Centerview their intent to submit new bids by the upcoming Second Round Submission Deadline. A representative of DLA Piper then discussed the material terms of each of the mark-ups received from the three remaining bidders. After extensive discussion, the Board of Directors instructed DLA Piper to convey to the three remaining bidders points of potential improvement on their respective merger agreement mark-ups in anticipation of a re-submission of bids on June 14, 2024. Following the meeting, DLA Piper communicated via teleconference with the legal counsel for each of the remaining three bidders key areas of improvement on their respective merger agreement mark-ups to consider in connection with the submission of updated indications of interest.
On June 13, 2024, Party E notified Centerview that it was no longer interested in pursuing a potential transaction with the Company.
On June 14, 2024, (i) Parent submitted to the Company a non-binding indication of interest (the “Second Parent Indication of Interest”) to acquire all of the outstanding shares of Common Stock for $5.30 per share of Common Stock in cash at the closing of the Merger plus a CVR that would entitle the holder to receive up to an additional $0.50 per share of Common Stock in cash to the extent the Company’s net revenue for fiscal year 2027 is greater than $160.0 million (with the maximum amount achieved at $175.0 million), and (ii) Party C submitted to the Company a non-binding indication of interest (the “Third Party C Indication of Interest”) to acquire all of the outstanding shares of Common Stock for $5.15 per share of Common Stock in cash at the Closing of the Merger plus a CVR that would entitle the holder to receive (i) an additional $0.25 per share of Common Stock in cash if the Company’s net revenue for calendar year 2024 is equal to or greater than $109.0 million, and (ii) an additional $0.35 per share of Common Stock in cash if the Company’s net revenue for calendar year 2025 is equal to or greater than $127.5 million. As an element of the Second Parent Indication of Interest, Parent provided an initial draft of a debt commitment letter and voting agreement with Caligan Partners LP, Caligan Partners Master Fund LP and Caligan Partners CV VI LP (collectively, “Caligan”). As an element of the Third Party C Indication of Interest, Party C provided an initial draft of a CVR agreement.
On June 15, 2024, the Board of Directors held a special meeting attended by Messrs. Visick, Johnson and Maltz, and representatives of Centerview and DLA Piper. Representatives of Centerview provided an update on the process status and bidders (including the exit of Party E from the process). Representatives of Centerview then reviewed the Second Parent Indication of Interest and the Third Party C Indication of Interest with the Board of Directors from a financial point of view. Representative of Centerview further discussed the potential payout scenarios for the proposed CVR proposed by each bidder based on management’s long-range forecast and the time value of money. A representative of DLA Piper then reviewed the material terms of the merger agreement for each of Party C and Parent, including key differences amongst the drafts and movement from each bidder’s prior draft in response to feedback given on June 12, 2024. Following review of the merger agreements and related ancillary documentation, the Board of Directors engaged in further discussion regarding each of the proposals, including their financial components and other key terms (including, with respect to the CVRs, the relative likelihood and expected timing of achieving the proposed milestones based on the proposed revenue thresholds and management’s long-range forecast, projections, and capabilities of each bidder). A representative of DLA Piper then presented to the Board of Directors based upon materials previously provided thereto, including a review of the fiduciary duties of the Board (including the “Revlon” duties), the standards of review of any potential sale transaction, the Board of Directors’ right to rely upon reports, opinions and other information, the considerations the Board of Directors may take into account when choosing between bidders with comparable prices, and other related considerations and practices. After extensive discussion, the Board of Directors unanimously instructed Centerview to tell Party C and Parent to provide best and final proposals by 4:00 PM EST on June 18, 2024. Following the meeting, Centerview telephoned each of Party C and Parent to deliver the instructions from the Board of Directors.
Later in the day on June 15, 2024, Parent circulated a draft of the CVR Agreement to Centerview.
Also on June 15, 2024, representatives of Centerview provided the Board of Directors with a customary relationships disclosure.
Early in the morning on June 17, 2024, DLA Piper circulated revised drafts of the merger agreement to legal counsel to Party C and Hughes Hubbard, legal counsel to Parent. Throughout the day, DLA Piper and Hughes Hubbard held multiple discussions to address outstanding issues in Hughes Hubbard’s mark-up of the merger agreement. In the evening, Hughes Hubbard sent DLA an issues list on the merger agreement as part of these discussions. In the evening, legal counsel for Party C also circulated a draft voting and support agreement, and DLA Piper also coordinated with major stockholders of the Company related to drafts of the voting and support agreements being requested by each of Party C and Parent.
Early in the morning on June 18, 2024, Hughes Hubbard circulated a revised mark-up of the merger agreement to DLA Piper.
In the early afternoon on June 18, 2024, DLA Piper circulated to each of Party C and Parent mark-ups of each party’s draft CVR agreement.
Later in the afternoon on June 18, 2024, each of Party C and Parent submitted their final proposals. Parent’s final proposal (the “Final Parent Indication of Interest”) provided that it would acquire all of the outstanding shares of Common Stock for $5.50 per share of Common Stock in cash at the closing of the Merger plus a CVR that would entitle the holder to receive (i) up to an additional $0.25 per share of Common Stock in cash to the extent the Company’s net revenue for calendar year 2026 is greater than $140.0 million (with the maximum amount achieved at $150.0 million), and (ii) up to an additional $0.25 per share of Common Stock in cash to the extent the Company’s net revenue for calendar year 2027 is greater than

$160.0 million (with the maximum amount achieved at $175.0 million). Party C’s final proposal (the “Final Party C Indication of Interest”) provided that it would acquire all of the outstanding shares of Common Stock for $5.25 per share of Common Stock in cash at the closing of the Merger plus a CVR that would entitle the holder to receive (i) an additional $0.375 per share of Common Stock in cash if the Company’s net revenue for calendar year 2024 is equal to or greater than $109.0 million, and (ii) an additional $0.375 per share of Common Stock in cash if the Company’s net revenue for calendar year 2025 is equal to or greater than $127.5 million.
In the early evening on June 18, 2024, the Board of Directors held a special meeting attended by Messrs. Visick, Johnson and Maltz, and representatives of Centerview and DLA Piper. Representatives of Centerview reviewed the Final Parent Indication of Interest and the Final Party C Indication of Interest with the Board of Directors, including a detailed discussion of the relative CVR proposals from each bidder, from a financial point of view. The Board of Directors discussed the analyses, including the likelihood of achieving CVR milestones based on management’s long-range forecast and each bidder’s capabilities. A representative of DLA Piper then reviewed the material terms of the merger agreement for each of Party C and Parent, including the representations and warranties of the Company, the operating and other covenants including as they related to seeking regulatory and stockholder approval, the right of the Company to consider a “Superior Proposal” and the termination fee related thereto, the conditions to the closing of the Merger and the other transactions contemplated by the Merger Agreement and the termination and remedy rights of the parties. A representative of DLA Piper then discussed the financing arrangements proposed by Parent and the related timing implications. During the discussion, the Board of Directors asked questions regarding the terms of each merger agreement, the financing arrangements proposed by Parent and the respective CVR agreements. The Board of Directors discussed the risk of engaging with both parties after soliciting “best and final” offers from each, and noted that Parent had requested an exclusivity period as part of its final bid. The Board of Directors also considered the fact that Parent’s bid had a larger upfront cash payment. After extensive discussion, the Board of Directors unanimously agreed to proceed with only Parent and instructed Centerview not to further engage with Party C. The Board of Directors instructed Centerview to convey to Parent that the Company would be focusing its efforts on Parent subject to Parent agreeing to, among other things (i) consider increasing the upfront consideration, (ii) the combined company bearing the entire expense of the financial advisors’ fees; (iii) bear an uncapped amount of gross-up payments in the event any executive officer of the Company were to be subject to a potential excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 as a result of the Merger, and (iv) shorten the “inside date” in the Merger Agreement. The Board of Directors also approved entry into a 36-hour exclusivity period with Parent.
Following the special meeting and at the direction of the Board of Directors, Centerview telephoned Parent’s financial advisor, Guggenheim Securities (on behalf of Parent) to deliver such update. Between the evening of June 18, 2024 and June 19, 2024, Parent, the Company, and their respective legal and financial advisors continued to negotiate the proposed terms of the Merger Agreement. On June 19, 2024, DLA Piper circulated a revised mark-up of the Merger Agreement to Hughes Hubbard which reflected the Company’s position on the foregoing key points, among others. DLA Piper and Hughes Hubbard then joined a teleconference to discuss the material issues outstanding on the Merger Agreement. Hughes Hubbard and DLA Piper exchanged drafts of the CVR Agreement during the day.
In the early afternoon on June 19, 2024, Parent and the Company entered into an exclusivity agreement that provided exclusivity between the parties related to the Merger and related transactions until 7:00 AM EST on June 20, 2024.
Later in the evening on June 19, 2024, Mr. Eiswirth and Nikhil Lalwani, President and Chief Executive Officer of Parent, discussed the open issues outstanding related to the Merger, the expiration of the exclusivity agreement on the morning of June 20, 2024, and the necessity for an all-hands call to address the remaining open issues. Management of the Company, and representatives of Centerview and DLA Piper then participated on a teleconference to discuss the Merger Agreement, the CVR Agreement and related matters. Following this discussion, Mr. Eiswirth telephoned Mr. Lalwani from Parent to further discuss the Merger Agreement and related matters.
Throughout June 20, 2024, Hughes Hubbard and DLA Piper continued to exchange drafts of, and discuss, the Merger Agreement, the Company Disclosure Schedules (as defined below), the CVR Agreement and the Voting Agreement.

In the early evening on June 20, 2024, management of the Company, and representatives of Centerview and DLA Piper participated on a teleconference to discuss the Merger Agreement, the CVR Agreement and related matters.
Later in the evening on June 20, 2024, the Board of Directors held a special meeting attended by Messrs. Visick, Johnson and Maltz, and representatives of Centerview and DLA Piper. Mr. Morgan provided a high-level update on discussions and negotiations with Parent since the last meeting of the Board of Directors, including progress on legal points made on two all-hands calls over the prior twenty-four hours. Mr. Morgan and Mr. Eiswirth then discussed timing for completion of transaction documentation and the approval by the Board of Directors, including whether to reengage with Party C. Following the discussion, the Board of Directors determined not to reengage with Party C and to seek to be in a position to execute a Merger Agreement with Parent the following day.
At 7:30 AM EST on June 21, 2024, the Board of Directors held a special meeting attended by Messrs. Visick, Johnson and Maltz, and representatives of Centerview and DLA Piper. Mr. Eiswirth reviewed the status of discussions with Parent and the potential reengagement of Perella Weinberg Partners (as further discussed below). The Board of Directors agreed to reconvene in the afternoon to consider approval of final transaction documentation.
During the morning and early afternoon of June 21, 2024, Hughes Hubbard and DLA Piper finalized the drafts of the Merger Agreement, the Company Disclosure Schedules, the CVR Agreement, the Voting Agreement, the debt commitment letter and other related items.
At 4:00 PM EST on June 21, 2024, the Board of Directors held a special meeting attended by Messrs. Visick, Johnson and Maltz, and representatives of Centerview and DLA Piper. Representatives of Centerview reviewed with the Board of Directors Centerview’s financial analyses of the Merger Consideration, and rendered to the Board of Directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 21, 2024 that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see below under the caption “Opinion of Centerview Partners LLC”. A representative of DLA Piper then reviewed the terms of the Merger Agreement, including the mechanics of the transaction, financing arrangements, the treatment of equity incentive awards, the representations and warranties of the Company and Parent (and the preparation of schedules related thereto), the operating and other covenants including as they related to seeking regulatory and stockholder approval, the right of the Company to consider a “Superior Proposal” and the termination fee related thereto, the conditions to the Merger and the other transactions contemplated by the Merger Agreement and the termination and remedy rights of the parties. The representative of DLA Piper then reviewed ancillary arrangements, including the Voting Agreement and the CVR agreement. During the discussion, the Board of Directors asked questions regarding the terms of the Merger Agreement, the ancillary agreements and the negotiations related thereto and how terms compared to the terms negotiated with Party C. The representative of DLA Piper also discussed with the Board of Directors that the Merger Agreement and related disclosure schedules contemplated that, in light of the “tail” provisions in Perella Weinberg Partners’ prior engagement letter and the possibility that the Company might seek the advice of Perella Weinberg Partners with respect to any intervening Acquisition Proposal, the Company would reinstate Perella Weinberg Partners’ engagement letter in connection with the Company’s entry into the Merger Agreement and that Perella Weinberg Partners would receive a transaction fee (currently estimated to be approximately $7 million) in connection with the transaction, all of which would be payable upon the closing of the Merger. At the request of the Board of Directors, Messrs. Eiswirth and Maltz left the meeting and, in their absence, the Board of Directors discussed and subsequently approved amendments to the employment agreements of certain executive officers of the Company to provide for a gross-up payment in the event any such executive officer is subject to a potential excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 as a result of the Merger. Messrs. Eiswirth and Maltz rejoined the meeting, and the Board of Directors then further discussed and considered the proposed transaction, including the potential benefits of, and risks related to, the transaction and the Company’s standalone prospects as described in more detail below under “Reasons for the Merger.” Following such discussion and consideration, the Board of Directors determined to proceed with the transaction and unanimously adopted and approved the Merger and the entry into the Merger Agreement, determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are substantively and procedurally fair to and in the best interests of the Company and its stockholders, and resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the Merger.
On the evening of June 21, 2024, the Company, Parent and Merger Subsidiary executed the Merger Agreement. Concurrently with the execution of the Merger Agreement, the Company and Parent entered into the Voting Agreement with Caligan.
On June 24, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement.
Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
The Board of Directors has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders; (2) declared it advisable for the Company to enter into the Merger Agreement; (3) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (4) directed that the Merger Agreement be submitted to the stockholders of the Company for their approval and adoption; and (5) recommended that the stockholders of the Company approve and adopt the Merger Agreement.
The Board of Directors unanimously recommends that you vote “FOR” approval of the Merger Proposal, “FOR” approval of the Adjournment Proposal and “FOR” approval of the Compensation Proposal.
Reasons for the Merger
In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors consulted with the Company’s senior management, as well as representatives of Centerview and outside legal counsel. In the course of (1) making its determination that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are substantively and procedurally fair to, and in the best interests of, the Company and its stockholders and (2) approving and declaring advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, the Board of Directors considered numerous factors, including the following non-exhaustive list of material factors and benefits of the Merger, each of which the Board of Directors believed supports its determination and recommendation:
Merger Consideration.   The Board of Directors considered the aggregate value and form of the consideration to be received in the Merger by the Company’s stockholders, including:
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the current and historical market prices of the shares of the Common Stock, and the fact that the Closing Cash Consideration represents a substantial premium to recent market prices of such shares of Common Stock, including representing an 82% premium to the trailing 30-day volume weighted-average price for the shares of the Common Stock and an 80% premium to the last reported sale price for the shares of the Common Stock as of June 20, 2024, the day prior to the execution of the Merger Agreement;

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that the Closing Cash Consideration provides the Company’s stockholders with immediate and certain value in respect of their shares of Common Stock, especially when viewed against the risks and uncertainties associated with the Company’s standalone strategy;

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that in addition to the Closing Cash Consideration, the Company’s stockholders will receive one CVR per share of Common Stock, which provides the Company’s stockholders with an opportunity to realize additional value if the Milestones are achieved, as described in the CVR Agreement; and

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management’s assessment of the likelihood and expected timing of achieving the Milestones based on the Management Projections with respect to ILUVIEN® and YUTIQ® revenue as well as the fact that Parent has agreed to use diligent efforts to achieve the Milestones and the fact that Parent is a diversified biopharmaceutical company focused on scaling up its rare disease business.

Business and Financial Condition.   The Board of Directors considered the Company’s historical and projected business, industry, markets, financial performance and condition and the Company’s prospects.
Risks and Uncertainties of Remaining a Standalone Business.   The Board of Directors considered, among other factors, that the Company’s business and stockholders would continue to be subject to significant risks and uncertainties if the Company remained an independent public company, including:
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that the achievement of the Company’s standalone plan has been and would continue to be subject to numerous risks and uncertainties, including those related to the Company’s only two products, ILUVIEN® and YUTIQ®, and substantial competition from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies;

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the pace and magnitude of on-going changes in the markets in which the Company operates and competes;

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that changes in U.S. social, political, regulatory, and economic conditions or in laws and policies governing foreign trade, manufacturing, development, and investment, and any negative sentiments towards the U.S. as a result of such changes, could adversely affect the Company’s business;

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that developing, introducing and growing new products and services would require long-term, strategic investments, the significant risks that the Company’s operations alone may not be sufficient to fund such investments, that additional capital through investment or debt may not be available to the Company if needed, and that any such new products or services may not be successful or realize favorable returns;

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that the Company may not successfully commercialize its current products, due to not retaining effective sales and marketing personnel, not entering into new territories or new collaboration arrangements, not developing additional indications for use, or not persuading an adequate number of ophthalmologists to prescribe the Company’s products;

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that the Company’s NEW DAY study may fail to demonstrate the efficacy of ILUVIEN® as a baseline therapy in patients with early diabetic macular edema, fail to generate data demonstrating the benefits of ILUVIEN® when compared to the current leading therapy for diabetic macular edema, take longer or be more costly to complete than management currently anticipates or fail to change physician prescribing practices;

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that the Company is reliant on third-party manufacturers for supply of its key products and subject to increased risk from a breach of any of their obligations owed to the Company;

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that the Company is dependent on key employees and that it may be unable to retain such employees, or to attract additional employees necessary to pursue its business strategy as a standalone business;

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the uncertainty of whether future trading values of the Common Stock would reach the Closing Cash Consideration as compared to the certainty of receiving the Closing Cash Consideration for shares of Common Stock in the Merger; and

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the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

Comprehensive Sale Process.   The Board of Directors considered the fact that the terms of the Merger Agreement were the result of a robust arm’s-length negotiations conducted by the Company, with the knowledge of and at the direction of the Board of Directors. The Board of Directors also considered the improvements of the purchase price and terms and conditions in the definitive documentation that the Company was able to negotiate from the purchase price and terms and conditions proposed by Parent. In particular, following negotiations with certain other potential acquirors as further described in the section entitled “Background of the Merger” and with Parent and discussions with the Company’s executive officers and advisors, the Board of Directors believed that the Merger Consideration was the maximum price at which Parent would conduct the acquisition of the Company and that it was unlikely that any other potential acquiror would be willing and able to acquire the Company at a price in excess of the Merger Consideration.
Centerview’s Financial Opinion.   The Board of Directors considered the opinion of Centerview rendered to the Board of Directors on June 21, 2024, which was subsequently confirmed by delivery of a written opinion dated June 21, 2024 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the heading “Opinion of Centerview Partners LLC.”
Management Projections.   The Board of Directors considered the long-range, unaudited forecasts for the Company that had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the matters covered thereby, taking into account the relevant information available to the Company’s management at the time. The Board of Directors considered the inherent uncertainty of attaining management’s forecasts, including those set forth under the heading “Management Projections,” and that due to such uncertainty the Company’s actual financial results in future periods could differ materially from management’s forecasted results. The Board of Directors approved the Management Projections for Centerview’s use and reliance in connection with the rendering of its fairness opinion to the Board of Directors and performing its related financial analyses.
Likelihood of Completion; Certainty of Payment.   The Board of Directors considered its belief that, absent a Superior Proposal, the Merger represented a transaction that would likely be consummated based on, among other factors (and not in any relative order of importance):
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the absence of any financing condition to the consummation of the Merger and Parent’s delivery of adequate financial commitments;

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the financial condition of Parent and the Board of Directors’ belief, based on discussions with, among others, management of Parent and Centerview, that Parent is willing and able to devote the resources necessary to complete the Merger in an expeditious manner;

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the fact that certain of the Company’s stockholders holding 32.1% of the Common Stock have agreed, subject to the terms and conditions of the Voting Agreement, to vote in favor of the adoption of the Merger Agreement;

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the fact that the Merger Agreement requires Parent to use its reasonable best efforts to obtain applicable regulatory approvals to consummate the Merger as further described under the heading “The Merger — Regulatory Approvals;”

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the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk;

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the fact that the conditions to the closing of the Merger are specific and limited in scope; and

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the Company’s ability to request that the Delaware Court of Chancery (or, if the Delaware Court of Chancery lacks subject matter jurisdiction, the United States District Court and any appellate court located in the County of New Castle, Delaware) specifically enforce the Merger Agreement, including the consummation of the Merger, under certain circumstances described in “The Merger Agreement — Specific Performance.”

Termination of the Voting Agreement.   The Board of Directors considered the fact that the Voting Agreement terminates in the event that the Merger Agreement is validly terminated in accordance with its terms.
Other Terms of the Merger Agreement.   The Board of Directors considered other terms of the Merger Agreement, which are more fully described under the heading “The Merger Agreement.” Certain provisions of the Merger Agreement that the Board of Directors considered significant include:

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Ability to Respond to Unsolicited Acquisition Proposals.   Prior to the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company may provide confidential information and/or engage in discussions or negotiations in connection with a bona fide Acquisition Proposal (as more fully described under the heading “The Merger Agreement — No Change of Recommendation or Alternative Acquisition Agreement”) from an unsolicited bidder if the Board of Directors determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law and that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal, subject to certain notice requirements in favor of Parent and the entry into an acceptable confidentiality agreement with the applicable unsolicited bidder;

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Termination in Response to a Superior Proposal.   The ability of the Company to terminate the Merger Agreement in order to accept a Superior Proposal, subject to Parent’s ability to match such Superior Proposal and to the Company paying Parent a termination fee of approximately $10.4 million as well as the other applicable terms and conditions of the Merger Agreement (as more fully described below under the heading “The Merger Agreement — Termination Fee”);

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Company Termination Fee.   The fact that the termination fee described above is approximately 3.25% of the purchase price of the Company, which amount the Board of Directors believed was reasonable in light of, among other things, the typical size of such termination fees in similar transactions, the benefits of the Merger to the Company’s stockholders, the likelihood that a fee of such size would not be preclusive of other offers and that the Company had concluded a process to explore strategic alternatives prior to entering into the Merger Agreement;

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Termination Date.   The fact that the Termination Date (the date under the Merger Agreement on which either party, subject to certain exceptions, may terminate the Merger Agreement) allows for sufficient time to consummate the Merger, while minimizing the length of time during which the Company would be required to operate subject to the restrictions on interim operations set forth in the Merger Agreement; and

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Appraisal Rights.   The availability of statutory appraisal rights under the DGCL in connection with the Merger.

The Board of Directors also considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including the following:
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Opportunity Costs.   The Board of Directors considered that if the Merger is consummated, Company stockholders will receive the Merger Consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of the Company or benefit from any potential future appreciation in the value of Company shares, including any value that could be achieved if the Company engages in future strategic or other transactions, other than in connection with the CVR;

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Non-Solicitation Covenant.   The Board of Directors considered that the Merger Agreement imposes restrictions on the Company’s solicitation of acquisition proposals from third parties. However, based upon the process to review strategic alternatives described under the heading “Background of the Merger,” and the fact that the most likely potential acquirers of the Company were contacted during such process, the Board of Directors believed it had a strong basis for determining that the Merger was the best transaction reasonably likely to be available to the Company. See also “Comprehensive Sale Process” above;

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Expense Reimbursement and Termination Fees.   The Board of Directors considered the fact that the Company must pay Parent a termination fee of approximately $10.4 million if the Merger Agreement is terminated under certain circumstances, including to accept a Superior Proposal, as well as that the amount of the termination fee is comparable to termination fees in transactions of a similar size, is reasonable, would not likely deter competing bids, and that the termination fee would not likely be required to be paid unless the Company entered into a more favorable transaction;

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Interim Operating Covenants.   The Board of Directors considered that the Merger Agreement imposes restrictions on the conduct of the Company’s business prior to the consummation of the Merger, requiring the Company and its subsidiaries to (A) use commercially reasonable efforts to ensure that the Company and its subsidiaries conduct its and their respective businesses in the ordinary course consistent with past practice; (B) use commercially reasonable efforts to preserve intact its and their respective current business organizations, keep available the services of its and their respective key employees and maintain its and their respective relations and goodwill with persons having material business relationships with the Company or its subsidiaries; and (C) refrain from taking certain actions without the consent of Parent. The Board of Directors considered that such restrictions may potentially impact the Company’s ability to pursue its business strategy prior to the Closing.

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Risks the Merger May Not Be Completed.   The Board of Directors considered the risk that the conditions to the Merger may not be satisfied and that, therefore, the Merger would not be consummated. The Board of Directors also considered the risks and costs to the Company if the Merger is not consummated, including the diversion of management and employee attention, potential employee attrition, the potential effect on the Company’s business operations, including its relationships with vendors, distributors, customers, partners and others that do business with the Company, and the potential effect on the trading price of shares of Common Stock;

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Potential Conflicts of Interest.   The Board of Directors considered that the Company’s executive officers and directors have financial interests in the transactions contemplated by the Merger Agreement, including the Merger, that may be different from or in addition to those of other stockholders, as more fully described under the heading “Interests of Directors and Executive Officers in the Merger;”

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Tax Treatment.   The Board of Directors considered that the receipt of the Merger Consideration and the CVRs will generally be taxable to stockholders of the Company; and

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Impact on Stakeholders.   The Board of Directors considered the potential impact of the Merger on employees, customers, partners and communities and the risks of not closing in a timely manner (including, but not limited to, costs, attrition and disruption of the Company’s workforce).

Although not meant to be exhaustive, the foregoing discussion summarizes material factors considered by the Board of Directors in its consideration of the Merger. After considering these and other factors, the Board of Directors concluded that the potential benefits of the Merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board of Directors and the complexity of these factors, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have assigned different weights to different factors. Upon due consideration of these and other factors, the Board of Directors believed that, overall, the potential benefits of the Merger to the Company’s stockholders outweighed the risks and uncertainties of the Merger and adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommends that stockholders adopt the Merger Agreement and approve the Merger based upon the totality of the information presented to and considered by the Board of Directors.
Opinion of Centerview Partners LLC
On June 21, 2024, Centerview rendered to the Board of Directors its oral opinion, subsequently confirmed in a written opinion dated June 21, 2024, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated June 21, 2024, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex C. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
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a draft of the Merger Agreement dated June 21, 2024 and a draft of the form of the CVR Agreement dated June 21, 2024, referred to in this summary of Centerview’s opinion as the “Draft Transaction Agreements”;

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Annual Reports on Form 10-K of the Company for the years ended December 31, 2023, December 31, 2022 and December 31, 2021;

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certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

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certain publicly available research analyst reports for the Company;

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certain other communications from the Company to its stockholders; and

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certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by Company management and furnished to Centerview by the Company for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of Company management and representatives of the Company regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the Board of Directors’ consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the direction of the Board of Directors, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management as to the matters covered thereby and Centerview relied, at the direction of the Board of Directors, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Company’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the direction of the Board of Directors, that the final executed Merger Agreement and the final executed CVR

Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Transaction Agreements reviewed by Centerview. Centerview also assumed, at the direction of the Board of Directors, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview’s opinion expressed no view as to, and did not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the shares of Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement and the CVR Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement, the CVR Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, the form or terms of the CVR with respect to transferability, illiquidity or otherwise, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of the shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement, the CVR Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview Financial Analysis
The following is a summary of the material financial analyses prepared and reviewed with the Board of Directors in connection with Centerview’s opinion, dated June 21, 2024. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Transaction. None of the Company, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 20, 2024 and is not necessarily indicative of current market conditions. The implied per share equity value ranges described below were based on the Company’s fully diluted shares of Common Stock (calculated based on the shares of Common Stock outstanding as of June 19, 2024 and, using treasury stock method, taking into account the dilutive impact of stock options, restricted stock units, performance stock units and warrants (including pre-funded warrants), each outstanding as of June 19, 2024), as directed by Company management and as set forth in the Internal Data.
Analysis of Consideration
Centerview conducted an analysis of the Merger Consideration to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement. Such Merger Consideration is equal, on a per share basis, to $5.50 upfront in cash without interest together, and not separately, with one CVR which could result in up to $0.50 cash payments, contingent upon, and subject to, the achievement of the applicable Milestone (as defined in the CVR Agreement), without interest and less any applicable tax withholding, as described more fully in the section captioned “Related Agreements — Contingent Value Rights Agreement.”
For analytical purpose, Centerview calculated an illustrative net present value as of June 30, 2024 for one CVR of $0.32, based on the Internal Data at the direction of Company management, and using a discount rate of 12.75% (based on the midpoint of the range suggested by Centerview’s analysis of the Company’s weighted average cost of capital, as applied in the discounted cash flow analysis). Solely for purposes of the financial analyses summarized below, the term “Implied Consideration Value” refers to an aggregate assumed per share value of $5.82 per share of Common Stock, equal, on a per share basis, to $5.50 upfront cash consideration plus the illustrative net present value of the CVR of $0.32 in cash, as set forth above. However, there is no guarantee that any of the conditions for any or all of the Milestone Payments pursuant to the CVR will be satisfied.
Selected Public Company Analysis
Centerview reviewed and compared certain financial information for the Company to corresponding financial information for certain publicly traded biopharmaceutical companies that Centerview deemed comparable, based on its experience and professional judgment, to the Company (which companies are referred to as the “selected companies” in this summary of Centerview’s opinion).
Using publicly available information obtained from SEC filings and other data sources as of June 20, 2024, Centerview calculated, for each selected company, such company’s enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units, performance stock units and other convertible securities) plus the book value of debt and certain liabilities less cash and cash equivalents) as a multiple of Wall Street research analyst consensus estimated two-year forward revenue (“EV/Two-Year Forward Revenue Trading Multiple”). The results of this analysis indicated a median EV/Two-Year Forward Revenue Trading Multiple of 1.2x.

The companies reviewed and the EV/Two-Year Forward Revenue Trading Multiple of the selected companies were as follows:
EV/Two-Year Forward Revenue Trading Multiple
Akebia Therapeutics, Inc.	1.2x
Esperion Therapeutics, Inc.	1.8x
G1 Therapeutics, Inc.	1.1x
Heron Therapeutics, Inc.	3.3x
Puma Biotechnology, Inc.	0.6x
Revance Therapeutics, Inc.	1.1x
Rigel Pharmaceuticals, Inc.	0.9x
Xeris Pharmaceuticals, Inc.	2.0x
Median	1.2x
Although none of the selected companies is directly comparable to the Company, the selected companies were chosen by Centerview, among other reasons, because they are publicly traded approved and marketed biopharmaceutical companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of the Company.
However, because none of the selected companies is exactly the same as the Company, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. Based on this analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of EV/Two-Year Forward Revenue Trading Multiple of 1.2x to 2.0x to apply to the Company’s estimated two-year forward revenue as of June 30, 2024, as set forth in the Forecasts. In selecting this range of EV/Two-Year Forward Revenue Trading Multiple, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, operational, and/or financial characteristics of the Company and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.
Applying this range of EV/Two-Year Forward Revenue Trading Multiples to the Company’s estimated two-year forward revenue as of June 30, 2024, as set forth in the Forecasts, and subtracting from it the Company’s estimated net debt as of June 30, 2024, as set forth in the Internal Data, and dividing by the number of fully-diluted outstanding shares of Common Stock (calculated based on the shares of Common Stock outstanding as of June 19, 2024 and, using treasury stock method, taking into account the dilutive impact of stock options, restricted stock units, performance stock units and warrants (including pre-funded warrants), each outstanding as of June 19, 2024), as directed by Company management and as set forth in the Internal Data, resulted in an implied per share equity value range for the shares of Common Stock of approximately $1.55 to $3.40, rounded to the nearest $0.05. Centerview then compared this range to the Implied Consideration Value of $5.82 per share to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.
Selected Precedent Transactions Analysis
Centerview reviewed and analyzed certain information relating to the following selected transactions involving biopharmaceutical companies (which transactions are referred to as the “selected transactions” in this summary of Centerview’s opinion) that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to the Company and the Transaction.

The selected transactions considered in this analysis are summarized below:
Date Announced	Target	Acquirer	TV/Two-Year Forward Revenue Multiple
September 2023	Intercept Pharmaceuticals, Inc.	Alfasigma S.p.A.	2.2x
November 2022	Oyster Point Pharma, Inc.	Viatris Inc.	2.2x
October 2022	AVEO Pharmaceuticals, Inc.	LG Chem, Ltd.	2.5x
August 2022	Aerie Pharmaceuticals, Inc.	Alcon Inc.	4.4x
June 2022	Epizyme, Inc.	Ipsen Biopharmaceuticals, Inc.	2.5x
June 2022	Radius Health, Inc.	Gurnet Point Capital, LLC and Patient Square Capital	3.0x
February 2022	BioDelivery Sciences International, Inc.	Collegium Pharmaceutical, Inc.	2.1x
October 2021	Adamas Pharmaceuticals, Inc.	Supernus Pharmaceuticals, Inc.	3.3x
October 2021	Flexion Therapeutics, Inc.	Pacira BioSciences, Inc.	2.5x
Median			2.5x
Although none of the selected transactions is directly comparable to the Transaction, these transactions were selected, among other reasons, because they have certain business, operational and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to the Transactions. The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operational and/or financial conditions and prospects of the Company and the companies included in the selected precedent transactions analysis. This analysis involved complex considerations and qualitative judgments concerning differences in business, operational and/or financial characteristics and other factors that could affect the public trading, acquisition or other values of the target companies in the selected transactions and the Company.
Using publicly available information obtained from SEC filings and other data sources as of the time of the announcement of the selected transactions, Centerview calculated, for each selected transaction, the enterprise value implied by the transaction for each target company based on the consideration payable in the applicable selected transaction (calculated as the offer value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units, performance stock units and other convertible securities), plus the book value of debt and certain liabilities less cash and cash equivalents) as a multiple of Wall Street research analyst consensus estimated two-year forward revenue as of the time of the transaction announcement (“TV/Two-Year Forward Revenue Multiple”). The results of this analysis indicated a median TV/Two-Year Forward Revenue Multiple of 2.5x.
Based on this analysis and other considerations that Centerview deemed relevant in its experience and professional judgment, related to, among other things, differences in the business, operational and/or financial conditions and prospects of the Company and the companies included in the selected precedent transactions analysis, Centerview selected a reference range of TV/Two-Year Forward Revenue Multiples of 2.25x to 3.25x derived from the selected precedent transactions. Applying this reference range of TV/Two-Year Forward Revenue Multiples to the Company’s estimated two-year forward revenue as of June 30, 2024, as set forth in the Forecasts, and subtracting from it the Company’s estimated net debt as of June 30, 2024, including change of control payments under the Company’s outstanding term loan payable in connection with the Transaction, as set forth in the Internal Data, and dividing by the number of fully-diluted outstanding shares of Common Stock (calculated based on the shares of Common Stock outstanding as of June 19, 2024 and, using treasury stock method, taking into account the dilutive impact of stock options, restricted stock units, performance stock units and warrants (including pre-funded warrants), each outstanding as of June 19, 2024), as directed by Company management and as set forth in the Internal Data, resulted in an implied per share equity value range for the shares of Common Stock of approximately $3.95 to $6.25, rounded to the nearest $0.05. Centerview then compared this range to the Implied Consideration Value of $5.82 per share to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.

Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of the Company based on the Forecasts, which reflect certain assumptions. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, the Company calculated a range of equity values for the shares of Common Stock by (a) discounting to present value as of June 30, 2024 using discount rates ranging from 11.5% to 14.0% (based on Centerview’s analysis of the Company’s weighted average cost of capital) and using a mid-year convention: (i) the forecasted after tax unlevered free cash flows of the Company over the period beginning on July 1, 2024 and ending on December 31, 2035, as set forth in the Forecasts and (ii) an implied terminal value of the Company, calculated by Centerview by assuming that (as directed by Company management) the Company’s unlevered free cash flows would decline in perpetuity after December 31, 2035 at a rate of free cash flow decline of 30% year over year, and (b) subtracting from the foregoing results the Company’s estimated net debt, including change of control payments under the Company’s outstanding term loan payable in connection with the Transaction, each as of June 30, 2024 and as set forth in the Internal Data. Centerview divided the result of the foregoing calculations by the Company’s fully diluted outstanding shares of the Common Stock (calculated based on the shares of Common Stock outstanding as of June 19, 2024 and, using treasury stock method, taking into account the dilutive impact of stock options, restricted stock units, performance stock units and warrants (including pre-funded warrants), each outstanding as of June 19, 2024), as directed by Company management and as set forth in the Internal Data, resulting in an implied per share equity value range for the Common Stock of approximately $4.15 to $4.95, rounded to the nearest $0.05. Centerview then compared this range to the Implied Consideration Value of $5.82 per share in cash, without interest, to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.
Other Factors
Centerview noted for the Board of Directors certain additional factors solely for reference and informational purposes only, including, among other things, the following:
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Historical Stock Trading Price Analysis.   Centerview reviewed historical closing trading prices of the shares of Common Stock during the 52-week period ended June 20, 2024, which reflected low and high stock closing prices for the Company during such period of approximately $2.65 to $4.30 per share of Common Stock, rounded to the nearest $0.05.

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Analyst Price Target Analysis.   Centerview reviewed stock price targets for the shares of Common Stock in publicly available Wall Street research analyst reports, which indicated low and high stock price targets for the Company ranging from $6.00 to $10.00 per share of Common Stock.

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Precedent Premiums Paid Analysis.   Centerview performed an analysis of premiums paid in the selected transactions involving publicly traded biopharmaceutical companies set forth above in the section captioned “— Selected Precedent Transactions Analysis”. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a premium range of 35% to 75% to the Company’s closing stock price on June 20, 2024 of $3.05, which resulted in an implied price range of approximately $4.10 to $5.35 per share of Common Stock, rounded to the nearest $0.05.

General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board of Directors in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board of Directors or Company management with respect to the Merger Consideration or as to whether the Board of Directors would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between the Company and Parent and was approved by the Board of Directors. Centerview provided advice to the Company during these negotiations. Centerview did not, however recommend any specific amount of consideration to the Company or the Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its current engagement, Centerview had not been engaged to provide financial advisory or other services to the Company, and Centerview did not receive any compensation from the Company during such period. In the two years prior to the date of its written opinion, Centerview has not been engaged to provide financial advisory or other services to Parent or Merger Sub, and Centerview did not receive any compensation from Parent or Merger Sub during such period. Centerview may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview and Centerview’s affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.
The Board of Directors selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s reputation and experience in the biopharmaceutical industry and expertise and qualifications in transactions of this nature. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.
In connection with Centerview’s services as the financial advisor to the Board of Directors, the Company has agreed to pay Centerview an aggregate fee of approximately $11 million, $1 million of which was payable upon the rendering of Centerview’s opinion and the remainder of which is payable contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Management Projections
The Company does not, as a matter of course, publicly disclose projections as to its future financial performance. However, in connection with the strategic and financial review process as described in this proxy statement, management prepared certain unaudited forecasts (the “Management Projections”), which were provided to the Board of Directors. The Management Projections were also provided to Centerview, and Centerview was directed by the Board of Directors to use and rely upon the Management Projections in connection with its financial analyses, as described in more detail under the caption “The Merger — Opinion of Centerview Partners LLC.” The Management Projections included prospective financial information for the Company on a standalone basis.
The Management Projections set forth below reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. However, the Company’s management has an established and robust internal process for testing the reasonableness of its forecast assumptions as part of the ongoing development and implementation of its business plan. The Company’s management developed these projections based upon assumptions with respect to future business decisions and conditions that are subject to change, including the timing and execution of its commercial strategies and product development. The Company believes it had a reasonable basis to prepare and provide this information as a result of its extensive experience in its pharmaceutical market. This experience enables the Company’s management team to make estimates relative to potential competitors and provides a basis for the inputs required in prospective financial information, including the overall product development process, impact of research and development, market segments, market maturity and operating expenses, among others. The Management Projections reflected certain assumptions made by the Company’s management, including the following:
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Net revenue:   Available third-party epidemiological data with respect to the total eligible population was used to model potential total addressable market for ILUVIEN® and YUTIQ®. Available historical and proprietary data with respect to market, competitor, demographic and prescriber information was further leveraged in conjunction with management expertise to determine projected annual unit demand. Management estimated gross selling price and net revenue from ILUVIEN® and YUTIQ® based on current selling prices and gross-to-net revenue deductions, adjusted for predicted business, market and economic developments.

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Costs of goods sold and gross profit:   Management estimated cost of goods sold, excluding depreciation and gross profit based on its existing supply chain cost structure, considering its contractual relationships with contract-manufacturers and investments in expanding capacity and reducing unit-level costs by realizing economies of scale, and adjusted for predicted business, market and economic developments.

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Operating costs:   Operating costs are projected to rise as a result of increasing sales and marketing expense to support the commercial strategy of selling ILUVIEN® and YUTIQ® in the Company’s direct markets as well as through distributor partnerships. Such costs are projected to be a substantial component of operating expenditures.

The Management Projections were not prepared with a view toward public disclosure or with a view toward compliance with (1) generally accepted accounting principles in the U.S. (“GAAP”) or any other jurisdiction, (2) the published guidelines of the SEC regarding projections and forward-looking statements or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, examined or performed any procedures with respect to the Management Projections or expressed any opinion or given any form of assurance with respect thereto or their achievability. The report of the Company’s independent registered public accounting firm incorporated by reference relates to the Company’s historical audited financial information only and does not extend to the prospective financial information and should not be read to do so.
Although a summary of the Management Projections is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by the Company’s management that management believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to the Company’s management at the time. However, this information should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Management Projections not to be achieved include general economic conditions, regulatory conditions, financial market conditions, the Company’s ability to achieve forecasted sales, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and changes in tax laws or accounting treatment. The Management Projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The Management Projections cover multiple years, and such information by its nature becomes less reliable with each successive year.
The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Board of Directors, the Company, or any of their respective affiliates or representatives or any other recipient of this information considered, or now considers, the Management Projections to be predictive of actual future results. The information and tables set forth below are included solely to give the Company’s stockholders access to certain of the financial and operating financial information that were made available, as applicable, to the Board of Directors, Centerview and/or Parent, and are not included in this proxy statement in order to induce any stockholder to vote in favor of the Merger Proposal or any of the other proposals to be voted on at the Special Meeting or for any other purpose. We do not intend to update or otherwise revise the Management Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error or no longer appropriate, except as otherwise required by law. In light of the foregoing factors and the uncertainties inherent in the Management Projections, stockholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.
None of the Company, Centerview, Parent or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any Company stockholder or other person regarding the ultimate performance of the Company compared to the information contained in the Management Projections or that the Management Projections will be achieved. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Management Projections.
The Management Projections and the accompanying tables contain EBIT (earnings before interest and taxes) and unlevered free cash flow, each of which may be considered a non-GAAP financial measure within the meaning of applicable rules and regulations of the SEC. For purposes of the Management Projections, the Company defines unlevered free cash flow as net operating profit after taxes minus changes in net working capital, plus depreciation and amortization, minus capital expenditures. The Company believes these measures are helpful in understanding its past financial performance and future results. The Company believes that EBIT and unlevered free cash flow, when taken together with their corresponding GAAP financial measures of operating income and net change in cash and cash equivalents, respectively, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s results of operations or outlook. These financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measure and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.
The following table summarizes the Management Projections. The Management Projections are forward-looking statements. For information on factors that may cause the Company’s future results to materially vary, see the information under the section captioned “Cautionary Statement Regarding Forward-Looking Statements.”
	Year Ended December 31,
	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Net Revenue	$109	$128	$150	$174	$205	$215	$222	$225	$228	$231	$162	$114
Gross Profit	$94	$112	$129	$147	$160	$169	$176	$178	$181	$184	$129	$91
EBIT	$10	$23	$41	$55	$64	$96	$101	$103	$105	$114	$84	$59
Unlevered Free Cash Flow	$14	$22	$33	$43	$47	$78	$83	$86	$87	$87	$70	$49
As noted above, the Management Projections reflect numerous estimates and assumptions made with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control.
Financing of the Merger
We anticipate that the total amount of funds necessary to pay the Closing Cash Consideration under the Merger Agreement and to repay certain debt of the Company (net of estimated Company cash) will be approximately $381 million, including approximately $320 million in the form of Closing Cash Consideration. We expect that this amount, together with related transaction fees and expenses, will be provided through a combination of cash on hand of Parent and the Debt Financing described below, but we cannot assure you of that, or that the Debt Financing will be consummated. Such amounts may be insufficient if, among other things, the fees, expenses, or other amounts required to be paid in connection with the Merger are greater than anticipated.
On June 21, 2024, Parent entered into a debt commitment letter (the “Debt Commitment Letter”) with JPMorgan Chase Bank, N.A. and Blackstone Alternative Credit Advisors LP (the “Lenders”), in which the Lenders committed to provide the debt financing for the transaction in an aggregate principal amount equal to $280.0 million (the “Debt Financing”), in the form of a senior secured incremental term loan facility (the “New Facility”) under Parent’s existing senior secured credit agreement (the “Existing Parent Credit Agreement”), on the terms and subject to the conditions set forth in the Debt Commitment Letter. The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to customary conditions, including, without limitation:
•
the Merger having been consummated, or being consummated substantially contemporaneously with the initial borrowing under the New Facility (without amendments or waivers thereof or consents thereunder that would be materially adverse to the Lenders, without their prior consent (not to be unreasonably withheld, delayed or conditioned));

•
the repayment in full of all the existing outstanding debt of the Company under its Loan and Security Agreement dated as of December 31, 2019 (as amended or refinanced from time to time), the termination of all commitments thereunder, and the release of all security therefor;

•
the absence since June 21, 2024 of any Company Material Adverse Effect (as defined in the Merger Agreement) that is continuing;

•
the execution and delivery of appropriate legal loan documentation consistent with the terms and conditions of the Debt Commitment Letter and specified documentation principles;

•
the receipt by the Lenders of certain financial information of Parent and the Company;

•
the absence of certain specified events of default under the Existing Parent Credit Agreement;

•
the accuracy of certain specified representations and warranties in the Merger Agreement and the Existing Parent Credit Agreement;

•
the delivery of certain customary closing documents (including a solvency certificate); and

•
the payment of applicable fees and expenses.

The commitments by the Lenders to provide the Debt Financing contemplated by the Debt Commitment Letter will expire upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the consummation of the Merger with or without the funding of the New Facility, and (iii) 11:59 p.m., New York City time, on the date that is five business days after the six-month anniversary of the Debt Commitment Letter.
Parent and Merger Sub represented in the Merger Agreement that if the Debt Financing is funded in accordance with the Debt Commitment Letter (including any “market flex” provisions), such amounts, together with cash and cash equivalents of Parent, will be sufficient to consummate the Merger including the payment of the Closing Cash Consideration pursuant to the Merger Agreement. The Merger Agreement does not contain a financing condition. However, the failure of Parent to obtain any portion of the Debt Financing (or any alternative financing) may result in the failure of the Merger to be consummated.
Closing and the Effective Time
The Merger Agreement provides that the closing of the Merger will take place no later than the third business day after the satisfaction or waiver of the conditions to closing of the Merger (described below under the caption “The Merger Agreement — Conditions to Completion of the Merger”) (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions at the closing of the Merger) or such other time agreed to in writing by Parent and us.

Payment of Merger Consideration and Surrender of Stock Certificates
Promptly following the Effective Time, the Exchange Agent will send to each holder of record of shares of Common Stock (other than the Company, Parent, Merger Sub or any subsidiary of the Company or Parent), a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the Merger Consideration.
You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the Exchange Agent without a letter of transmittal.
If you are a holder of record of shares of Common Stock, you will not be entitled to receive the Merger Consideration until (1) any certificate representing such shares of Common Stock is surrendered to the Exchange Agent, together with a properly completed letter of transmittal or (2) an “agent’s message” is received by the Exchange Agent in respect of any such shares that are uncertificated and held in book-entry form.
The letter of transmittal will include instructions if you have lost a share certificate or if such certificate has been stolen or destroyed. If any stock certificate shall have been lost, stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you will have to make an affidavit of that fact claiming such stock certificate to be lost, stolen or destroyed and, if required by Parent, post a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such stock certificate.
Interests of Directors and Executive Officers in the Merger
In considering the recommendation of the Board of Directors with respect to the Merger, you should be aware that executive officers and directors of the Company may have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of the Company.
Arrangements with Parent
As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to or following the closing of the Merger certain of our executive officers may have discussions, or may enter into agreements with, Parent or Merger Sub or their respective affiliates regarding employment with the Surviving Corporation or one or more of its affiliates.
Indemnification and Insurance of Directors and Executive Officers
The Surviving Corporation and its subsidiaries will honor and fulfill in all respects the obligations of the Company and its subsidiaries under any indemnification agreements existing as of the Agreement Date between the Company or any of its subsidiaries and any of their respective current or former directors and officers for a period of six years following the Effective Time.
The Surviving Corporation will indemnify, defend and hold harmless current or former directors and officers of the Company and its subsidiaries with respect to all acts or omissions by them in their capacities as such or any transactions contemplated by the Merger Agreement for a period of six years following the Effective Time. During such six-year time period, Parent also will cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and advancement of expenses for acts, errors, omissions and service prior to the Effective Time that are at least as favorable to the current or former directors and officers of the Company and its subsidiaries as those set forth in the Company’s and its subsidiaries’ organizational documents as of the Agreement Date and will not amend, repeal or otherwise modify these provisions in the organizational documents in any manner except as required by law.

The Merger Agreement also provides that, prior to the Effective Time, the Company will purchase a six-year “tail” policy and the Surviving Corporation will maintain such “tail” policy in full force and effect and continue to honor the obligations under the “tail” policy. For more information see “The Merger Agreement — Indemnification and Insurance.”
Treatment of Equity-Based Awards
At the Effective Time:
•
Each outstanding Company RSA, whether vested or unvested as of immediately prior to the Effective Time, for which the holder thereof made a timely and valid 83(b) Election shall be cancelled and cease to exist and shall be converted into the right to receive the Merger Consideration.

•
Each Company RSA for which the holder thereof did not make a timely and valid 83(b) Election shall be canceled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to: (A) the total number of shares of such Company RSAs multiplied by (B) the Closing Cash Consideration, without any interest thereon, and (ii) CVRs in an amount equal to the total number of shares of such Company RSAs.

•
Each Company Option that is outstanding and unvested immediately prior to the Effective Time will vest in full, and (i) each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Closing Cash Consideration shall be canceled and converted into the right to receive the sum of an amount in cash (without interest and subject to deduction for any required withholding as contemplated in the Merger Agreement) equal to: (a) the excess, if any, of the Closing Cash Consideration over the exercise price per share of such Company Option; multiplied by the number of shares of Common Stock underlying such Company Option and (b) one (1) CVR, (ii) each Eligible Option (i.e., each Company Option with an exercise price between $5.50 and $6.00) shall be canceled and converted into the right to receive a cash payment equal to (a) the excess, if any, of (A) the Total Consideration (as defined in the Merger Agreement) over (B) the per share exercise price of such Eligible Option, multiplied by (b) the total number of shares of Common Stock subject to such Eligible Option immediately prior to the Effective Time, and (iii) each Company Option that is then outstanding and unexercised and that has a per share exercise price that is equal or greater than the Maximum Total Consideration shall be canceled with no consideration payable in respect thereof.

•
Each Company PSU that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to the product of (A) the total number of shares of Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%, multiplied by (B) the Closing Cash Consideration, without any interest thereon and (ii) CVRs in an amount equal to the total number of shares of Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%.

•
Each Company RSU that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to the product of (A) the number of shares of Common Stock then underlying such Company RSU multiplied by (B) the Closing Cash Consideration, without any interest thereon and (ii) CVRs in an amount equal to the total number of shares of Common Stock then underlying such Company RSUs.

•
Each Company Warrant that is outstanding as of immediately prior to the Effective Time shall, upon the Effective Time, convert into the right to receive, upon exercise of such Company Warrant, the same Merger Consideration as such holder would have been entitled to receive following the Effective Time if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of Common Stock then issuable upon exercise in full of such Company Warrant without regard to any limitations on exercise contained therein.

Under the Merger Agreement, following the Agreement Date, the Company may not sell, issue, grant, or authorize the sale, issuance or grant of any share, capital stock, partnership, limited liability company, membership, member or similar interest in any person, or any option, warrant, right or other security (including debt securities) or interest convertible, exchangeable or exercisable thereto or therefor, except that (x) the Company may issue shares of Common Stock pursuant to the exercise, vesting or settlement of already outstanding equity awards; and (y) the Company may grant, in the aggregate, equity awards with a value no more than $250,000 (based on the price per share of Common Stock contemplated to be paid in the Merger) (1) to any newly hired employees of the Company and its subsidiaries in accordance with the Company’s grant guidelines as of the Agreement Date or (2) to employees in the ordinary course of business (consistent with the Company’s grant guidelines as of the Agreement Date) in connection with the Company’s review and promotion processes or otherwise to recognize performance.
Treatment of Employee Stock Purchase Plan
Following the Agreement Date, (i) with respect to any outstanding Offering Period(s) (as defined in the Company ESPP) under the Company ESPP as of the Agreement Date, no participant can increase the percentage amount of his or her payroll deduction election in effect on the Agreement Date for such Option Period and no new participants can participate in such Option Period; (ii) no new Offering Period will commence under the Company ESPP on or after the Agreement Date; (iii) any Offering Period under the Company ESPP that does not end prior to the Effective Time will terminate and a Purchase Date (as such term is defined in the Company ESPP) will occur immediately prior to the Effective Time, in which case any shares of Common Stock purchased under the Offering Period will be treated the same as all other shares of Common Stock in the Merger; and (iv) immediately prior to the Effective Time, the Company ESPP will terminate. Mr. Eiswirth and Mr. Holland are our only executive officers who participate in the Company ESPP. Their shares purchased under the Company ESPP will be entitled to the treatment described above.
Equity Interests of the Company’s Executive Officers and Non-Employee Directors
The following table sets forth the number of shares of Common Stock that are currently held by each of the Company’s executive officers and non-employee directors, and the amounts that would be realized (subject to any required tax withholdings or deductions and net of any exercise price of stock options) by such individuals with respect to these shares based on the Closing Cash Consideration and amounts payable in respect of CVRs, but in each case based on equity interests held as of the Agreement Date. The table below does not take into account any attempt to forecast any grants, additional issuances, purchases, sales or forfeitures of equity interests following the Agreement Date. For information regarding the potential total dollar value of the compensation that would be paid in respect of equity awards held by our named executive officers as of August 30, 2024 see below under “Golden Parachute Compensation.” The potential total dollar value of the compensation that would be paid in respect of equity awards held by our executive officers, other than our named executive officers, as of August 30, 2024 is $4,423,220. The following table assumes that the closing of the Merger occurs on August 30, 2024, which is the assumed closing date only for purposes of this compensation-related disclosure.
Name	Shares (#)(1)	Shares ($)	In the Money Options (#)(2)(3)	In the Money Options ($)	RSUs (#)(4)	RSUs ($)	PSUs (#)(5)	PSUs ($)	CVRs (#)	CVRs ($)(6)	Total ($)
Philip Ashman, Ph.D.	118,274	650,507	222,000	350,640	6,800	37,400	75,000	412,500	422,074	211,037	1,662,084
Ross DeMont	—	—	50,000	125,500	—	—	—	—	50,000	25,000	150,500
David Dyer, M.D.	13,575	74,663	41,900	73,028	—	—	—	—	55,475	27,738	175,428
Richard S. Eiswirth, Jr.	324,018	1,782,099	527,500	1,070,225	414,700	2,280,850	400,000	2,200,000	1,666,218	833,109	8,166,283
David Holland	187,756	1,032,658	143,125	234,444	—	—	—	—	330,881	165,441	1,432,542
Michael Kaseta	—	—	51,825	132,161	—	—	—	—	51,825	25,913	158,074
Elliot Maltz	—	—	75,000	88,500	75,000	412,500	75,000	412,500	225,000	112,500	1,026,000
Adam Morgan	13,608,533	74,846,932	51,825	132,161	—	—	—	—	13,660,358	6,830,179	81,809,272
Erin Parsons	—	—	59,255	143,069	—	—	—	—	59,255	29,628	172,697

Name	Shares (#)(1)	Shares ($)	In the Money Options (#)(2)(3)	In the Money Options ($)	RSUs (#)(4)	RSUs ($)	PSUs (#)(5)	PSUs ($)	CVRs (#)	CVRs ($)(6)	Total ($)
Margaret Pax	—	—	36,713	76,363	—	—	—	—	36,713	18,357	94,720
Peter J. Pizzo, III	500	2,750	62,000	150,890	—	—	—	—	62,500	31,250	184,890
John Snisarenko	10,000	55,000	62,000	150,890	—	—	—	—	72,000	36,000	241,890
Jason Werner	921	5,066	225,921	567,550	226,800	1,247,400	225,000	1,237,500	678,642	339,321	3,396,836
Todd Wood	—	—	125,000	223,750	125,000	687,500	125,000	687,500	375,000	187,500	1,786,250

(1)
Consists of shares of Common Stock directly held and shares of Common Stock beneficially owned as defined in Rule 16a-1(a)(2) under the Exchange Act, including shares of Company RSAs. The number of shares of Company RSAs held by each non-employee director or executive officer is as follows: Dr. Ashman, 87,250; Mr. DeMont, 0; Dr. Dyer, 13,575; Mr. Eiswirth, 156,375; Mr. Holland, 56,782; Mr. Kaseta, 0; Mr. Maltz, 0; Mr. Morgan, 0; Ms. Parsons, 0; Ms. Pax, 0; Mr. Pizzo, 0; Mr. Snisarenko, 0; Mr. Werner, 0 and Mr. Wood, 0. The number of shares shown does not include shares of Common Stock that the executive officer may purchase after the date of the Merger Agreement under the Company ESPP. For additional information regarding the treatment of our ESPP in the merger, see “The Merger — Interests of Directors and Executive Officers in the Merger — Treatment of the Employee Stock Purchase Plan.” The only executive officers currently participating in the ESPP are Mr. Eiswirth and Mr. Holland who could purchase 500 shares of Common Stock each, assuming that the closing of the Merger occurs on August 30, 2024.

(2)
Represents number of vested Company Options which have a per share exercise price that is less than the Closing Cash Consideration held after giving effect to accelerated vesting provided under the Merger Agreement. Under the Merger Agreement, 100% of all outstanding unvested Company Options, including those options held by our executive officers will accelerate and vest at the Effective Time. The number of currently unvested Company Options, and their value based on the provisions of the Merger Agreement, held by each executive officer is as follows: Dr. Ashman, 169,188 and $323,403; Mr. DeMont, 8,334 and $20,918; Dr. Dyer, 35,859 and $69,766; Mr. Eiswirth, 370,679 and $856,452; Mr. Holland, 218,832 and $234,444; Mr. Kaseta, 8,334 and $20,918; Mr. Maltz, 75,000 and $88,500; Mr. Morgan, 8,334 and $20,918; Ms. Parsons, 8,334 and $20,918; Ms. Pax, 8,160 and $16,973; Mr. Pizzo, 8,334 and $20,918; Mr. Snisarenko, 8,334 and $20,918; Mr. Werner, 225,000 and $564,750 and Mr. Wood, 125,000 and $223,750.

(3)
None of the individuals listed on this table hold Eligible Options.

(4)
Represents number of outstanding Company RSUs that will vest in connection with the Merger. Under the Merger Agreement, 100% of outstanding Company RSUs held by non-employee directors will accelerate and vest at the Effective Time.

(5)
Represents number of outstanding Company PSUs that have vested but not yet settled as well as Company PSUs that will vest in connection with the Merger. Under the Merger Agreement, 100% of outstanding Company PSUs held by non-employee directors will accelerate and vest at the Effective Time.

(6)
Represents the maximum payment in cash ($0.50) per CVR, which could be paid upon satisfaction of the applicable Milestones as described in the section entitled “Related Agreements — Contingent Value Rights Agreement.”

Payments Upon Termination Following Change in Control
We have entered into employment agreements (each, an “Employment Agreement” and collectively, the “Employment Agreements”) with each of Philip Ashman, Ph.D., Richard S. Eiswirth, Jr., David Holland, Elliot Maltz, Jason Werner and Todd Wood, certain of our executive officers, that provide for the payment of severance benefits if employment is terminated by us in connection with a change in control. In the case of Dr. Ashman, we have also entered into a change of control severance agreement (“Change of Control Severance Agreement”) that supersedes the severance provisions contained in his Employment Agreement if his employment is terminated by us in connection with a change in control. The following descriptions of the terms of the Employment Agreements and Change in Control Severance Agreement with our executive officers are intended as a summary only and are qualified in their entirety by reference to the employment agreements filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 8, 2024. For information regarding the potential total dollar value of the compensation that would be paid under the Employment Agreements with our named executive officers as of August 30, 2024 see below under “Golden Parachute Compensation.” The potential total dollar value of the compensation that would be paid under the Employment Agreements and Change in Control Severance Agreement with our executive officers, other than our named executive officers, as of August 30, 2024 is $6,328,682.
Our Employment Agreements and Change in Control Severance Agreement generally provide for severance payments (including premiums for certain continuing health, retirement and insurance benefits) where the executive’s employment is terminated by the Company within 3 months prior to, or 18 months (but in the cases of Mr. Maltz and Mr. Wood, 12 months) following, a change in control, which includes the Merger (a “Qualifying Termination”).
Dr. Ashman’s Change in Control Severance Agreement broadly provides that in the event of a Qualifying Termination, we shall pay Dr. Ashman a sum representing twelve months’ basic salary, accrued bonus and taxable value of any accrued benefit entitlements, subject to deduction of income tax and national insurance contributions, within one month following the effective date of termination.
Mr. Eiswirth’s Employment Agreement provides that if the Board of Directors terminates his employment without cause or he resigns for good reason either within three (3) months prior to a change in control or within 18 months after a change in control, the Company shall pay him his earned but unpaid base salary plus 150% of the sum of (i) his current total annual base salary plus (ii) annual target bonus (subject to such withholdings as required by law) payable in eighteen (18) equal monthly installments (the “Eiswirth Severance Payments”). In addition, he shall be paid, no later than 2.5 months following the close of the fiscal year of termination, his earned bonus for the fiscal year in which the separation from employment occurs. The Eiswirth Severance Payments shall generally commence within 60 days after the separation from employment occurs. In addition, Mr. Eiswirth is also entitled to continuation of health benefits (including for his family) for a period of eighteen (18) months following the separation from employment to the extent permitted by the applicable plans and law.
Mr. Holland’s Employment Agreement provides that if the Board of Directors terminates his employment without cause or he resigns for good reason either within three (3) months prior to a change in control or within 18 months after a change in control, the Company shall pay him his earned but unpaid base salary plus 125% of the sum of (i) his current total annual base salary plus (ii) annual target bonus (subject to such withholdings as required by law) payable in fifteen (15) equal monthly installments (the “Holland Severance Payments”). In addition, he shall be paid, no later than 2.5 months following the close of the fiscal year of termination, his earned bonus for the fiscal year in which the separation from employment occurs. The Holland Severance Payments shall generally commence within 60 days after the separation from employment occurs. In addition, Mr. Holland is also entitled to continuation of health benefits (including for his family) for a period of fifteen (15) months following the separation from employment to the extent permitted by the applicable plans and law.
Mr. Maltz’s Employment Agreement provides that if the Board of Directors terminates his employment without cause or he resigns for good reason either within three (3) months prior to a change in control or within 12 months after a change in control, the Company shall pay him his earned but unpaid base salary plus the sum of (i) 100% of his current total annual base salary plus (ii) 100% of his annual target bonus (subject to such withholdings as required by law) payable in twelve (12) equal monthly installments (the “Maltz Severance Payments”). In addition, he shall be paid, no later than 2.5 months following the close of the fiscal year of termination, his earned bonus for the fiscal year in which the separation from employment occurs. The Maltz Severance Payments shall generally commence within 60 days after the separation from employment occurs. In addition, Mr. Maltz is also entitled to continuation of health benefits (including for his family) for a period of twelve (12) months following the separation from employment to the extent permitted by the applicable plans and law.

Mr. Werners’s Employment Agreement provides that if the Board of Directors terminates his employment without cause or he resigns for good reason either within three (3) months prior to a change in control or within 18 months after a change in control, the Company shall pay him his earned but unpaid base salary plus the sum of (i) 150% of his current total annual base salary plus (ii) 100% of his annual target bonus (subject to such withholdings as required by law) payable in eighteen (18) equal monthly installments (the “Werner Severance Payments”). In addition, he shall be paid, no later than 2.5 months following the close of the fiscal year of termination, his earned bonus for the fiscal year in which the separation from employment occurs. The Werner Severance Payments shall generally commence within 60 days after the separation from employment occurs. In addition, Mr. Werner is also entitled to continuation of health benefits (including for his family) for a period of eighteen (18) months following the separation from employment to the extent permitted by the applicable plans and law.
Mr. Wood’s Employment Agreement provides that if the Board of Directors terminates his employment without cause or he resigns for good reason either within three (3) months prior to a change in control or within 12 months after a change in control, the Company shall pay him his earned but unpaid base salary plus the sum of (i) 100% of his current total annual base salary plus (ii) 100% of his annual target bonus (subject to such withholdings as required by law) payable in eighteen (12) equal monthly installments (the “Wood Severance Payments”). In addition, he shall be paid, no later than 2.5 months following the close of the fiscal year of termination, his earned bonus for the fiscal year in which the separation from employment occurs. The Wood Severance Payments shall generally commence within 60 days after the separation from employment occurs. In addition, Mr. Wood is also entitled to continuation of health benefits (including for his family) for a period of eighteen (18) months following the separation from employment to the extent permitted by the applicable plans and law.
In connection with the Merger, the Company intends to amend the employment agreements of Messrs. Eiswirth, Werner, Maltz, and Wood prior to the Effective Time to provide each such executive a make-whole tax reimbursement payment in respect of any excise taxes incurred by such executive under Section 4999 of the Internal Revenue Code that are triggered as a result of the consummation of the Merger (each, a “Make-Whole Payment”).
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of the Company’s named executive officers (the “NEOs”), as determined in accordance with applicable SEC rules, that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. The “golden parachute” compensation payable to these individuals is subject to a non-binding, advisory vote of the Company’s shareholders, as described elsewhere in this proxy statement/prospectus. The plans or arrangements pursuant to which such “golden parachute” compensation would be payable (other than the Merger Agreement), consist of the NEOs’ employment agreements and the respective equity awards specifying the terms and conditions of each such award.
The amount of payments and benefits that each NEO would receive (on a pre-tax basis), as set forth in the table below, is based on the following assumptions:
•
the closing date of the Merger is July 31, 2024, which is the latest practicable date prior to this filing and used solely for purposes of this golden parachute compensation disclosure;

•
each NEO experiences a Qualifying Termination on July 31, 2024 that results in change in control severance benefits becoming payable to him under such NEO’s employment agreement with the Company without taking into account any possible reasonable compensation reduction that may be available to reduce the excise tax in connection with Section 280G under Section 4999 of the Code;

•
the NEOs’ base salary rate, target annual bonus, and outstanding equity awards remain unchanged from those in effect as of the date of this proxy statement/prospectus; and

•
the value of any cash benefits payable to Dr. Ashman was converted from British pounds sterling to U.S. dollars using the applicable exchange rate on July 31, 2024 of $1.28424 to £1.00.

The calculations in the tables below do not include amounts that NEOs were already entitled to receive or vested in as of July 31, 2024. The calculations in the tables also do not reflect compensation actions that may occur after July 31, 2024 but before the Effective Time (including any additional equity award grants, issuances, vesting or forfeitures that may occur, or future dividends or dividend equivalents that may be accrued, after the date of this proxy statement/prospectus but before the Effective Time). Under the Merger Agreement, following the Agreement Date, the Company may not sell, issue, grant, or authorize the sale, issuance or grant of any share, capital stock, partnership, limited liability company, membership, member or similar interest in any person, or any option, warrant, right or other security (including debt securities) or interest convertible, exchangeable or exercisable thereto or therefor, except that (x) the Company may issue shares of Common Stock pursuant to the exercise, vesting or settlement of already outstanding equity awards; and (y) the Company may grant, in the aggregate, equity awards with a value no more than $250,000 (based on the price per share of Common Stock contemplated to be paid in the Merger) (1) to any newly hired employees of the Company and its subsidiaries in accordance with the Company’s grant guidelines as of June 21, 2024 or (2) to employees in the ordinary course of business (consistent with the Company’s grant guidelines as of June 21, 2024) in connection with the Company’s review and promotion processes or otherwise to recognize performance.
Our named executive officers will not receive any enhanced pension or non-qualified deferred compensation in connection with the Merger and therefore such column is omitted from the tables below.
The amounts set forth in the tables related to equity awards are estimates based on the Closing Cash Consideration ($5.50 per share) and the maximum potential payment in respect of CVRs ($0.50 per CVR). Some of the amounts set forth in the tables would be payable solely by virtue of the consummation of the Merger. In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the tables below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger will differ, and may differ substantially, from the amounts set forth below.
For purposes of this golden parachute disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the consummation of the Merger and “double trigger” refers to payments and benefits that require two conditions, which are the consummation of the Merger and a Qualifying Termination.
The table titled “All Golden Parachute Compensation” includes both arrangements and amounts previously disclosed and subject to a stockholder advisory vote under section 14A(a)(1) of the Exchange Act, as well as new arrangements and understandings related thereto. The table titled “New Golden Parachute Compensation” includes only new arrangements and understandings not previously subject to a stockholder advisory vote.
All Golden Parachute Compensation
Name	Total Cash ($)(1)(2)(3)	Total Equity ($)(4)	Perquisites/ Benefits ($)(5)	Tax Reimbursement ($)(6)	Total ($)
Richard S. Eiswirth, Jr.	1,860,197	6,040,449	19,398	4,263,244	12,183,288
Jason Werner	974,508	2,938,050	51,901	2,053,728	6,018,187
Philip Ashman, Ph.D.	715,370	1,270,703	__	__	1,986,072

(1)
These amounts represent the “double trigger” severance payments and benefits to which each NEO may become entitled under his employment agreement if, during the period beginning 3 months before a change in control and ending 18 months following that change in control, the NEO’s employment is terminated by the Company or any of its subsidiaries for a reason other than cause, death or disability or by the NEO for good reason and the NEO timely signs and does not revoke a release of claims in our favor, as described in the section of this proxy captioned “—Payments Upon Termination Following Change in Control.”

(2)
Pursuant to the employment agreements described in “Payments Upon Termination Following Change-in-Control” above, in the event of a Qualifying Termination, the Company will pay Mr. Eiswirth his earned but unpaid base salary plus 150% of the sum of (i) his current total annual base salary plus (ii) annual target bonus plus a pro rata portion of his annual bonus. In the case of Mr. Werner, in the event of a Qualifying Termination, the Company will pay Mr. Werner his earned but unpaid base salary plus the sum of (i) 150% of his current total annual base salary plus (ii) 100% of his annual target bonus plus a pro rata portion of his annual bonus. Finally, upon a Qualifying Termination under his Change in Control Severance Agreement with the Company, Dr. Ashman will receive a sum representing twelve months’ base salary, accrued annual bonus and taxable value of any accrued benefit entitlements.
(3)
Cash.   The amount of each of these cash payments is calculated as follows:

Name	Base Salary Component of Severance ($)	Bonus Component of Severance ($)	2024 Pro Rata Bonus ($)	Taxable Value of Any Accrued Benefit ($)	Total ($)
Richard S. Eiswirth, Jr.	960,000	624,000	276,197	__	1,860,197
Jason Werner	675,000	180,000	119,508	__	974,508
Philip Ashman, Ph.D.	404,536	183,708	121,361	6,396	715,370

(4)
These amounts represent the aggregate value of the outstanding Company RSAs, in-the-money Company Options, Company PSUs and Company RSUs that would vest as a direct result of the Merger, assuming the Merger occurs on July 31, 2024 (determined as the product of (i) the total number of shares of Common Stock underlying the accelerated portion of the Company equity award, multiplied by (ii) the excess of the price per share over the per share exercise price of the Company equity award, if any), with all performance metrics deemed achieved at 100%). These amounts do not include payments in respect of outstanding Company RSAs, Company Options, Company PSUs and Company RSUs that are already vested because the named executive officer would already be entitled to the economic benefit of such equity. For information regarding all equity awards held by the named executive officers, see the table in the section entitled “Equity Interests of the Company’s Executive Officers and Non-Employee Directors.” These amounts are “single-trigger” benefits and will paid if the Merger is consummated and, with respect to the CVRs, the maximum Milestone Payments are achieved. The numbers of underlying shares and corresponding values for such equity awards are as follows:

	Company RSAs		Company RSUs		In the Money Company Options		Company PSUs		Potential CVR Payment
Name	Underlying Shares (#)	Value ($)	Underlying Shares (#)	Value ($)	Underlying Shares (#)	Value ($)	Underlying Shares (#)	Value ($)	CVRs (#)	Value ($)
Richard S. Eiswirth, Jr.	156,375	860,063	414,700	2,280,850	359,668	834,153	266,667	1,466,669	1,197,430	598,715
Jason Werner	__	__	226,800	1,247,400	225,000	564,750	150,000	825,000	601,800	300,900
Philip Ashman, Ph.D.	87,250	479,875	6,800	37,400	167,625	322,590	50,000	275,000	311,675	155,838

(5)
Reflects the full value of the medical premiums the executives would be entitled to for a period of 18 months, in the cases of Messrs. Eiswirth and Werner, following their separation from employment. Amounts are based upon the types of insurance coverage the Company carried for such executive as of July 31, 2024 and the premiums in effect on such date in accordance with assumptions used for financial reporting purposes under generally accepted accounting principles. These amounts are “double-trigger” benefits and will only be paid if the named executive officer is terminated without cause or resigns for good reason. Dr. Ashman is not entitled to any additional reimbursements for medical premiums, other than the taxable payment described above as part of his severance.

(6)
The Company intends to amend the employment agreements with each of Messrs. Eiswirth and Werner to provide that, in the event that such individual receives any payments or benefits in connection with the Merger that are subject to tax under Section 4999 of the Code, after taking into account the value of applicable non-compete agreements, such individual will receive a Make-Whole Payment that puts him in the same after-tax position as if the tax under Section 4999 of the Code did not apply. The amounts listed in this column represent the estimated Make-Whole Payment that each of Messrs. Eiswirth and Werner could become entitled to receive on a “double-trigger” basis assuming a Qualifying Termination of employment in connection with the consummation of the Merger. The amounts in this column are calculated based on a 20% excise tax rate and each of Messrs. Eiswirth’s and Werner’s estimated effective tax rates, including a federal marginal income tax rate of 37.00% and applicable state, local and payroll taxes, and do not reflect any reduction for reasonable compensation attributable to non-compete arrangements. The actual amount of the Make-Whole Payment for each of Messrs. Eiswirth and Werner, if any, will not be determinable until after the consummation of the Merger.
New Golden Parachute Compensation
Name	Total Cash ($)	Total Equity ($)(1)	Perquisites/ Benefits ($)	Tax Reimbursement ($)(2)	Total ($)
Richard S. Eiswirth, Jr.	__	6,040,449	__	4,263,244	10,303,693
Jason Werner(3)	974,508	2,938,050	51,901	2,053,728	6,018,187
Philip Ashman, Ph.D.	__	1,270,703	__	__	1,270,703

(1)
Pursuant to the terms of the Merger Agreement, all equity awards will be subject to single-trigger acceleration. Since the current terms of the NEO’s employment agreements with the Company (and Mr. Eiswirth’s agreement as in effect as of the most recent stockholder advisory vote) do not provide for single-trigger full vesting of all outstanding equity awards, the full value of such single-trigger acceleration (including maximum CVR payment) is included as new golden parachute compensation. For detailed information regarding the separate forms of equity, please see footnote 4 in the All Golden Parachute Compensation table above.

(2)
The Company intends to amend the employment agreements with each of Messrs. Eiswirth and Werner to provide that, in the event that such individual receives any payments or benefits in connection with the Merger that are subject to tax under Section 4999 of the Code, after taking into account the value of applicable non-compete agreements, such individual will receive a Make-Whole Payment that puts him in the same after-tax position as if the tax under Section 4999 of the Code did not apply. The amounts listed in this column represent the estimated Make-Whole Payment that each of Messrs. Eiswirth and Werner could become entitled to receive on a “double-trigger” basis assuming a Qualifying Termination of employment in connection with the consummation of the Merger. The amounts in this column are calculated based on a 20% excise tax rate and each of Messrs. Eiswirth’s and Werner’s estimated effective tax rates, including a federal marginal income tax rate of 37.00% and applicable state, local and payroll taxes, and do not reflect any reduction for reasonable compensation attributable to non-compete arrangements. The actual amount of the Make-Whole Payment for each of Messrs. Eiswirth and Werner, if any, will not be determinable until after the consummation of the Merger.

(3)
Mr. Werner is a new NEO and, therefore, his compensation has not previously been subject to a stockholder advisory vote.

Material U.S. Federal Income Tax Consequences of the Merger
The following is a summary of the material U.S. federal income tax consequences of the Merger to “U.S. holders” and “non-U.S. holders” (each as defined below) whose shares of Common Stock are converted into the right to receive cash and CVRs in the Merger. This summary is for general information only and is not tax advice, and it does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial opinions, and administrative rulings and published positions of the IRS, each as in effect as of the date hereof. These laws and authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this summary. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
The summary applies only to beneficial owners who hold shares of Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes), and is not intended for holders of Common Stock subject to special treatment under U.S. federal income tax law, including, without limitation, the following:

•
partnerships and other pass-through entities and partners or investors who hold their Common Stock through such entities;

•
banks and other financial institutions;

•
tax-exempt organizations and pension funds;

•
individual retirement accounts;

•
insurance companies;

•
dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes;

•
persons who acquired their shares of Common Stock through the exercise of options or similar derivative securities or otherwise as compensation;

•
persons whose shares of Common Stock are qualified small business stock for purposes of Section 1202 of the Code;

•
persons whose shares of Common Stock are “Section 1244 stock” for purposes of Section 1244 of the Code;

•
persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•
persons who hold their shares of Common Stock as part of a hedge, appreciated financial position, straddle or conversion transaction;

•
persons who have entered into constructive sales of their Common Stock under the Code;

•
controlled foreign corporations;

•
passive foreign investment companies; or

•
U.S. expatriates.

This summary does not address any aspect of state, local or foreign tax laws, any estate or gift tax considerations, the application of the alternative minimum tax, the additional 3.8% tax on certain net investment income that may be imposed under the Code, or any other form of federal non-income taxation that may be applicable to a stockholder. Furthermore, it generally does not address the tax consequences of transactions effectuated before, after, or at the same time as the Merger, whether or not they are in connection with the Merger.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner of such partnership generally will depend on the status of such partner and the activities of such partnership. A partnership holding Common Stock, and the partners in such partnership, should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger and of owning the CVRs.
Holders are urged to consult their tax advisors to determine the tax consequences to them of exchanging Common Stock for cash and CVRs pursuant to the Merger, and ownership of the CVRs, in light of their particular circumstances.
U.S. Holders
For purposes of this summary, a “U.S. holder” is any beneficial owner of shares of Common Stock that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•
an estate that is subject to U.S. federal income tax on its income regardless of its source.

The exchange of shares of Common Stock for cash and CVRs in the Merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing and character of a portion of such gain or loss, depends on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty. The installment method of reporting any gain attributable to the receipt of a CVR generally will not be available with respect to the disposition of Common Stock pursuant to the Merger because the Common Stock is traded on an established securities market.
There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of the CVRs or payments received thereunder in connection with the Merger. The receipt of the CVRs as part of the Merger consideration might be treated as a “closed transaction” or as an “open transaction” for U.S. federal income tax purposes.
Pursuant to U.S. Treasury regulations addressing contingent payment obligations analogous to the CVRs, if the fair market value of the CVRs is “reasonably ascertainable,” a U.S. holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the Merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs cannot be reasonably ascertained, a U.S. holder may treat the transaction as an “open transaction” for purposes of determining gain or loss. These U.S. Treasury regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. The CVRs also may be treated as contract rights, debt instruments, or deferred payment contract rights for U.S. federal income tax purposes, which would affect the amount, timing, and character of any gain, income, or loss with respect to the CVRs. U.S. holders are urged to consult with their own tax advisors with respect to the proper characterization of the receipt of, and payments made with respect to, a CVR.
As a result, we cannot express a definitive conclusion as to the U.S. federal income tax treatment of receipt of the CVRs or receipt of any payment pursuant to the CVRs. Based on the specific characteristics of the CVRs, we intend to treat the receipt of the CVRs as a closed transaction and payments received pursuant to the CVRs (except to the extent of any imputed interest, as described below) as amounts realized on the disposition (or partial disposition) of the CVRs. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to this treatment. In such event, the tax consequences of the receipt of CVRs and/or payments with respect to the CVRs could differ materially from those summarized below (including, potentially, a portion or all of payments made with respect to the CVRs giving rise to ordinary income, rather than capital gain). No opinion of counsel or ruling has been or will be sought from the IRS regarding the tax treatment of the CVRs.
Treatment as Closed Transaction.   As discussed above, we will report the receipt of the CVRs as part of a closed transaction for U.S. federal income tax purposes. Assuming such treatment is respected by the IRS, a U.S. holder whose shares of Common Stock are exchanged for cash and CVRs in the Merger will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount of cash received with respect to such shares plus the fair market value (determined as of the Effective Time) of any CVRs received (determined before the deduction of any applicable withholding taxes, as described below under “— Backup Withholding, Information Reporting and FATCA”) and (ii) the U.S. holder’s adjusted tax basis in such shares. No express guidance under current U.S. federal income tax law is available regarding the proper method for determining the fair market value of the CVRs, but it is possible that the trading price of a share of Common Stock would be considered along with other factors in making that determination. Gain or loss will be determined separately for each block of shares of Common Stock (i.e., shares of Common Stock acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss, provided that the U.S. holder’s holding period for such shares of Common Stock is more than 12 months at the Effective Time. There are limitations on the deductibility of capital losses. The initial basis of each CVR will equal its fair market value (determined as of the Effective Time).

Treatment of Receipt of Payments on the CVRs.   There is no authority directly addressing the U.S. federal income tax treatment of receiving payments on CVRs received in a closed transaction and, therefore, the amount, timing, and character of any gain, income, or loss with respect to the CVRs is uncertain. For example, it is possible that the payments, if any, received with respect to a CVR, up to the amount of U.S. holder’s adjusted tax basis in the CVR, may be treated as a non-taxable return of such holder’s adjusted tax basis in the CVR, with any amount received in excess of such basis treated as gain from the disposition of the CVR, or another method of basis recovery may possibly apply. Further, it is not clear whether the payment, if any, made with respect to a CVR may be treated as a payment with respect to a sale or exchange of a capital asset or as giving rise to ordinary income.
Based on specific characteristics of the CVRs, we intend to treat any payment received by a U.S. holder in respect of such CVRs (except to the extent any portion of such payment is required to be treated as imputed interest, as described below) as amounts realized on the disposition (or partial disposition) of the CVRs by the U.S. holder. Assuming that this method of reporting is respected by the IRS, a U.S. holder is expected to recognize gain or loss equal to the difference between such payment (less any portion of such payment required to be treated as imputed interest, as described below) and the U.S. holder’s adjusted tax basis in the CVR (or portion thereof). The gain or loss would be long-term capital gain or loss if the U.S. holder has held the CVR for more than one year at the time of such payment. Although not entirely free from doubt, it is anticipated that a U.S. holder would recognize loss to the extent of any remaining basis in the CVRs after the expiration of any right to payments under such U.S. holder’s CVRs. The deductibility of capital losses is subject to limitations. Each U.S. holder should consult its tax advisor regarding the treatment in its particular circumstances of the expiration of a CVR.
Treatment as Open Transaction.   If the transaction is treated as an “open transaction,” a U.S. holder whose shares of Common Stock are exchanged for cash and CVRs in the Merger will generally recognize capital gain or loss for U.S. federal income tax purposes upon the consummation of the Merger equal to the difference, if any, between (i) the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below under “— Backup Withholding, Information Reporting and FATCA”) and (ii) the U.S. holder’s adjusted tax basis in such shares. The CVRs will not be taken into account in determining the U.S. holder’s taxable gain or loss upon receipt of the initial cash consideration. A portion of the CVR payments would generally be treated as interest income (as described below) and the balance, in general, as additional consideration for the disposition of the shares of Company Stock.
Imputed Interest.   A portion of the payments made with respect to a CVR may be treated as imputed interest, which would be ordinary income to the U.S. holder of a CVR. The portion of any payment made with respect to a CVR treated as imputed interest will be determined at the time such payment is made and generally should equal the excess of (i) the amount of the payment in respect of the CVRs over (ii) the present value of such amount as of the Effective Time, calculated using the applicable federal rate as the discount rate. The applicable federal rate is published monthly by the IRS. A U.S. holder must include in its taxable income imputed interest (if any) using such holder’s regular method of accounting for U.S. federal income tax purposes.
Non-U.S. Holders
A “non-U.S. holder” is a beneficial owner of Common Stock that is not a U.S. holder or a partnership or disregarded entity (or any other entity or arrangement that is treated as a partnership or disregarded entity for U.S. federal income tax purposes). In such case, a non-U.S. holder whose shares of Common Stock are exchanged for cash and CVRs in the Merger generally is not expected to be subject to U.S. federal income tax on any gain realized on such sale or exchange unless any of the following is true:
•
the gain, if any, on such shares is effectively connected with the non-U.S. holder’s trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Common Stock for cash and CVRs pursuant to the Merger and certain other conditions are met; or

•
the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of our Common Stock at any time during the five-year period preceding the Merger and the Company is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the non-U.S. holder held Common Stock.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder (as described above under “— U.S. Holders”), subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point immediately above will generally be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence) on any gain realized, which may be offset by U.S.-source capital losses, if any, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
We believe that we have not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the Merger.
Generally, if payments are made to a non-U.S. holder with respect to a CVR, such non-U.S. holder may be subject to withholding at a rate of 30% (or a lower applicable treaty rate) on the portion of any such payments treated as imputed interest (as discussed above under “— U.S. Holders — Imputed Interest”), or possibly the entire CVR payment depending on the U.S. federal income tax treatment of the CVRs, unless such non-U.S. holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agents.
Amounts treated as imputed interest that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States, are generally taxed in the manner applicable to U.S. holders, as described above. In such cases, the non-U.S. holder will not be subject to withholding so long as such non-U.S. holder complies with applicable certification and disclosure requirements. In addition, interest received by a non-U.S. corporation that is effectively connected with the conduct of a trade or business in the United States may be subject to a branch profits tax at a 30% rate, or a lower rate specified in an applicable income tax treaty.
Backup Withholding, Information Reporting and FATCA
Information reporting generally will apply to payments to a holder pursuant to the Merger (including payments with respect to a CVR), unless such holder is an entity that is exempt from information reporting and, when required, properly demonstrates its eligibility for such exemption. Backup withholding of tax may apply to cash payments (including payments with respect to a CVR) to which a non-corporate U.S. holder is entitled under the Merger Agreement, unless such U.S. holder provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Each of our U.S. holders that is a stockholder of record should complete and sign, under penalty of perjury, an IRS Form W-9 and return it to the Exchange Agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the Exchange Agent. A non-U.S. holder that that is a stockholder of record that provides the Exchange Agent with the applicable IRS Form W-8 (together with appropriate attachments) providing certification of non-U.S. status (such as an IRS Form W-8BEN, W-8BEN-E, or another appropriate version of Form W-8) will generally establish an exemption from backup withholding.
Backup withholding is not an additional tax. Any amounts withheld from cash payments (including payments with respect to a CVR) to a stockholder pursuant to the Merger under the backup withholding rules will generally be allowable as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Under the “Foreign Account Tax Compliance Act” provisions of the Code, related U.S. Treasury guidance, and related intergovernmental agreements (“FATCA”), Parent or another applicable withholding agent will be required to withhold tax at a rate of 30% on the portion of payments to certain foreign financial institutions and non-financial foreign entities on the CVRs reported as imputed interest, or possibly the entire CVR payment depending on the U.S. federal income tax treatment of the CVRs, if a non-U.S. holder fails to meet prescribed certification requirements. In general, no such withholding will be required with respect to a person that timely provides certifications that establish an exemption from FATCA withholding on a valid IRS Form W-8 (together with appropriate attachments). A non-U.S. holder may be able to claim a credit or refund of the amount withheld under certain circumstances. Under currently proposed U.S. Treasury regulations, FATCA withholding would not apply to payments that are treated as gross proceeds from the sale or other disposition of property of a type that can generate U.S. source interest or dividends, including the shares of Common Stock. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. Each non-U.S. holder should consult its own tax advisor regarding the application of FATCA to the CVRs.
The U.S. federal income tax consequences described above are for general information purposes only and are not intended to constitute a complete description of all tax consequences relating to the Merger and ownership of CVRs. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder, the particular tax effects to the stockholder of the Merger and ownership of CVRs in light of such stockholder’s particular circumstances and the application of state, local and foreign tax laws, if applicable.
Regulatory Approvals
Under the terms of the Merger Agreement, the Merger cannot be completed until, following the submission of required filings with the relevant governmental authorities, the waiting period applicable to the consummation of the Merger under the HSR Act has expired or been terminated.
On June 28, 2024, the Company and Parent filed notification of the proposed Merger with the DOJ under the HSR Act.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied on a timely basis or at all.

THE MERGER AGREEMENT
This section describes the material terms of the Merger Agreement. The descriptions of the Merger Agreement in this section and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. You are encouraged to read the Merger Agreement carefully and in its entirety before making any decisions regarding the Merger, including approval of the Merger Proposal, as it is the legal document governing the Merger. This section is not intended to provide you with any factual information about the Company, Parent or Merger Sub. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described under the heading “Where You Can Find More Information” beginning on page 104 of this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary describes the material provisions of the Merger Agreement. The rights and obligations of the parties under the Merger Agreement are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Parent, Merger Sub and the Company in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by the Company in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the Agreement Date. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential Company disclosure schedules to the Merger Agreement (the “Company Disclosure Schedules”) or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business.
The Merger
Effects of the Merger; Certificate of Incorporation; Bylaws; Officers and Directors
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company in accordance with the DGCL. The Company will be the surviving corporation in the Merger (the “Surviving Corporation”), will become a wholly owned indirect subsidiary of Parent and will continue to exist following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. In addition, our shares of Common Stock will subsequently be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

At the Effective Time, the certificate of incorporation and bylaws of the Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation or bylaws, as applicable. The directors of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the directors of the Merger Sub immediately prior to the Effective Time. The officers of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the officers of the Company immediately prior to the Effective Time.
Closing and Effective Time
The closing of the Merger will take place no later than the third business day after the satisfaction or waiver of the conditions to closing of the Merger (described below under the caption “The Merger Agreement — Conditions to Completion of the Merger”) (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions at the closing of the Merger) or such other time agreed to in writing by Parent and us; provided, that the closing shall not occur prior to September 9, 2024 without the prior written consent of Parent. At the closing of the Merger, the Company will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing of the certificate of merger or at such later time as is agreed by the parties to the Merger Agreement and specified in the certificate of merger.
Treatment of Common Stock
At the Effective Time, each share of our Common Stock outstanding immediately prior to the Effective Time (excluding any treasury shares or shares owned by Parent, Merger Sub or any other subsidiary of Parent or the Company, and shares held by stockholders who are entitled to, and who properly exercise (and do not subsequently withdraw) appraisal rights pursuant to the DGCL), shall be canceled and cease to exist and shall be converted into the right to receive (i) $5.50 in cash, without interest (such amount, as may be adjusted in accordance with the Merger Agreement, the “Closing Cash Consideration”) at the Closing, subject to the terms and conditions of the Merger Agreement, and (ii) one CVR, which shall represent the right to receive the Milestone Payments (as defined below) subject to the terms and conditions set forth in the CVR Agreement (as defined below) (the consideration contemplated by (i) and (ii), together, the “Merger Consideration”).
Treatment of Company RSAs, Company Options, Company PSUs, Company RSUs and Company Warrants
At the Effective Time, each outstanding award of restricted stock with respect to shares of our Common Stock (each, a “Company RSA”), whether vested or unvested as of immediately prior to the Effective Time, for which the holder thereof made a timely and valid election (an “83(b) Election”) under Section 83(b) of the Internal Revenue Code of 1986, as amended, shall be cancelled and cease to exist and shall be converted into the right to receive the Merger Consideration.
At the Effective Time, each Company RSA for which the holder thereof did not make a timely and valid 83(b) Election shall be canceled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to: (A) the total number of shares of such Company RSAs multiplied by (B) the Closing Cash Consideration, without any interest thereon (the “Company RSA Cash Consideration”), and (ii) CVRs in an amount equal to the total number of shares of such Company RSAs.
At the Effective Time, each stock option granted by the Company to purchase shares of our Common Stock (each, a “Company Option”) that is outstanding and unvested immediately prior to the Effective Time will vest in full, and (i) each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Closing Cash Consideration shall be canceled and converted into the right to receive the sum of an amount in cash (without interest and subject to deduction for any required withholding as contemplated in the Merger Agreement) equal to: (a) the excess, if any, of the Closing Cash Consideration over the exercise price per share of such Company Option; multiplied by the number of shares of our Common Stock underlying such Company Option (the “Company Option Cash Consideration”) and (b) one (1) CVR, (ii) each Company Option that is then outstanding and unexercised, and which has a per share exercise price that equals or exceeds the Closing Cash Consideration, but is less than the Maximum Total Consideration (as defined in the Merger Agreement) (each, an “Eligible Option”) shall be canceled and converted into the right to receive a cash payment equal to (A) the excess, if any, of (x) the Total Consideration (as defined in the Merger Agreement) over (y) the per share exercise price of such Eligible Option, multiplied by (B) the total number of shares of our Common Stock subject to such Eligible Option immediately prior to the Effective Time, and (iii) each Company Option that is then outstanding and unexercised and that has a per share exercise price that is equal or greater than the Maximum Total Consideration shall be canceled with no consideration payable in respect thereof.
At the Effective Time, each award of restricted stock units with respect to shares of our Common Stock that is subject to performance-based vesting conditions (“Company PSU”) that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to the product of (A) the total number of shares of our Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%, multiplied by (B) the Closing Cash Consideration, without any interest thereon (the “Company PSU Cash Consideration”) and (ii) CVRs in an amount equal to the total number of shares of our Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%.
At the Effective Time, each award of restricted stock units with respect to shares of our Common Stock, other than Company PSUs (“Company RSU”), that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash (without interest and subject to deduction for any required withholding as contemplated by the Merger Agreement) equal to the product of (A) the number of shares of our Common Stock then underlying such Company RSU multiplied by (B) the Closing Cash Consideration, without any interest thereon (the “Company RSU Cash Consideration”) and (ii) CVRs in an amount equal to the total number of shares of our Common Stock then underlying such Company RSUs.
At the Effective Time, each issued and outstanding warrant to purchase shares of our Common Stock issued by the Company that are unexpired and unexercised (“Company Warrant”) that is outstanding as of immediately prior to the Effective Time shall, upon the Effective Time, convert into the right to receive, upon exercise of such Company Warrant, the same Merger Consideration as such holder would have been entitled to receive following the Effective Time pursuant to the Merger Agreement if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of our Common Stock then issuable upon exercise in full of such Company Warrant without regard to any limitations on exercise contained therein.
The Merger Agreement provides that prior to the Agreement Date, the Board of Directors (or, if applicable, any committee thereof administering the Company’s 2010 Employee Stock Purchase Plan, as amended (the “Company ESPP”) adopted such resolutions or took such other necessary actions to provide that, (i) with respect to any outstanding Offering Period(s) (as such term is defined in the Company ESPP) under the Company ESPP as of the Agreement Date, no participant in the Company ESPP may increase the percentage amount of his or her payroll deduction election in effect on the Agreement Date for such Offering Period and no new participants may participate in such Offering Period; (ii) no new Offering Period shall be commenced under the Company ESPP on or after the Agreement Date; (iii) any such Offering Period under the Company ESPP that does not end prior to the Effective Time shall terminate and a Purchase Date (as such term is defined in the Company ESPP) shall occur under the Company ESPP immediately prior to the Effective Time with respect to such Offering Period, in which case any shares of our Common Stock purchased pursuant to such Offering Period shall be treated the same as all other shares of our Common Stock in accordance with the Merger Agreement; and (iv) immediately prior to, and subject to the occurrence of the Effective Time, the Company ESPP shall terminate.
Payment of Per Share Merger Consideration and Surrender of Stock Certificates
Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of paying the Merger Consideration. Contemporaneously with the

Effective Time, Parent shall deposit with and make available to (or shall cause to be deposited with and made available to) the Exchange Agent cash sufficient to pay the full Closing Cash Consideration in respect of shares of our Common Stock and Company Warrants, but not any Closing Cash Consideration in respect of any Excluded Shares, dissenting shares as of the Effective Time or, for the avoidance of doubt, the Company RSA Cash Consideration, the Company Option Cash Consideration, the Company RSU Cash Consideration or the Company PSU Cash Consideration.
Promptly after the Effective Time (but in no event later than five (5) Business Days after the Effective Time), Parent shall cause the Exchange Agent to send to each holder of shares of our Common Stock at the Effective Time (other than the Company, Parent, Merger Sub or any subsidiary of the Company or Parent) a letter of transmittal, in form and substance reasonably acceptable to the Company, and instructions for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon transfer of the shares of our Common Stock to the Exchange Agent).
Each holder of shares of our Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), the Merger Consideration in respect of such holder’s shares of our Common Stock; provided that no portion of the Merger Consideration relating to the CVRs will be paid unless and until it is required to be paid pursuant to the CVR Agreement. Each of the Company, Exchange Agent, Rights Agent (as defined below), Surviving Corporation, Parent and their respective affiliates shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the Merger Agreement or the CVR Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable law.
Any portion of the Closing Cash Consideration made available to the Exchange Agent that remains unclaimed by the holders of shares of our Common Stock nine (9) months after the Effective Time and any portion of any amounts payable in respect of the CVRs and made available to the Rights Agent that remains unclaimed by the holders of shares of our Common Stock nine (9) months after deposit with the Rights Agent, in each case shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of our Common Stock for the Merger Consideration prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, in respect of such shares without any interest thereon.
Appraisal Rights
Shares of Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) and held by a holder who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL shall not be converted into the right to receive the Merger Consideration.
At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall be canceled and cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto except such rights as are granted by Section 262 of the DGCL to a holder of Dissenting Shares; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to the DGCL, such shares of Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon.
The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Common Stock, any waiver or withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in and control all negotiations and proceedings with respect to such demands under the DGCL, in all cases consistent with the obligations of the Company thereunder to the extent not inconsistent with applicable law, including the DGCL. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands. From and after the Effective Time, a holder of

Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Parent.
Representations and Warranties
The Merger Agreement contains representations and warranties of the Company, Parent and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any event, effect, occurrence, fact, circumstance, development, condition or change that, individually or in the aggregate, has or would be reasonably likely to have a material adverse effect on (a) the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to timely perform in all material respects its obligations under the Merger Agreement or consummate the transactions contemplated thereby on a timely basis; provided, however, that for the purposes of clause (a) none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and except as provided below, none of the following shall be taken into account in determining whether there is, or would reasonably be likely to be, a Company Material Adverse Effect:
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general economic or political conditions (or changes or disruptions in such conditions);

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conditions (or changes or disruptions in such conditions) generally affecting the industries in which the Company and its subsidiaries operate;

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conditions (or changes or disruptions in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries, (B) any suspension of trading in equity, debt, derivative or hybrid securities, securities generally (including shares of our Common Stock but only if all other such securities are also delisted) on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, (C) any decline in the price or trading volume of any security (other than the shares of our Common Stock) or any market index, and (D) the availability and cost of equity finance, debt finance or other finance;

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regulatory, legislative or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world or acts of war (whether or not declared), armed or unarmed hostilities or attacks (including cyber-attacks), acts of terrorism, sabotage, or the escalation or worsening thereof in the United States or any other country or region in the world;

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actions taken as required or specifically permitted by the Merger Agreement or actions or omissions taken with Parent’s consent;

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any changes in applicable Law (including COVID-19 Measures), accounting rules (including GAAP) or other legal or regulatory conditions or the enforcement, implementation or interpretation thereof;

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the announcement of the Merger Agreement or pendency of the transactions contemplated thereby, including (A) the identity of Parent, and (B) the loss or departure of officers or other employees of the Company or any of its subsidiaries;

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any natural or man-made disaster, hurricane, earthquake, flood, disaster, acts of God, public health emergency, pandemic or other force majeure events; or

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any change, in and of itself, in the market price or trading volume of the Company’s securities or any failure by the Company to meet any internal or published forecasts, estimates, projections or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided that the underlying causes of any such changes and failures (subject to the other provisions of this definition) shall not be excluded);

provided, however, that any event, effect, occurrence, fact, circumstance, development, condition or change referred to in the first, second, third, fourth, sixth and eighth items described in the above bullet points shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its subsidiaries conduct their businesses.
In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the Company Disclosure Schedules. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing, and authority to conduct business with respect to the Company and its subsidiaries;

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the capital structure of the Company, the ownership and capital structure of the Company’s subsidiaries and the ownership of equity interests;

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the Company’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

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the necessary vote of stockholders in connection with the Merger Agreement;

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the necessary approval of the Board of Directors;

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required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

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the absence of conflicts with, or violations of, organizational documents, laws, orders, or material contracts, in each case as a result of the Company’s execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement;

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the Company’s SEC filings and financial statements;

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the absence of undisclosed liabilities;

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the Company’s internal controls over financial reporting and disclosure controls and procedures;

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the conduct of the business of the Company and its subsidiaries in the ordinary course consistent with past practice and the absence of a Company Material Adverse Effect, in each case since March 31, 2024;

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the absence of legal proceedings and orders;

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the absence of broker’s or finder’s fees payable in connection with the transactions contemplated by the Merger Agreement;

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employee benefit plans;

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the Board of Directors’ receipt of the opinion of Centerview Partners LLC;

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tax matters;

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the Company’s compliance with laws and possession of governmental permits;

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regulatory matters;

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patents, trademarks and other intellectual property matters;

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labor and employment matters;

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insurance matters;

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material contracts;

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real property owned, leased or subleased by the Company and its subsidiaries;

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environmental matters;

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the inapplicability of anti-takeover statutes to the Merger;

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the proxy statement; and

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the absence of certain related party transactions.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, good standing and authority to conduct business with respect to Parent and Merger Sub;

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Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

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required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

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the absence of conflicts with, or violations of, organizational documents, laws, orders, or material contracts, in each case as a result of Parent’s and Merger Sub’s execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement;

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the absence of litigation challenging the Merger;

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ownership of shares of our Common Stock by Parent and Merger Sub;

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the absence of broker’s or finder’s fees payable in connection with the transactions contemplated by the Merger Agreement;

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the activities of the Merger Sub;

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the accuracy of certain information supplied by Parent and Merger Sub for use herein;

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assuming that the debt financing is funded in accordance with the debt commitment letter, the sufficiency of the cash and cash equivalents of Parent to consummate the Merger and the transactions contemplated by the Merger Agreement;

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the solvency of Parent following the incurrence of the debt financing, the payment of the Closing Cash Consideration and the payment of all other amounts required to be paid in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement; and

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matters with respect to Parent’s financing arrangements.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Prior to Effective Time
The Merger Agreement provides that, except (1) as expressly contemplated or required by the Merger Agreement; (2) as required by applicable law; (3) as disclosed in the Company Disclosure Schedules; or (4) as approved by the Parent in writing, during the period of time between the Agreement Date and the Effective Time, the Company will and will cause each of its subsidiaries to:
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use commercially reasonable efforts to ensure that it conducts its and their respective businesses in the ordinary course consistent with past practice; and

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use commercially reasonable efforts to preserve intact its and their respective current business organizations, keep available the services of its and their respective key employees and maintain its and their respective relations and goodwill with the persons having material business relationships with the Company or its subsidiaries.

In addition, the Company has also agreed that, except as (1) expressly contemplated or required by the Merger Agreement; (2) as required by applicable law; (3) disclosed in the Company Disclosure Schedules; or

(4) as approved by the Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed, other than with respect to the first, second third, fourth, fifth, sixth, ninth, tenth, eleventh, twelfth, subsection (f) of the thirteenth, fourteenth, eighteenth, twenty-second, twenty-third and twenty-fourth, and, to the extent relating to the foregoing subsections, twenty-fifth bullet points below), during the period of time between the Agreement Date and the Effective Time, the Company will not, and will cause each of its subsidiaries not to, among other things:
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except as permitted by the second bullet below, declare, accrue, set aside or pay any dividend, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or any other securities of the Company or any of its subsidiaries (other than dividends or distributions paid in cash from a direct or indirect wholly owned subsidiary of the Company to the Company or another direct or indirect wholly owned subsidiary of the Company); adjust, split, subdivide, combine or reclassify any capital stock or otherwise amend the terms of any securities of the Company or any of its subsidiaries; or acquire, redeem or otherwise reacquire or offer to acquire, redeem or otherwise reacquire any shares of capital stock or other securities, other than (1) the withholding or retirement of shares of our Common Stock to satisfy tax obligations with respect to Company equity awards outstanding on the Agreement Date, and (2) the acquisition by the Company of shares of our Common Stock in connection with the surrender of shares of our Common Stock by holders of Company Options outstanding on the Agreement Date in order to pay the exercise price thereof and/or any related withholding taxes;

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sell, issue, grant, or authorize the sale, issuance or grant of any equity interests, except that (x) the Company may issue shares of our Common Stock pursuant to the exercise, vesting or settlement of Company equity awards under the stock plans or a Company inducement grant outstanding on the Agreement Date and disclosed on the Company Disclosure Schedules; and (y) the Company may grant, in the aggregate, Company equity awards with a value no more than $250,000 (based on the price per share of our Common Stock contemplated to be paid pursuant to this Agreement) (1) to any newly hired employees of the Company and its subsidiaries in accordance with the Company’s grant guidelines as of the Agreement Date or (2) to Company employees in the ordinary course of business (consistent with the Company’s grant guidelines as of the Agreement Date) in connection with the Company’s review and promotion processes or otherwise to recognize performance;

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except as otherwise contemplated by the Merger Agreement, amend or otherwise modify any of the terms of any outstanding Company equity awards;

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amend or permit the adoption of any amendment to the Company charter and bylaws or the equivalent documents of any subsidiary of the Company;

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acquire any equity interest, business, or assets (other than, solely with respect to assets, (x) in the ordinary course of business consistent with past practice or (y) purchases pursuant to commitments under contracts of the Company or any of its subsidiaries as in effect on the Agreement Date) of any other Person, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction, subject to certain exceptions;

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enter into any contract that would explicitly impose any material restriction on the right or ability of the Company or any of its subsidiary: (A) to compete with any other person; (B) to acquire any product or other asset or any services from any other person; (C) to perform services for or sell products to any other person; (D) to transact business with any other person; or (E) to operate at any location in the world, in each case, other than contracts that contain covenants that prohibit the Company or any of its subsidiaries from using any trade names other than the Company’s or any of its subsidiaries’ trade names;

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other than in the ordinary course of business consistent with past practice, enter into, amend, modify, or terminate (other than expiration in accordance with its terms), or waive any material right, remedy or default under, any Company material contract, real property lease or any other contract that, if in effect as of the date hereof would constitute a Company material contract or grant any material refunds, credits, rebates, allowances to any customers;

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make any capital expenditures in excess of $100,000 or as otherwise set forth in the Company Disclosure Schedules;

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make any material FDA or other applicable regulatory filings, declaration, listing, registration, report or submission, other than in the ordinary course of business consistent with past practice or in response to any request or demand from a governmental authority, or make any filing or submission to consolidate or change the indications in the label for ILUVIEN® or YUTIQ® in any respect;

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transfer, sell or otherwise dispose of, or lease or license, or pledge, encumber, mortgage, or otherwise subject to any lien (other than a permitted lien), any right, asset or property material to the Company and its subsidiaries, taken as a whole, to any other person, except inventory and transactions in the ordinary course of business;

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adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, consolidation, or other reorganization;

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repurchase, prepay, assume, issue, or lend money to any person (other than (i) advances to customers or Company employees in the ordinary course of business or (ii) loans between or among the Company and any of its subsidiaries), make any capital contributions (other than capital contributions to a direct or indirect wholly owned subsidiary), guarantee any indebtedness other than with respect to the Company or any of its subsidiaries, or incur any indebtedness (other than guarantees and letters of credit provided to customers in the ordinary course of business consistent with past practice);

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except as required pursuant to the terms of any compensation, employment or benefit plan, program or agreement of the Company or any of its subsidiaries (collectively, the “Company Plans”) in effect as of the Agreement Date or applicable law, (A) provide for any increase in compensation or benefits payable to any current or former director, officer or employee of the Company or any of its subsidiaries (other than, in the aggregate across all such individuals, a $50,000 increase in annual base compensation), other than with respect any current officer or employee of the Company or any of its subsidiaries with annual base cash compensation of less than $325,000 in the ordinary course consistent with past practice; (B) grant or increase any severance, termination, retention, change in control or similar compensation or benefits of any current or former director, officer, or employee of the Company or any of its subsidiaries, other than providing severance in the ordinary course of business consistent with past practice to Company employees terminated other than for cause (as defined in any applicable Company employee agreement(s) or Company Plans in each case as in effect as of the Agreement Date); (C) establish, adopt, terminate, enter into or amend in any respect any Company Plan (or any plan, program, policy, contract, arrangement or agreement that would be a Company Plan if it were in existence on the Agreement Date), or amend or waive any of its rights under, or accelerate the vesting, funding or payment of any compensation or benefits under, any provision of any of the Company Plan (or any plan, program, policy, contract, arrangement or agreement that would be a Company Plan if it were in existence on the Agreement Date) or reduce any exercise or purchase price of Company Options or grant any employee or director any increase in compensation, bonuses or other benefits, other than entry into offer letters or other employment contracts with new hires permitted pursuant to clause (D) below; (D) hire any employee that would be entitled to receive annual base cash compensation of $325,000 or more (except in order to fill any position vacated after the Agreement Date at a substantially similar level of compensation as the position being filled), or terminate any employee that is entitled to receive annual base cash compensation of $325,000 or more; (E) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee; or (F) enter into any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or any of its subsidiaries;

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institute, settle, or compromise any legal proceedings involving the payment of monetary damages by the Company or any of its subsidiaries of any amount exceeding $100,000 individually or $500,000 in the aggregate, other than (i) any legal proceeding brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Company’s balance sheet; provided, that neither the Company nor any of its subsidiaries shall settle or agree to settle any legal proceeding which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business, other than injunctive or similar relief with a de minimis adverse effect on the Company and its subsidiaries;
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other than as required by changes in GAAP or SEC rules and regulations, change any of its methods of financial accounting or financial accounting practices in any material respect;

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(A) settle or compromise any tax claim or assessment with respect to a proposed tax liability in excess of $100,000 individually or $500,000 in the aggregate with any taxing authority (or extend or waive any statute of limitations with respect thereto), or (B) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to a tax liability in excess of $100,000 individually or $500,000 in the aggregate;

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enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture, strategic partnership, or alliance;

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take any action to exempt any person from, or make any acquisition of securities of the Company by any person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to an Acquisition Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Merger Sub, or any of their respective subsidiaries or affiliates, or the transactions contemplated by the Merger Agreement, subject to certain exceptions;

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abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Company intellectual property, or grant any right or license to any Company intellectual property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

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terminate or modify in any material respect, or fail to extend, replace or exercise renewal rights with respect to, any material insurance policy;

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conduct any clinical trials that are not being conducted or proposed to be conducted prior to the date of the Merger Agreement;

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engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

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adopt or implement any stockholder rights plan or similar arrangement;

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pay fees to financial advisors except as set forth in the Company Disclosure Schedules; or

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authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.

No Solicitation or Negotiation of Takeover Proposals
From the Agreement Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed that neither the Company nor any of its subsidiaries nor any of the directors and officers of the Company or any of its subsidiaries will, and the Company will direct the other representatives of the Company and its subsidiaries not to:
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initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (as defined below) (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or informing such person of the provisions contained in the Merger Agreement);

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(engage in, continue or otherwise participate in any discussions (other than informing any person of the provisions contained in the Merger Agreement) or negotiations regarding, or provide any non-public information or data to any person or afford access to the business properties, assets, books, or records of the Company or any of its subsidiaries to any third party, in each case relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;
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amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries; provided, however, that if, and only if, the Board of Directors determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that the failure to amend or grant any waiver or release under any such standstill or similar agreement would be inconsistent with the Board of Directors’ fiduciary duties under applicable law, the Company may then amend or grant a waiver or release under such standstill or similar agreement, solely to the extent necessary to permit a person to make, on a confidential basis to the Board of Directors, an Acquisition Proposal, conditioned upon such Person agreeing to disclosure of such Acquisition Proposal to Parent as contemplated by the Merger Agreement;

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approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL;

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otherwise knowingly facilitate any effort or attempt by any third party (or its potential sources of financing) to make any proposal or offer that constitutes an Acquisition Proposal;

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except as permitted by a Change of Recommendation (as defined below), approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar Contract relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”); or

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or approve, authorize, agree or publicly announce any intention to do any of the foregoing.

Any breach of the foregoing by the directors, officers and attorneys of the Company or any of its subsidiaries, or Centerview or any other representative of the Company (at the Company’s direction) shall be deemed a breach by the Company for all purposes under the Merger Agreement.
Exceptions
Notwithstanding the restrictions described above, at any time prior to the adoption of the Merger Agreement and approval of the Merger by the Company’s stockholders, the Company and its representatives may in response to a bona fide Acquisition Proposal received after the Agreement Date that did not rise from a material breach of the obligations set forth in the Merger Agreement (i) provide information in response to a request therefor by a person who has executed and delivered a confidentiality agreement on terms that, taken as a whole, are not materially less restrictive to the other party than those contained in the confidentiality agreement executed by the Company and Parent (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making, or amendment, of an Acquisition Proposal (any confidentiality agreement satisfying the criteria of this clause (i) being an “Acceptable Confidentiality Agreement”)); provided, that such information has previously been made available to, or is made available to, Parent prior to or substantially concurrently (and in any event within twenty-four (24) hours) with the time it is made available to such person; (ii) engage or participate in any discussions or negotiations with any person who has made such an Acquisition Proposal, subject to such person agreeing to an Acceptable Confidentiality Agreement; or (iii) authorize, adopt, approve, recommend or otherwise declare advisable or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that, (A) prior to taking any action described in clause (i), (ii), or (iii) above, the Board of Directors determines in good faith (after consultation with its outside legal counsel and independent financial advisor) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, and (B) in each such case referred to in clause (i), (ii), or (iii) above the Board of Directors determines in good faith (after consultation with its outside legal counsel and independent financial advisor) based on the information then available that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and the Company has complied with its obligations under the Merger Agreement with respect to such Acquisition Proposal prior to taking such action.
Any breach of the foregoing by the directors, officers and attorneys of the Company or any its subsidiaries, or Centerview or any other representative of the Company (at the Company’s direction) shall be deemed a breach by the Company for all purposes under the Merger Agreement.
For purposes of this proxy statement and the Merger Agreement:
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“Acquisition Proposal” means any written offer, proposal or similar indication of interest contemplating or otherwise relating to an Acquisition Transaction (other than an offer, proposal or similar indication of interest by Parent, Merger Sub or one of Parent’s other subsidiaries).

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“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger and the other transactions contemplated by the Merger Agreement) involving: (a) any acquisition or purchase by any person, directly or indirectly, of more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such person beneficially owning more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company; (b) any direct or indirect acquisition of twenty percent (20%) or more of the voting equity interests of any subsidiaries of the Company whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries, taken as a whole; (c) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company, or any of its subsidiaries, pursuant to which such Person would own twenty percent (20%) or more of the consolidated net revenues, net income, or assets of the Company, and its subsidiaries, taken as a whole; (d) any direct or indirect sale, lease, exchange, transfer or other disposition of assets of the Company or its subsidiaries equal to twenty percent (20%) or more of the consolidated assets, revenue or net income of the Company and its subsidiaries (with assets being measured by the fair market value thereof) or (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company which, individually or in the aggregate, generate or constitute twenty percent (20%) or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries, taken as a whole.

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“Competing Acquisition Transaction” has the same meaning as “Acquisition Transaction” except that all references therein to “20%” shall be references to “50%.”

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“Superior Proposal” means a bona fide Acquisition Proposal that did not result from a material breach of the Merger Agreement that if consummated would result in a person owning, directly or indirectly, (a) more than 50% of the outstanding shares of our Common Stock or (b) more than 50% of the assets of the Company and its subsidiaries, taken as a whole, in either case, which the Board of Directors determines in good faith (after consultation with its independent financial advisor and outside legal counsel): (i) to be reasonably likely to be consummated in accordance with its terms if accepted; and (ii) if consummated, would result in a transaction more favorable to the holders of shares of our Common Stock from a financial point of view than the Merger, in each case, taking into account: (A) all financial considerations; (B) the identity of the third party making such Acquisition Proposal; (C) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal; (D) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Acquisition Proposal deemed relevant by the Board of Directors (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (E) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Notice Period (as defined below).

No Change in Recommendation or Alternative Acquisition Agreement
As described above, and subject to the provisions described below, the Board of Directors has unanimously made the recommendation that the holders of shares of our Common Stock vote “FOR” the Merger Proposal.

Prior to the adoption of the Merger Agreement and approval of the Merger by the Company’s stockholders, the Board of Directors may not (with any action described in the following bullets being referred to as a “Change of Recommendation”):
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withhold, withdraw, qualify, change, amend or modify (or publicly propose to withhold, withdraw, qualify, change, amend or modify), in a manner adverse to Parent or Merger Sub, the Board of Directors’ recommendation with respect to the Merger;

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approve, adopt, declare advisable (publicly or otherwise), or recommend (publicly or otherwise) an Acquisition Proposal;

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fail to include the Board of Directors’ recommendation in any version of this proxy statement;

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fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act (other than any tender offer or exchange offer by Parent or Merger Sub) within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer;

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approve or recommend, or publicly propose to approve or recommend, or cause or allow the Company or any of its affiliates to execute or enter into (or resolve or agree to take any of the foregoing actions with respect to), any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding (A) constituting, or relating to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (including an Alternative Acquisition Agreement) or (B) requiring it (or that would require it) to abandon, terminate or fail to consummate this Agreement, the Merger or the other transactions contemplated by the Merger Agreement; or

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upon the occurrence of a material event or development, fail to publicly affirm or reaffirm the Board of Directors’ recommendation within ten (10) Business Days of Parent so requesting in writing.

Fiduciary Exception
Notwithstanding the foregoing, (i) prior to the adoption of the Merger Agreement and the approval of the Merger by the stockholders of the Company, the Board of Directors may make a Change of Recommendation (A) in connection with a Superior Proposal that is made and not withdrawn (and that continues to be a Superior Proposal) and did not result from a material violation of the restriction against soliciting Acquisition Proposals described above or (B) other than in connection with an Acquisition Proposal, in response to an event, occurrence, development or state of facts or circumstances occurring after the Agreement Date that was not known by the Board of Directors prior to the Agreement Date (an “Intervening Event”), in either case of (A) or (B), only if the Board of Directors determines in good faith (after consultation with its outside legal counsel and independent financial advisor) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law and (ii) if the Board of Directors is permitted to make a Change of Recommendation in connection with (i)(A) of this paragraph, the Company may also terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that neither the Board of Directors nor the Company shall take any of the foregoing actions unless:
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the Company shall have complied in all material respects with the restrictions on soliciting Acquisition Proposals described above;

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the Company shall have provided prior written notice (a “Determination Notice”) to Parent at least four (4) Business Days in advance (the “Notice Period”) to the effect that the Board of Directors intends to take such action and specifying in reasonable detail the circumstances giving rise to such proposed action, including, (A) in the case such action is proposed to be taken in connection with an Acquisition Proposal, the information required to be delivered in connection with the Company’s receipt of an Acquisition Proposal as well as identify the person or group of persons making such Superior Proposal and the material terms and conditions of such Superior Proposal (and such notice shall include an unredacted copy of the latest draft of the proposed Alternative

Acquisition Agreement and all other material documents relating to such Superior Proposal including financing documents) and (B) in the case of an Intervening Event, a reasonably detailed description of the Intervening Event (it being understood and agreed that the delivery of a Determination Notice shall not, in and of itself, be deemed a Change of Recommendation);
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the Company shall have, and shall have caused each of its subsidiaries to have, and shall have instructed representatives of the Company and its subsidiaries to have, negotiated with Parent and its representatives during the Notice Period in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement (and permitted Parent to make a presentation to the Board of Directors regarding such adjustments) such that with respect to any such action to be taken in connection with (A) an Acquisition Proposal, the Board of Directors determined in good faith (after consultation with the Company’s outside legal counsel and independent financial advisor) that such Acquisition Proposal ceases to constitute a Superior Proposal or that the Parent’s offer rendered the failure by the Board of Directors to make such Change of Recommendation no longer a breach of its fiduciary duties under applicable Law and (B) an Intervening Event, the Board of Directors no longer determines in good faith (after consultation with the Company’s outside legal counsel and independent financial advisor) that the failure to take such action would cause the Board of Directors to be in breach of its fiduciary duties under applicable law, and in each of (A) and (B) the Company shall have agreed in writing to all adjustments in the terms and conditions of the Merger Agreement as are necessary to reflect the Parent’s offer and, in each such case, the Company’s notice of the proposed Change of Recommendation or the termination of this Agreement shall be deemed to have been rescinded and of no further force and effect; provided, however, that in the event of any material revision to the terms or conditions of such Superior Proposal, the Company shall be required to deliver a new Determination Notice to Parent and to comply with the requirements under the Merger Agreement with respect to such new Determination Notice and the revised Superior Proposal contemplated thereby (except that the Notice Period in respect of such new Determination Notice shall be three (3) Business Days) and Parent shall have had the right to submit a new or revised offer with respect thereto;

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at or following the end of such Notice Period, the Board of Directors shall have determined in good faith (after consultation with its outside legal counsel and independent financial advisor) based on the information then available that with respect to any such action to be taken in connection with (A) an Acquisition Proposal, such Acquisition Proposal continues to constitute a Superior Proposal and that none of Parent’s offers (if any) rendered the failure by the Board of Directors to make a Change of Recommendation no longer to be a breach of its fiduciary duties under applicable law and (B) an Intervening Event, that the failure to take such action would cause the Board of Directors to be in breach of its fiduciary duties under applicable law; and

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in the event of a termination of the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company shall have validly terminated this Agreement in accordance with the Merger Agreement and prior to or concurrently with any termination of this Agreement, the Company shall have paid the termination fee (as more fully described below).

Certain Permitted Disclosure
Nothing in the Merger Agreement will prevent the Company from complying with its disclosure obligations under U.S. federal securities laws with regard to an Acquisition Proposal, provided that the Company must nevertheless not make or not resolve to make a Change of Recommendation, except as expressly permitted by the Merger Agreement.
Existing Discussions
The Company was required under the terms of the Merger Agreement to immediately cease, and to direct its representatives to (i) cease and cause to be terminated any activities, discussions or negotiations with any parties conducted with respect to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) cease providing any information to any such person or its representatives, and (iii) terminate all access granted to any such person and its representatives to any physical or electronic data room and request the return or destruction of all confidential information furnished prior to the execution of the Merger Agreement to or for the benefit of such person by or on behalf of the Company or any of its subsidiaries.
Company Stockholders Meeting
The Company must use its reasonable best efforts to take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of shares of our Common Stock (the “Stockholders Meeting”) as promptly as reasonably practicable after the execution of the Merger Agreement to consider and vote upon the adoption of the Merger Agreement.
Proxy Statement
The Company must prepare and file with the SEC, as promptly as reasonably practicable after the Agreement Date (and no later than twenty-five (25) business days after the Agreement Date), this proxy statement in preliminary form relating to the Stockholders Meeting and, subject to the Company’s ability to make a Change of Recommendation as described above, will include the Board of Directors’ recommendation in the proxy statement. Each of Parent and the Company shall reasonably assist and cooperate with the other in connection with the preparation, filing and distribution of the proxy statement and the resolution of any comments in respect thereof received from the SEC.
Efforts to Complete the Merger; Regulatory Approvals
The Company and Parent shall cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the Merger Agreement and applicable laws, including antitrust laws, to consummate and make effective the Merger no later than the Termination Date (as defined below), including (i) preparing and filing as promptly as practicable (and in any event shall make appropriate filings pursuant to the HSR Act within ten (10) Business Days of the Agreement Date) all documentation to effect all necessary notices, reports and other filings to, and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from, any third party and/or any governmental authority in order to consummate the Merger and the other transactions contemplated by the Merger Agreement and (ii) executing and delivering any additional instruments necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement and to fully carry out the purposes of this Agreement.
The Company and Parent, and their respective subsidiaries and representatives, shall, unless prohibited by applicable law or the applicable governmental authority, (i) keep one another promptly apprised of any substantive communications with a governmental authority concerning the Merger or any of the other transactions contemplated by the Merger Agreement; (ii) respond as promptly as practicable to all requests for additional information from a governmental authority under any antitrust law concerning the Merger or any of the other transactions contemplated by the Merger Agreement; (iii) provide each other in advance, with a reasonable opportunity for review and comment, drafts of contemplated substantive communications with any governmental authority concerning the Merger or any of the other transactions contemplated by the Merger Agreement; and (iv) provide each other advance notice of all meetings, conferences, or substantive discussions with a governmental authority concerning the Merger or any of the other transactions contemplated by the Merger Agreement, and, unless prohibited by the governmental authority, permit one another to attend and participate therein either directly or through counsel.
The Company (in the case of the following clause (i)) and Parent (in the case of the following clauses (i) and (ii)) agree to take or cause to be taken the following actions: (i) the prompt provision to each and every federal, state, local or foreign court or governmental authority with jurisdiction over enforcement of any applicable antitrust laws (“Government Antitrust Entity”) of non-privileged information and documents requested by any Government Antitrust Entity that are necessary or advisable to permit consummation of the Merger and the other transactions contemplated by the Merger Agreement; and (ii) the prompt use of its reasonable best efforts to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would restrain, prevent, enjoin or otherwise prohibit consummation of the Merger and the other transactions contemplated by the Merger Agreement, including by defending through litigation on the merits of any claim asserted in any court, agency or other proceeding by any person, including any governmental authority, seeking to restrain, prevent, enjoin or otherwise prohibit consummation of such transactions and the proffer and agreement by Parent of its willingness to sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, such assets, rights, product lines, licenses, categories of assets or businesses or other operations, or interests therein, of Parent, its subsidiaries or affiliates, or any subsidiary of the Company (and the entry into agreements with, and submission to orders of, the relevant Government Antitrust Entity giving effect thereto) if such action should be necessary or advisable to avoid, prevent, eliminate or remove the actual, anticipated or threatened (x) commencement of any proceeding in any forum or (y) issuance of any order, decree, decision, determination, judgment or law, in each case that would restrain, prevent, enjoin or otherwise prohibit consummation of the Merger and the other transactions contemplated by the Merger Agreement by any Government Antitrust Entity (it being understood that any such action affecting the assets or operations of the Company or any of its subsidiaries shall be contingent upon the occurrence of the Closing); provided, however, notwithstanding anything to the contrary contained in the Merger Agreement (A) none of Parent, Merger Sub, or any of their respective affiliates shall have any obligation to take or agree to take any such actions with respect to any assets, rights, product lines, licenses, categories of assets or businesses or other operations, or interests therein, relating to any product containing corticotropin in any formulation or dosage and (B) none of Parent, Merger Sub, or any of their respective affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any order, in connection with the transactions contemplated by the Merger Agreement).
However, neither the Company nor any of its subsidiaries will be required to agree (nor shall the Company or any of its subsidiaries so agree without the consent of Parent) to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Company material contract.
Parent shall not, and shall cause its subsidiaries not to, enter into, agree to enter into, or consummate any contracts for an acquisition (by stock purchase, merger, consolidation, or any purchase of assets) of any ownership interest, equity interests, assets or rights in or of any person, in each case, that would reasonably be expected to, individually or in the aggregate, (i) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent, the Company or any of their respective affiliates to procure, any material authorizations, consents, orders, declarations or approvals of any Governmental Authority or the expiration or termination of any applicable material waiting period necessary to consummate the Merger of the other transactions contemplated thereby, or (ii) materially increase the risk of any Governmental Authority entering an order, ruling, judgment or injunction prohibiting the consummation of the Merger and the transactions contemplated thereby, or (iii) cause Parent, the Company or any of their respective affiliates to be required to obtain any additional, material clearances, consents, approvals and waivers under any laws with respect to the Merger and the other transactions contemplated thereby.
Indemnification and Insurance
The Merger Agreement provides that the Surviving Corporation shall (and Parent shall cause the Surviving Corporation and the subsidiaries of the Company to, provided that Parent shall not be required to (i) spend any money, other than for administrative management expenses that individually and in the aggregate are de minimis, or (ii) guarantee performance of the Surviving Corporation) honor and fulfill in all respects the indemnification, exculpation, and advancement obligations of the Company and its subsidiaries to any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any its subsidiaries prior to the Effective Time (the “Indemnified Persons”) for any matters arising out of acts or omissions occurring at or prior to the Effective Time, or matters by reason of an Indemnified Person’s status as such, in each case as provided in the Company’s charter and bylaws (or other similar organizational documents) of its subsidiaries, and any indemnification or other agreement between any Indemnified Person and the Company or any of its subsidiaries in effect on the date hereof and made available to the Parent. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and

Parent shall (and Parent shall cause the Surviving Corporation and the subsidiaries of the Company to) cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and the subsidiaries of the Company to contain provisions with respect to indemnification, exculpation and the advancement of expenses with respect to any matters arising out of acts or omissions at or prior to the Effective Time, or matters by reason of an Indemnified Person’s service for or status with the Company or any of its subsidiaries, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Company charter and bylaws (or other similar organizational documents) of its subsidiaries as of the Agreement Date, and any indemnification or other agreement between any Indemnified Person and the Company or any of its subsidiaries in effect on the date hereof and made available to the Parent, and such provisions shall not be repealed, amended or otherwise modified (whether by operation of law or otherwise) in any manner except as required by applicable law.
In addition, the Merger Agreement provides that prior to the Effective Time, the Company shall purchase a six-year “tail” prepaid policy on the Company’s current or renewal directors’ and officers’ liability insurance or reasonable replacement insurance policies with insurers at the Company’s sole discretion (“D&O Insurance”) with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided that in no event shall the cost of any such tail policy exceed three hundred percent of the last annual premium paid by the Company or any of its subsidiaries for such insurance prior to the Agreement Date (the “Maximum Amount”), and if such cost would exceed the Maximum Amount, then the Company may obtain a tail policy with the greatest coverage available for a cost not exceeding the Maximum Amount. The Surviving Corporation shall maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder (for the avoidance of doubt, without the expenditure of any additional money premium for such policies).
Employee Benefits
The Merger Agreement provides that from the Effective Time until the first anniversary of the closing of the Merger (the “Continuation Period”), the Surviving Corporation or any subsidiary of the Company shall provide to the employees who are employed by the Company or any of its subsidiaries as of immediately prior to the Effective Time (each, a “Covered Employee”) for so long as such Covered Employee remains employed by Parent, the Surviving Corporation or the subsidiary of the Company during the Continuation Period:
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compensation (such term to include salary, annual cash bonus opportunities, and commissions but excluding long-term incentives, change in control, retention, transition, stay or similar arrangements) that is no less favorable than the compensation provided to such Covered Employee immediately prior to the Effective Time; and

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employee benefits (including the costs thereof to Company benefit plan participants) that are no less favorable than the benefits (excluding, any defined benefit pension plan or retiree medical benefits) provided to such Covered Employee immediately prior to the Effective Time. The Surviving Corporation will cause each Covered Employee who is terminated during the Continuation Period by the Surviving Corporation or any subsidiary of the Company without cause to be provided with severance benefits that are no less favorable than the severance benefits made available to such Covered Employee under the Company’s severance policies as in effect immediately prior to the Effective Time; provided that the Surviving Corporation may condition such payments and benefits upon the execution by the applicable Covered Employee of a commercially standard release of claims in a form reasonably satisfactory to Surviving Corporation.

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In the event any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy, or arrangement of the Surviving Corporation or any Company Subsidiary (“Surviving Corporation Employee Benefit Plan”) during the plan year in which the date on which the Closing shall actually occur (the “Closing Date”), the Surviving Corporation shall use commercially reasonable efforts to: (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Surviving Corporation Employee Benefit Plan providing medical, dental, or vision benefits to the same extent such limitation would have been waived or satisfied under the comparable Company benefit plan, if any, the Covered Employee participated in immediately prior to coverage under the Surviving Corporation Employee Benefit Plan and (ii) provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Surviving Corporation Employee Benefit Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the comparable Company benefit plan, if any, in which the Covered Employee participated in immediately prior to coverage under the Surviving Corporation Employee Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Surviving Corporation Employee Benefit Plan.
As of the Effective Time, the Surviving Corporation and the subsidiaries of the Company shall recognize all service of each Covered Employee prior to the Effective Time to the Company (or any predecessor entities of the Company or any of its subsidiaries) for vesting and eligibility purposes (but not for benefit accrual purposes) to the same extent as such Covered Employee was entitled, before the Effective Time, to credit for such service under any similar Company Plan in which such Covered Employee participated immediately prior to the Effective Time.
Nothing in the Merger Agreement, express or implied, shall (i) be construed to limit the right of Parent, the Company, or any of its subsidiaries (including, following the Effective Time, the Surviving Corporation) to amend or terminate any Company benefit plan or other employee benefit or compensation plan, program, agreement or arrangement to the extent such amendment or termination is permitted by the terms of the applicable plan, (ii) be construed as an amendment to any Company benefit plan or other employee benefit or compensation plan, program, agreement or arrangement, or (iii) be construed to require Parent, the Company, or any of its subsidiaries (including, following the Effective Time, the Surviving Corporation) to retain the employment of any particular Person for any fixed period of time following the Effective Time or provide any particular term or condition of employment.
Debt Financing
Parent shall use its reasonable efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things reasonably necessary or advisable to obtain debt financing contemplated by the debt commitment letter on the terms and subject to the conditions described in the debt commitment letter, including to (i) maintain in effect the debt commitment letter (including any definitive agreements entered into in connection therewith) until the earliest of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the termination of the Merger Agreement or the time at which alternative financing is obtained, (ii) satisfy on a timely basis (taking into account the inside date of September 9, 2024) all conditions in the debt financing agreements and in the debt commitment letter applicable to Parent and Merger Sub (and that are within their control) to obtaining the debt financing contemplated thereby, (iii) negotiate and enter into definitive agreements with respect to the debt financing contemplated by the debt commitment letter on terms and conditions contained in the debt commitment letter (as modified, to the extent exercised, by the “market flex” provisions applicable thereto) or otherwise consistent in all material respects with the debt commitment letter and on other terms that would not (A) add any condition precedent to funding of the debt financing, or otherwise expand or adversely amend or modify any of the conditions precedent to the receipt of the debt financing, or (B) reduce the amount of the debt financing below an amount necessary (together with cash and cash equivalents held by Parent) to fund all of the amounts required to be provided by Parent or Merger Sub for the consummation of the Merger and the other transactions contemplated thereby at the Effective Time (including the payment of the Closing Cash Consideration, but excluding any amounts payable pursuant to the CVR Agreement), and (iv) consummate the debt financing at or prior to the closing, taking into account the inside date of September 9, 2024.
On and prior to the Closing Date, the Company shall use reasonable efforts, and shall cause its subsidiaries and their respective officers, employees, advisors and other representatives to use their reasonable efforts, to provide such cooperation in connection with the arrangement of, and satisfaction of the conditions to, the debt financing as is reasonably requested by Parent, including:
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participation by the senior management team (with appropriate seniority and expertise) of the Company and its subsidiaries in lender meetings and ratings agency presentations in connection with the marketing of the debt financing, including (A) assistance in preparation of customary marketing materials related thereto, (B) preparation for and participation in a reasonable and limited number of lender meetings, conference calls, presentations and other customary syndication activities with prospective lenders and debt investors, in each case, at reasonable times and upon reasonable notice and (C) delivery of customary authorization and representation letters (including customary representations (solely with respect to the Company and its subsidiaries) with respect to the absence of material non-public information in the public-side version of documents distributed to potential lenders and the absence of material misstatements);
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providing reasonable assistance with obtaining ratings from one or more rating agencies (including corporate ratings and ratings for the debt financing), including participation by senior management of the Company and its subsidiaries in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies;

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(A) furnishing financial and other pertinent information relating to the Company and its subsidiaries and its and their respective businesses (including information to be used in the preparation of rating agency presentations, bank confidential information memoranda, offering documents, prospectus and offering memoranda reasonably required in connection with the debt financing) to Parent, Merger Sub and the financing sources, in each case that is customary for purposes of the syndication and consummation of the debt financing to the extent reasonably requested by Parent to assist in the preparation of customary marketing materials to be used in connection with the debt financing and that is reasonably available to the Company and (B) reviewing and commenting on Parent’s draft of a business description (solely as it relates to the Company and its Subsidiaries) to be included in such marketing materials;

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providing as promptly as reasonably practicable (and, in any event, no less than three (3) Business Days prior to the Closing Date) such other documentation and other information reasonably requested by the financing sources at least ten (10) Business Days prior to the Closing Date under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, if applicable, a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 relating to the Company or any of its subsidiaries;

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cooperating to facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral required to be provided as collateral under the debt commitment letter, as may be reasonably requested by Parent and the financing sources;

•
executing and delivering, subject to the occurrence of the Effective Time, financing agreements and such pledge and security and related documents and certificates as may be reasonably requested by Parent or the financing sources;

•
with respect to any alternative financing, to the extent applicable, executing and delivering any certificates as may be reasonably requested by Parent (other than as to solvency matters) with respect to certain financial information in any offering documents described above not otherwise covered by “comfort” letters so long as such certificate does not relate to (A) any financial information concerning the Company and its subsidiaries that the Company and its subsidiaries do not maintain in the ordinary course of business consistent with past practices or (B) any other information not reasonably available to the Company under its current reporting systems; and

•
with respect to any alternative financing, requesting that its independent auditors assist and cooperate with the debt financing;

provided, however, that, notwithstanding the foregoing, (A) no obligation of the Company or any of its subsidiaries under any such certificate, document or instrument (other than (1) the certificates referred to in the seventh bullet point above, (2) the authorization and representation letters referred to in the first bullet point above and (3) “know-your-customer” and beneficial ownership information referred to in the fourth bullet point above) shall be effective until the Effective Time, (B) none of the Company or any of its subsidiaries shall be required to execute or take any action under any such certificate, document or instrument (other than (x) the certificates referred to in the seventh bullet point above, (y) the authorization and representation letters referred to in the first bullet point above and (z) “know-your-customer” and beneficial ownership information referred to in the fourth bullet point above) that is not contingent upon the closing of the Merger (including the entry into any agreement that is effective before the closing of the Merger) or that would be effective prior to the Effective Time, (C) the Company and its subsidiaries and their respective directors, officers and employees shall not be required to pass any resolution or consent to, approve or authorize the debt financing that would be effective prior to the Effective Time or take any action that would cause any such director, officer or employee to incur or be exposed to any actual or potential personal liability, and (D) the Company and its subsidiaries shall not be required to take any action that (1) conflicts with any law or the organizational documents of the Company or any of its subsidiaries existing on the date hereof, or that conflicts with or would result in a breach of or a default under any Company material contract existing on the date hereof, (2) would require the Company or any of its subsidiaries to disclose information subject to any attorney-client privilege (provided, however, that the Company shall use its reasonable efforts to allow for such access or disclosure to the extent that does not result in a loss of any such attorney-client privilege), (3) would unreasonably interfere with the conduct of the business of the Company and its subsidiaries or (4) would require the Company or any of its subsidiaries to bear any out-of-pocket third party cost or expense or pay any fee prior to the closing of the Merger.
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including covenants related to:
•
the Company providing Parent and its representatives with reasonable access during normal business hours to the Company’s and its subsidiaries’ books, records, tax returns, material operating and financial reports, work papers, assets, officers, offices and other facilities, contracts and other documents and information relating to the Company and its subsidiaries;

•
cooperation between the parties to de-list the Company’s securities from Nasdaq and deregister the Company’s securities under the Exchange Act as promptly as practicable after the Effective Time;

•
cooperation between the parties in connection with public announcements;

•
the Company promptly notifying Parent of all legal proceedings commenced or threatened in writing against the Company or any of its subsidiaries, in each case in connection with, arising from or otherwise relating to the Merger or any of the other transactions contemplated thereby;

•
taking all such steps as may be required to cause the Merger and the other transactions contemplated thereby, and any other dispositions of equity securities (including derivative securities) of the Company or acquisitions of equity securities of Parent resulting from the transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time, to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•
Parent causing Merger Sub to fully comply with all of its obligations under the Merger Agreement;

•
Parent, in its capacity as the sole stockholder of Merger Sub, executing and delivering to Merger Sub and the Company a written consent approving the Merger;

•
Parent and the Company shall each notify as soon as practicable the other party upon receiving knowledge of any event, effect, occurrence, fact, circumstance, condition or change that would reasonably be expected to give rise to a failure of a condition precedent to closing the Merger;

•
at the written request of Parent, the resignations of each director of the Company or any director of any of the Company’s subsidiaries, with such resignations to be effective as of the Effective Time; and

•
the delivery by the Company to Parent of (i) a statement, in form and substance reasonably satisfactory to Parent, certifying that the Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding company” within the meaning of Section 897(c)(2) of the Code, which statement shall satisfy the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), together with (ii) a notice prepared and executed in accordance with Treasury Regulations Section 1.897-2(h) to be mailed by Parent (with a copy of the statement described in clause (i)) to the Internal Revenue Service in accordance with Treasury Regulation Section 1.897-2(h).
Conditions to Completion of the Merger
The obligations of each of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction, or waiver, of the following conditions:
•
the adoption of the Merger Agreement and the approval of the Merger by the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon;

•
the waiting periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or have been terminated, and the consents, approvals, permits, orders or declarations of, filings with, or notices to, any governmental authority required to be made or obtained in connection with the consummation of the Merger and set forth on the Company Disclosure Schedules (as further detailed in the section captioned “The Merger — Regulatory Approvals” above) shall have been made or obtained; and

•
the absence of any law, regulation or order from a governmental authority of competent jurisdiction that has the effect of making the Merger illegal or which has the effect of prohibiting, enjoining, preventing or restraining the consummation of the Merger.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent) of each of the following additional conditions:
•
the Company shall have performed, or complied with, in all material respects its agreements, covenants and other obligations required by the Merger Agreement to be performed or complied with by the Company at or prior to the Closing Date;

•
the representations and warranties of the Company relating to the Company’s capitalization shall be true and correct in all respects (other than de minimis inaccuracies) as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date);

•
the representations and warranties of the Company relating to the Company’s organization, authorization, broker’s fees and opinion of the financial advisor shall be true and correct in all material respects as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) (disregarding any Company Material Adverse Effect or materiality qualifications);

•
the representations and warranties of the Company relating to the absence of a Company Material Adverse since March 31, 2024, shall be true and correct in all respects as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date;

•
the representations and warranties of the Company other than those set forth in the preceding bullets shall be true and correct in all respects both as of the Agreement Date and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date) (disregarding any Company Material Adverse Effect or materiality qualifications), except where all failures of such representations and warranties referred to in this paragraph to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect;

•
since the Agreement Date, there shall not have occurred any Company Material Adverse Effect that is continuing; and

•
the receipt by Parent and Merger Sub of a certificate, signed for and on behalf of the Company by an executive officer of the Company, certifying that the conditions described in the preceding six bullets have been satisfied.

The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of each of the following additional conditions:
•
Parent and Merger Sub shall have performed, or complied with, in all material respects all of their respective agreements, covenants and obligations required by this Agreement to be performed or complied with by each of them at or prior to the Closing Date;

•
the representations and warranties of Parent and Merger Sub relating to Parent’s and Merger Sub’s organization, authorization and broker’s fees shall be true and correct in all material respects as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct in all material respects as of such particular date);

•
the other representations and warranties of Parent and Merger Sub contained in the Merger Agreement shall be true and correct in all respects both as of the Agreement Date and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date) (disregarding any or materiality qualifications), except where all failures of such representations and warranties referred to in this paragraph to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have a material adverse effect on the ability of Merger Sub or Parent to consummate the Transactions in accordance with the terms of this Agreement;

•
the receipt by the Company of a certificate, signed for and on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub, certifying that the conditions described in the preceding three bullets have been satisfied; and

•
the CVR Agreement shall be in full force and effect.

Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement and approval of the Merger by the Company’s stockholders, only as follows:
•
by mutual written agreement of Parent and the Company; or

•
by either Parent or the Company:

•
if the Effective Time shall not have occurred on or before December 21, 2024 (the “Termination Date”), provided, however, that the right to terminate the Merger Agreement shall not be available to any party whose failure to perform or comply with any obligation under the Merger Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to have occurred on or before the Termination Date (the “Outside Date Termination”);

•
if the Stockholders Meeting shall have been duly convened and at which the polls were closed after a vote of the holders of shares of our Common Stock, and the stockholder approval shall not have been obtained thereat or at any adjournment or postponement thereof taken in accordance with the Merger Agreement (the “Stockholder No-Vote Termination”);

•
if any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any legal restraint making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated thereby and such legal restraint shall become final and nonappealable (whether before or after the receipt of the approval of the Merger by the Company’s stockholders); or

•
by the Company:

•
in the event (i) of a breach of any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement or (ii) that any of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions to the obligation of the Company to close related to the foregoing would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, as applicable; except, in the event that such breach by Parent or Merger Sub or such inaccuracies in the representations and warranties of Parent or Merger Sub are curable by Parent or Merger Sub prior to the Termination Date, then the Company shall not be permitted to terminate the Merger Agreement until the earlier of (1) thirty (30) calendar days after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable or (2) the Termination Date; provided, that the Company shall not have the right to terminate the Merger Agreement pursuant to this provision if the Company is then in breach of any representation, warranty, covenant, or obligation hereunder that would cause any closing condition not to be satisfied;
•
at any time prior to the adoption of the Merger Agreement and approval of the Merger by the Company’s stockholders, if (i) the Board of Directors authorizes the Company, subject to compliance in all material respects with Change of Recommendation provisions described above, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; (ii) the Company pays to Parent (or its designee) the termination fee and any other amounts described in the section captioned “Termination Fees and Expenses” below (a “Superior Proposal Company Termination”) and (iii) the Company substantially concurrently enters into such Alternative Acquisition Agreement; or

•
by Parent:

•
in the event (i) of a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) that any of the representations and warranties of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the obligations of Parent and Merger Sub to close related to the foregoing would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, as applicable; except, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company prior to the Termination Date, then Parent shall not be permitted to terminate the Merger Agreement until the earlier of (A) thirty (30) calendar days after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable or (B) the Termination Date (a “Company Material Breach Termination”); provided, that Parent shall not have the right to terminate the Merger Agreement pursuant to this provision if Parent is then in breach of any representation, warranty, covenant, or obligation hereunder that would cause any closing conditions not to be satisfied; or

•
at any time prior to the adoption of the Merger Agreement and approval of the Merger by the Company’s stockholders, if a Change of Recommendation shall have occurred (a “Change of Recommendation Termination”).

Termination Fees and Expenses
The Company must pay Parent a termination fee of approximately $10.4 million if any of the following events occur:
•
(i) either party effects an Outside Date Termination or a Stockholder No-Vote Termination or Parent effects a Company Material Breach Termination; (ii) following the Agreement Date and prior to the termination of the Merger Agreement, an offer or proposal for a Competing Acquisition Transaction is publicly announced, shall become publicly known or is otherwise made or communicated to the Company or the Board of Directors, and (iii) within twelve (12) months following the termination of the Merger Agreement, the Company shall have entered into a definitive agreement with respect to any Competing Acquisition Transaction that is subsequently consummated;

•
the Company effects a Superior Proposal Company Termination; or

•
Parent effects a Change of Recommendation Termination.

If the Company fails to promptly pay any amounts outlined above and, in order to obtain such payment, Parent commences a legal proceeding that results in a judgment against the Company for the amount set forth above or any portion thereof, the Company will pay to Parent its out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) in connection with such legal proceeding, together with interest on such amount or portion thereof at the annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law.
Modification or Amendment
The Merger Agreement may be amended only by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company. However, after adoption of the Merger Agreement and approval of the Merger by the Company’s stockholders, no amendment to the Merger Agreement that requires the further approval of such stockholders shall be made without such further approval.
Specific Performance
The parties to the Merger Agreement will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.
No Third-Party Beneficiaries
The Merger Agreement is not intended to and does not confer any rights or remedies upon any person other than the parties thereto and their respective successors and permitted assigns, except for:
•
the indemnification and insurance rights of the Indemnified Persons described in the section captioned “Indemnification and Insurance” above;

•
the financing sources for purposes of certain provisions included for their benefit; and

•
from and after the Effective Time, the right of the holders of shares of Common Stock to receive the Merger Consideration.

Governing Law
The Merger Agreement is governed by Delaware law (other than with respect to certain provisions relating to the debt financing, which are governed by New York law).

RELATED AGREEMENTS
The following is a summary of the key terms of the CVR Agreement, which will be entered into at or immediately prior to the Effective Time, and the Voting Agreement entered into in connection with the Merger Agreement. The descriptions of the CVR Agreement in this section and elsewhere in this proxy statement is not complete and are qualified in their entirety by reference to the complete text of the form of CVR Agreement, a copy of which is attached as an exhibit to the Merger Agreement attached as Annex A and is incorporated by reference into this proxy statement.
Contingent Value Rights Agreement
As a condition to closing of the Merger, at or immediately prior to the Effective Time, Parent will enter into a contingent value rights agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”), which governs the terms of the CVRs. Pursuant to the CVR Agreement, each holder of Common Stock, as well as holders of Company Warrants, Company Options, Company PSUs, Company RSAs and Company RSUs (each term as defined below), may become entitled to contingent cash payments per CVR (each, a “Milestone Payment”), such payments being contingent upon, and subject to, the achievement of: (i) $140.0 million in net revenue (the “2026 Milestone”) on sales of ILUVIEN® and YUTIQ® to third parties for Parent’s 2026 fiscal year (the “2026 Net Revenue”) and/or (ii) $160.0 million in net revenue (the “2027 Milestone” and together with the 2026 Milestone, the “Milestones”) on sales of ILUVIEN® and YUTIQ® to third parties for Parent’s 2027 fiscal year (the “2027 Net Revenue”), subject to the terms and conditions of the CVR Agreement.
When issued, each CVR will entitle the holder (the “Holder”) to receive a Milestone Payment only upon attaining the applicable Milestone. There can be no assurance that any Milestone will be attained. The Milestone Payments for each CVR will equal the product (rounded to the nearest 1/100 of $0.01) of (i) $0.25 multiplied by a fraction (not exceeding one), the numerator of which is the amount, if any, by which the 2026 Net Revenue exceeds $140.0 million and the denominator of which is $10.0 million (with respect to the 2026 Milestone), and (ii) $0.25 multiplied by a fraction (not exceeding one), the numerator of which is the amount, if any, by which the 2027 Net Revenue exceeds $160.0 million and the denominator of which is $15.0 million (with respect to the 2027 Milestone). The payment made in respect of Eligible Options will be reduced by the amount of the exercise price of the option in excess of $5.50.
If a Milestone is attained, the distributions in respect of such Milestone under the CVRs will be made on or prior to the date that is fifteen (15) business days following the filing by Parent of its audited financial statements with the SEC on Form 10-K in respect of the applicable year in which such Milestone has been achieved, and will be subject to a number of deductions, exceptions and limitations, including, but not limited to, certain taxes.
Subject to the rights of the Rights Agent, Holders of at least 35% of the CVRs then outstanding will have the sole right, on behalf of all Holders, to institute certain actions or proceedings with respect to the CVR Agreement and, except to seek payment of certain unpaid Milestone Payments that have not been paid when due, no individual Holder or other group of Holders will be entitled to exercise such rights. Parent and certain of its subsidiaries shall have the right, in their sole and absolute discretion, to direct and control the development, marketing, commercialization and sale of ILUVIEN® and YUTIQ® in all respects. Parent and certain of its subsidiaries shall not otherwise be required (expressly or implicitly) to expend, achieve or undertake any level of effort, resources, or expense to develop, market, commercialize or sell ILUVIEN® and YUTIQ® or achieve a Milestone. Parent will undertake, under the terms of the CVR Agreement, to use diligent efforts to achieve the Milestones, as such efforts are further described in the CVR Agreement.
The CVRs will be contractual rights only and will not be transferable except under limited circumstances, specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective affiliates or subsidiaries. No interest will accrue on any amounts payable on the CVRs.

The CVR Agreement will be terminated and of no force or effect, the parties thereto will have no liability or obligations to Holders, and no payments will be required to be made, upon the earliest to occur of: (a) the failure to achieve any Milestone, (b) the mailing by the Rights Agent to the address of each Holder as reflected in the CVR Register of the last of the Milestone Payment Amount for 2026 and the Milestone Payment Amount for 2027 (if any) required to be paid under the terms of this Agreement, and (c) the delivery of a written notice of termination duly executed by Parent and the Acting Holders. For the avoidance of doubt, the right of any Holder to receive a Milestone Payment for 2026 or a Milestone Payment for 2027 with respect to the applicable Milestone, and any covenants and obligations of Parent (other than pursuant to Section 2.4(d)), shall be irrevocably terminated and extinguished if the applicable Milestone is not achieved.
Voting Agreement
In connection with the execution of the Merger Agreement, Parent and the Company entered into the Voting Agreement (the “Voting Agreement”) with Caligan Partners LP, Caligan Partners Master Fund LP and Caligan Partners CV VI LP (collectively, “Caligan”). Pursuant to the Voting Agreement, Caligan has agreed, among other things, prior to the Expiration Time, to (i) vote or cause to be voted all of its shares of the Company’s Common Stock in favor of the Merger and the transactions contemplated by the Merger Agreement and (ii) subject to limited exceptions, not to sell or otherwise transfer any of its shares of the Company’s Common Stock other than with the consent of Parent and the Company.
Under the terms of the Voting Agreement, the “Expiration Time” is the earlier to occur of (i) a Change of Recommendation, (ii) the consummation of the Merger, (iii) the termination of the Merger Agreement in accordance with its terms, (iv) the termination of the Merger Agreement as agreed among the Company, Parent and Merger Sub, and (v) an Adverse Amendment (as such term is defined in the Merger Agreement).
The shares of the Company’s Common Stock owned by Caligan represented approximately 33.4% of the outstanding shares of the Company’s Common Stock as of July 23, 2024.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to adopt the Merger Agreement and approve the Merger contemplated by the Merger Agreement.
For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” beginning on page 28 of this proxy statement and “The Merger Agreement” beginning on page 66 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.
Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of Common Stock voting in favor of the Merger Proposal. If you abstain from voting, fail to cast your vote, at the Special Meeting or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the Merger Proposal.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary, and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies if there are insufficient votes to adopt the Merger Proposal at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to provide Company stockholders with time to review any supplement or amendment to this proxy statement, or to solicit additional proxies if there are insufficient votes to adopt the Merger Proposal at the time of the Special Meeting, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR
THE COMPANY’S NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires that we submit a proposal to the Company’s stockholders for a non-binding, advisory vote to approve the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.
The compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger is summarized and included under the heading “The Merger — Interests of Directors and Executive Officers in the Merger” beginning on page 52 of this proxy statement. That summary includes all the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger as of the date of this proxy statement.
The Board of Directors encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement.
The Board of Directors recommends that our stockholders approve the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the stockholders of Company approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Company’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Interests of Directors and Executive Officers in the Merger.””
The affirmative vote of holders of a majority of the shares of Common Stock present, online or represented by proxy, at the Special Meeting and entitled to vote on such proposal is required to approve the advisory proposal concerning the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger. The vote on this advisory proposal is a vote separate and apart from the vote to adopt the Merger Proposal. Accordingly, you may vote not to approve this advisory proposal and vote to adopt the Merger Proposal. Because the vote on this advisory proposal is advisory only, it will not be binding on either the Company or Parent. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of our stockholders.
The Board of Directors unanimously recommends that you vote “FOR” this proposal. Approval of the Compensation Proposal is not a condition to consummation of the Merger.

MARKET PRICE OF COMMON STOCK AND DIVIDEND DATA
Our Common Stock is listed for trading on Nasdaq under the symbol “ALIM.” The closing price of our Common Stock on June 21, 2024, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $3.15 per share of Common Stock. On August 7, 2024, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Common Stock on Nasdaq was $5.55 per share of Common Stock. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares of Common Stock. At the close of business on July 29, 2024, 52,387,763 shares of Common Stock were issued and outstanding, held by approximately 31 holders of record.
We have not declared or paid any cash dividends on our common stock since our inception. We do not plan to pay dividends in the foreseeable future. Further, the Merger Agreement prohibits declaring, setting aside, making or paying any dividend or other distribution with respect to the capital stock of the Company, other than dividends or distributions paid in cash from a direct or indirect wholly owned subsidiary of the Company to the Company or another direct or indirect wholly owned subsidiary of the Company.
Upon the consummation of the Merger, there will be no further market for our Common Stock, and, as promptly as practicable thereafter, our Common Stock will cease trading on and be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our Common Stock as of July 31, 2024 for:
•
each of our named executive officers

•
each of our directors;

•
all of our current executive officers and directors as a group; and

•
each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

The table below is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through July 31, 2024.
The percentage ownership is based upon 52,387,763 shares of Common Stock outstanding as of July 31, 2024. For purposes of the table below, we deem shares of Common Stock subject to options and warrants that are currently exercisable or exercisable within sixty (60) days of July 31, 2024 as well as PSUs that will vest within sixty (60) days of July 31, 2024 to be outstanding and to be beneficially owned by the person holding the options and warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Stockholders (other than our executive officers and directors)
Caligan Partners LP	17,635,154(1)	33.2%
Velan Capital Investment Management LP	14,408,533(2)	27.1%
Stonepine Capital Management LLC	5,376,159(3)	10.0%
Boothbay Fund Management, LLC	3,198,708(4)	6.1%
Altium Capital Management LP	2,660,000(5)	5.0%
Directors and NEOs
Philip Ashman, Ph.D.	270,776(6)	*
Ross DeMont	50,000(7)	*
David Dyer, M.D.	32,024(8)	*
Richard S. Eiswirth, Jr.	812,312(9)	1.5%
David Holland	282,061(10)	*
Michael Kaseta	51,825(11)	*
Elliot Maltz	25,000(12)	*
Adam Morgan	14,460,358(2)(13)	27.6%
Erin Parsons	59,255(14)	*
Margaret Pax	36,713(15)	*
Peter J. Pizzo, III	77,169(16)	*
John Snisarenko	78,410(17)	*
Jason Werner	76,842(18)	*
Todd Wood	41,666(19)	*
All current directors and executive officers as a group (14 persons)	16,354,411(20)	30.5%

*
Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Consists of 16,835,154 shares of common stock held by Caligan Partners LP, a Delaware limited partnership (Caligan) as well as 800,000 shares of common stock underlying warrants. The securities reported herein are beneficially owned by Caligan, which serves indirectly as the investment manager to Caligan Partners Master Fund LP, a Cayman Islands limited partnership (the Caligan Fund), and managed accounts (the Caligan Accounts), with respect to the shares of common stock held by the Caligan Fund and the Caligan Accounts; and David Johnson, the Partner of Caligan and Managing Member of Caligan Partners GP LLC, the general partner of Caligan, with respect to the shares of common stock held by the Caligan Fund and the Caligan Accounts. The business address of Caligan Partners LP is 515 Madison Avenue, 8th Floor, New York, New York 10022. The forgoing information is based on a Schedule 13D/A filed with the SEC on June 24, 2024 by Caligan Partners LP.

(2)
Consists of 9,429,808 shares of common stock held by Velan Capital Master Fund LP (Velan Master) as well as 800,000 shares of common stock underlying warrants and 4,178,725 shares of common stock held by Velan Capital SPV I LLC (Velan SPV). Velan Capital Holdings LLC (Velan GP), as the general partner of Velan Master and managing member of Velan SPV, may be deemed to beneficially own the shares beneficially owned by Velan Master and Velan SPV. Velan Capital Investment Management LP (Velan Capital), as the investment manager of Velan Master and Velan SPV, may be deemed to beneficially own the shares beneficially owned by Velan Master and Velan SPV. Velan Capital Management LLC (Velan IM GP), as the general partner of Velan Capital, may be deemed to beneficially own the shares beneficially owned by Velan Master and Velan SPV. Balaji Venkataraman, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own shares beneficially owned by Velan Master and Velan SPV. Adam Morgan, a member of our Board, is a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by Velan Master and Velan SPV. The forgoing information is based on a Schedule 13D/A filed with the SEC on May 16, 2024 by Velan Capital.

(3)
Consists of 3,999,459 shares of common stock held by Stonepine Capital Management LLC and up to 2,000,000 shares of common stock underlying pre-funded warrants, which pre-funded warrants are subject to a 9.99% beneficial ownership limitation. Given such beneficial ownership limitation, the number of pre-funded warrants held by Stonepine Capital Management LLC is currently 1,410,000. The forgoing information is based in part on a Schedule 13G/A filed with the SEC on February 13, 2024 by Stonepine Capital Management LLC.

(4)
The forgoing information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by Boothbay Fund Management, LLC.

(5)
Consists of 2,660,000 shares of common stock held by Altrium Capital Management LP. The forgoing information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by Altrium Capital Management LP.

(6)
Includes 127,502 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024 and 25,000 Company PSUs that have vested but not yet settled.

(7)
Includes 50,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024.

(8)
Includes 27,499 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024.

(9)
Includes 354,961 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024 and 133,333 Company PSUs that have vested but not yet settled.

(10)
Includes 94,305 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024.

(11)
Includes 51,825 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024.

(12)
Includes 25,000 Company PSUs that have vested but not yet settled.

(13)
Includes shares beneficially owned by Velan Capital, of which Mr. Morgan is the Managing Member, as well as 51,825 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024.

(14)
Includes 59,255 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024.

(15)
Includes 36,713 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024.

(16)
Includes 76,669 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024.

(17)
Includes 68,410 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024.

(18)
Includes 921 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024 and 75,000 Company PSUs that have vested but not yet settled.

(19)
Includes 41,666 Company PSUs that have vested but not yet settled.

(20)
Includes 999,885 shares issuable upon exercise of options exercisable within 60 days of July 31, 2024 and 299,999 Company PSUs that have vested but not yet settled.

APPRAISAL RIGHTS
Under the DGCL, if you do not wish to accept the Merger Consideration provided for in the Merger Agreement, you have the right to seek appraisal of your shares of Common Stock and to receive payment in cash for the fair value of your shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $5.50 per share, without interest thereon, less any applicable withholding taxes, plus the CVR that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. The Company’s stockholders who elect to exercise appraisal rights must not vote in favor of the Merger Proposal and must comply with the provisions of Section 262 of the DGCL (“Section 262”) in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements may result in the loss of your appraisal rights.
This section is intended as a brief summary of certain provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex B to this proxy statement and is incorporated herein by reference. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.
Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of the Merger Agreement at the Special Meeting, the stockholders be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the Merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex B. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.
Stockholders wishing to exercise the right to seek an appraisal of their shares of Common Stock must do ALL of the following:
•
You must deliver to us a written demand for appraisal of your shares before the vote on whether to adopt the Merger Agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•
You must not vote in favor of, or consent in writing to, the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against adoption of the Merger Agreement or abstain from voting on adoption of the Merger Agreement.

•
You must continue to hold your shares of our Common Stock through the effective date of the Merger. Therefore, a stockholder who is the record holder of shares of our Common Stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the consummation of the Merger will lose any right to appraisal with respect to such shares.

•
You or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the consummation of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

If you fail to comply with any of these conditions or any other applicable requirements of Section 262 and the Merger is completed, you will be entitled to receive Merger Consideration for your shares of the Company’s Common Stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of the Company’s Common Stock.
All demands for appraisal should be addressed to Alimera Sciences, Inc., 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, and must be delivered before the vote is taken on the Merger Proposal at the Special Meeting, and should be executed by, or on behalf of, the record holder of the shares of Common Stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of Common Stock.
To be effective, a demand for appraisal by a stockholder of Common Stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares. The demand cannot be made directly by the beneficial owner if he or she does not also hold the shares of Common Stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Common Stock. If you hold your shares of the Company’s Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.
If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the record owner.
Within ten days after the Effective Time, the Surviving Corporation must give notice of the date that the Merger has become effective to each of the Company’s stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Proposal. At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the cash payment specified by the Merger Agreement for that stockholder’s shares of the Company’s Common Stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.
Within 120 days after the Effective Time, but not thereafter, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Common Stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition, and holders should not assume that the Surviving Corporation will file a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the Effective Time, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement, upon written request, will be entitled to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to the stockholder within 10 days after such written request has been received by the Surviving Corporation. A person who is the beneficial owner of shares of the Company’s Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the Surviving Corporation such statement.
If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Corporation, then the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Common Stock and with whom agreements as to the value of their shares of Common Stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares of Common Stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all stockholders who are otherwise entitled to appraisal rights unless (1) the total number of shares of Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Common Stock or (2) the value of the consideration provided in the Merger for such total number of shares of Common Stock exceeds $1,000,000.
After determination of the stockholders entitled to appraisal of their shares of the Company’s Common Stock, the Delaware Court of Chancery will appraise the shares of Common Stock, determining their fair value as of the Effective Time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value together with interest, if any, upon surrender by those stockholders of the certificates representing their shares of Common Stock and, in the case of holders of uncertificated stock, forthwith. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time.
You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of an appraisal of fair value by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, we reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Merger Consideration. In determining “fair value,” the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation.
Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”
Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the Surviving Corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Common Stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the Effective Time, be entitled to vote shares of Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Common Stock, other than with respect to distributions payable to stockholders as of a record date prior to the Effective Time. However, if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $5.50 per share in cash, without interest thereon, less any applicable withholding taxes and one CVR per share, for his, her or its shares of Common Stock pursuant to the Merger Agreement.
In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

DELISTING AND DEREGISTRATION OF COMMON STOCK
If the Merger is completed, our Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Common Stock.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at alimerasciences.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.
Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting.
•
Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 (filed with the SEC on April 29, 2024);

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed with the SEC on March 8, 2024);

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 (filed with the SEC on May 14, 2024);

•
Current Reports on Form 8-K filed with the SEC on July 23, 2024, June 24, 2024, June 24, 2024, March 7, 2024, February 9, 2024, and January 4, 2024; and

•
all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting.

Notwithstanding the foregoing, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Alimera Sciences, Inc., 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, Telephone (678) 990-5740, on the Investor Relations page of our corporate website at alimerasciences.com or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
If you have any questions about this proxy statement, special meeting or the Merger or need assistance with the voting procedures, please contact:
Investor Relations
Alimera Sciences, Inc.
6310 Town Square, Suite 400
Alpharetta, Georgia 30005
(678) 990-5740
ir@alimerasciences.com
or
CORE IR
(516) 222-2560

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 8, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
AGREEMENT AND PLAN OF MERGER
BY AND AMONG:
ANI PHARMACEUTICALS, INC.
ANIP MERGER SUB INC.
and
ALIMERA SCIENCES, INC.
DATED AS OF
JUNE 21, 2024

*
The disclosure schedules to this annex have been omitted as they contain information that is both not material and of the type that the registrant treats as private or confidential. The registrant agrees to supplementally furnish a copy of any schedule to the SEC upon its request; however, the registrant may request confidential treatment of such schedule.

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (“Agreement”) is made and entered into as of June 21, 2024 (the “Agreement Date”) by and among ANI Pharmaceuticals, Inc., a Delaware corporation (“Parent”), ANIP Merger Sub INC., a Delaware corporation and wholly owned indirect subsidiary of Parent (“Merger Subsidiary”), and Alimera Sciences, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
RECITALS
WHEREAS, the parties hereto intend that, on the terms and subject to the conditions set forth herein, Merger Subsidiary shall merge with and into the Company, with the Company being the surviving corporation (the “Merger”);
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined and declared advisable that this Agreement, the Voting Agreement, the CVR Agreement, and the Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, (iii) resolved to recommend that the Company’s stockholders adopt this Agreement and approve the Transactions and (iv) directed that this Agreement be submitted to the Company’s stockholders for their adoption;
WHEREAS, the board of directors of Parent has unanimously approved and declared advisable this Agreement and the Transactions;
WHEREAS, the board of directors of the Merger Subsidiary has unanimously (i) determined and declared advisable that this Agreement and the Transactions are fair to and in the best interests of Merger Subsidiary and the sole stockholder of Merger Subsidiary, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, (iii) resolved to recommend that the sole stockholder of Merger Subsidiary adopt this Agreement and approve the Transactions and (iv) directed that this Agreement be submitted to the sole stockholder of Merger Subsidiary for its adoption;
WHEREAS, Parent shall, or shall cause the direct holder of the stock of Merger Subsidiary to, immediately following execution and delivery of this Agreement, adopt this Agreement and approve the Transactions in its capacity as sole stockholder of Merger Subsidiary;
WHEREAS, prior to the execution and delivery of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, a stockholder of the Company has entered into a voting and support agreement (the “Voting Agreement”) in connection with the Merger pursuant to which such stockholder will, among other things, vote its shares of Company Common Stock in favor of the adoption of this Agreement and take certain other actions in furtherance of the Transactions, in each case, subject to the terms and conditions thereof;
WHEREAS, at or immediately prior to the Effective Time, Parent and a trustee selected by Parent (the “Rights Agent”) will enter into a Contingent Value Rights Agreement, in the form attached hereto as Exhibit B (subject to changes permitted by Section 5.21) (the “CVR Agreement”); and
WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions to the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:
ARTICLE I
THE MERGER
Section 1.1   The Merger.
(a)   Upon the terms and subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of such conditions at the Closing), as of and at the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the Delaware General Corporation Law (the “DGCL”) whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”) as a wholly owned indirect Subsidiary of Parent.
(b)   The consummation of the Merger shall take place at a closing (the “Closing”) to be held remotely via electronic transmission of related documentation or similar means, on a date and at a time to be agreed upon by Parent and the Company, which date shall be no later than the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of such conditions at the Closing), or at such other location, date and time as Parent and the Company shall mutually agree upon in writing; provided, however, that, notwithstanding anything to the contrary in this Agreement, Parent shall not be required to consummate the Merger and the other Transactions prior to the earlier of (i) a date prior to the Inside Date specified by Parent on no less than three (3) Business Days’ notice to the Company and (ii) the Inside Date. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”
(c)   At the Closing, the Company shall file a certificate of merger in requisite and customary form and substance with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as may be mutually agreed to by the parties and as specified in the certificate of merger). The time as of which the Merger becomes effective is referred to herein as the “Effective Time.”
(d)   From and after the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges, immunities, licenses, franchises and authority and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under the DGCL.
Section 1.2   Conversion of Shares of Common Stock.   At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Subsidiary, the Company or any holder of any shares of Company Common Stock or any shares of capital stock of Merger Subsidiary or Parent:
(a)   except as otherwise provided in Section 1.2(b) or Section 1.4, each share of Company Common Stock outstanding immediately prior to the Effective Time (including each Company RSA, whether vested or unvested as of immediately prior to the Effective Time, for which the holder thereof made a timely and valid election under Section 83(b) of the Code (an “83(b) Election”); for the avoidance of doubt, each Company RSA for which an 83(b) Election has not been timely and validly made shall be treated in the manner set forth in Section 1.5(a)) shall be cancelled and cease to exist and shall be converted into the right to receive (i) $5.50 in cash, without interest (such amount, as may be adjusted in accordance with Section 1.8 being the “Closing Cash Consideration”) and (ii) one contingent value right (a “CVR”), which shall represent the right to receive the Milestone Payments (such defined term whenever used in this Agreement shall have the applicable meaning ascribed to such term in the CVR Agreement) subject to the terms and conditions set forth in the CVR Agreement (the consideration contemplated by (i) and (ii), together, the “Merger Consideration”), and each holder of any such share of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with and at the times provided in Section 1.3 or Section 1.5, as applicable;
(b)   each share of Company Common Stock held by the Company as treasury stock or owned by Parent, Merger Subsidiary or any other Subsidiary of Parent or any Company Subsidiary immediately prior to the Effective Time shall be canceled and cease to exist, and no payment shall be made with respect thereto (the “Excluded Shares”); and
(c)   each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the

Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 1.3   Surrender and Payment.
(a)   Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of paying the Merger Consideration as provided in Section 1.2(a) and Section 1.6. Contemporaneously with the Effective Time, Parent shall deposit with and make available to (or shall cause to be deposited with and made available to) the Exchange Agent cash sufficient to pay the full Closing Cash Consideration in respect of shares of Company Common Stock and Company Warrants, but not any Closing Cash Consideration in respect of any Excluded Shares, Dissenting Shares as of the Effective Time or, for the avoidance of doubt, the Company RSA Cash Consideration, the Company Option Cash Consideration, the Company RSU Cash Consideration or the Company PSU Cash Consideration (the “Exchange Fund”). If, for any reason (including losses) the Exchange Fund is inadequate to pay the Closing Cash Consideration in respect of the shares of Company Common Stock and Company Warrants (excluding any Closing Cash Consideration in respect of any Excluded Shares, Dissenting Shares as of the Effective Time or, for the avoidance of doubt, the Company RSA Cash Consideration, the Company Option Cash Consideration, the Company RSU Cash Consideration or the Company PSU Cash Consideration), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit with and make available to the Exchange Agent additional cash sufficient to pay all such amounts, and Parent and the Surviving Corporation shall in any event be liable for the timely payment thereof. All cash deposited with the Exchange Agent shall only be used for the purposes provided in this Agreement, or as otherwise agreed by the Company and Parent before the Effective Time. Any income from investment of the Exchange Fund will be payable to the Parent or the Surviving Corporation, as the Parent directs. Promptly after the Effective Time (but in no event later than five (5) Business Days after the Effective Time), Parent shall cause the Exchange Agent to send to each holder of shares of Company Common Stock at the Effective Time (other than the Company, Parent, Merger Subsidiary or any Subsidiary of the Company or Parent) a letter of transmittal, in form and substance reasonably acceptable to the Company, and instructions for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon transfer of the shares of Company Common Stock to the Exchange Agent). Notwithstanding anything to the contrary contained herein, Parent shall not be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement.
(b)   Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), the Merger Consideration in respect of such holder’s shares of Company Common Stock; provided that no portion of the Merger Consideration relating to the CVRs will be paid unless and until it is required to be paid pursuant to the CVR Agreement. Until the Merger Consideration in respect of a given share of Company Common Stock has been paid, such share of Company Common Stock shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest or dividends will be paid or accrue on any Merger Consideration payable to holders of shares of Company Common Stock.
(c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name a transferred share of Company Common Stock is registered, it shall be a condition to such payment that (i) such share of Company Common Stock shall be properly transferred and (ii) the Person requesting such payment shall pay in advance to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such share of Company Common Stock or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d)   Upon the Effective Time, the transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article I.

(e)   Any portion of the Closing Cash Consideration made available to the Exchange Agent pursuant to Section 1.3(a) that remains unclaimed by the holders of shares of Company Common Stock nine (9) months after the Effective Time and any portion of any amounts payable in respect of the CVRs and made available to the Rights Agent that remains unclaimed by the holders of shares of Company Common Stock nine (9) months after deposit with the Rights Agent, in each case shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, in respect of such shares without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
(f)   The agreement with the Exchange Agent shall provide that the Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment (including any losses thereon) shall relieve Parent or the Exchange Agent from making the payments required by this Article I, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) all such investments shall be in short-term obligations of the United States of America or guaranteed by the United States of America, in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $50 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as directed by Parent. To the extent (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Exchange Agent to promptly pay the cash amounts contemplated by Section 1.2 and Section 1.6; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Exchange Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 1.2 and Section 1.6 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Exchange Agent to make the payments contemplated by Section 1.2 and Section 1.6.
(g)   Any portion of the Closing Cash Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.
Section 1.4   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall be canceled and cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto except such rights as are granted by Section 262 of the DGCL to a holder of Dissenting Shares; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 1.2(a), without interest thereon, upon transfer of such shares of Company Common Stock in compliance with Section 1.3. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in and control all negotiations and proceedings with respect to such demands under the DGCL, in all cases consistent with the obligations of the Company thereunder to the extent not inconsistent with applicable Law, including the DGCL. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Parent.
Section 1.5   Company Equity Awards.
(a)   Company RSAs.   Neither the Surviving Corporation nor Parent shall assume any Company RSA or substitute for any Company RSA any similar award for the Surviving Corporation or Parent stock, in connection with the Merger or any of the other Transactions. Effective as of the Effective Time and without any action on the part of any holder of Company RSAs, each Company RSA that is then outstanding and unvested shall become fully vested and any restrictions or risk of forfeiture shall lapse and each such Company RSA for which the holder thereof did not make a timely and valid 83(b) Election shall be cancelled and converted into the right to receive (i) an amount in cash (without interest and subject to deduction for any required withholding as contemplated in Section 1.7) equal to: (A) the total number of shares of such Company RSAs multiplied by (B) the Closing Cash Consideration, without any interest thereon (the “Company RSA Cash Consideration”) and (ii) CVRs in an amount equal to the total number of shares of such Company RSAs, and each holder of any such Company RSA shall cease to have any rights with respect thereto, except the right to receive consideration in accordance with this Section 1.5(a). The Surviving Corporation shall pay the Company RSA Cash Consideration, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.7, at the Effective Time or at the Surviving Corporation’s next ordinary course payroll date (that is at least 5 Business Days following the Effective Time) and with respect to a CVR such payment will be made, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.7, if, and only if, a Milestone Payment for 2026 and/or a Milestone Payment for 2027 (as each such term is defined in the CVR Agreement) is made and will be made at the same time such applicable Milestone Payment is made to other holders of CVRs; provided that notwithstanding anything to the contrary contained herein, payment in respect of the CVR shall only be made to the extent such payment is made not later than five years after the Closing Date, and no amount in respect of the CVR shall be paid to the holder of such Company RSA after such five year period.
(b)   Company Options.   Neither the Surviving Corporation nor Parent shall assume any Company Options or substitute for any Company Option any option for the Surviving Corporation or Parent stock, in connection with the Merger or any of the other Transactions. Effective as of the Effective Time and without any action on the part of any holder of Company Options, (x) all Unvested Company Options (whether time and/or performance-based) which are outstanding as of immediately prior to the Effective Time shall fully vest and become exercisable, and become Vested Company Options, and (y) to the extent not exercised prior to the Effective Time, each Vested Company Option and each formerly Unvested Company Option shall be canceled at the Effective Time. The former holders of the cancelled Company Options shall be paid out as follows, depending on the exercise price per share of any such Company Option:
(i)   At the Effective Time, each Company Option that is then outstanding and unexercised and which has a per share exercise price that is less than the Closing Cash Consideration shall be cancelled and converted into the right to receive the sum of (A) an amount in cash (without interest and subject to deduction for any required withholding as contemplated in Section 1.7) equal to: (A) the excess, if any, of the Closing Cash Consideration over the exercise price per share of such Company Option; multiplied by the number of shares of Company Common Stock underlying such Company Option and (B) one (1) CVR. The Surviving Corporation shall pay the cash amounts payable pursuant to Section 1.5(b)(i)(A) (the “Company Option Cash Consideration”), without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.7, at the Effective Time or at the Surviving Corporation’s next ordinary course payroll date (that is at least 5 Business Days following the Effective Time), and with respect to a CVR such payment will be made, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.7, if, and only if, a

Milestone Payment for 2026 and/or a Milestone Payment for 2027 is made and will be made at the same time such applicable Milestone Payment is made to other holders of CVRs; provided that notwithstanding anything to the contrary contained herein, payment in respect of the CVR shall only be made to the extent such payment is made not later than five years after the Closing Date, and no amount in respect of the CVR shall be paid to any holder of Company Options after such five year period.
(ii)   At the Effective Time, each Company Option that is then outstanding and unexercised, and which has a per share exercise price that equals or exceeds the Closing Cash Consideration, but is less than the Maximum Total Consideration (each, an “Eligible Option”) shall be cancelled and converted into the right to receive a cash payment equal to (A) the excess, if any, of (x) the Total Consideration over (y) the per share exercise price of such Eligible Option, multiplied by (B) the total number of shares of Company Common Stock subject to such Eligible Option immediately prior to the Effective Time. The Surviving Corporation shall pay the cash amounts payable pursuant to this Section 1.5(b)(ii), without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.7, if, and only if, a Milestone Payment for 2026 and/or a Milestone Payment for 2027 is made in respect of a CVR and such applicable Milestone Payment, together with the Closing Cash Consideration per share and, with respect to a Milestone Payment for 2027, any previously paid Milestone Payment for 2026 in respect of a CVR, exceeds the exercise price per share of the Eligible Option, and will be made at the same time such applicable Milestone Payment is made to holders of CVRs; provided that notwithstanding anything to the contrary contained herein, payment shall only be made to the extent such payment is made not later than five years after the Closing Date, and no amount shall be paid to any holder of Eligible Options after such five year period. If the CVR is terminated or expires without payment, no payment will be made with respect to any Eligible Option. For purposes of this Section, “Total Consideration” means the sum of the Closing Cash Consideration plus the actual Milestone Payment for 2026 and the actual Milestone Payment for 2027, if any, made in respect of one (1) CVR. For the avoidance of doubt, no payment will be made with respect to any Eligible Option that has an exercise price per share that is equal or greater than the Total Consideration.
(iii)   At the Effective Time, each Company Option that is then outstanding and unexercised and that has an exercise price per share that is equal or greater than the Maximum Total Consideration shall be cancelled with no consideration payable in respect thereof.
(c)   Company PSUs.   Neither the Surviving Corporation nor Parent shall assume any Company PSU or substitute for any Company PSU any similar award for the Surviving Corporation or Parent stock, in connection with the Merger or any of the other Transactions. Effective as of the Effective Time and without any action on the part of any holder of Company PSUs, each Company PSU that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash equal to the product of (A) the total number of shares of Company Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%, multiplied by (B) the Closing Cash Consideration, without any interest thereon (the “Company PSU Cash Consideration”) and (ii) CVRs in an amount equal to the total number of shares of Company Common Stock then underlying such Company PSUs pursuant to the applicable Company PSU grant terms, with, for the avoidance of doubt, all performance metrics deemed achieved at 100%, and each holder of any such Company PSU shall cease to have any rights with respect thereto, except the right to receive consideration in accordance with this Section 1.5(c). The Surviving Corporation shall pay the Company PSU Cash Consideration, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.7, at the Effective Time or at the Surviving Corporation’s next ordinary course payroll date (that is at least 5 Business Days following the Effective Time) and with respect to a CVR such payment will be made, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.7, if, and only if, a Milestone Payment for 2026 and/or a Milestone Payment for 2027 is made and will be made at the same time such applicable Milestone Payment is made to other holders of CVRs; provided that notwithstanding anything to the contrary contained herein, payment in respect of the CVR shall only be made to the extent such payment is made not later than five years after the Closing Date, and no amount in respect of the CVR shall be paid to any holder of Company PSUs after such five year period.

(d)   Company RSUs.   Neither the Surviving Corporation nor Parent shall assume any Company RSU or substitute for any Company RSU any similar award for the Surviving Corporation or Parent stock, in connection with the Merger or any of the other Transactions. Effective as of the Effective Time and without any action on the part of any holder of Company RSUs, each Company RSU that is then outstanding shall automatically be canceled and converted into the right to receive (i) from the Surviving Corporation an amount of cash equal to the product of (A) the number of shares of Company Common Stock then underlying such Company RSU multiplied by (B) the Closing Cash Consideration, without any interest thereon (the “Company RSU Cash Consideration”) and (ii) CVRs in an amount equal to the total number of shares of Company Common Stock then underlying such Company RSUs, and each holder of any such Company RSU shall cease to have any rights with respect thereto, except the right to receive consideration in accordance with this Section 1.5(d). The Surviving Corporation shall pay the Company RSU Cash Consideration, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.7, at the Effective Time or at the Surviving Corporation’s next ordinary course payroll date (that is at least 5 Business Days following the Effective Time) and with respect to a CVR such payment will be made, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.7, if, and only if, a Milestone Payment for 2026 and/or a Milestone Payment for 2027 is made and will be made at the same time such applicable Milestone Payment is made to other holders of CVRs; provided that notwithstanding anything to the contrary contained herein, payment in respect of the CVR shall only be made to the extent such payment is made not later than five years after the Closing Date, and no amount in respect of the CVR shall be paid to any holder of Company RSUs after such five year period.
(e)   The Company Board (or, if appropriate, any committee thereof administering the Stock Plan or Company Inducement Grant) and the Company, as applicable, shall take such actions as are necessary to approve and effectuate the foregoing provisions of this Section 1.5, including making any determinations and/or resolutions of the Company Board or a committee thereof or any administrator of a Stock Plan or Company Inducement Grant as may be necessary; provided, however, that such actions shall not include the obligation to seek any consent, acknowledgment, representation, covenant or release from any holder of any Company Equity Award, except to the extent such consent, acknowledgment, representation, covenant or release is a condition to vesting, settlement or payment of a Company Equity Award as set forth in an employment, award or other agreement to which the holder is a party.
(f)   Prior to the Agreement Date, the Company Board (or, if applicable, any committee thereof administering the Company ESPP) adopted such resolutions or took such other necessary actions to provide that, (i) with respect to any outstanding Offering Period(s) (as such term is defined in the Company ESPP) under the Company ESPP as of the Agreement Date, no participant in the Company ESPP may increase the percentage amount of his or her payroll deduction election in effect on the Agreement Date for such Offering Period and no new participants may participate in such Offering Period; (ii) no new Offering Period shall be commenced under the Company ESPP on or after the Agreement Date; (iii) any such Offering Period under the Company ESPP that does not end prior to the Effective Time shall terminate and a Purchase Date (as such term is defined in the Company ESPP) shall occur under the Company ESPP immediately prior to the Effective Time with respect to such Offering Period, in which case any shares of Company Common Stock purchased pursuant to such Offering Period shall be treated the same as all other shares of Company Common Stock in accordance with Section 1.2(a); and (iv) immediately prior to, and subject to the occurrence of the Effective Time, the Company ESPP shall terminate.
Section 1.6   Warrants.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or any holder of Company Warrants, each Company Warrant that is outstanding as of immediately prior to the Effective Time shall, upon the Effective Time, convert into the right to receive, upon exercise of such Company Warrant, the same Merger Consideration as such holder would have been entitled to receive following the Effective Time pursuant to Section 1.2(a) if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of Company Common Stock then issuable upon exercise in full of such Company Warrant without regard to any limitations on exercise contained therein.
Section 1.7   Withholding Rights.   Notwithstanding any provision contained herein to the contrary, each of the Company, Exchange Agent, Rights Agent, Surviving Corporation, Parent and their respective

Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement or the CVR Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Tax Law. If the Company, Exchange Agent, Rights Agent, Surviving Corporation, Parent or any of their respective Affiliates, as the case may be, so withholds amounts and properly pays such amounts over to a Governmental Authority, such amounts shall be treated for all purposes of this Agreement or the CVR Agreement as having been paid to the holder of shares of Company Common Stock, Company RSAs, Company Options, Company PSUs, Company RSUs and Company Warrants, as applicable, in respect of which the Company, Exchange Agent, Surviving Corporation, Parent or any of their respective Affiliates, as the case may be, made such deduction and withholding.
Section 1.8   Adjustments to Merger Consideration.   The Merger Consideration shall be adjusted appropriately and equitably to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, merger, issuer tender offer, exchange of shares or other like change with respect to Company Common Stock occurring on or after the Agreement Date and prior to the Effective Time, and such adjustment to the Merger Consideration shall provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action and shall, as so adjusted from and after the date of such event, be the Merger Consideration; provided, however, that nothing in this Section 1.8 shall be construed to permit the Company to take any action with respect to the Company Common Stock or otherwise that is prohibited by the terms of this Agreement, including Section 5.2.
ARTICLE II
THE SURVIVING CORPORATION
Section 2.1   Certificate of Incorporation.   At the Effective Time, the certificate of incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (except that all references to the name of Merger Subsidiary therein shall be modified to refer to the name of the Company), until thereafter amended in accordance with the DGCL and such certificate of incorporation.
Section 2.2   Bylaws.   At the Effective Time, the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except that all references to the name of Merger Subsidiary therein shall be modified to refer to the name of the Company), until thereafter amended in accordance with the DGCL and such bylaws.
Section 2.3   Directors and Officers.
(a)   At the Effective Time, the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
(b)   At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the bylaws of the Surviving Corporation.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in (i) the reports, schedules, forms, registration statements, definitive proxy statements and other documents (including exhibits and all information incorporated by reference) filed or furnished by the Company with the United States Securities and Exchange Commission (the “SEC”) or filed or furnished by the Company to the SEC in connection with this Agreement or the Transactions that are publicly available on EDGAR (collectively, the “Company SEC Reports”) after January 1, 2022 and prior to the Agreement Date (excluding in each case any disclosures contained therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements and Projections,” “Quantitative and Qualitative

Disclosures About Market Risk” and any other disclosures contained therein to the extent they are predictive, cautionary or forward-looking in nature) or (ii) the Company Disclosure Schedules (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular Section shall be deemed to be disclosed in reference to all other applicable Sections of this Agreement if the disclosure in respect of the particular Section is reasonably apparent on its face to inform Parent of the information required to be disclosed in respect of such other Sections) delivered by the Company to Parent in connection with the execution of this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to Merger Subsidiary and Parent as follows:
Section 3.1   Organization.   Each of the Company and the Subsidiaries of the Company (the “Company Subsidiaries”) is a corporation, limited liability company, limited partnership or other legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so organized, existing or in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite corporate or similar power and authority to enable it to own, operate and lease its properties and to carry on its business as now conducted, except for such power or authority, the lack of which has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation and bylaws of the Company (and any amendments thereto) (the “Company Charter Documents”). The Company is not in violation of any of the Company Charter Documents.
Section 3.2   Capitalization.
(a)   The authorized capital stock of the Company consists of (i) 150,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of the close of business on June 19, 2024 (the “Capitalization Date”): (A) 52,388,513 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued or outstanding; (C) no shares of Company Common Stock were held by the Company in its treasury; (D) there were outstanding Company Options to purchase 3,275,893 shares of Company Common Stock; (E) 900,000 shares of Company Common Stock were subject to issuance pursuant to outstanding Company PSUs (assuming all applicable performance conditions with respect to Company PSUs are satisfied at 100%); (F) 869,638 shares of Company Common Stock were subject to issuance pursuant to outstanding Company RSUs; (G) 410,732 shares of Company Common Stock were subject to outstanding Company RSAs; (H) 421,679 shares of Company Common Stock were reserved for the future grant of Company Equity Awards under the Stock Plans (excluding shares reserved for issuance upon exercise of the Company Options or settlement of the Company RSUs or Company PSUs); (I) 19,135 shares of Company Common Stock were reserved for the future issuance under the Company ESPP; and (J) 3,600,000 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Warrants. Such issued and outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Stock Plan, Company Inducement Grant, the Company ESPP or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, or in the case of shares that have not yet been issued, will be, fully paid and nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any Equity Interests of the Company, except as may be issued after the date of this Agreement by the Company pursuant to Section 5.2(b) or as expressly consented to in writing by Parent. Other than the Company Common Stock, there are no outstanding bonds, debentures, notes or other Indebtedness or securities of the Company having the right to vote (or, other than the outstanding Company Equity Awards and Company Warrants, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, except as may be issued after the date of this Agreement by the Company pursuant to Section 5.2(b) or as expressly consented to in writing by Parent. Neither Company nor any Company Subsidiary is a party to any voting agreement with respect to any Equity Interests of any Company Subsidiary.

(b)   From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued any shares of Company Common Stock, or any other capital stock or Equity Interests, except upon the exercise of the Company Options or vesting of Company RSUs or Company PSUs, in each case outstanding as of the close of business on the Capitalization Date. Except as may be issued after the date of this Agreement by the Company pursuant to Section 5.2(b) or as expressly consented to in writing by Parent, no Equity Interests are issued, reserved for issuance or outstanding and there are no outstanding commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company Subsidiaries to issue, deliver, sell, grant, or enter into, or cause to be issued, delivered, sold, granted, or entered into: (i) any Equity Interests in the Company or any of the Company Subsidiaries, (ii) any security convertible into, or exchangeable or exercisable for any Equity Interests in the Company or any of the Company Subsidiaries, (iii) any option, warrant, call, right, commitment, agreement, arrangement or undertaking to acquire from the Company or any of the Company Subsidiaries any security convertible into, or exchangeable or exercisable for any Equity Interests in the Company or any of the Company Subsidiaries, or (iv) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, profit participation rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any Equity Interests in the Company or any of the Company Subsidiaries. There are no preemptive, registration or similar rights granted by the Company or any Company Subsidiary to any holders of any class or series of securities of the Company or any Company Subsidiary.
(c)   Section 3.2(c) of the Company Disclosure Schedules sets forth, as of the Capitalization Date, a list of the holders of (i) Company Equity Awards, including (to the extent applicable) the date on which each such Company Equity Award was granted, the number of shares of Company Common Stock subject to such Company Equity Award, the expiration date of such Company Equity Award and the price at which such Company Equity Award may be exercised (if any) under an applicable Stock Plan or Company Inducement Grant and the vested or unvested status of such Company Equity Award, and (ii) Company Warrants, including (to the extent applicable) the date on which such Company Warrants were granted, the number of shares of Company Common Stock subject to such Company Warrants, the expiration date of such Company Warrants and the price at which such Company Warrants may be exercised (if any), as well as for the Company ESPP, the maximum number of shares of Company Common Stock issuable at the end of the current Offering Period. Other than as set forth in Section 3.2(c) of the Company Disclosure Schedules, there are no issued, reserved for issuance, outstanding or authorized stock option, stock appreciation, phantom stock, stock unit, restricted stock unit, stock-based performance unit, profit participation or similar rights or equity-based awards with respect to the Company. All shares of Company Common Stock issuable upon exercise of Company Options and Company Warrants and the settlement of Company RSUs or Company PSUs have been duly reserved for issuance by the Company. The Company has delivered or made available to Parent or Parent’s Representatives copies of all Stock Plans and Company Inducement Grants covering the Company Equity Awards outstanding as of the date of this Agreement and the forms of all equity award agreements evidencing such Company Equity Awards.
Section 3.3   Authorization; No Conflict.
(a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions are within the Company’s corporate powers and, subject to the adoption of the Agreement and approval of the Merger by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Merger and the other Transactions, subject only, in the case of consummation of the Merger, to the receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). The Company Stockholder Approval is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other Transactions.
(b)   At a meeting duly called and held, the Company Board has (i) determined that this Agreement and the Transactions, the Voting Agreement, the CVR Agreement and the transactions contemplated hereby and thereby are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Voting Agreement, including the execution, delivery, and performance thereof, and the consummation of the Transactions, and the transactions contemplated hereby and thereby, (iii) resolved, subject to Section 5.3, to recommend that the Company’s stockholders adopt this Agreement and approve the Merger (such recommendation, the “Company Board Recommendation”) and (iv) directed that this Agreement be submitted to the Company’s stockholders for their adoption, which such resolutions, subject to Section 5.3, have not been rescinded, modified or withdrawn in any way.
(c)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no consent, approval, license, permission, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”) any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and competition, merger control, antitrust or similar applicable Law of any jurisdiction outside of the United States (“Foreign Antitrust Laws”), (iii) compliance with any applicable requirements of the Securities Act and the Exchange Act, (iv) compliance with any applicable requirements set forth on Section 3.3(c) of the Company Disclosure Schedules, (v) compliance with any applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or any applicable rules of Nasdaq, and (vi) any additional Consents with any other Governmental Authority, except, in the case of clause (vi), those that the failure of which to make or obtain has had and would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   Except as set forth on Section 3.3(d) of the Company Disclosure Schedules, the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Company Charter Documents or the equivalent documents of any Company Subsidiary, (ii) assuming compliance with the matters referred to in Section 3.3(c), contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (iii) assuming compliance with the matters referred to in Section 3.3(c), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of the Company Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Company Material Contract to which the Company or any of its Subsidiaries is a party, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of the Company Subsidiaries, with only such exceptions, which in the case of each of clauses (ii) through (iv), have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.4   Subsidiaries.
(a)   The Company has delivered or made available to Parent a complete and accurate list as of the Agreement Date of each of the Company Subsidiaries and their respective jurisdictions of organization.
(b)   All of the outstanding Equity Interests in each Company Subsidiary are, where applicable, duly authorized, validly issued, fully paid, nonassessable and not subject to (or issued in violation of) any preemptive or similar rights or any Law, and such Equity Interests are owned by the Company or by a Company Subsidiary free and clear of any Liens (other than Permitted Liens) or limitations or restrictions on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the Equity Interests of any Company Subsidiary. Section 3.4 of the Company

Disclosure Schedules sets forth, as of the Agreement Date, the Equity Interests of each Person that is owned, directly or indirectly by the Company. The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation, statutory register (including registers of members) and bylaws (or equivalent governing documents) of each Company Subsidiary and no Company Subsidiary is in violation thereof.
Section 3.5   SEC Reports and Financial Statements.
(a)   Since January 1, 2023, the Company has timely filed or furnished with the SEC all Company SEC Reports required to be filed or furnished by the Company with the SEC. As of their respective filing dates, and giving effect to any amendments or supplements thereto filed prior to the Agreement Date, the Company SEC Reports complied in all material respects as to form with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the respective rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports. None of the Company SEC Reports, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Reports. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act and neither the Company nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Governmental Authority.
(b)   The consolidated balance sheets and the related consolidated statements of operations, comprehensive income or loss, changes in stockholders’ equity and cash flows (including, in each case, any related notes and schedules thereto) of the Company contained in the Company SEC Reports, as of their respective dates of filing with the SEC (or, if such Company SEC Reports were amended prior to the Agreement Date, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein or to the extent required by GAAP) and present fairly in all material respects the consolidated financial position and the consolidated statements of operations, income or loss, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments), except to the extent that information contained in such Company SEC Report has been reviewed, amended, modified or supplemented (prior to the date of the Agreement) by a subsequent Company SEC Report.
(c)   The Company’s and each Company Subsidiary’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably designed in all material respects to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures regarding: (i) transactions being recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) receipts and expenditures being executed in accordance with the authorization of management, (iii) prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would materially affect the Company’s financial statements, and (iv) the maintenance of records in reasonable detail that accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Company Subsidiaries.
(d)   The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of: (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and the Company Subsidiaries that; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and the Company Subsidiaries.
(e)   The audited balance sheet of the Company dated as of December 31, 2023, contained in the Company SEC Reports filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of the Company Subsidiaries has any liabilities other than liabilities that: (i) are specifically and adequately reflected or reserved against in the Company Balance Sheet; (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of Law, or that relates to any cause of action, claim or lawsuit); (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Off-Balance Sheet Arrangements.   Except as described in the Company SEC Reports filed as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 2.03(d) of the SEC’s Current Report on Form 8-K or as described in Instruction 8 to Item 303(b) of Regulation S-K promulgated by the SEC).
(g)   Sarbanes-Oxley and Nasdaq Compliance.   Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Reports, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is also in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.
(h)   Accounting, Securities, or Other Related Complaints or Reports.   Since January 1, 2022: (i) none of the Company or any of the Company Subsidiaries nor any director or officer of the Company or any of its Subsidiaries has received any written, or, to the Knowledge of the Company, oral, complaint, allegation, assertion, or claim regarding the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of the Company or any of the Company Subsidiaries or any written, or, to the Knowledge of the Company, oral, complaint, allegation, assertion, or claim from employees of the Company or any of the Company Subsidiaries regarding questionable financial accounting or auditing matters with respect to the Company or any of the Company Subsidiaries; and (ii) no attorney representing the Company or any of the Company Subsidiaries, whether or not employed by the Company or any of the Company Subsidiaries, has reported evidence of any material violation of securities Laws, breach of fiduciary duty, or similar violation by the Company, any of the Company Subsidiaries, or any of their respective officers, directors, employees, or agents to the Company Board or any committee thereof, or to the chief executive officer, chief financial officer, or general counsel of the Company.
Section 3.6   Absence of Material Adverse Changes, etc.   Since March 31, 2024, except for actions expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their business in all material respects in the ordinary course of business consistent with past practice; (b) there has not been or occurred any event, condition, change, occurrence or development that has or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

and (c) the Company and the Company Subsidiaries have not (i) made or changed any material Tax election, (ii) filed any material amended Tax Return, or (iii) changed any material method of Tax accounting.
Section 3.7   Litigation.   There are no Legal Proceedings (other than investigations) pending or, to the Knowledge of the Company, investigations pending or Legal Proceedings threatened, to which the Company or any of the Company Subsidiaries is a party, or, to the Knowledge of the Company, any officer or director of the Company or any of the Company Subsidiaries in their capacities as such that have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no Orders outstanding against the Company or any of the Company Subsidiaries that have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.8   Broker’s or Finder’s Fees.   Except for fees payable pursuant to the engagement letters set forth on Section 3.8 of the Company Disclosure Schedules, a correct and complete copy of which has been provided to Parent prior to the Agreement Date, no agent, broker, Person or firm acting on behalf of the Company or any Company Subsidiary or under the Company’s or any Company Subsidiary’s authority is or will be entitled to any advisory or broker’s or finder’s fee or commission from any of the parties hereto in connection with any of the Transactions.
Section 3.9   Employee Plans.
(a)   Section 3.9(a) of the Company Disclosure Schedules sets forth a true, correct and complete list as of the Agreement Date of each material Company Plan (other than any offer letter or other employment Contract that is terminable “at-will” or following a notice period imposed by applicable Law and does not provide for severance, equity or equity-based compensation or retention, change of control, transaction or similar bonuses other than severance payments required to be made by the Company or any Company Subsidiaries under applicable foreign Law).
(b)   With respect to each Company Plan set forth on Section 3.9(a) of the Company Disclosure Schedules, the Company has made available to Parent a true, correct and complete copy of, as applicable: (i) each written Company Plan and all material amendments thereto, if any, or, with respect to any unwritten Company Plan, a summary of the material terms thereof; (ii) the current summary plan description of each Company Employee Benefit Plan and any material modifications thereto, if any, or any written summary provided to participants with respect to any Company Employee Benefit Plan for which no summary plan description exists; (iii) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service or other Governmental Authority; (iv) the most recent annual report on Form 5500 or such similar report, statement or information return required to be filed with or delivered to any Governmental Authority, if any; (v) all material notices given to the administrator of such Company Employee Benefit Plan by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other Governmental Authority with respect to such Company Plan within the past three (3) years; and (vi) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto.
(c)   Each Company Employee Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has been the subject of a favorable determination letter (or, if applicable, advisory or opinion letter) from the Internal Revenue Service that has not been revoked or meets the requirements for such treatment and, to the Knowledge of the Company, no event has occurred and no condition exists that would reasonably be expected to affect the qualified status of any such Company Employee Benefit Plan or result in the imposition of any material liability, penalty or Tax under ERISA or the Code.
(d)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Employee Benefit Plan is now and has been established, maintained, funded, operated and administered in accordance with its provisions and in compliance with all applicable provisions of Law, including ERISA and the Code; (ii) all material payments and contributions required to be made under the terms of any Company Plan have been made or the amount of such payment or contribution obligation has been reflected in the Company SEC Reports which are publicly available prior to the Agreement Date; and (iii) nothing has occurred and no condition exists with respect to any Company Employee Benefit Plan that could result in a material Tax, penalty or other liability of the Company or any of its Subsidiaries, including under Sections 4980B, 4980D, 4980H, 6721 and 6722 of the Code.

(e)   Neither the Company nor any Company Subsidiary maintains, sponsors, contributes to, is required to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to, any “defined benefit plan” (as defined under 3(35) of ERISA) or any other plan that is or was subject to Section 302 or Title IV of ERISA or Code Section 412, including any “single employer” defined benefit plan or any “multiemployer plan,” (as defined in Section 4001 or 3(37) of ERISA) or a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413 of the Code). Neither the Company nor any Company Subsidiary has any current or contingent liability or obligation on account of a Company ERISA Affiliate.
(f)   Except to the extent required under Section 601 et seq. of ERISA or 4980B of the Code (or any other similar state or local Law) for which the covered Person pays the full cost of coverage, none of the Company, any Company Subsidiary, or any Company Employee Benefit Plan has any present or future obligation or liability to provide post-employment or post-termination or post-ownership welfare benefits to or make any payment to, or with respect to, any present or former employee, officer, owner or director of the Company or any Company Subsidiary or to any other Person with respect to such benefits.
(g)   There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings or claims (other than routine claims for benefits) relating to any Company Employee Benefit Plan and, to the Knowledge of the Company, there is no fact or circumstance that would reasonably be expected to give rise to any such Legal Proceeding or claim. There has been no non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) or breach of fiduciary duty (as determined under ERISA) with respect to any Company Employee Benefit Plan that would result in material liability to the Company or any Company Subsidiary. All material contributions, distributions and premium payments have been timely made or paid in accordance with the terms of the Company Employee Benefit Plan and in compliance with applicable Law, or properly accrued in accordance with GAAP.
(h)   With respect to each Company Employee Benefit Plan or other benefit or compensation plan, program, agreement, or arrangement that is subject to the applicable Law of a jurisdiction other than the United States (whether or not United States Laws also apply) or primarily for the benefit of employees, directors, individual independent contractors or other service providers of the Company or any Company Subsidiary who reside or work primarily outside of the United States (each a “Non-U.S. Plan”), without limiting the generality of this Section 3.9: (i) each Non-U.S. Plan required to be registered, or intended to meet certain regulatory requirements for favorable tax treatment, has been timely and properly registered and has been maintained in good standing with the applicable regulatory authorities and requirements, in each case, in all material respects; (ii) no Non-U.S. Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), or has any unfunded or underfunded liabilities; (iii) all Non-U.S. Plans that are required to be funded are funded to the required level, and adequate reserves have been established with respect to any Non-U.S. Plan to the extent not required to be funded or fully funded; and (iv) to the Company’s Knowledge, in the last three (3) years no claim (other than routine registration and returns) about any Non-U.S. Plan has been made to any applicable Governmental Authority.
(i)   Except as set forth on Section 3.9(i) of the Company Disclosure Schedules, no payment or benefit, individually or together with any other payment or benefit, that could be received (whether in cash, property or the vesting of property), as a result of the Transactions, either alone or in combination with another event, by any current or former employee, officer, director, independent contractor or other individual service provider of the Company would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.
(j)   Except as set forth on Section 3.9(j) of the Company Disclosure Schedules, neither the Company nor any Subsidiary has any current or contingent obligation under any contract, agreement, plan or arrangement to indemnify, gross-up, reimburse or otherwise make whole any Person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax law).
(k)   Each Company Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all respects in operational compliance with, and is in all respects in documentary compliance with, Section 409A of the Code and all U.S. Internal Revenue Service guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or could reasonably be expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code.
(l)   Except as set forth in Section 3.9(l) of the Company Disclosure Schedules, neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event) will (i) entitle any current or former director, officer, employee, individual independent contractor or other individual service provider of the Company or any of the Company Subsidiaries to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other obligation under any Company Plan or otherwise, or (iii) restrict the ability of the Company to merge, amend or terminate any Company Employee Benefit Plan.
Section 3.10   Opinion of Financial Advisor.   The Company Board (in such capacity) has received the oral opinion (to be subsequently confirmed in writing) of the Company Financial Advisor, as financial advisor to the Company, that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Company Common Stock (other than shares of Company Common Stock then owned by the Company, Parent, Merger Sub or any other Subsidiary of Parent or the Company, Dissenting Shares and shares of Company Common Stock held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. As of the date of this Agreement, such opinion has not been withdrawn or modified. Promptly following the date of this Agreement, an executed copy of such written opinion shall be provided to Parent for informational purposes only.
Section 3.11   Taxes.
(a)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and the Company Subsidiaries has timely filed all Tax Returns required to be filed by it in the manner prescribed by applicable Law and all such Tax Returns are true, correct and complete in all respects and have been prepared in compliance with all applicable Laws; and (ii) all Taxes required to be paid by the Company or any Company Subsidiary (including Taxes required to be withheld or collected) have been paid in full (or withheld and remitted to the appropriate taxing authority in accordance with applicable Law) and each of the Company and the Company Subsidiaries has made adequate provision (or adequate provision has been made on its behalf) in the Company’s consolidated financial statements for all accrued Taxes not yet due.
(b)   There is no claim, audit, action, suit or proceeding currently pending or, to the Knowledge of the Company, threatened against or with respect to the Company or any Company Subsidiary in respect of any material Taxes or material Tax Return. No waiver or extension of any statute of limitations in respect of a material amount of Taxes or any extension of time with respect to a material Tax assessment or deficiency is currently in effect for the Company or any Company Subsidiary.
(c)   Neither the Company nor any Company Subsidiary has been a party to a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(d)   Neither the Company nor any Company Subsidiary (i) is a party to (A) any Tax sharing agreement, Tax allocation, Tax indemnity obligation or similar agreement (other than (x) Contracts entered into in the ordinary course of business a principal purpose of which is unrelated to Taxes or (y) Contracts between the Company, on the one hand, and any Company Subsidiary, on the other hand, or between Company Subsidiaries), or (B) any other written arrangement with respect to Taxes (including any advance pricing agreement, closing agreement or other similar agreement relating to Taxes) with any taxing authority that is specific to the Company or such Company Subsidiary, (ii) is or has been in the past five (5) years, a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, consolidated, combined, unitary, or aggregate group for state, local or non-U.S. Tax purposes, other than a group of which the Company (or a predecessor thereof) is or was the common parent, or (iii) has incurred any material amount of liability in the past five (5) years for the Taxes of any Person (other than the Company or any Company Subsidiary) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax Law) or as a transferee or successor.

(e)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no Liens for Taxes on any of the assets of the Company or any Company Subsidiary other than Permitted Liens.
(f)   Neither the Company nor any Company Subsidiary has entered into any “closing agreement” under Section 7121 of the Code, or other similar written agreement with any taxing authority in respect of Taxes that remains in effect, and no request for a ruling, relief or similar written agreement or ruling that relates specifically to the material Taxes or Tax Returns of the Company or any Company Subsidiary is currently pending with any Governmental Authority.
(g)   No written claim that has not been resolved has been made by any taxing authority in the past five (5) years in a jurisdiction where the Company or any Company Subsidiary does not file a Tax Return that the Company or such Company Subsidiary is, or may be, subject to Tax by or required to file or be included in a Tax Return in that jurisdiction.
(h)   The Company (i) was not a distributing corporation or a controlled corporation in any transaction intended to qualify under Section 355 of the Code in the two (2) year period ending on the date of this Agreement, (ii) is not nor has ever been a surrogate foreign corporation as described in Section 7874(b) of the Code and (iii) has not entered into a gain recognition agreement (within the meaning of Treasury Regulations Section 1.367-8) with respect to any Company Subsidiary that remains in effect.
(i)   The characterization of the Company and each Company Subsidiary as a corporation, partnership, or disregarded entity for U.S. federal income tax purposes is as set forth in Section 3.11 of the Company Disclosure Schedules.
Section 3.12   Compliance with Laws; Regulatory Matters.
(a)   Since January 1, 2023, neither the Company nor the Company Subsidiaries is or has been in violation of any Law applicable to the Company or the Company Subsidiaries or by which any of their respective properties or businesses are bound or any regulation issued under any of the foregoing or has been notified in writing by any Governmental Authority of any violation by the Company of, or any investigation with respect to any such Law, except for any such violation that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Since January 1, 2018, neither the Company nor any of the Company Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, directors, employees, agents or other Representatives have received written notice of any actual, alleged or potential violation of any Anti-Bribery Law or have been a party to or the subject of any pending (or to the Knowledge of the Company, threatened) action, or, to the Knowledge of the Company, any audit or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any Anti-Bribery Law, except as has not or would not reasonably be material to the Company and the Company Subsidiaries taken as a whole. Since January 1, 2018, neither the Company nor any of the Company Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, directors, employees, agents or other Representatives has offered, paid, authorized or promised to pay anything of value to any Person for the purpose of improperly influencing any decision of any officer, employee, representative or body of any Governmental Authority (including any entity owned or controlled by any Governmental Authority) or improperly obtaining or retaining business or a business advantage. For the purpose hereof, “Anti-Bribery Laws” means the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, all Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and all other applicable Laws relating to bribery, corruption or kick-backs.
(c)   The Company and the Company Subsidiaries have complied in all material respects with all applicable Export Laws, neither the Company nor any of the Company Subsidiaries has (A) received written notice of any actual, alleged or potential violation of any Export Law or (B) been a party to or the subject of any pending (or to the Knowledge of the Company, threatened) action, or, to the Knowledge of the Company, any audit or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any Export Law. For the purpose hereof, “Export Laws” means (i) all applicable Laws imposing trade sanctions on any Person and all anti-boycott or anti-embargo Laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, all sanctions Laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury or the European Union, or any other Governmental Authority with jurisdiction over the Company or any of the Company Subsidiaries, and all anti-boycott or anti-embargo Laws and (ii) all applicable Laws relating to the import, export, re-export, transfer of information, data, goods, and technology imposed by a Governmental Authority with jurisdiction over the Company or any of the Company Subsidiaries, including the Export Administration Regulations administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State.
(d)   Neither the Company, the Company Subsidiaries, nor, to the Company’s Knowledge, any officer, employee, contractor or agent of, or any consultant of the Company or any Company Subsidiary has made or received an illegal payment, bribe, kickback, political contribution or other similar questionable illegal payment in connection with the operation or the business of the Company or any Company Subsidiary. The Company or any Company Subsidiary and their respective operations have been and are being conducted in material compliance with, and have appropriate internal controls that ensure compliance with all applicable Laws, including, without limitation 31 U.S.C. §3729 et seq. (the “False Claims Act”), 42 U.S.C. §1320a-7b(b) (the “Anti-Kickback Statute”), 42 U.S.C. §1320a-7a (the “Civil Monetary Penalty Law”), 42 U.S.C. §1395nn (the “Stark Law”), 21 U.S.C. § 301 et seq. (the “Federal Food, Drug, and Cosmetic Act”), 15 U.S.C. §§ 41-58 (the “Federal Trade Commission Act”), the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. § 1320d et seq., as amended by the Health Information Technology for Economic and Clinical Health Act, all Laws relating to the disclosure of payments or other value to healthcare providers, including but limited to the Physician Payments Sunshine Act, 42 C.F.R. §401-403, and any comparable federal, state or local Laws and the regulations promulgated thereunder (“Healthcare Laws”), and all other federal, state and local Laws relating to the prevention of fraud and abuse, the regulation of the Company’s and Company Subsidiaries’ products and services to ensure they are not adulterated or misbranded, and the regulation of the Company’s or any Company Subsidiary’s operations, and have not committed any act for which it would be prosecuted under the Civil Monetary Penalty Law and any other applicable Laws for the type of products and services provided by the Company and Company Subsidiaries.
(e)   All reimbursement and rebate agreements, patient assistance programs, market access services, and hub services and programs comply in material respects with all applicable Laws, including, but not limited to, the False Claims Act, the Anti-Kickback Statute, the Civil Monetary Penalty Law, the Stark Law, the Federal Food, Drug, and Cosmetic Act, the Federal Trade Commission Act, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 as well as the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990, or the OBRA, the Veterans Health Care Act of 1992, Deficit Reduction Act of 2005, Patient Protection and Affordable Care Act, the Inflation Reduction Act of 2022, Hart-Scott-Rodino Antitrust Improvements Act of 1976, Sherman Antitrust Act of 1890, each as amended, the Medicaid Drug Rebate Program, and all rules, regulations, and administrative policies of the Federal Trade Commission, U.S. Food and Drug Administration, Centers for Medicare & Medicaid Services, and the U.S. Department of Health and Human Services.
(f)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries is, and has been since January 1, 2023, in compliance with all applicable requirements under any applicable Law, including those regarding non-clinical testing and research, clinical research, establishment registration, drug and device listing, good manufacturing practices, Company Product storage, handling distribution, advertising, promotion and sale, record-keeping, adverse event reporting, and reporting of corrections and removals (collectively, “Regulatory Laws”), in each case as applicable to the operation of its business. Neither the Company nor any Company Subsidiary is subject to any ongoing enforcement, regulatory or administrative proceedings against the Company or any Company Subsidiary alleging non-compliance with any Regulatory Laws, and neither the Company nor any Company Subsidiary has received any written notification or communication from the FDA or any other Governmental Authority performing functions similar to those performed by the FDA alleging any material non-compliance with any Regulatory Law, including any FDA Form-483, FDA Warning Letter, Establishment Inspection Report, adverse inspectional findings, notice of an integrity review, notice of an investigation, request for corrective or remedial action, notice of adverse finding, or notice of deficiency or violation, or similar communication from the FDA or any other Governmental Authority alleging that the Company, the Company Subsidiaries, or the Company Products are in violation of any applicable Law or Authorization.
(g)   All clinical, pre-clinical and other studies and testing conducted by or on behalf of, or sponsored by, the Company or any of the Company Subsidiaries, or in which the Company or any of the Company Subsidiaries or the Company Products have participated, were and, if still pending, are being conducted in compliance in all material respects with all applicable Laws and regulations enforced by the FDA or any comparable Governmental Authority, including without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312. Neither the Company nor the Company Subsidiaries have received any written notice or other written correspondence from the FDA, any other Governmental Authority, any Institutional Review Board (“IRB”), or other Person or board responsible for the oversight or conduct of any clinical or preclinical study, requesting, requiring or threatening the termination, suspension, material modification or restriction, delay, or clinical hold of, or otherwise rejecting any clinical or preclinical study that was, is planned to be, or is being conducted. All studies were and, if still pending, are being conducted in all material respects in accordance with all applicable Laws, good clinical practices, good laboratory practices, the protocols, procedures and controls designed and approved for such studies, professional medical and scientific standards, and in accordance with any requirement of an IRB or other Person or board responsible for review of such studies. For all clinical trials concerning a Company Product, the final study reports, protocols, and statistical analysis plans (collectively, the “Data”) accurately, completely, and fairly reflect the results from and plans for the studies. The Company has no Knowledge of any other studies, the results of which are inconsistent with, or otherwise call into question, the study results. The Company is not aware of any material facts or circumstances related to the safety or efficacy of any Company Product that would materially and adversely affect the ability to receive or maintain an Authorization or that would otherwise delay the receipt of an Authorization.
(h)   The Company and the Company Subsidiaries have not received or otherwise learned of any complaints, information, or adverse event reports related to a Company Product that, individually or in the aggregate, would reasonably have a Company Material Adverse Effect or that would reasonably prevent the receipt or maintenance of an Authorization.
(i)   No Company Product has been or has been requested by a Governmental Authority or other Person to be recalled, withdrawn, removed, suspended, seized, the subject of a corrective action, or discontinued (whether voluntarily or otherwise) (collectively “Recall”). Neither the Company nor any Company Subsidiary has sought or is seeking to, or, to the Company’s Knowledge, is currently being requested, required or, threatened by any Governmental Authority or other Person for any Recall of a Company Product.
(j)   Each of the Company and the Company Subsidiaries is, and has been since January 1, 2023, in possession of all material governmental franchises, licenses, permits, Authorizations and approvals (collectively, “Permits”) necessary to enable it to own, operate and lease its properties, to research, test, manufacture, distribute, market and sell Company Products, and to carry on its business as now conducted. The Permits are, in all material respects, valid and in full force and effect. The Company and the Company Subsidiaries are in compliance with the terms and requirements of the Permits, except as would not be, individually or in the aggregate, material to the Company and the Company Subsidiaries taken as a whole. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary has received any written notification of any Permit revocation, cancellation, limitation, modification, lapse, suspension, integrity review, withdrawal or other adverse action.
(k)   Each of the Company and the Company Subsidiaries has filed with the FDA and any other applicable Regulatory Authorities all required material filings, declarations, listings, registrations, applications, application supplements, reports or submissions, including but not limited to adverse event reports. All such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable Regulatory Laws when filed, and no deficiencies have been asserted in writing by any applicable Governmental Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.
(l)   Neither the Company, the Company Subsidiaries, nor, to the Company’s Knowledge, any Person providing services to the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or a Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or a Governmental Authority, or otherwise committed an act, made a statement, or failed to make a statement, that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto (the “FDA Ethics Policy”). Neither the Company, the Company Subsidiaries, nor, to the Company’s Knowledge, any Person providing services to the Company has ever been investigated by the FDA or other Governmental Authority for data or healthcare program fraud. Neither the Company, the Company Subsidiaries, nor, to the Company’s Knowledge, any Person providing services to the Company is the subject of any pending or, to the Company’s Knowledge, threatened investigation pursuant to the FDA Ethics Policy, or resulting from any other untrue or false statement or omission.
(m)   Neither the Company, the Company Subsidiaries, nor, to the Company’s Knowledge, any Person providing services to the Company, nor their respective officers, directors, partners, employees, or agents have been:
(i)   debarred or suspended pursuant to 21 U.S.C. § 335a;
(ii)   excluded under 42 U.S.C. § 1320a-7 or any similar law, rule or regulation of any Governmental Authority;
(iii)   excluded, debarred, suspended or deemed ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration;
(iv)   charged, named in a complaint, convicted, or otherwise found liable in any Legal Proceeding that falls within the ambit of 21 U.S.C. § 331, 21 U.S.C. § 333, 21 U.S.C. § 334, 21 U.S.C. § 335a, 21 U.S.C. § 335b, 42 U.S.C. § 1320a-7, 31 U.S.C. §§ 3729-3733, 42 U.S.C. § 1320a-7a, or any other applicable Law;
(v)   disqualified or deemed ineligible pursuant to 21 C.F.R. Parts 312, 511, or 812, or otherwise restricted, in whole or in part, or subject to an assurance; or
(vi)   had a pending Legal Proceeding, or otherwise received any notice or other communication from any Governmental Authority or any Person threatening, investigating, or pursuing (i)-(v) above.
Section 3.13   Intellectual Property; Data Protection; Company Systems.
(a)   Section 3.13(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, true, correct, and complete list, specifying as to each as applicable, the name of the current owners, jurisdictions, and application or registration numbers, of all material Company Registered Intellectual Property that, as of the Agreement Date, has not lapsed, been abandoned, expired, or been cancelled.
(b)   Except as set forth in Section 3.13 of the Company Disclosure Schedules, the Company or one of the Company Subsidiaries is the exclusive owner of the Company Intellectual Property, free and clear of all Liens other than Permitted Liens, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, the Company Intellectual Property and the Intellectual Property Rights licensed by the Company and the Company Subsidiaries from third parties (the “Licensed Intellectual Property”) are sufficient for the conduct of the business of the Company and the Company Subsidiaries as currently conducted. Except as has not had or would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries possess a valid and enforceable license to use all Licensed Intellectual Property (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (ii) the Company and each of the Company Subsidiaries have paid all applicable license, royalty, service, and usage fees for its use of Licensed Intellectual Property required under any Contracts entered into by Company or any of the Company Subsidiaries, and (iii) neither the Company nor any Company Subsidiary has breached, committed any default under, or violated any Contracts entered into by the Company or any of the Company Subsidiaries that are applicable to Licensed Intellectual Property, and, to the Knowledge of Company, no other Person has breached, committed any default under, or violated any such Contract.
(c)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each item of Company Registered Intellectual Property (other than applications for Company Registered Intellectual Property) is subsisting and, with respect to Company Registered Intellectual Property issued by an applicable Governmental Authority, to the Company’s Knowledge, valid and enforceable (assuming registration where required for enforcement).
(d)   Except as set forth in Section 3.13 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has granted to any person a joint ownership interest of, or has granted, or permitted any person to retain, any exclusive rights that remain in effect in, any material Company Intellectual Property.
(e)   The Company and each of the Company Subsidiaries have maintained the Company Intellectual Property in the ordinary course as determined by the Company in its good faith business judgment and taken steps reasonable under the circumstances to protect and preserve the confidentiality of all Trade Secrets included in the Company Intellectual Property, except where the failure to take such actions has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Since January 1, 2023, there have been no Legal Proceedings pending or threatened in writing against Company or any of the Company Subsidiaries: (i) alleging any infringement, misappropriation, or violation by the Company or any of the Company Subsidiaries, or the conduct of businesses of the Company or any of the Company Subsidiaries, of the Intellectual Property Rights of any Person; or (ii) challenging the validity, enforceability, scope, registrability, ownership or use of any Company Intellectual Property or Licensed Intellectual Property other than office actions in the ordinary course of prosecution; in each case except for such Legal Proceedings that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries are not subject to any outstanding Order that restricts or impairs in any manner the use of any Company Intellectual Property, except where compliance with such Order has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(g)   Except as has not had or would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the conduct of the businesses of the Company and any of the Company Subsidiaries has not infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property Rights of any other Person; and (ii) no third party is infringing upon, violating, or misappropriating any Company Intellectual Property.
(h)   To the Knowledge of the Company, there is no material unauthorized use, disclosure or misappropriation by any Person of any such Trade Secrets that are Company Intellectual Property.
(i)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, the Company and each of the Company Subsidiaries (i) are, and have been, in compliance with applicable Data Security Requirements and (ii) have not experienced any Security Incidents affecting Personal Information in the Company’s or a Company Subsidiary’s possession or control. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, no Person who Processes Personal Information on behalf of Company or any of the Company Subsidiaries has experienced any Security Incidents affecting Company or Company Subsidiary Personal Information.
(j)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company Systems are in good working order and sufficient for the current conduct of the business of the Company and each of the Company Subsidiaries, (ii) the Company and the Company Subsidiaries have purchased a sufficient number of license seats, and scope of rights, for all third party software used by the Company or the Company Subsidiaries, as applicable, for the business of the Company or the Company Subsidiaries, as applicable, as currently conducted and have complied with the terms of the corresponding license agreements in all material respects and (iii) the Company and each of the Company Subsidiaries maintain reasonable safeguards designed to protect the security and integrity of the Company Systems. To the Knowledge of the Company, since January 1, 2023, there have been no material failures or breakdowns of the Company Systems which significantly interrupted the business and operations of the Company or Company Subsidiaries that have not been remedied in all material respects.
Section 3.14   Employment Matters.
(a)   Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization (collectively, “CBAs”), nor is any such contract or agreement presently being negotiated, nor, to the Knowledge of the Company, is there, a representation campaign respecting any of the employees of the Company or any of the Company Subsidiaries. Since January 1, 2023, there have been no pending or, to the Knowledge of the Company, threatened, labor strike, dispute, walkout, work stoppage, slow-down, lockout or other form of industrial action involving the Company or any of the Company Subsidiaries which has or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The Company and the Company Subsidiaries are, and since January 1, 2023 have been, in compliance in all material respects with all applicable Law respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, COVID-19, affirmative action and unemployment insurance.
(c)   To the Knowledge of the Company, no current or former employee of the Company or any Company Subsidiaries is in any material respect in violation of any material term of any Company Employee Agreement or any other employment agreement, nondisclosure agreement or restrictive covenant agreement containing a noncompetition agreement or restrictive covenant obligation owed to: (i) the Company or any Company Subsidiaries; or (ii) any third party with respect to such person’s right to be employed or engaged by the Company or any Company Subsidiaries.
(d)   In the past three (3) years, the Company and the Company Subsidiaries have complied in all material respects with statutory and contractual termination entitlements owed with respect to employees of such entities that have been terminated unilaterally.
Section 3.15   Insurance.   Except as has not had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance) and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and the Company Subsidiaries operate, and as is sufficient to comply with applicable Law. To the Knowledge of the Company, all such insurance policies are in full force and effect and all related premiums have been paid as of the date of this Agreement. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries is in breach or default, and neither the Company nor any of the Company Subsidiaries has taken any action or failed to take any action which would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and to the Knowledge of the Company, no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 3.16   Material Contracts.
(a)   Except for this Agreement or as set forth in Section 3.16 of the Company Disclosure Schedules, as of the Agreement Date, none of the Company or any of the Company Subsidiaries is a party to or bound by (each a “Company Material Contract”):
(i)   any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii);
(ii)   any Contract with a related person (as defined in Item 404 of Regulation S-K of the Securities Act) that would be required to be disclosed in the Company SEC Reports but has not been disclosed;
(iii)   any Contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, or offer for purchase or sale of any business, stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), in each case involving amounts in excess of $1,000,000;
(iv)   any Contract relating to the borrowing or lending of Indebtedness in a principal amount in excess of $500,000 (whether incurred, assumed, guaranteed or secured by any asset);
(v)   any Contract that is a settlement, conciliation or similar agreement between the Company or any Company Subsidiary and any Governmental Authority pursuant to which the Company or a Company Subsidiary will be required after the date of this Agreement to pay any material monetary obligations;
(vi)   any Contract between the Company or any Company Subsidiary, on the one hand, and any third Person, on the other hand (A) materially limiting the freedom or right of the Company or any Company Subsidiary (or, following the Closing, Parent or any of its Affiliates) to engage in any line of business or to compete with any other Person in any location or line of business, (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by the Company or any Company Subsidiary, or (C) containing exclusivity obligations or otherwise materially limiting the freedom or right of the Company or any Company Subsidiary (or, following the Closing, Parent or any of its Affiliates) to solicit, sell, distribute or manufacture any products or services or any technology or other assets to or for any other Person;
(vii)   any Contract that requires by its terms or is reasonably expected to require the payment or delivery by the counterparty thereto of cash or other consideration to the Company or any Company Subsidiary in an amount having an expected value in excess of $1,000,000 in the fiscal year ending December 31, 2024 or by the Company or any Company Subsidiary in an amount having an expected value in excess of $1,000,000 in the fiscal year ending December 31, 2024 and, in each case, (A) which cannot be cancelled by the Company or such Company Subsidiary without penalty or further payment without more than sixty (60) days’ notice and (B) excluding commercially available off-the-shelf software licenses and software-as-a-service offerings, in each case entered into in the ordinary course of business consistent with past practice;
(viii)   any Contract between the Company or any Company Subsidiary and a third Person (A) relating to the disposition of any assets or business of the Company and the Company Subsidiaries with a fair market value in excess of $2,000,000 or (B) relating to the acquisition of any assets or business of, or ownership interests in, any third Person with a fair market value in excess of $2,000,000, in each case of clauses (A) and (B), whether by merger, sale of stock or assets or otherwise, and that contains continuing indemnities or other material obligations or any continuing “earn-out” or other contingent payment obligation on the part of the Company or any Company Subsidiary;
(ix)   any Contract between the Company or any Company Subsidiary and any third Person that establishes a joint venture, partnership or limited liability company;
(x)   any Contract that by its express terms requires the Company or any Company Subsidiary, or any successor to, or acquirer of, the Company or any Company Subsidiary, to make any material payment to another Person as a result of a change of control of the Company or any such Company Subsidiary (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment;
(xi)   any Contract that prohibits the declaration or payment of dividends or distributions in respect of the capital stock of the Company or any Company Subsidiary, the pledging of the capital stock or other equity interests of the Company or any Company Subsidiary or the issuance of any guaranty by the Company or any Company Subsidiary;
(xii)   any Contract (excluding in each case Contracts entered into in the ordinary course of business consistent with past practice) pursuant to which (a) both (i) the Company or any Company Subsidiary is granted a license to, including any covenant not to sue under, any material Intellectual Property Right owned by any third party that is necessary for or used by the Company or any Company Subsidiary in their respective businesses as currently conducted, and (ii) that requires by its terms or is reasonably expected to require the payment or delivery by the Company or any Company Subsidiary in an amount having an expected value in excess of $1,000,000 in the fiscal year ending December 31, 2024, or (b) both (i) the Company or any Company Subsidiary grants a third party a license to, including any covenant not to sue under, any material Company Intellectual Property and (ii) that requires by its terms or is reasonably expected to require the payment or delivery by the counterparty thereto of cash or other consideration to the Company or any Company Subsidiary in an amount having an expected value in excess of $1,000,000 in the fiscal year ending December 31, 2024;
(xiii)   any CBA;
(xiv)   any Contract with any supplier that involved the payment of more than $1,000,000 in the Company’s last fiscal year;
(xv)   any material Contract with any university or other academic institution, research center, international organization or Governmental Authority having an expected value in excess of $1,000,000 in the fiscal year ending December 31, 2024, or in any single fiscal year thereafter, other than any sponsored research agreements, clinical trial site agreements, material transfer agreements, sponsorship agreements or grant agreements entered into in the ordinary course of business;
(xvi)   any Contract that indemnifies any director or executive officer of the Company or any Company Subsidiary (other than any indemnification provisions set forth in the certificate of incorporation or bylaws or comparable governing documents of the Company or any Company Subsidiary or Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent) or
(xvii)   any Contract that requires any capital commitment or capital expenditure (or series of capital expenditures) by the Company or any Company Subsidiary after the date hereof in an amount in excess of $2,000,000 in the aggregate.
(b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Contracts to which the Company or any of the Company Subsidiaries is a party is in full force and effect, and represents a valid and binding obligation of the Company or a Company Subsidiary, enforceable in accordance with its terms against the Company or the Company Subsidiary (as the case may be) and, to the Knowledge of the Company, any other party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in Law or equity). Neither the Company nor any Company Subsidiary is in breach of or default, with or without notice, lapse of time or both, under any Contract to which the Company or any of the Company Subsidiaries is a party, nor, to the Company’s Knowledge, is any other party to any such Contract, excluding, however, any breach or default which has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.17   Properties.
(a)   Neither the Company nor any Company Subsidiary owns any real property.

(b)   Section 3.17(b) of the Company Disclosure Schedules sets forth a true, correct, and complete list of all properties leased, subleased, licensed, sublicensed or occupied by the Company or a Company Subsidiary as of the Agreement Date (collectively, the “Leased Real Property”) and the Real Property Leases in connection therewith. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or a Company Subsidiary has a valid leasehold interest in all of the Leased Real Property, free and clear of all Liens (except for Permitted Liens), (ii) each Real Property Lease is valid and binding on the Company or a Company Subsidiary and, to the Company’s Knowledge, each counterparty thereto, and is full force and effect, and (iii) neither the Company nor any Company Subsidiary is in breach of or default under any Real Property Lease, nor, to the Company’s Knowledge, is any other party to such Real Property Lease.
(c)   Neither the Company nor any Company Subsidiary has leased, subleased, licensed, sublicensed, transferred or mortgaged any portion of any Leased Real Property to any Person.
(d)   Neither the Company nor any Company Subsidiary has received any written notice of existing, pending or threatened (i) condemnation proceedings affecting the Leased Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated.
(e)   The Leased Real Property constitutes all interests in real property of the Company and the Company Subsidiaries.
(f)   The Company has delivered or made available to Parent true, correct and complete copies of all Real Property Leases
(g)   Neither the Company nor any Company Subsidiaries has received any written notice of violations (that remain unresolved) with respect to the condition, operation, occupancy or use of the Leased Real Property.
(h)   To the Company’s Knowledge, all buildings, structures, improvements, fixtures and building systems located in or on the Leased Real Property are in reasonable operating condition in all material respects subject to ordinary wear and tear, maintenance and repair, and are adequate for their current uses.
(i)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of the Company Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.
Section 3.18   Environmental Matters.
(a)   The Company and the Company Subsidiaries, and the Leased Real Property are, and have been, in compliance in all material respects with all applicable Environmental Laws and Environmental Permits.
(b)   The Company and the Company Subsidiaries possess all material Environmental Permits that are required for the operation of their business as presently operated and for the ownership and use of their assets (including the Leased Real Property) as presently owned and used.
(c)   Except as has not had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have not received any written notices alleging (i) any failure by the Company or any Company Subsidiaries to comply with any Environmental Law or Environmental Permit, or (ii) any liabilities under any Environmental Law respecting the business of the Company and the Company Subsidiaries, any Leased Real Property or any other site where Hazardous Materials generated by the business of the Company and the Company Subsidiaries were transferred, stored, recycled or disposed of, which in the case of any such notice under clauses (i) and (ii) have not been resolved as of the date of this Agreement.
(d)   Except as has not had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) there have been no Releases of Hazardous Materials on, at, from or under the Leased Real Property in an amount or concentration that would reasonably be expected to require the Company or any Company Subsidiaries to perform any notification, investigation, assessment, or Remedial Action or to pay for the cost of any such action under applicable Environmental Law; (ii) neither the Company nor any Company Subsidiaries have Released, transported or disposed of Hazardous Materials except in compliance with applicable Environmental Laws; and (iii) there has been no use, generation or storage of any Hazardous Material, at, on, onto, under, or from any of the Leased Real Property by the Company and its Subsidiaries, except in compliance with applicable Environmental Laws.
(e)   Neither the Company nor any Company Subsidiaries has agreed in writing to assume or accept responsibility, by contract or otherwise, for any liabilities of any other Person under Environmental Laws.
(f)   Except as has not had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiaries has entered into or agreed to any Order, and is not subject to any Order, relating to compliance with any Environmental Law or to investigate, remove or remediate Hazardous Materials under any Environmental Law which, in each case, remains pending or unresolved or is the source of ongoing and material obligations or requirements.
(g)   Since January 1, 2023, there have been no insurance claims made by the Company and the Company Subsidiaries with respect to any liability under any Environmental Law.
Section 3.19   Inapplicability of Anti-takeover Statutes.   Assuming the accuracy of the representations set forth in Section 4.4, the Company Board has taken all action necessary so that the restrictions on “business combinations” contained in Section 203 of the DGCL do not apply to this Agreement, the Voting Agreement, the CVR Agreement, the Merger and the other Transactions, and, accordingly, no such restrictions nor other anti-takeover or similar statute or regulation in any jurisdiction (“Anti-Takeover Law”“) applies or purports to apply to this Agreement, the Voting Agreement, the CVR Agreement, the Merger or any such other Transactions.
Section 3.20   Proxy Statement.   None of the information included or incorporated by reference in the Proxy Statement to be filed with the SEC in connection with the Merger, will, at the time it is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Subsidiary expressly for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.
Section 3.21   Related Party Transactions.   Since January 1, 2022, there have been no transactions, or series of related transactions, agreements, arrangements, or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements, or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K that have not been otherwise disclosed in the Company SEC Reports filed prior to the date hereof.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY
Except as set forth in the Parent Disclosure Schedules delivered by Parent to the Company on the Agreement Date (the “Parent Disclosure Schedule”“) (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular Section shall be deemed to be disclosed in reference to all other applicable Sections of this Agreement if the disclosure in respect of the particular Section is reasonably apparent on its face to inform the Company of the information required to be disclosed in respect of such other Sections), each of Merger Subsidiary and Parent represents and warrants to the Company as follows:
Section 4.1   Organization.   Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so incorporated, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Merger Subsidiary or Parent to consummate the Transactions. Each of Parent and Merger Subsidiary has all requisite corporate or similar power and authority to enable it to own, operate and lease its properties and to carry on its business as now conducted. Parent has delivered or made available to the Company complete and correct copies of the certificate of incorporation, bylaws or other constituent documents, as amended as of the Agreement Date, of Merger Subsidiary and Parent.
Section 4.2   Authorization; No Conflict.
(a)   The execution, delivery and performance by each of Parent and Merger Subsidiary of this Agreement (and with respect to Parent, the CVR Agreement) and the consummation by each of Parent and Merger Subsidiary of the Merger and the other Transactions are within the corporate or similar powers of Parent and Merger Subsidiary, as applicable, and, subject to the completion of the actions contemplated by Section 5.15, have been duly authorized by all necessary corporate or similar action on the part of each of Parent and Merger Subsidiary and no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Merger and the other Transactions, subject only, in the case of consummation of the Merger, to the receipt of the approval of the Merger by Parent, in its capacity as the sole stockholder of Merger Subsidiary. Each of Parent and Merger Subsidiary has duly executed and delivered this Agreement (and with respect to Parent, the CVR Agreement) and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding agreement of each of Parent and Merger Subsidiary enforceable against each of Parent and Merger Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
(b)   The execution, delivery and performance by Merger Subsidiary and Parent of this Agreement (and with respect to Parent, the CVR Agreement) and the consummation by Merger Subsidiary and Parent of the Transactions require no Consent of any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements of the HSR Act and Foreign Antitrust Laws, (iii) compliance with any applicable requirements set forth on Section 4.2 of the Parent Disclosure Schedules, (iv) the filing of any reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other Transactions including pursuant to Schedule 13D, (iv) compliance with applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or any applicable rules of Nasdaq, and (v) any additional Consents with any other Governmental Authority, except, in the case of clause (v), those that the failure of which to make or obtain, individually or in the aggregate, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s or Merger Subsidiary’s ability to consummate the Merger and the other Transactions.
(c)   The execution, delivery and performance by Merger Subsidiary and Parent of this Agreement (and with respect to Parent, the CVR Agreement) and the consummation of the Transactions, including the Merger, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws or other constituent documents of Merger Subsidiary and Parent, (ii) assuming compliance with the matters referred to in Section 4.2(b), contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (iii) assuming compliance with the matters referred to in Section 4.2(b), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent or Merger Subsidiary’s loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or Merger Subsidiary is a party, or (iv) result in the creation or imposition of any Lien on any asset of Parent or Merger Subsidiary, with only such exceptions, in the case of each of clauses (ii) through (iv), which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Parent’s or Merger Subsidiary’s ability to consummate the Merger and the other Transactions.
Section 4.3   No Legal Proceedings Challenging the Merger.   There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened, to which Parent or any Subsidiary of Parent is a party that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Parent’s ability to consummate the Merger and the other Transactions.
Section 4.4   Ownership of Company Common Stock.   Other than as a result of this Agreement, none of Parent, Merger Subsidiary, nor any of their Affiliates directly or indirectly own any shares of Company Common Stock or any options, warrants or other rights to acquire Company Common Stock or other securities, of, or any economic interest (through derivatives, securities or otherwise) in the Company. None of Merger Subsidiary or Parent or any of their controlled “affiliates” or “associates” are, or at any time during the period commencing three (3) years prior to the date hereof has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Prior to the Agreement Date, neither Parent nor Merger Subsidiary has taken, or authorized or permitted any Representatives of Parent or Merger Subsidiary to take, any action that would reasonably be expected to cause, Parent, Merger Subsidiary or any of their “affiliates” or “associates” to be deemed an “interested stockholder” as defined in Section 203 of the DGCL of the Company.
Section 4.5   Broker’s or Finder’s Fees.   Except for Guggenheim Securities, LLC (whose fees and commissions will be paid by Parent or its Subsidiaries), no agent, broker, Person or firm acting on behalf of Parent or any of its Subsidiaries or under Parent’s or any of its Subsidiaries’ authority is or will be entitled to any advisory or broker’s or finder’s or other similar fee or commission from any of the parties hereto in connection with any of the Transactions.
Section 4.6   Activities of Merger Subsidiary.   Merger Subsidiary was formed solely for the purpose of engaging in the Transactions. Merger Subsidiary has not engaged, and will not prior to the Effective Time engage, in any activities other than those contemplated by this Agreement and has, and will have as of immediately prior to the Effective Time, no material liabilities other than those incident to its formation and pursuant to the Transactions.
Section 4.7   Disclosure Documents.   None of information supplied or to be supplied by or on behalf of Parent, Merger Subsidiary or any other Subsidiary of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or the Merger Subsidiary with respect to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives specifically for use or incorporation by reference therein. The information supplied or to be supplied by or on behalf of Parent, Merger Subsidiary or any other Subsidiary of Parent for inclusion or incorporation by reference in the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.
Section 4.8   Sufficiency of Funds.   Assuming the satisfaction of the closing conditions set forth in Section 6.1 and Section 6.2 and that the Debt Financing is funded in accordance with the Debt Commitment Letter (including any “market flex” provisions related thereto), the aggregate net proceeds of the Debt Financing (both before and after giving effect to the exercise of any and all “market flex” provisions related thereto) when funded in accordance with the terms of the Debt Commitment Letter, together with cash and cash equivalents of Parent, will be sufficient to consummate the Transactions, including the payment of the Closing Cash Consideration pursuant to this Agreement on the Closing Date, other than pursuant to the CVR Agreement.
Section 4.9   Solvency.   None of Parent or Merger Subsidiary is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of the Company Subsidiaries. Assuming (i) the representations and warranties of the Company are true and correct in all material respects (disregarding any references to “Knowledge of the Company,” “Company Material Adverse Effect,” “materiality”, “in all material respects” or similar qualifications contained in such representations or warranties) and (ii) all material liabilities of the business of the Company and its Subsidiaries are disclosed in the Company Disclosure Schedules or in the Company SEC Reports filed prior to the date of this Agreement (excluding “risk factors” sections or any language in the Company SEC Reports that is predictive or forward-looking or that is not factual information but merely cautionary language), after giving effect to the Transactions, the incurrence of the Debt Financing, the payment of the Closing Cash Consideration, and payment of all other amounts required to be paid in connection with the consummation of the Merger or any other transaction contemplated by this Agreement (other than pursuant to the CVR Agreement) and the payment of all related fees and expenses, be Solvent at and after the Closing. As used in this Section 4.9, the term “Solvent” shall mean, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent will exceed its debts, (b) Parent has not incurred debts beyond its ability to pay such debts as such debts mature, and (c) Parent will have, sufficient capital and liquidity with which to conduct its business. For purposes of this Section 4.9, “debt” will be generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors.
Section 4.10   Debt Financing.   Parent has delivered to the Company a true, correct and complete copy of the executed Debt Commitment Letter. As of the date of this Agreement, the Debt Commitment Letter has not been amended or modified in any manner since Parent provided, on or prior to the date of this Agreement, a fully executed copy of the Debt Commitment Letter. Neither Parent nor any of its Affiliates has entered into any amendment or modification to the Debt Commitment Letter or any agreement, side letter or other arrangement with respect to the Debt Financing contemplated by the Debt Commitment Letter among the parties thereto, in each case, that would add any condition precedent to funding of the Debt Financing or otherwise expand or adversely amend or modify any of the conditions precedent to the receipt of the Debt Financing, reduce the amount of the Debt Financing below an amount necessary (together with cash and cash equivalents of Parent) to fund all of the amounts required to be provided by Parent or Merger Subsidiary for the consummation of the Transactions (including the payment of the Closing Cash Consideration, but excluding payment of any amounts pursuant to the CVR Agreement), adversely affect the availability of the Debt Financing or delay or prevent the Closing or make the funding of the Debt Financing less likely to occur. As of the date of this Agreement, the commitment contained in the Debt Commitment Letter has not been withdrawn, rescinded or repudiated in any respect and no such withdrawal, rescission or repudiation is contemplated. As of the date of this Agreement, the Debt Commitment Letter is in full force and effect and represents a legal, valid, binding and enforceable obligation of Parent and, to the Knowledge of Parent, each other party thereto, to provide the financing contemplated thereby subject only to the satisfaction or waiver of the conditions set forth in the Debt Commitment Letter and except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. Parent has fully paid (or caused to be fully paid) any and all commitment fees and other amounts that are due and payable by Parent on or prior to the date of this Agreement in connection with the Debt Financing. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a breach or default on the part of Parent or, to the Knowledge of Parent, any other party thereto under the Debt Commitment Letter or that would result in the Debt Financing contemplated thereby to be unavailable or materially delayed. Assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2 and compliance by the Company with Section 5.18 (other than any failures to comply with Section 5.18 that, individually and in the aggregate, are not material), Parent has no reason to believe that it or any Financing Source will be unable to satisfy on a timely basis any term or condition of the Debt Commitment Letter required to be satisfied by it or that the full amount of the Debt Financing contemplated by the Debt Commitment Letter will not be available on the Closing Date. The only conditions precedent or other contingencies related to the funding of the Debt Financing contemplated by the Debt Commitment Letter on the Closing Date that will be included in the related Debt Financing Documents shall be the conditions set forth in the Debt Commitment Letter as in effect on the date of this Agreement. Notwithstanding anything to the contrary contained herein, the Debt Financing is not a condition precedent to the consummation of the transactions contemplated by this Agreement.
ARTICLE V
COVENANTS
Section 5.1   Access and Investigation.   During the period commencing on the Agreement Date and ending on the earlier of (a) the Effective Time and (b) the termination of this Agreement pursuant to Section 7.1 (such period being referred to herein as the “Interim Period”), the Company shall, and shall cause the Company Subsidiaries to, upon reasonable advance notice to the Company from Parent: (i) provide

Parent and Parent’s Representatives with reasonable access during normal business hours to the Company’s and the Company Subsidiaries’ books, records, Tax Returns, material operating and financial reports, work papers, assets, officers, offices and other facilities, Contracts and other documents and information relating to the Company and the Company Subsidiaries and (ii) provide Parent and Parent’s Representatives with such copies of the books, records, Tax Returns, work papers, Contracts and other documents and information relating to the Company and the Company Subsidiaries, and with such additional financial, operating and other data and information regarding the Company and the Company Subsidiaries, as Parent may reasonably request; provided, however, that any such access shall be conducted at Parent’s expense, under the supervision of appropriate personnel of the Company, and in such a manner not to interfere in any material respect with the normal operation of the business of the Company and the Company Subsidiaries or create risk of damage or destruction to any material assets or property. Any such access shall be subject to the Company’s and the Company Subsidiaries’ security measures and insurance requirements, to the extent such measures and requirements shall be disclosed to Parent or its applicable Representatives in advance of being granted such access. Information obtained by Merger Subsidiary or Parent pursuant to this Section 5.1 will constitute “Proprietary Information” under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement.
Nothing in this Section 5.1 will require the Company or any Company Subsidiary to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company: (A) would result in a violation of applicable Law; or (B) would result in the loss of a legal protection afforded by the attorney-client privilege or the attorney work product doctrine or similar privilege.
Section 5.2   Operation of the Company’s Business.
(a)   Except (i) as expressly contemplated or required by this Agreement, (ii) as required by applicable Law, (iii) as set forth in Section 5.2(a) or Section 5.2(b) of the Company Disclosure Schedules, or (iv) as consented to in writing by Parent, during the Interim Period, the Company shall and shall cause the Company Subsidiaries to: (A) use commercially reasonable efforts to ensure that it conducts its and their respective businesses in the ordinary course consistent with past practice and (B) use commercially reasonable efforts to preserve intact its and their respective current business organizations, keep available the services of its and their respective key employees and maintain its and their respective relations and goodwill with the Persons having material business relationships with the Company or the Company Subsidiaries.
(b)   Except (w) as expressly contemplated or required by this Agreement, (x) as required by applicable Law, (y) as set forth in Section 5.2(a) or Section 5.2(b) of the Company Disclosure Schedules, or (z) as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed, other than with respect to subsections (i), (ii), (iii), (iv), (v), (vi), (ix), (x), (xi), (xii), (xiii)(F), (xiv), (xviii), (xxii), (xxiii), (xiv), and, to the extent relating to the foregoing subsections, (xxv)), during the Interim Period, the Company shall not and shall cause the Company Subsidiaries not to:
(i)   except as permitted by Section 5.2(b)(ii), declare, accrue, set aside or pay any dividend, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or any other Company or Company Subsidiary securities (other than dividends or distributions paid in cash from a direct or indirect wholly owned Company Subsidiary to the Company or another direct or indirect wholly owned Company Subsidiary); adjust, split, subdivide, combine or reclassify any capital stock or otherwise amend the terms of any Company or Company Subsidiary securities; or acquire, redeem or otherwise reacquire or offer to acquire, redeem or otherwise reacquire any shares of capital stock or other securities, other than (1) the withholding or retirement of shares of Company Common Stock to satisfy Tax obligations with respect to Company Equity Awards outstanding on the Agreement Date, and (2) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options outstanding on the Agreement Date in order to pay the exercise price thereof and/or any related withholding taxes;
(ii)   sell, issue, grant, or authorize the sale, issuance or grant of any Equity Interests, except that (x) the Company may issue shares of Company Common Stock pursuant to the exercise, vesting or settlement of Company Equity Awards under the Stock Plans or a Company Inducement Grant outstanding on the Agreement Date and disclosed on the Company Disclosure Schedules; and (y) the

Company may grant, in the aggregate, Company Equity Awards with a value no more than $250,000 (based on the price per share of Company Common Stock contemplated to be paid pursuant to this Agreement) (1) to any newly hired employees of the Company and the Company Subsidiaries in accordance with the Company’s grant guidelines as of the Agreement Date or (2) to Company Employees in the ordinary course of business (consistent with the Company’s grant guidelines as of the Agreement Date and which have been disclosed to the Parent prior to the date of this Agreement) in connection with the Company’s review and promotion processes or otherwise to recognize performance;
(iii)   except as otherwise contemplated by Section 1.5, amend or otherwise modify any of the terms of any outstanding Company Equity Awards;
(iv)   amend or permit the adoption of any amendment to the Company Charter Documents or the equivalent documents of any Company Subsidiary;
(v)   subject to Section 5.3, acquire any Equity Interest, business, or assets (other than, solely with respect to assets, (x) in the ordinary course of business consistent with past practice or (y) purchases pursuant to commitments under Contracts of the Company or any Company Subsidiary as in effect on the date of this Agreement (and if required to be disclosed on Section 3.16 of the Company Disclosure Schedules, scheduled therein) of any other Person, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;
(vi)   enter into any Contract that would explicitly impose any material restriction on the right or ability of the Company or any Company Subsidiary: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to perform services for or sell products to any other Person; (D) to transact business with any other Person; or (E) to operate at any location in the world, in each case, other than Contracts that contain covenants that prohibit the Company or any Company Subsidiary from using any trade names other than the Company’s or a Company Subsidiary’s trade names;
(vii)   other than in the ordinary course of business consistent with past practice, enter into, amend, modify, or terminate (other than expiration in accordance with its terms), or waive any material right, remedy or default under, any Company Material Contract, Real Property Lease or any other Contract that, if in effect as of the date hereof would constitute a Company Material Contract or grant any material refunds, credits, rebates, allowances to any customers;
(viii)   make any capital expenditures in excess of $100,000 or as otherwise set forth on Section 5.2(b)(viii) of the Company Disclosure Schedules;
(ix)   make any material FDA or other applicable regulatory filings, declaration, listing, registration, report or submission, other than in the ordinary course of business consistent with past practice or in response to any request or demand from a Governmental Authority, or make any filing or submission to consolidate or change the indications in the label for Iluvien or Yutiq in any respect;
(x)   transfer, sell or otherwise dispose of, or lease or license, or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any right, asset or property material to the Company and the Company Subsidiaries, taken as a whole, to any other Person, except inventory and transactions in the ordinary course of business;
(xi)   adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, consolidation, or other reorganization;
(xii)   repurchase, prepay, assume, issue, or lend money to any Person (other than (i) advances to customers or Company Employees in the ordinary course of business or (ii) loans between or among the Company and any Company Subsidiary), make any capital contributions (other than capital contributions to a direct or indirect wholly owned Company Subsidiary), guarantee any Indebtedness other than with respect to the Company or any Company Subsidiary, or incur any Indebtedness (other than guarantees and letters of credit provided to customers in the ordinary course of business consistent with past practice);
(xiii)   except as required pursuant to the terms of any Company Plan in effect as of the Agreement Date or applicable Law, (A) provide for any increase in compensation or benefits payable to any current or former director, officer or employee of the Company or any of the Company Subsidiaries (other than, in the aggregate across all such individuals, a $50,000 increase in annual base compensation), other than with respect any current officer or employee of the Company or any of the Company Subsidiaries with annual base cash compensation of less than $325,000 in the ordinary course consistent with past practice; (B) grant or increase any severance, termination, retention, change in control or similar compensation or benefits of any current or former director, officer, or employee of the Company or any of the Company Subsidiaries, other than providing severance in the ordinary course of business consistent with past practice to Company Employees terminated other than for cause (as defined in any applicable Company Employee Agreement(s) or Company Plans in each case as in effect as of the Agreement Date); (C) establish, adopt, terminate, enter into or amend in any respect any Company Plan (or any plan, program, policy, contract, arrangement or agreement that would be a Company Plan if it were in existence on the Agreement Date), or amend or waive any of its rights under, or accelerate the vesting, funding or payment of any compensation or benefits under, any provision of any of the Company Plans (or any plan, program, policy, contract, arrangement or agreement that would be a Company Plan if it were in existence on the Agreement Date) or reduce any exercise or purchase price of Company Options or grant any employee or director any increase in compensation, bonuses or other benefits, other than entry into offer letters or other employment Contracts with new hires permitted pursuant to clause (D) below; (D) hire any employee that would be entitled to receive annual base cash compensation of $325,000 or more (except in order to fill any position vacated after the Agreement Date at a substantially similar level of compensation as the position being filled), or terminate any employee that is entitled to receive annual base cash compensation of $325,000 or more; (E) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee; or (F) enter into any CBA or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or Company Subsidiaries;
(xiv)   institute, settle, or compromise any Legal Proceedings involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $100,000 individually or $500,000 in the aggregate, other than (i) any Legal Proceeding brought against Parent or Merger Subsidiary arising out of a breach or alleged breach of this Agreement by Parent or Merger Subsidiary, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Proceeding which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business, other than injunctive or similar relief with a de minimis adverse effect on the Company and its Subsidiaries;
(xv)   other than as required by changes in GAAP or SEC rules and regulations, change any of its methods of financial accounting or financial accounting practices in any material respect;
(xvi)   (A) settle or compromise any Tax claim or assessment with respect to a proposed Tax liability in excess of $100,000 individually or $500,000 in the aggregate with any taxing authority (or extend or waive any statute of limitations with respect thereto), or (B) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to a Tax liability in excess of $100,000 individually or $500,000 in the aggregate;
(xvii)   enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;
(xviii)   except in connection with actions permitted by Section 5.3 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to an Acquisition Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Merger Subsidiary, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;
(xix)   abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Company Intellectual Property, or grant any right or license to any Company Intellectual Property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;
(xx)   terminate or modify in any material respect, or fail to extend, replace or exercise renewal rights with respect to, any material insurance policy;
(xxi)   conduct any clinical trials that are not being conducted or proposed to be conducted prior to the date of this Agreement;
(xxii)   engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;
(xxiii)   adopt or implement any stockholder rights plan or similar arrangement
(xxiv)   pay fees to financial advisors except as set forth on Section 3.8 of the Company Disclosure Schedules; or
(xxv)   authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.
Section 5.3   Acquisition Proposals.
(a)   No Solicitation.   From the Agreement Date until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VII, and except as permitted by this Section 5.3, neither the Company nor any of the Company Subsidiaries nor any of the directors and officers of the Company or the Company Subsidiaries shall, and the Company shall direct the Company and the Company Subsidiaries’ other Representatives not to, directly or indirectly:
(i)   initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or informing such Person of the provisions contained in this Section 5.3(a));
(ii)   engage in, continue or otherwise participate in any discussions (other than informing any Person of the provisions contained in this Section 5.3(a)) or negotiations regarding, or provide any non-public information or data to any Person or afford access to the business properties, assets, books, or records of the Company or any of its Subsidiaries to any third party, in each case relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;
(iii)   amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of the Company Subsidiaries; provided, however, that if, and only if, the Board of Directors determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that the failure to amend or grant any waiver or release under any such standstill or similar agreement would be inconsistent with the Company Board’s fiduciary duties under applicable Law, the Company may then amend or grant a waiver or release under such standstill or similar agreement, solely to the extent necessary to permit a Person to make, on a confidential basis to the Board of Directors, an Acquisition Proposal, conditioned upon such Person agreeing to disclosure of such Acquisition Proposal to Parent as contemplated by this Section 5.3;
(iv)   approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL;

(v)   otherwise knowingly facilitate any effort or attempt by any third party (or its potential sources of financing) to make any proposal or offer that constitutes an Acquisition Proposal;
(vi)   except as permitted by Section 5.3(e), approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar Contract relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”); or
(vii)   or approve, authorize, agree or publicly announce any intention to do any of the foregoing.
Any breach by the directors, officers and attorneys of the Company or any of the Company Subsidiaries, or the Company Financial Advisor or any other Representative of the Company (at the Company’s direction), of this Section 5.3(a) shall be deemed a breach hereof by the Company.
(b)   Exceptions.   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the time the Company Stockholder Approval is obtained, the Company and its Representatives may in response to a bona fide Acquisition Proposal received after the date of this Agreement that did not rise from a material breach of the obligations set forth in this Section 5.3 may (i) provide information in response to a request therefor by a Person who has executed and delivered a confidentiality agreement on terms that, taken as a whole, are not materially less restrictive to the other party than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making, or amendment, of an Acquisition Proposal (any confidentiality agreement satisfying the criteria of this clause (b) being an “Acceptable Confidentiality Agreement”)); provided, that such information has previously been made available to, or is made available to, Parent prior to or substantially concurrently (and in any event within twenty-four (24) hours) with the time it is made available to such Person; (ii) engage or participate in any discussions or negotiations with any Person who has made such an Acquisition Proposal, subject to such Person agreeing to an Acceptable Confidentiality Agreement; or (iii) after having complied with Section 5.3(e), authorize, adopt, approve, recommend or otherwise declare advisable or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that, (A) prior to taking any action described in clause (i), (ii), or (iii) above, the Company Board determines in good faith (after consultation with its outside legal counsel and independent financial advisor) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, and (B) in each such case referred to in clause (i), (ii), or (iii) above the Company Board determines in good faith (after consultation with its outside legal counsel and independent financial advisor) based on the information then available that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal. Any breach by the directors, officers or attorneys of the Company or any of the Company Subsidiaries, or the Company Financial Advisor or any other Representative of the Company (at the Company’s direction), of this Section 5.3(b) shall be deemed a breach hereof by the Company.
(c)   Notice of Acquisition Proposals.   From the Agreement Date until the earlier of the Effective Time and the valid termination of the Agreement in accordance with Article VI, the Company agrees that it will promptly (and, in any event, within twenty-four (24) hours) provide Parent with written notice of (i) any proposals or offers with respect to an Acquisition Proposal that are received by the Company or any request for access to the business, properties, assets, books, or records of the Company or any of the Company Subsidiaries in connection with an Acquisition Proposal, (ii) any information requested from the Company in connection with an Acquisition Proposal or any request for access to the business, properties, assets, books, or records of the Company or any of the Company Subsidiaries in connection with an Acquisition Proposal, and (iii) any discussions or negotiations regarding an Acquisition Proposal that are sought to be initiated, had or continued with the Company or any of its Representatives, and in each case will provide, in connection with such written notice, the identity of such Person and a written summary of the material terms and conditions of any requests, proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements). Thereafter, the Company shall keep Parent reasonably informed, on a prompt basis (and, in any event, within twenty-four (24) hours), of the status and material terms of any such requests, proposals or offers (including any amendments thereto and any material communications with respect to) any such Acquisition Proposal, inquiries or requests (and copies of any amended or modified written Acquisition Proposal, inquiry or request, including modified written proposed agreements).
(d)   No Change of Recommendation or Alternative Acquisition Agreement.   Except as expressly permitted by Section 5.3(e), the Company agrees that the Company Board and each committee of the Company Board shall not: (i) withhold, withdraw, qualify, change, amend or modify (or publicly propose to withhold, withdraw, qualify, change, amend or modify), in a manner adverse to Parent or Merger Subsidiary, the Company Board Recommendation with respect to the Merger, (ii) approve, adopt, declare advisable (publicly or otherwise), or recommend (publicly or otherwise) an Acquisition Proposal, (iii) fail to include the Company Board Recommendation in any version of the Proxy Statement, (iv) fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act (other than any tender offer or exchange offer by Parent or Merger Subsidiary) within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer; provided that the taking no position or a neutral position by the Board of Directors in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of any such offer, (v) approve or recommend, or publicly propose to approve or recommend, or cause or allow the Company or any of its Affiliates to execute or enter into (or resolve or agree to take any of the foregoing actions with respect to), any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding (A) constituting, or relating to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (including an Alternative Acquisition Agreement) or (B) requiring it (or that would require it) to abandon, terminate or fail to consummate this Agreement, the Merger or the other Transactions or (vi) upon the occurrence of a material event or development, fail to publicly affirm or reaffirm the Company Board Recommendation within ten (10) Business Days of Parent so requesting in writing (it being understood that the Company shall have no obligation to make such affirmation or reaffirmation on more than two (2) separate occasions) (any action described in clauses (i) through (vi), a “Change of Recommendation”).
(e)   Change of Recommendation / Superior Proposal Termination.   Notwithstanding anything to the contrary in this Agreement, (i) at any time prior to the time the Company Stockholder Approval is obtained, the Company Board may make a Change of Recommendation (A) in connection with a Superior Proposal that is made and not withdrawn (and that continues to be a Superior Proposal) and did not result from a material breach of this Section 5.3 or (B) other than in connection with an Acquisition Proposal, in response to an event, occurrence, development or state of facts or circumstances occurring after the Agreement Date that was not known by the Company Board prior to the Agreement Date (an “Intervening Event”), in either case of (A) or (B), only if the Company Board determines in good faith (after consultation with its outside legal counsel and independent financial advisor) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law and (ii) if the Company Board is permitted to make a Change of Recommendation pursuant to clause (i)(A), the Company may also terminate this Agreement pursuant to Section 7.1(f) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that neither the Company Board nor the Company shall take any of the foregoing actions unless:
(i)   the Company shall have complied in all material respects with its obligations under this Section 5.3(e);
(ii)   the Company shall have provided prior written notice (a “Determination Notice”) to Parent at least four (4) Business Days in advance (the “Notice Period”) to the effect that the Company Board intends to take such action and specifying in reasonable detail the circumstances giving rise to such proposed action, including, (A) in the case such action is proposed to be taken in connection with an Acquisition Proposal, the information specified by Section 5.3(c) with respect to such Acquisition Proposal as well as identify the Person or group of Persons making such Superior Proposal and the material terms and conditions of such Superior Proposal (and such notice shall include an unredacted copy of the latest draft of the proposed Alternative Acquisition Agreement and all other material documents relating to such Superior Proposal including financing documents) and (B) in the case of an Intervening Event, a reasonably detailed description of the Intervening Event (it being understood and agreed that the delivery of a Determination Notice shall not, in and of itself, be deemed a Change of Recommendation);
(iii)   the Company shall have, and shall have caused each of the Company Subsidiaries to have, and shall have instructed Representatives of the Company and the Company Subsidiaries to have, negotiated with Parent and its Representatives during the Notice Period in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement (and permitted Parent to make a presentation to the Company Board regarding such adjustments) such that with respect to any such action to be taken in connection with (A) an Acquisition Proposal, the Company Board determined in good faith (after consultation with the Company’s outside legal counsel and independent financial advisor) that such Acquisition Proposal ceases to constitute a Superior Proposal or that the Parent’s offer rendered the failure by the Company Board to make such Change of Recommendation no longer a breach of its fiduciary duties under applicable Law and (B) an Intervening Event, the Company Board no longer determines in good faith (after consultation with the Company’s outside legal counsel and independent financial advisor) that the failure to take such action would cause the Company Board to be in breach of its fiduciary duties under applicable Law, and in each of (A) and (B) the Company shall have agreed in writing to all adjustments in the terms and conditions of this Agreement as are necessary to reflect the Parent’s offer and, in each such case, the Company’s notice of the proposed Change of Recommendation or the termination of this Agreement shall be deemed to have been rescinded and of no further force and effect; provided, however, that in the event of any material revision to the terms or conditions of such Superior Proposal, the Company shall be required to deliver a new Determination Notice to Parent and to comply with the requirements of Section 5.3(e)(i) and this Section 5.3(e)(iii) with respect to such new Determination Notice and the revised Superior Proposal contemplated thereby (except that the Notice Period in respect of such new Determination Notice shall be three (3) Business Days) and Parent shall have had the right to submit a new or revised offer with respect thereto;
(iv)   at or following the end of such Notice Period, the Company Board shall have determined in good faith (after consultation with its outside legal counsel and independent financial advisor) based on the information then available that with respect to any such action to be taken in connection with (A) an Acquisition Proposal, such Acquisition Proposal continues to constitute a Superior Proposal and that none of Parent’s offers pursuant to Section 5(e)(iii) (if any) rendered the failure by the Company Board to make a Change of Recommendation no longer to be a breach of its fiduciary duties under applicable Law and (B) an Intervening Event, that the failure to take such action would cause the Company Board to be in breach of its fiduciary duties under applicable Law; and
(v)   in the event of a termination of this Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company shall have validly terminated this Agreement in accordance with Section 7.1(f) and prior to or concurrently with any termination of this Agreement, the Company shall have paid the Company Termination Fee and any other amounts required by Section 7.4, including interest, if applicable, pursuant to Section 7.4(e).
(f)   Certain Permitted Disclosure.   Nothing contained in this Section 5.3 shall be deemed to prohibit the Company or the Company Board from (i) complying with its disclosure obligations under U.S. federal securities Laws regarding an Acquisition Proposal, including taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act if the Company determines, after consultation with its independent financial advisor and outside legal counsel, that failure to disclose such position would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, or (ii) making any “stop-look-and-listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the Company’s stockholders); provided, however, that the Company Board shall not make or resolve to make a Change of Recommendation except pursuant to (and in compliance with)with Section 5.3(e).
(g)   Existing Discussions.   Subject to Section 5.3(b) and Section 5.3(e), upon execution and delivery of this Agreement, the Company agrees that it will and will direct its Representatives to (i) cease and cause to be terminated any activities, discussions or negotiations with any parties conducted with respect to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) cease providing any information to any such Person or its Representatives, and (iii) terminate all access granted to any such Person and its Representatives to any physical or electronic data room and request the return or destruction of all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of the Company Subsidiaries.
Section 5.4   Proxy Filing.
(a)   The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the Agreement Date (and no later than twenty five (25) Business Days after the Agreement Date), a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). Except as expressly permitted to make a Change of Recommendation pursuant to (and in compliance with) Section 5.3(e), (i) the Company Board shall recommend that the holders of Company Common Stock vote in favor of the adoption of this Agreement at the Stockholders Meeting and (ii) shall include the Company Board Recommendation in the Proxy Statement. The Company shall not file the Proxy Statement, or any amendment or supplement thereto, without providing Parent and its counsel a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered in good faith by the Company). The Company agrees that all information relating to Parent or Merger Subsidiary included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably. Each of Parent and the Company shall provide the other with the information contemplated by Section 5.6(b) and shall otherwise reasonably assist and cooperate with the other in connection with any of the actions contemplated by this Section 5.4, including the preparation, filing and distribution of the Proxy Statement and the resolution of any comments in respect thereof received from the SEC.
(b)   The Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received in respect of the Proxy Statement by the SEC, and the Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement (and in any event no later than twenty (20) days before the Stockholder Meeting). The Company shall ensure that the Proxy Statement complies as to form in all material respects with the provisions of the Exchange Act (and the rules and regulations promulgated thereunder). The Company agrees to consult with Parent prior to responding to (A) any written response to any comments from the SEC on the Proxy Statement, requests or other communications from the SEC or its staff and (B) any proposed amendments or supplements to the Proxy Statement (whether in response to such comments, requests or communications from the SEC or its staff, or otherwise) and consider reasonably and in good faith any comments of Parent and its counsel. The Company agrees that all information relating to Parent or Merger Subsidiary included in such written response or such proposed amendment or supplement to the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably. If at any time prior to the Stockholders Meeting, any fact, event or circumstance relating to the Company or Parent or any of their respective Affiliates is discovered by the Company or Parent, which such fact, event or circumstance is required, pursuant to the Exchange Act, to be set forth in an amendment or supplement to the Proxy Statement, (i) the applicable party shall promptly inform the other parties hereto and (ii) the Company shall promptly amend or supplement the Proxy Statement to include disclosure of such fact, event or circumstance.
(c)   Each of the Company and Parent shall furnish all information concerning itself and its respective Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement (or any amendment or supplement thereto) will, on the date the Proxy Statement is first mailed to the Company’s stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Stockholder Meeting

(as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Each of Parent, Merger Subsidiary and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become materially false or misleading.
(d)   All filings by the Company with the SEC in connection with the Stockholders Meeting, and all mailings by the Company to the holders of Company Common Stock (in addition to the Proxy Statement) in connection therewith, shall be subject to the same review and comment procedures as set forth in Section 5.4(a) above with respect to the Proxy Statement.
Section 5.5   Stockholders Meeting.   The Company shall use its reasonable best efforts to take, all action necessary to duly call, give notice of, convene, and hold a meeting of the stockholders of the Company Common Stock (the “Stockholders Meeting”) as promptly as reasonably practicable after the execution of this Agreement to consider and vote upon the adoption of this Agreement, which meeting date shall be no later than thirty (30) Business Days after (a) the tenth (10th) day after the preliminary Proxy Statement has been filed with the SEC (or if such date is not a Business Day, the next succeeding Business Day) if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (b) if by such tenth (10th) day the SEC has informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement. The Company shall not submit any other proposals for approval at the Stockholders Meeting without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), other than (x) procedural matters and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement and (y) in accordance with Regulation 14A under the Exchange Act seeking advisory approval of a proposal in connection with a non-binding, advisory note to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. The Company shall (A) provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis and (B) give written notice to Parent one day prior to the Stockholder Meeting, and on the day of, but prior to the Stockholder Meeting, indicating whether as of such date sufficient proxies representing the Company Stockholder Approval has been obtained. Following the distribution of the Proxy Statement pursuant to Section 5.4, the date of the Stockholders Meeting may not be changed, and the Stockholders Meeting may not otherwise be adjourned or postponed, without the consent of Parent (not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law; provided, however, that the Company may, without the written consent of Parent (not to be unreasonably withheld, conditioned or delayed), adjourn, recess or postpone the Stockholders Meeting (i) if the Company believes in good faith, after consultation with outside legal counsel, it will not receive proxies sufficient to obtain the Company Stockholder Approval, whether or not a quorum is present (provided that, the Company may not, without the prior written consent of Parent, adjourn or postpone the Stockholder Meeting more than ten (10) Business Days on any single occasion), (ii) if it is necessary to adjourn or postpone the Stockholders Meeting to ensure that the holders of Company Common Stock are given sufficient time to evaluate any required supplement or amendment to the Proxy Statement (as determined by the Company in good faith after consultation with its outside legal counsel) (provided that, the Company may not, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), adjourn or postpone the Stockholder Meeting more than ten (10) Business Days on any single occasion), or (iii) if and to the extent such adjournment or postponement of the Stockholder Meeting is required by Law. The Company shall, except to the extent that the Company Board is expressly permitted to make a Change of Recommendation pursuant to (and in compliance with) Section 5.3(e) (which shall not, in any event, affect the Company’s obligation to hold the Stockholders Meeting at which this Agreement shall be submitted to the holders of the Company Common Stock for adoption as aforesaid except to the extent this Agreement is terminated in accordance with Section 7.1), (i) use commercially reasonable efforts to solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) upon Parent’s reasonable request, adjourn or postpone the Stockholders Meeting up to two (2) times for a period not in excess of twenty (20) calendar days each time, if it is reasonably expected that there will be an insufficient number of votes of Company Common Stock represented (either in person or by proxy) to achieve Company Stockholder Approval and if such action would not be a violation of the directors’ fiduciary duties under applicable Law and (iii) use other commercially reasonably efforts to secure the vote or consent of the holders of Company Common Stock as required by applicable

Law, the rules of the Nasdaq and the Company Charter Documents. Without limiting the generality of the foregoing, the Company’s obligations pursuant to this Section 5.5 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal unless this Agreement has been terminated in accordance with Section 7.1(f).
Section 5.6   Filings; Other Actions; Notification.
(a)   Cooperation.   Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate to take or cause to be taken the following actions:
(i)   Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws, including the Antitrust Laws, to consummate and make effective the Merger no later than the Termination Date, including (x) preparing and filing as promptly as practicable (and in any event shall make appropriate filings pursuant to the HSR Act within ten (10) Business Days of the Agreement Date) all documentation to effect all necessary notices, reports and other filings to, and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from, any third party and/or any Governmental Authority in order to consummate the Merger and the other Transactions and (y) executing and delivering any additional instruments necessary to consummate the Merger and the other Transactions and to fully carry out the purposes of this Agreement. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the applicable Foreign Antitrust Laws, in each case where available. Parent shall pay all filing fees due to any Governmental Authority in connection with any filings under the HSR Act or Foreign Antitrust laws. The Company and Parent, and their respective Subsidiaries and Representatives, shall, unless prohibited by applicable Law or the applicable Governmental Authority, (i) keep one another promptly apprised of any substantive communications with a Governmental Authority concerning the Merger or any of the other Transactions; (ii) respond as promptly as practicable to all requests for additional information from a Governmental Authority under any Antitrust Law concerning the Merger or any of the other Transactions; (iii) provide each other in advance, with a reasonable opportunity for review and comment, drafts of contemplated substantive communications with any Governmental Authority concerning the Merger or any of the other Transactions; and (iv) provide each other advance notice of all meetings, conferences, or substantive discussions with a Governmental Authority concerning the Merger or any of the other Transactions, and, unless prohibited by the Governmental Authority, permit one another to attend and participate therein either directly or through counsel. Subject to applicable Laws relating to the exchange of information, and subject to reasonable confidentiality considerations, Parent and the Company shall have the right to review reasonably in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other Transactions. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Nothing in this Agreement shall require the Company or the Company Subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon Closing. Notwithstanding the foregoing, neither Parent nor the Company may extend any waiting period or enter into any agreement or understanding with any Governmental Authority without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.
(b)   Information.   Subject to applicable Laws, the Company and Parent each shall, upon the reasonable request by the other, furnish the other with the requested information concerning itself, its respective Subsidiaries, directors, officers and stockholders and such other matters, in each case, as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, Merger Subsidiary, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Merger, and shall provide the other party with final copies of any filings made with a Governmental Authority.
(c)   Regulatory Matters.   Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the other undertakings pursuant to this Section 5.6, each of the Company (in the case of Section 5.6(c)(i) set forth below) and Parent (in all cases set forth below) agree to take or cause to be taken the following actions:
(i)   the prompt provision to each and every federal, state, local or foreign court or Governmental Authority with jurisdiction over enforcement of any applicable Antitrust Laws (“Government Antitrust Entity”) of non-privileged information and documents requested by any Government Antitrust Entity that are necessary or advisable to permit consummation of the Transactions; and
(ii)   the prompt use of its reasonable best efforts to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions, including by defending through litigation on the merits of any claim asserted in any court, agency or other proceeding by any Person, including any Governmental Authority, seeking to restrain, prevent, enjoin or otherwise prohibit consummation of such transactions and the proffer and agreement by Parent of its willingness to sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, such assets, rights, product lines, licenses, categories of assets or businesses or other operations, or interests therein, of Parent, its Subsidiaries or Affiliates, or any Company Subsidiary (and the entry into agreements with, and submission to orders of, the relevant Government Antitrust Entity giving effect thereto) if such action should be necessary or advisable to avoid, prevent, eliminate or remove the actual, anticipated or threatened (x) commencement of any proceeding in any forum or (y) issuance of any order, decree, decision, determination, judgment or Law, in each case that would restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions by any Government Antitrust Entity (it being understood that any such action affecting the assets or operations of the Company or any Company Subsidiary shall be contingent upon the occurrence of the Closing); provided, however, notwithstanding anything to the contrary contained in this Agreement (A) none of Parent, Merger Subsidiary, or any of their respective Affiliates shall have any obligation under this Section 5.6(c) or otherwise to take or agree to take any such actions with respect to any assets, rights, product lines, licenses, categories of assets or businesses or other operations, or interests therein, relating to any product containing corticotropin in any formulation or dosage and (B) none of Parent, Merger Subsidiary, or any of their respective Affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.
(d)   Notwithstanding anything to the contrary set forth in this Agreement, neither the Company nor any of the Company Subsidiaries will be required to agree (nor shall the Company or any Company Subsidiary so agree without the consent of Parent) to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Company Material Contract.
(e)   Parent shall not, and shall cause its Subsidiaries not to, enter into, agree to enter into, or consummate any Contracts for an acquisition (by stock purchase, merger, consolidation, or any purchase of assets) of any ownership interest, equity interests, assets or rights in or of any Person, in each case, that would reasonably be expected to, individually or in the aggregate, (i) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent, the Company or any of their respective Affiliates to procure, any material authorizations, consents, orders, declarations or approvals of any Governmental Authority or the expiration or termination of any applicable material waiting period necessary to consummate the Transactions, including the Merger, or (ii) materially increase the risk of any Governmental Authority entering an order, ruling, judgment or injunction prohibiting the consummation of the Transactions, including the Merger, or (iii) cause Parent, the Company or any of their respective Affiliates to be required to obtain any additional, material clearances, consents, approvals and waivers under any Laws with respect to the Merger and the other Transactions.
Section 5.7   Stock Exchange De-listing.   Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Company Common Stock

from Nasdaq and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.
Section 5.8   Public Announcements.   The initial press release regarding this Agreement shall be a joint press release mutually agreed by Parent and the Company. Thereafter, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange or by obligations pursuant to any listing agreement with respect to such rules, (d) any Governmental Authority to which the relevant party is subject or submits, or (e) with respect to communications by the Company regarding an Acquisition Proposal or from and after a Change of Recommendation to the extent permitted by Section 5.3 and effected in accordance with and pursuant to Section 5.3, or by Parent in response thereto.
Section 5.9   Directors and Officers Exculpation, Indemnification and Insurance.
(a)   Existing Agreements and Protections.   The Surviving Corporation shall (and Parent shall cause the Surviving Corporation and the Company Subsidiaries to, provided that Parent shall not be required to (i) spend any money, other than for administrative management expenses that individually and in the aggregate are de minimis, or (ii) guarantee performance of the Surviving Corporation) honor and fulfill in all respects the indemnification, exculpation, and advancement obligations of the Company and the Company Subsidiaries to any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any of the Company Subsidiaries prior to the Effective Time (the “Indemnified Persons”) for any matters arising out of acts or omissions occurring at or prior to the Effective Time, or matters by reason of an Indemnified Person’s status as such, in each case as provided in the Company Charter Documents, the certificate of incorporation and bylaws (or other similar organizational documents) of the Company Subsidiaries, and any indemnification or other agreement between any Indemnified Person and the Company or any Company Subsidiary in effect on the date hereof and made available to the Parent. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and Parent shall (and Parent shall cause the Surviving Corporation and the Company Subsidiaries to) cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and the Company Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses with respect to any matters arising out of acts or omissions at or prior to the Effective Time, or matters by reason of an Indemnified Person’s service for or status with the Company or any of the Company Subsidiaries, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Company Charter Documents, the certificate of incorporation and bylaws (or other similar organizational documents) of the Company Subsidiaries as of the Agreement Date, and any indemnification or other agreement between any Indemnified Person and the Company or any Company Subsidiary in effect on the date hereof and made available to the Parent, and such provisions shall not be repealed, amended or otherwise modified (whether by operation of Law or otherwise) in any manner except as required by applicable Law.
(b)   Insurance.   Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company shall purchase a six-year “tail” prepaid policy on the Company’s current or renewal directors’ and officers’ liability insurance or reasonable replacement insurance policies with insurers at the Company’s sole discretion (“D&O Insurance”) with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided that in no event shall the cost of any such tail policy exceed three hundred percent of the last annual premium paid by the Company or any of the Company Subsidiaries for such insurance prior to the date of this Agreement, which policy and amount is set forth in Section 5.9(b) of the Company Disclosure Schedules (the “Maximum Amount”), and if such cost would exceed the Maximum Amount, then the Company may obtain a tail policy with the greatest coverage available for a cost not exceeding the Maximum Amount. The Surviving Corporation shall maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder (for the avoidance of doubt, without the expenditure of any additional money premium for such policies).

(c)   Successors and Assigns.   If the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of the Surviving Corporation set forth in this Section 5.9.
(d)   No Impairment; Third Party Beneficiaries.   The obligations set forth in this Section 5.9 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 5.9(b) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 5.9(b) (and their heirs and representatives). Each of the Indemnified Persons who are beneficiaries under the D&O Insurance or the “tail” policy referred to in Section 5.9(b) are intended to be third party beneficiaries of this Section 5.9, with full rights of enforcement as if a party thereto.
(e)   Joint and Several Obligations.   The obligations and liability of the Surviving Corporation and its Subsidiaries under this Section 5.9 shall be joint and several.
(f)   Preservation of Other Rights.   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any indemnification, advancement, exculpation, or insurance rights of Indemnified Persons, and any such rights are primary rights and not secondary to, limited by, or adversely affected by any Indemnified Person’s rights under any policy of insurance.
Section 5.10   Transaction Litigation.   Prior to the earlier of the Effective Time or the date of the valid termination of this Agreement pursuant to Section 7.1, the Company shall promptly notify Parent of all Legal Proceedings commenced or threatened in writing against the Company or any of the Company Subsidiaries, in each case in connection with, arising from or otherwise relating to the Merger or any of the other Transactions (“Transaction Litigation”) (including by providing copies of all pleadings with respect thereto) and thereafter keep Parent reasonably informed with respect to the status thereof. The Company shall (a) give Parent the opportunity (at Parent’s sole expense and subject to a customary joint defense agreement) to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any Transaction Litigation and consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. Further, the Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.10, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company will consider in good faith, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.
Section 5.11   Rule 16b-3.   Prior to the Effective Time, the Company shall take all such steps as may be required to cause the Transactions, and any other dispositions of equity securities (including derivative securities) of the Company or acquisitions of equity securities of Parent resulting from the Transaction by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.12   Employee Matters.
(a)   For purposes of this Section 5.12, (i) the term “Covered Employees” means employees who are employed by the Company or any Company Subsidiary as of immediately prior to the Effective Time; and (ii) the term “Continuation Period” means the period beginning at the Effective Time and ending on the first anniversary of the Effective Time (or until the date of termination of the relevant Covered Employee, if earlier).

(b)   During the Continuation Period, the Surviving Corporation or any Company Subsidiary shall, provide to each Covered Employee for so long as such Covered Employee remains employed by Parent, the Surviving Corporation or the Company Subsidiary during the Continuation Period, (i) compensation (such term to include salary, annual cash bonus opportunities, and commissions but excluding long-term incentives, change in control, retention, transition, stay or similar arrangements) that is no less favorable than the compensation provided to such Covered Employee immediately prior to the Effective Time, and (ii) employee benefits (including the costs thereof to Company Employee Benefit Plan participants) that are no less favorable than the benefits (excluding, any defined benefit pension plan or retiree medical benefits) provided to such Covered Employee immediately prior to the Effective Time. Without limiting the generality of the foregoing, the Surviving Corporation will cause each Covered Employee who is terminated during the Continuation Period by the Surviving Corporation or any Company Subsidiary without cause to be provided with severance benefits that are no less favorable than the severance benefits made available to such Covered Employee under the Company’s severance policies as in effect immediately prior to the Effective Time; provided that the Surviving Corporation may condition such payments and benefits upon the execution by the applicable Covered Employee of a commercially standard release of claims in a form reasonably satisfactory to Surviving Corporation.
(c)   In the event any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy, or arrangement of the Surviving Corporation or any Company Subsidiary (“Surviving Corporation Employee Benefit Plan”) during the plan year in which the Closing Date occurs, the Surviving Corporation shall use commercially reasonable efforts to: (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Surviving Corporation Employee Benefit Plan providing medical, dental, or vision benefits to the same extent such limitation would have been waived or satisfied under the comparable Company Employee Benefit Plan, if any, the Covered Employee participated in immediately prior to coverage under the Surviving Corporation Employee Benefit Plan and (ii) provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Surviving Corporation Employee Benefit Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the comparable Company Employee Benefit Plan, if any, in which the Covered Employee participated in immediately prior to coverage under the Surviving Corporation Employee Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Surviving Corporation Employee Benefit Plan.
(d)   As of the Effective Time, the Surviving Corporation and the Company Subsidiaries shall recognize all service of each Covered Employee prior to the Effective Time to the Company (or any predecessor entities of the Company or any of the Company Subsidiaries) for vesting and eligibility purposes (but not for benefit accrual purposes) to the same extent as such Covered Employee was entitled, before the Effective Time, to credit for such service under any similar Company Plan in which such Covered Employee participated immediately prior to the Effective Time. In no event shall anything contained in this Section 5.12(d) result in any duplication of benefits for the same period of service.
(e)   If requested by Parent at least five (5) days prior to the Closing Date, the Company shall, no later than one (1) business day prior to the Closing Date, cease contributions to, and adopt a written consent or resolution and take other necessary and appropriate action to, terminate the Alimera Sciences, Inc. 401(K) Plan (the “401(k) Plan”) and to one hundred percent (100%) vest all participants under the 401(k) Plan, with such termination and vesting to be effective no later than the business day immediately prior to the Closing Date; provided, however, that such 401(k) Plan cessation of contributions, vesting and termination may be made contingent upon the Closing. The Company shall provide Parent with an advance copy of such proposed consent or resolutions and a reasonable opportunity to comment thereon prior to adoption or execution.
(f)   Without limiting the generality of Section 8.4, the provisions of this Section 5.12 are solely for the benefit of the parties to this Agreement and no Company Employee or any Person shall be regarded for any purpose as a third-party beneficiary of Section 5.12 of this Agreement. Nothing in this Section 5.12, express or implied, shall (i) be construed to limit the right of Parent, the Company, or any of the Company Subsidiaries (including, following the Effective Time, the Surviving Corporation) to amend or terminate any Company Plan or other employee benefit or compensation plan, program, agreement or arrangement to the extent such amendment or termination is permitted by the terms of the applicable plan, (ii) be construed as an amendment to any Company Plan or other employee benefit or compensation plan, program, agreement or arrangement, or (iii) be construed to require Parent, the Company, or any of the Company Subsidiaries (including, following the Effective Time, the Surviving Corporation) to retain the employment of any particular Person for any fixed period of time following the Effective Time or provide any particular term or condition of employment.
Section 5.13   Confidentiality.   The parties hereto acknowledge that Parent and the Company have previously executed a mutual nondisclosure agreement, dated as of March 18, 2024 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms notwithstanding the execution and delivery of this Agreement, except as expressly modified herein.
Section 5.14   Obligations of Merger Subsidiary.   Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger and the other Transactions upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Subsidiary will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to and in accordance with this Agreement.
Section 5.15   Parent Vote.   Promptly, and in any case within twenty four (24) hours, following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Subsidiary, will execute and deliver to Merger Subsidiary and the Company a written consent approving the Merger in accordance with the DGCL.
Section 5.16   Takeover Statutes.   In connection with and without limiting the foregoing, (a) the Company shall take all action necessary to ensure that no “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar Law is or becomes applicable to this Agreement, the Voting Agreement, the CVR Agreement, or any of the Transactions and (b) if any “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar Law becomes applicable to this Agreement, the Voting Agreement, the CVR Agreement or any of the Transactions, take all actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement, the Voting Agreement and the CVR Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger, the other Transactions, or the Surviving Corporation (including with respect to any potential limitations on Parent’s exercise of voting rights of the Surviving Corporation under any Anti-Takeover Law or similar Law). Except to the extent expressly permitted by Section 5.3, the Company shall not take any action to exempt any Person other than Parent or Merger Subsidiary or any action by such Person from, or make such Person or such action not subject to, any Anti-Takeover Law or the restrictions on “business combinations” as set forth in the DGCL or any similar Law.
Section 5.17   Notification of Certain Matters.   Unless prohibited by applicable Law, Parent and the Company shall each notify as soon as practicable the other party upon receiving Knowledge of any event, effect, occurrence, fact, circumstance, condition or change that would reasonably be expected to give rise to a failure of a condition precedent in Article VI; provided, however, that the failure to make any such notification (in and of itself) shall not be taken into account in determining whether the conditions set forth in Article VI have been satisfied or give rise to any right of termination to any party hereto under Article VII; and provided, further, that the delivery of any notice pursuant to this Section 5.17 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.
Section 5.18   Debt Financing.
(a)   Parent shall use its reasonable efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things reasonably necessary or advisable to obtain the Debt Financing contemplated by the Debt Commitment Letter on the terms and subject to the conditions described in the Debt Commitment Letter, including to (i) maintain in effect the Debt Commitment Letter (including any definitive agreements entered into in connection therewith) until the earliest of the consummation of the Transactions, the termination of this Agreement or the time at which any Alternative Financing is obtained,

(ii) satisfy on a timely basis (taking into account the anticipated timing of the Inside Date) all conditions in the Debt Financing Agreements (as defined below) and in the Debt Commitment Letter applicable to Parent and Merger Subsidiary (and that are within their control) to obtaining the Debt Financing contemplated thereby, (iii) negotiate and enter into definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letter on terms and conditions contained in the Debt Commitment Letter (as modified, to the extent exercised, by the “market flex” provisions applicable thereto) or otherwise consistent in all material respects with the Debt Commitment Letter and on other terms that would not (A) add any condition precedent to funding of the Debt Financing, or otherwise expand or adversely amend or modify any of the conditions precedent to the receipt of the Debt Financing, or (B) reduce the amount of the Debt Financing below an amount necessary (together with cash and cash equivalents held by Parent) to fund all of the amounts required to be provided by Parent or Merger Subsidiary for the consummation of the Transactions at the Effective Time contemplated by this Agreement (including the payment of the Closing Cash Consideration, but excluding, for the avoidance of doubt, any amounts payable pursuant to the CVR Agreement) (such definitive agreements, together with the Debt Commitment Letter, the “Debt Financing Agreements”), and (iv) consummate the Debt Financing at or prior to the Closing, taking into account the anticipated timing of the Inside Date (which efforts shall include making demand upon the Financing Sources to consummate the Debt Financing to the extent the conditions thereto have been satisfied (other than those which are dependent upon, or are to occur simultaneously with, the funding of the Debt Financing)), in each case, subject to the Company’s compliance with its obligations under Section 5.18(c) (other than any failures to comply with Section 5.18(c) that, individually and in the aggregate, are not material). Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing to the extent reasonably requested by the Company for purposes of monitoring the progress of the activities relating to the Debt Financing to the extent not prohibited by the confidentiality provisions contained in the Debt Financing Agreements. Without limiting the generality of the foregoing, Parent will promptly notify the Company (A) if Parent becomes aware of any material breach or material default by any party to any of the Debt Financing Agreements, (B) of the receipt of any written notice or other written communication from any Financing Source with respect to (x) any material breach, default, termination or repudiation under or in respect of any Debt Financing Agreement by any party thereto or (y) any material dispute or material disagreement between or among any parties to any of the Debt Financing Agreements with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing necessary to fund the Transactions and (C) if at any time for any reason Parent believes in good faith that it will not be able to obtain all or any portion of the Debt Financing necessary (together with cash and cash equivalents held by Parent) to fund the amounts required to be provided by Parent or Merger Subsidiary for the consummation of the Transactions at the Effective Time (but excluding, for the avoidance of doubt, any amounts payable pursuant to the CVR Agreement).
(b)   If any portion of the Debt Financing necessary (together with cash and cash equivalents held by Parent) to fund the amounts required to be provided by Parent or Merger Subsidiary for the consummation of the Transactions contemplated by this Agreement at the Effective Time (excluding, for the avoidance of doubt, any amounts payable pursuant to the CVR Agreement) becomes, or is reasonably likely to become, unavailable on the terms and conditions contemplated by the applicable Debt Financing Agreements (giving effect to, to the extent exercised, the “market flex” provisions applicable thereto) or for any reason any of the Debt Financing Agreements, after execution and delivery thereof by all parties thereto, shall be withdrawn, repudiated, terminated or rescinded, Parent will use its reasonable efforts to arrange and obtain in replacement thereof, as promptly as reasonably practicable following the occurrence of such event (and in any event no later than the Closing), alternative debt financing from alternative debt sources (such alternative financing, the “Alternative Financing”) (i) in an amount sufficient to consummate the Transactions at the Effective Time, including the payment of the Closing Cash Consideration pursuant to this Agreement on the Closing Date, but excluding, for the avoidance of doubt, any amounts payable pursuant to the CVR Agreement, (ii) the availability of which shall not be subject to additional or expanded conditions as compared to those set forth in the Debt Commitment Letter, (iii) which would not prevent or materially delay and would not reasonably be expected to prevent or materially delay the consummation of the Debt Financing or the Transactions and (iv) otherwise on terms and conditions that, taken as a whole, are not materially less favorable to Parent, Merger Subsidiary and the Company than the terms and conditions of the Debt Commitment Letter. Parent shall deliver to the Company true, correct and complete copies of all commitment letters or other similar arrangements (including fee letters redacted only for fee, “market flex”

and certain economic terms in a manner customary for transactions of this type) related to any Alternative Financing. For purposes of this Agreement, (A) the term “Debt Financing” as used in this Agreement will be deemed to include any such Alternative Financing, (B) the term “Debt Commitment Letter” will be deemed to include any commitment letters with respect to any such Alternative Financing and (C) the term “Debt Financing Agreements” will be deemed to include any definitive agreement with respect to the Alternative Financing.
(c)   On and prior to the Closing Date, the Company shall use reasonable efforts, and shall cause its Subsidiaries and their respective officers, employees, advisors and other Representatives to use their reasonable efforts, to provide such cooperation in connection with the arrangement of, and satisfaction of the conditions to, the Debt Financing as is reasonably requested by Parent. Such cooperation shall include the following, each of which shall be at Parent’s written request with reasonable prior notice:
(i)   participation by the senior management team (with appropriate seniority and expertise) of the Company and its Subsidiaries in lender meetings and ratings agency presentations in connection with the marketing of the Debt Financing, including (A) assistance in preparation of customary marketing materials related thereto, (B) preparation for and participation in a reasonable and limited number of lender meetings, conference calls, presentations and other customary syndication activities with prospective lenders and debt investors, in each case, at reasonable times and upon reasonable notice and (C) delivery of customary authorization and representation letters (including customary representations (solely with respect to the Company and its Subsidiaries) with respect to the absence of material non-public information in the public-side version of documents distributed to potential lenders and the absence of material misstatements);
(ii)   providing reasonable assistance with obtaining ratings from one or more rating agencies (including corporate ratings and ratings for the Debt Financing), including participation by senior management of the Company and its Subsidiaries in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies;
(iii)   (A) furnishing financial and other pertinent information relating to the Company and its Subsidiaries and its and their respective businesses (including information to be used in the preparation of rating agency presentations, bank confidential information memoranda, offering documents, prospectus and offering memoranda reasonably required in connection with the Debt Financing) to Parent, Merger Subsidiary and the Financing Sources, in each case that is customary for purposes of the syndication and consummation of the Debt Financing to the extent reasonably requested by Parent to assist in the preparation of customary marketing materials to be used in connection with the Debt Financing (including, without limitation, the Required Information) and that is reasonably available to the Company and (B) reviewing and commenting on Parent’s draft of a business description (solely as it relates to the Company and its Subsidiaries) to be included in such marketing materials. For the avoidance of doubt, the Company shall not be required to prepare or deliver any pro forma financial statements, adjustments or projections;
(iv)   providing as promptly as reasonably practicable (and, in any event, no less than three (3) Business Days prior to the Closing Date) such other documentation and other information reasonably requested by the Financing Sources at least ten (10) Business Days prior to the Closing Date under applicable “know-your-customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act), including, without limitation, if applicable, a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 relating to the Company or any of its Subsidiaries;
(v)   cooperating to facilitate the pledging of, granting of security interests in and obtaining perfection of any Liens on, collateral required to be provided as collateral under the Debt Commitment Letter, as may be reasonably requested by Parent and the Financing Sources;
(vi)   executing and delivering, subject to the occurrence of the Effective Time, financing agreements and such pledge and security and related documents and certificates as may be reasonably requested by Parent or the Financing Sources;

(vii)   with respect to any Alternative Financing, to the extent applicable, executing and delivering any certificates as may be reasonably requested by Parent (other than as to solvency matters) with respect to certain financial information in any offering documents described above not otherwise covered by “comfort” letters so long as such certificate does not relate to (A) any financial information concerning the Company and its Subsidiaries that the Company and its Subsidiaries do not maintain in the ordinary course of business consistent with past practices or (B) any other information not reasonably available to the Company under its current reporting systems; and
(viii)   with respect to any Alternative Financing, requesting that its independent auditors assist and cooperate with the Debt Financing, including by providing the Specified Auditor Assistance;
provided, however, that, notwithstanding the foregoing, (A) no obligation of the Company or any of its Subsidiaries under any such certificate, document or instrument (other than (1) the certificates referred to in clause (vii) above, (2) the authorization and representation letters referred to in clause (i) above and (3) “know-your-customer” and beneficial ownership information referred to in clause (iv) above) shall be effective until the Effective Time, (B) none of the Company or any of its Subsidiaries shall be required to execute or take any action under any such certificate, document or instrument (other than (x) the certificates referred to in clause (vii) above, (y) the authorization and representation letters referred to in clause (i) above and (z) “know-your-customer” and beneficial ownership information referred to in clause (iv) above) that is not contingent upon the Closing (including the entry into any agreement that is effective before the Closing) or that would be effective prior to the Effective Time, (C) the Company and its Subsidiaries and their respective directors, officers and employees shall not be required to pass any resolution or consent to, approve or authorize the Debt Financing that would be effective prior to the Effective Time or take any action that would cause any such director, officer or employee to incur or be exposed to any actual or potential personal liability, and (D) the Company and its Subsidiaries shall not be required to take any action that (1) conflicts with any Law or the organizational documents of the Company or any of its Subsidiaries existing on the date hereof, or that conflicts with or would result in a breach of or a default under any Company Material Contract existing on the date hereof, (2) would require the Company or any of its Subsidiaries to disclose information subject to any attorney-client privilege (provided, however, that the Company shall use its reasonable efforts to allow for such access or disclosure to the extent that does not result in a loss of any such attorney-client privilege), (3) would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or (4) would require the Company or any of its Subsidiaries to bear any out-of-pocket third party cost or expense or pay any fee prior to the Closing (except to the extent Parent will reimburse such cost, expense or fee, other than as provided in the proviso to subsection (e) below). Nothing in this Section 5.18 or otherwise shall require the Company or any of its Subsidiaries, prior to the Closing, to be an issuer or other obligor with respect to any of the Debt Financing.
(d)   The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used solely in connection with the Debt Financing in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect in any material respect the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.
(e)   Parent shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective directors, officers, employees, agents and other Representatives, from and against any and all liabilities, costs, losses and expenses suffered or incurred by the Company, its Subsidiaries and their respective directors, officers, employees, agents and other Representatives in connection with the Debt Financing or any assistance or activities provided in connection therewith (other than with respect to any historical information provided in writing by the Company or its Subsidiaries specifically for use in connection therewith); provided, however, that the foregoing shall not apply to the extent that such liabilities, costs, losses or expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of the Company, any of its Subsidiaries or any of their respective directors, officers, employees, agents or other Representatives.
(f)   Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket third party costs and expenses incurred by the Company, its Subsidiaries and their respective officers, directors, agents and employees in connection with the cooperation contemplated by this Section 5.18; provided, that Parent shall not be required to reimburse the Company, any of its

Subsidiaries or any of their respective officers, directors, agents or employees for any costs and expenses incurred with respect to the Company SEC Reports or with respect to other financial statements, financial information or any other materials (i) prepared prior to the date hereof that may be used in connection with the Debt Financing (it being understood that this clause (i) shall not exclude the reasonable and documented fees and expenses of the Company’s auditors, accountants and counsel in providing the assistance required by this Section 5.18) and (ii) prepared after the date hereof in connection with the Proxy Statement or the applicable requirements of the Exchange Act (it being understood that this clause (ii) shall not exclude the reasonable and documented fees and expenses of the Company’s auditors, accountants and counsel in providing the assistance or comfort required by this Section 5.18).
(g)   The Company shall use reasonable best efforts to (i) deliver to Parent the executed Payoff Letter[s] no less than one (1) Business Day prior to the Closing Date and (ii) obtain any Lien terminations and instruments of discharge to allow for the payoff, discharge and termination in full on the Closing Date of any indebtedness for borrowed money, bonds, debenture notes or other similar instruments of the Company or its Subsidiaries (including, for the avoidance of doubt, the SLR Loan Agreement) that Parent desires (upon reasonable prior notice to the Company) to payoff, discharge and terminate at Closing or that is otherwise subject to mandatory prepayment (howsoever described) as a result of the consummation of the Merger.
(h)   Until the earlier of the Closing or the valid termination of this Agreement pursuant to Section 7.1, Parent shall retain an amount of cash and cash equivalents that, together with the aggregate net proceeds of the Debt Financing (both before and after giving effect to the exercise of any and all “market flex” provisions related thereto) when funded in accordance with the terms of the Debt Commitment Letter (assuming the satisfaction of the closing conditions set forth in Section 6.1 and Section 6.2 and that the Debt Financing is funded in accordance with the Debt Commitment Letter (including any “market flex” provisions related thereto)), will be sufficient to consummate the Transactions, including the payment of the Closing Cash Consideration pursuant to this Agreement on the Closing Date, other than pursuant to the CVR Agreement.
Section 5.19   Resignations.   At the written request of Parent, the Company shall cause each director of the Company or any director of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.
Section 5.20   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 5.21   CVR Agreement.   At or prior to the Effective Time, Parent shall authorize and duly adopt, execute and deliver, and will ensure that a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent (provided that such revisions are not, individually or in the aggregate, detrimental or adverse in any material respect, taken as a whole, to any holder of a CVR). Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.
Section 5.22   FIRPTA Certificate.   Prior to the Closing, the Company shall use commercially reasonable efforts to deliver to Parent (i) a statement, in form and substance reasonably satisfactory to Parent, certifying that the Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding company” within the meaning of Section 897(c)(2) of the Code, which statement shall satisfy the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), together with (ii) a notice prepared and executed in accordance with Treasury Regulations Section 1.897-2(h) to be mailed by Parent (with a copy of the statement described in clause (i)) to the Internal Revenue Service in accordance with Treasury Regulation Section 1.897-2(h); provided that the Company’s failure to provide such documentation will not be deemed to be a failure of the condition set forth in Section 6.2(a) to have been met and Parent’s sole remedy for the Company’s failure to provide such documentation will be to withhold in accordance with Section 1.7 from the payments to be made pursuant to this Agreement to the extent required under Section 1445 of the Code.
ARTICLE VI
CONDITIONS TO MERGER
Section 6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) of each of the following conditions at or prior to the Closing:
(a)   Company Stockholder Approval.   The Company Stockholder Approval shall have been obtained.
(b)   Governmental Approvals.   The waiting periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and the consents, approvals, permits, Orders or declarations of, filings with, or notices to, any Governmental Authority required to be made or obtained in connection with the consummation of the Merger and set forth on Section 6.1(b) of the Company Disclosure Schedules (each, a “Governmental Approval”) shall have been made or obtained.
(c)   No Legal Prohibition.   No Governmental Authority having competent jurisdiction over any party, shall have enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger any applicable Law, or issued or granted any Order (whether temporary, preliminary or permanent) (any such Law or Order, a “Legal Restraint”), that is in effect and that has the effect of making the Merger illegal or which has the effect of prohibiting, enjoining, preventing or restraining the consummation of the Merger.
Section 6.2   Additional Parent and Merger Subsidiary Conditions.   The obligations of Parent and Merger Subsidiary to consummate the Merger shall be further subject to the satisfaction (or waiver by Parent) of each of the following conditions at or prior to the Closing:
(a)   Compliance with Agreements and Covenants.   The Company shall have performed, or complied with, in all material respects its agreements, covenants and other obligations required by this Agreement to be performed or complied with by the Company at or prior to the Closing Date.
(b)   Accuracy of Representations and Warranties.
(i)   The representations and warranties of the Company set forth in Section 3.2(a) and the first sentence of Section 3.2(b) shall be true and correct in all respects (other than de minimis inaccuracies) as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date).
(ii)   The representations and warranties of the Company set forth in Sections 3.1, 3.3, 3.8 and 3.10 shall be true and correct in all material respects as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) and, in the case of this paragraph, interpreted without giving effect to any Company Material Adverse Effect or materiality qualifications.
(iii)   The representations and warranties of the Company set forth in Section 3.6(b) shall be true and correct in all respects as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date.
(iv)   The other representations and warranties of the Company contained in this Agreement shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), and, in the case of this paragraph, interpreted without giving effect to any Company Material Adverse Effect or materiality qualifications, except where all failures of such representations and warranties referred to in this paragraph to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(c)   No Company Material Adverse Effect.   Since the Agreement Date, there shall not have occurred any Company Material Adverse Effect that is continuing.
(d)   Receipt of Officers’ Certificate.   Parent and Merger Subsidiary shall have received a certificate, signed for and on behalf of the Company by an executive officer of the Company, certifying the satisfaction of the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c).
Section 6.3   Additional Company Conditions.   The obligations of the Company to consummate the Merger shall be further subject to the satisfaction (or waiver by the Company) of each of the following conditions at or prior to the Closing:
(a)   Compliance with Agreements and Covenants.   Parent and Merger Subsidiary shall have performed, or complied with, in all material respects all of their respective agreements, covenants and obligations required by this Agreement to be performed or complied with by each of them at or prior to the Closing Date.
(b)   Accuracy of Representations and Warranties.
(i)   The representations and warranties of Parent and Merger Subsidiary set forth in Section 4.1, Section 4.2 and Section 4.5 shall be true and correct in all material respects as of the Agreement Date and as of the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct in all material respects as of such particular date).
(ii)   The other representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true and correct in all respects both as of the Agreement Date and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), and, in the case of this paragraph, interpreted without giving effect to any materiality qualifications, except where all failures of such representations and warranties referred to in this paragraph to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have a material adverse effect on the ability of Merger Subsidiary or Parent to consummate the Transactions in accordance with the terms of this Agreement.
(c)   Receipt of Officers’ Certificate.   The Company shall have received a certificate, signed for and on behalf of Parent and Merger Subsidiary by an executive officer of each of Parent and Merger Subsidiary, certifying the satisfaction of the conditions set forth in Section 6.3(a) and Section 6.3(b).
(d)   CVR Agreement.   The CVR Agreement shall be in full force and effect.
ARTICLE VII
TERMINATION
Section 7.1   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (except as provided herein), only as follows:
(a)   by mutual written agreement of Parent and the Company; or
(b)   by either Parent or the Company if the Effective Time shall not have occurred on or before December 21, 2024 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party hereto whose failure to perform or comply with any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to have occurred on or before the Termination Date; or

(c)   by either Parent or the Company if the Stockholders Meeting shall have been duly convened and at which the polls were closed after a vote of the holders of the Company Common Stock, and the Company Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof taken in accordance with this Agreement; or
(d)   by either Parent or the Company if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Legal Restraint making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other Transactions and such Legal Restraint shall become final and nonappealable (whether before or after the receipt of the Company Stockholder Approval); or
(e)   by the Company in the event (i) of a breach of any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement or (ii) that any of the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) and Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, as applicable; provided, however, that notwithstanding the foregoing, in the event that such breach by Parent or Merger Subsidiary or such inaccuracies in the representations and warranties of Parent or Merger Subsidiary are curable by Parent or Merger Subsidiary prior to the Termination Date, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) until the earlier of (1) thirty (30) calendar days after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable or (2) the Termination Date; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if the Company is then in breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.2(a) or Section 6.2(b) not to be satisfied; or
(f)   by the Company, at any time prior to the time the Company Stockholder Approval is obtained, if (i) the Company Board authorizes the Company, subject to compliance in all material respects with the applicable terms and conditions of Section 5.3 hereof (interpreted without giving effect to any materiality qualifications therein), to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; (ii) the Company pays to Parent (or its designee) the Company Termination Fee in accordance with Section 7.4(b) in accordance with the terms, and at the times, specified therein (and if required to be paid concurrently with the Company Termination Fee, any amounts required to be paid pursuant to Section 7.4(e)) and (iii) the Company substantially concurrently enters into such Alternative Acquisition Agreement; or
(g)   by Parent in the event (i) of a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) that any of the representations and warranties of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as applicable, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, as applicable; provided, however, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company prior to the Termination Date, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) until the earlier of (A) thirty (30) calendar days after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable or (B) the Termination Date; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if Parent is then in breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.3(a) or Section 6.3(b) not to be satisfied; or
(h)   by Parent, at any time prior to the time the Company Stockholder Approval is obtained, a Change of Recommendation shall have occurred.
Section 7.2   Notice of Termination.   A party terminating this Agreement pursuant to Section 7.1 (other than Section 7.1(a)) shall deliver a written notice to the other party setting forth specific basis for such termination and the specific provision of Section 7.1 pursuant to which this Agreement is being terminated. Subject to the cure rights in Sections 7.1(e) and 7.1(g), a valid termination of this Agreement pursuant to Section 7.1 (other than Section 7.1(a)) shall be effective upon delivery of the foregoing written notice to the other parties hereto.

Section 7.3   Effect of Termination.   In the event of a valid termination of this Agreement pursuant to Section 7.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any stockholder, director, manager, officer, employee, agent, consultant or representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of Section 5.13, Section 5.18(e), this Section 7.3, Section 7.4 and Article VIII, each of which shall survive the termination of this Agreement and (b) that nothing herein shall relieve the Company, Parent or Merger Subsidiary from liability for Willful Breach in connection with this Agreement or any of the Transactions. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which shall survive termination of this Agreement in accordance with their respective terms and remain fully enforceable in accordance with their respective terms. For purposes of this Agreement, “Willful Breach” means a knowing and intentional material breach of this Agreement that is a consequence of an act or omission undertaken by the breaching party with the Knowledge that the taking of or the omission of taking such act would be the primary cause of a failure of any of the conditions set forth in Article VII to be satisfied; provided that, without limiting the meaning of Willful Breach, the parties hereto acknowledge and agree that any failure by any party to consummate the Merger and the Transactions after the applicable conditions to the Closing set forth in Article VI have been satisfied or waived as a result of a failure to have necessary financing to cause the Closing to occur, shall constitute a Willful Breach of this Agreement.
Section 7.4   Termination Fees.
(a)   In the event that (A) this Agreement is terminated pursuant to (1) Section 7.1(g), (2) Section 7.1(b), or (3) Section 7.1(c), (B) prior to such termination an offer or proposal for a Competing Acquisition Transaction is publicly announced, shall become publicly known or is otherwise made or communicated to the Company or the Company Board, and (C) within twelve (12) months following any such termination of this Agreement, the Company shall have entered into a definitive agreement with respect to any Competing Acquisition Transaction, or consummated any Competing Acquisition Transaction (in each case, whether or not such Competing Acquisition Transaction is the same as the original Competing Acquisition Transaction made, communicated, or publicly disclosed), then in any such event within two (2) Business Days after the consummation of such Competing Acquisition Transaction, the Company shall pay to Parent (or its designee) the Company Termination Fee. “Company Termination Fee” means an amount equal to $10,391,000.00.
(b)   In the event that this Agreement is terminated pursuant to Section 7.1(f), then as a condition to such termination of this Agreement, the Company shall pay to Parent (or its designee) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent substantially concurrent with the termination of this Agreement.
(c)   In the event that this Agreement is terminated pursuant to Section 7.1(h), then within two (2) Business Days after demand by Parent (or its designee), the Company shall pay to Parent (or its designee) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(d)   The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.
(e)   Recovery.   Parent, Merger Subsidiary and the Company hereby acknowledge and agree that the covenants set forth in this Section 7.4 are an integral part of this Agreement and the Merger, and that, without these agreements, Parent, Merger Subsidiary and the Company would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amounts due pursuant to Section 7.4 and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 7.4 or any portion thereof, the Company will pay to Parent its out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.
(f)   Acknowledgement.   Each of the parties acknowledges and agrees that:
(i)   the agreements contained in this Section 7.4 are an integral part of this Agreement and the Merger, and that, without these agreements, Parent, Merger Subsidiary and the Company would not have entered into this Agreement; and
(ii)   the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 7.4 are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions and shall be (together with all interest as described in Section 7.4(e)) the sole remedy of Parent in the event of a termination of this Agreement where the Company Termination Fee is payable by the Company pursuant to Section 7.4.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
Section 8.1   Amendment or Supplement.
(a)   Subject to applicable Law, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of Parent, Merger Subsidiary and the Company; provided, however, that after the Company Stockholder Approval shall have been obtained, no amendment shall be made to this Agreement that requires the further approval of such stockholders of the Company without such further approval.
(b)   Notwithstanding anything to the contrary contained herein, Section 7.4, this Section 8.1(b), Section 8.4(b), Section 8.5(c), Section 8.5(e), Section 8.7 and Section 8.13 (and any provisions of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of the foregoing Sections) may not be modified, waived or terminated in a manner that is adverse to the Financing Sources without the prior written consent of the Financing Sources.
Section 8.2   Extension of Time, Waiver, etc.   At any time prior to the Effective Time, any party may, subject to applicable Law: (a) waive any inaccuracies in the representations and warranties of any other party hereto; (b) extend the time for the performance of any of the obligations or acts of any other party hereto; or (c) to the extent permitted by applicable Law, waive compliance by the other party with any of the agreements contained in this Agreement. Notwithstanding the foregoing, no failure or delay by the Company, Merger Subsidiary or Parent in exercising any right hereunder shall operate as a waiver of rights, nor shall any single or partial exercise of such rights preclude any other or further exercise of such rights or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 8.3   No Survival.   None of the representations, warranties and covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. Notwithstanding the foregoing, this Section 8.3 shall not limit the survival of any covenant or agreement of the parties hereto contained in this Agreement which by its terms contemplates performance in whole or in part after the Closing.
Section 8.4   Entire Agreement; No Third Party Beneficiary.
(a)   This Agreement, including the exhibits hereto, the Company Disclosure Schedules, the CVR Agreement, and the documents and instruments relating to the Merger referred to in this Agreement, constitutes, together with the Confidentiality Agreement, the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement, provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time at which time the Confidentiality Agreement shall terminate and (b) the date on which the Confidentiality Agreement is terminated in accordance with its terms. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUBSIDIARY, ON THE ONE HAND, NOR THE COMPANY, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES (EXPRESS OR IMPLIED), AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION MADE OR MADE AVAILABLE BY ITSELF OR ANY OF ITS AFFILIATES OR REPRESENTATIVES WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS OR, IN THE CASE OF ANY REPRESENTATIONS AND WARRANITES MADE BY THE COMPANY, ANY COMPANY SUBSIDIARY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, REGARDING THE COMPANY OR COMPANY SUBSIDIARIES OR THEIR RESPECTIVE BUSINESS OR OPERATIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
(b)   This Agreement is not intended, and shall not be deemed, to create any agreement of employment with any person, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except (a) with respect to the Indemnified Persons who are express third party beneficiaries of Section 5.9, (b) the Financing Sources with respect to Section 7.4, Section 8.1(b), this Section 8.4(b), Section 8.5(c), Section 8.5(e), Section 8.7 and Section 8.13 (it being acknowledged and agreed that the Financing Sources shall be express third party beneficiaries of, and have the right to rely upon and enforce, such Sections) and (c) from and after the Effective Time, the right of the holders of Company Common Stock to receive the Merger Consideration payable in accordance with Section 1.3.
Section 8.5   Applicable Law; Jurisdiction.
(a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE AND SHALL BE INTERPRETED, CONSTRUED AND GOVERNED IN ALL RESPECTS BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE CONFLICTS OF LAW PRINCIPLES. The parties hereto hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the federal courts of the United States of America located in the County of New Castle, Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 8.8 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
(b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.5.
(c)   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that, subject to Section 7.4, (i) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (ii) the provisions of Section 7.4 are not intended to and do not adequately compensate the parties hereto for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief; and (iii) the right to an injunction, specific enforcement and other equitable relief is an integral part of the Transactions and without that right, none of the parties hereto would have entered into this Agreement. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, none of the Company and its Affiliates (other than Parent and Merger Subsidiary) and their direct and indirect equityholders shall have any rights or claims (whether in contract or in tort or otherwise) against any Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, and in no event shall the Company, any of its Affiliates (other than Parent and Merger Subsidiary) or its or their direct or indirect equityholders be entitled to directly seek the remedy of specific performance of this Agreement against any Financing Source.
(d)   The parties hereto hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any party hereto, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of any party under this Agreement. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 8.5, a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.5 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 8.5 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 8.5 prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 8.5 or anything set forth in this Section 8.5 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VII or purse any other remedies under this Agreement that may be available then or thereafter. Notwithstanding the foregoing, in no event shall a party be awarded both (x) a remedy of specific performance to consummate the Closing pursuant to this Section 8.5 and (y) damages.
(e)   Notwithstanding anything to the contrary in this Agreement, to the extent any party hereto brings an action, suit or proceeding to enforce specifically the consummation of the Closing when expressly available to such party pursuant to the terms of this Agreement, the Termination Date shall automatically be extended to (i) the twentieth (20th) business day following the resolution of such action, suit or proceeding, or (ii) such other time period established by the court presiding over such action, suit or proceeding.

(f)   Notwithstanding anything herein to the contrary, each of the parties hereto hereby agrees (i) that any action of any kind or nature, whether at law or equity, in contract, in tort or otherwise, against a Financing Source in connection with this Agreement, the Debt Financing, the Transactions or the performance of any services under the Debt Commitment Letter shall be brought exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York, in each case sitting in the Borough of Manhattan, New York, New York (and the appellate courts thereof), and each party submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (ii) that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 8.8 shall be effective service of process against it for any such action brought in any such court, (iii) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court, (iv) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, (v) that the Laws of the State of New York shall govern any such action (without giving effect to any conflicts of law principles that would result in the application of the laws of another state) and (vi) TO IRREVOCABLY WAIVE AND HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION TO THE SAME EXTENT SUCH RIGHTS ARE WAIVED PURSUANT TO SECTION 8.5(b) AS IN EFFECT ON THE DATE OF THIS AGREEMENT.
Section 8.6   Non-Reliance.
(a)   Parent and Merger Subsidiary hereby acknowledge and agreement (each for itself and on behalf of its Affiliates and Representatives) that, as of the Agreement Date, Parent, Merger Subsidiary and their respective Affiliates and Representatives (i) have received full access to (A) such books and records, facilities, equipment, contracts and other assets of the Company that Parent and Merger Subsidiary and their respective Affiliates and Representatives, as of the Agreement Date, have requested to review and (B) the electronic data room hosted by the Company in connection with the transactions contemplated by this Agreement, and (ii) have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company.
(b)   In connection with the due diligence investigation of the Company by Merger Subsidiary and Parent and their respective Affiliates and Representatives, Merger Subsidiary and Parent and their respective Affiliates and Representatives have received and may continue to receive after the Agreement Date from the Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Merger Subsidiary and Parent hereby acknowledge and agree that: (i) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Merger Subsidiary and Parent are familiar, (ii) Merger Subsidiary and Parent are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and (iii) Merger Subsidiary and Parent hereby waive any claim against the Company or any Company Subsidiary, or any of their respective Affiliates or Representatives with respect to any information described in this Section 8.6 and have relied solely on the results of their own independent investigation and on the representations and warranties made by the Company and contained in Article III, absent fraud in the making of the representations and warranties of the Company contained in Article III. Accordingly, Merger Subsidiary and Parent hereby acknowledge and agree that none of the Company nor any Company Subsidiaries, or any of their respective Affiliates or Representatives, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).
Section 8.7   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void, except that each of Parent and Merger Subsidiary may (i) assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly owned Subsidiaries of Parent or (ii) collaterally assign any or all of its rights, interests and obligations under this Agreement (including its rights under covenants, representations, warranties and indemnities) to any and all Financing Sources, in each case, without the consent of the Company, but no such assignment shall relieve Parent or Merger Subsidiary of any of its obligations under this Agreement. Any assignee pursuant to the preceding clause (i) or (ii) may enforce its rights and remedies under this Agreement at law or in equity. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
Section 8.8   Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.8):
if to Merger Subsidiary or Parent:
ANI Pharmaceuticals Inc.
210 Main Street West
Baudette, MN 56623
Email: [redacted]
Attention: Nikhil Lalwani
with a copy to the General Counsel, [redacted]
with a copy to (which copy shall not constitute notice):
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10024
Attention: Ken Lefkowitz, Scott Naturman and Gary Simon
Email:   ken.lefkowitz@hugheshubbard.com
scott.naturman@hugheshubbard.com
gary.simon@hugheshubbard.com
if to the Company:
Alimera Sciences, Inc.
6310 Town Square, Suite 400
Alpharetta, GA 30005
Email: [redacted]
Attention: Richard S. Eiswirth Jr.
with a copy to (which copy shall not constitute notice):
DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, NJ 07078
Attention: Andrew P. Gilbert and Scott A. Cowan
Email:   andrew.gilbert@us.dlapiper.com; scott.cowan@us.dlapiper.com
and

DLA Piper LLP (US)
303 Colorado Street, Suite 3000
Austin, TX 78701
Attention: Jeffrey Scharfstein, P.C.
Email:   jeffrey.scharfstein@us.dlapiper.com
Section 8.9   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
Section 8.10   Fees and Expenses.   Except as expressly provided for in this Agreement, all fees and expenses shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall be equally responsible for the printing and mailing costs for the Proxy Statement.
Section 8.11   Construction.
(a)   For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.
(b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(c)   As used in this Agreement, (i) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”, (ii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (iii) the word “or” shall not be exclusive, (iv) the word “will” shall be construed to have the same meaning as the word “shall” and (v) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.
(d)   Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(e)   The phrases “made available to”, “provided to,” “furnished to,” by the Company, and phrases of similar import when used in this Agreement, unless the context otherwise requires, means that a copy of the information or material referred to (i) has been provided by the Company to Parent, for review in the electronic data room hosted by the Company in connection with the Transactions, in connection with this Agreement or (ii) has been filed by the Company in EDGAR, in each case no later than one (1) Business Day prior to the date hereof.
(f)   When calculating the period of time before which, within which or after which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. All references in this Agreement to a number of days are to such number of calendar days unless Business Days are specified.
(g)   Unless otherwise specifically indicated, any reference in this Agreement to $ means U.S. dollars.
(h)   References to a Person are also to its permitted successors and assigns.
Section 8.12   Counterparts; Signatures.   This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.
Section 8.13   Non-Recourse.
(a)   No past, present or future Financing Source, or shareholder, partner, member, Representative or Affiliate (other than Parent or Merger Subsidiary) of Parent or Merger Subsidiary (and no Representative of any such Affiliate) shall have any liability for any liabilities of Parent or Merger Subsidiary under this Agreement.
(b)   This Agreement may only be enforced against, and any claim or cause of action (whether in contract or in tort, in law or in equity, or granted by statute) based upon, arising out of, or related to this Agreement may only be brought against, the Persons who are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such Person. None of the Financing Sources shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) (including, for the avoidance of doubt, any special, consequential, punitive or indirect damages or damages of a tortious nature) for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions, including any dispute arising out of or relating in any way to the Debt Commitment Letter or, in each case, the performance thereof; provided, that in no event shall the foregoing relieve the Financing Sources from any obligations to Parent or Merger Subsidiary (and following the Closing Date, the Company and its Subsidiaries) arising under the Debt Commitment Letter or the Debt Financing Documents.
Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
ANI PHARMACEUTICALS, INC.
By:
/s/ Nikhil Lalwani

Name:
Nikhil Lalwani

Title:
President and Chief Executive Officer

ANIP MERGER SUB INC.
By:
/s/ Nikhil Lalwani

Name:
Nikhil Lalwani

Title:
President and Chief Executive Officer

ALIMERA SCIENCES, INC.
By:
/s/ Richard S. Eiswirth Jr.

Name:
Richard S. Eiswirth Jr.

Title:
President and Chief Executive Officer

EXHIBIT A
DEFINITIONS
1.1   Cross Reference Table.   The following terms defined elsewhere in this Agreement in the Sections set forth below will have the respective meanings therein defined.
Terms	Definition
401(k) Plan	Section 5.12(e)
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	Section 5.3(a)(vi)
Alternative Financing	Section 5.18(b)
Anti-Takeover Laws	Section 3.19
Capitalization Date	Section 3.2(a)
Change of Control Payment	Section 3.16(a)(x)
Closing	Section 1.1(b)
Closing Cash Consideration	Section 1.2(a)
Closing Date	Section 1.1(b)
Company	Preamble
Company Balance Sheet	Section 3.5(e)
Company Board	RECITALS
Company Board Recommendation	Section 3.3(b)
Company Charter Documents	Section 3.1
Company Disclosure Schedules	Article III
Company Material Contract	Section 3.16(a)
Company Preferred Stock	Section 3.2(a)
Company PSU Cash Consideration	Section 1.5(c)
Company RSA Cash Consideration	Section 1.5(a)
Company RSU Cash Consideration	Section 1.5(d)
Company SEC Reports	Article III
Company Stockholder Approval	Section 3.3(a)
Company Subsidiaries	Section 3.1
Company Termination Fee	Section 7.4(a)
Confidentiality Agreement	Section 5.13
Consent	Section 3.3(c)
CVR	Section 1.2(a)
CVR Agreement	RECITALS
D&O Insurance	Section 5.9(b)
debt	Section 4.9
Debt Financing Agreements	Section 5.18(a)
DGCL	Section 1.1(a)
Dissenting Shares	Section 1.4
Effective Time	Section 1.1(c)
Eligible Option	Section 1.5(b)(ii)
Exchange Agent	Section 1.3(a)

A-A-1

Terms	Definition
Exchange Fund	Section 1.3(a)
Excluded Shares	Section 1.2(b)
Foreign Antitrust Laws	Section 3.3(c)
Government Antitrust Entity	Section 5.6(c)(i)
Governmental Approval	Section 6.1(b)
Indemnified Persons	Section 5.9(a)
Interim Period	Section 5.1
Leased Real Property	Section 3.17(b)
Legal Restraint	Section 6.1(c)
Licensed Intellectual Property	Section 3.13(b)
Maximum Amount	Section 5.9(b)
Merger	RECITALS
Merger Consideration	Section 1.2(a)
Merger Subsidiary	Preamble
Parent	Preamble
Parent Disclosure Schedules	Article IV
Proxy Statement	Section 5.4(a)
Rights Agent	RECITALS
SEC	Article III
Solvent	Section 4.9
Stockholders Meeting	Section 5.5
Surviving Corporation	Section 1.1(a)
Surviving Corporation Employee Benefit Plan	Section 5.12(c)
Termination Date	Section 7.1(b)
Transaction Litigation	Section 5.10
Voting Agreement	RECITALS
Willful Breach	Section 7.3
1.2   Certain Definitions.   The following terms, as used herein, have the following meanings, which meanings shall be applicable equally to the singular and plural of the terms defined:
“Acquisition Proposal” means any written offer, proposal or similar indication of interest contemplating or otherwise relating to an Acquisition Transaction (other than an offer, proposal or similar indication of interest by Parent, Merger Subsidiary or one of Parent’s other Subsidiaries).
“Acquisition Transaction” means any transaction or series of related transactions (other than the Transactions) involving: (a) any acquisition or purchase by any Person, directly or indirectly, of more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Person beneficially owning more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company; (b) any direct or indirect acquisition of twenty percent (20%) or more of the voting equity interests of Company Subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income, or assets of the Company and the Company Subsidiaries, taken as a whole; (c) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company, or any of the Company Subsidiaries, pursuant to which such Person would own twenty percent (20%) or more of the consolidated net revenues, net income, or assets of the Company, and the Company Subsidiaries, taken as a whole; (d) any direct or indirect sale, lease, exchange, transfer or other disposition of assets of the Company or the Company Subsidiaries equal to twenty percent (20%) or more of the consolidated assets, revenue or net income of the

A-A-2

Company and the Company Subsidiaries (with assets being measured by the fair market value thereof) or (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company which, individually or in the aggregate, generate or constitute twenty percent (20%) or more of the consolidated net revenues, net income, or assets of the Company and the Company Subsidiaries, taken as a whole; provided that, for the avoidance of doubt, all references to “Person” in this definition shall include any “group” as defined pursuant to Section 13(d) of the Exchange Act but shall exclude Parent or any of its Affiliates or Representatives.
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the HSR Act, and all other Laws, including merger control Laws and Foreign Antitrust Laws, prohibiting, limiting, or promulgated or intended to govern conduct having the purpose or effect of monopolization, restraint of trade, or substantial lessening of competition.
“Authorization” means any consent, order, license, permit, approval and other similar authorization of or from (including any applications to) any Governmental Authority, together with any renewals, extensions, supplemental approvals or modifications thereof and additions thereto.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Alpharetta, Georgia and New York, New York are authorized or required by Law to be closed for business.
“Code” means Internal Revenue Code of 1986, as amended.
“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company Employee” means any current employee or officer of the Company or any of the Company Subsidiaries.
“Company Employee Agreement” means any employment, consulting, bonus, incentive, deferred compensation, equity or equity-based compensation, severance, termination, retention, transaction bonus, change in control, or other similar Contract, other than any Company Employee Benefit Plan, between: (a) the Company or any Company Subsidiaries and (b) any current Company Employee or director or other individual service provider of the Company or any Company Subsidiary.
“Company Employee Benefit Plan” means an Employee Benefit Plan maintained, adopted, sponsored, contributed or required to be contributed to by the Company, any Company Subsidiary or any Entity with which the Company or any Company Subsidiary is considered a single employer under Section 414(b), (c) or (m) of the Code (a “Company ERISA Affiliate”) with respect to any current or former employee, officer or director of the Company or any of the Company Subsidiaries or any beneficiary or dependent thereof and with respect to which the Company, any of the Company Subsidiaries would reasonably be expected to have any material liability.
“Company Equity Awards” means the Company Options, Company RSAs, Company RSUs, Company PSUs and Company Inducement Grants.
“Company ESPP” means the Company’s 2010 Employee Stock Purchase Plan, as amended.
“Company Financial Advisor” means Centerview Partners LLC.
“Company Inducement Grant” means an inducement stock option grant whether pursuant to standalone grants or the Company’s 2024 Equity Inducement Plan, or otherwise made by the Company pursuant to NASDAQ Listing Rule 5635(c)(4) outside of the Stock Plans.
“Company Intellectual Property” means all of the registered and unregistered Intellectual Property Rights owned by the Company or any Company Subsidiary.

A-A-3

“Company Material Adverse Effect” means any event, effect, occurrence, fact, circumstance, development, condition or change that, individually or in the aggregate, has or would be reasonably likely to have a material adverse effect on (a) the business, operations, condition (financial or otherwise), or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) the ability of the Company to timely perform in all material respects its obligations under the Agreement or consummate the Transactions on a timely basis; provided, however, that for the purposes of clause (a) none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and except as provided below, none of the following shall be taken into account in determining whether there is, or would reasonably be likely to be, a Company Material Adverse Effect:
(i)   general economic or political conditions (or changes or disruptions in such conditions);
(ii)   conditions (or changes or disruptions in such conditions) generally affecting the industries in which the Company and Company Subsidiaries operate;
(iii)   conditions (or changes or disruptions in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries, (B) any suspension of trading in equity, debt, derivative or hybrid securities, securities generally (including Company Common Stock but only if all other such securities are also delisted) on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, (C) any decline in the price or trading volume of any security (other than the Company Common Stock) or any market index, and (D) the availability and cost of equity finance, debt finance or other finance;
(iv)   regulatory, legislative or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world or acts of war (whether or not declared), armed or unarmed hostilities or attacks (including cyber-attacks), acts of terrorism, sabotage, or the escalation or worsening thereof in the United States or any other country or region in the world;
(v)   actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Parent’s consent;
(vi)   any changes in applicable Law (including COVID-19 Measures), accounting rules (including GAAP) or other legal or regulatory conditions or the enforcement, implementation or interpretation thereof;
(vii)   the announcement of this Agreement or pendency of the Transactions (other than for purposes of any representation or warranty contained in Section 3.3(d) but subject to disclosures in Section 3.3(d) of the Company Disclosure Schedule), including (A) the identity of Parent, and (B) the loss or departure of officers or other employees of the Company or any of the Company Subsidiaries;
(viii)   any natural or man-made disaster, hurricane, earthquake, flood, disaster, acts of God, public health emergency, pandemic or other force majeure events; or
(ix)   any change, in and of itself, in the market price or trading volume of the Company’s securities or any failure by the Company to meet any internal or published forecasts, estimates, projections or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided that the underlying causes of any such changes and failures (subject to the other provisions of this definition) shall not be excluded);
provided, however, that any event, effect, occurrence, fact, circumstance, development, condition or change referred to in clauses (i), (ii), (iii), (iv), (vi), or (viii) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.
“Company Option” means an option to purchase shares of Company Common Stock.

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“Company Plan” means any Company Employee Benefit Plan or Company Employee Agreement.
“Company Product(s)” means any and all products and services that currently are marketed, offered, sold, licensed, provided or distributed by the Company or any Company Subsidiary.
“Company PSU” means an award of restricted stock units with respect to shares of Company Common Stock that is subject to performance-based vesting conditions.
“Company Registered Intellectual Property” means the Company Intellectual Property that are United States, international and foreign: (a) Patents; (b) Trademarks; (c) Copyrights; (d) Domain Names; and (e) any other Intellectual Property Rights; in each case, that are the subject of an application filed with or registration issued by any Governmental Authority or Domain Name registrar.
“Company RSA” means an award of restricted stock with respect to shares of Company Common Stock.
“Company RSU” means an award of restricted stock units with respect to shares of Company Common Stock, other than Company PSUs, including awards of restricted stock units that were previously Company PSUs and for which the performance-based vesting conditions were previously met.
“Company Systems” means the computer systems, servers, hardware, software, websites, networks, servers, workstations, and all other physical or virtual information technology equipment owned or controlled by the Company or any of the Company Subsidiaries.
“Company Warrants” means issued and outstanding warrants to purchase shares of Company Common Stock issued by the Company that are unexpired and unexercised as of the Effective Time.
“Competing Acquisition Transaction” has the same meaning as “Acquisition Transaction” except that all references therein to “20%” shall be references to “50%.”
“Contract” means any agreement, contract, subcontract, lease, license, understanding, instrument, note, bond, mortgage, indenture, option, warranty, insurance policy, benefit plan or other binding commitment, whether written or oral.
“Data Security Requirements” means, to the extent governing the privacy, data protection or security of any Personal Information, all applicable (a) Law (including, to the extent applicable, the Health Insurance Portability and Accountability Act of 1996 and the EU General Data Protection Regulation), (b) external-facing written privacy policies and privacy notices of the Company or any of the Company Subsidiaries, (c) written information security policies of the Company or any of the Company Subsidiaries, and (d) requirements in any Company Material Contracts.
“Debt Commitment Letter” means the debt commitment letter, dated the date hereof, together with any related fee letters (with pricing, other economic and “market flex” terms redacted), in each case, as amended, restated, amended and restated, supplemented or replaced from time to time, pursuant to which the Financing Sources party thereto have agreed to provide or cause to be provided the debt financing set forth therein for the purposes of financing the Transactions, including payment of a portion of the Merger Consideration.
“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter and/or any other debt or preferred equity financing the proceeds of which will be used for the purposes of financing the Transactions, including payment of a portion of the Merger Consideration.
“Debt Financing Documents” means the agreements, documents and certificates contemplated by the Debt Financing, including: (a) all credit agreements, loan documents, incremental facility agreements, purchase agreements, underwriting agreements, indentures, debentures, notes, intercreditor agreements and security documents pursuant to which the Debt Financing will be governed or otherwise contemplated by the Debt Commitment Letter; (b) officer, secretary, solvency and perfection certificates, legal opinions, corporate organizational documents, good standing certificates, Lien searches, and resolutions contemplated by the Debt Commitment Letter or reasonably requested by Parent or its Financing Sources; (c) all

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documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and (d) agreements, documents or certificates that facilitate the creation, perfection or enforcement of Liens securing the Debt Financing (including original copies of all certificated securities (with transfer powers executed in blank), control agreements, surveys, title insurance, landlord consent and access letters) as are reasonably requested by Parent or its Financing Sources.
“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval Database for the SEC.
“Employee Benefit Plan” means (a) each “employee benefit plan” (as such term is defined in ERISA § 3(3)); and (b) each other employee benefit plan, program, policy or arrangement, including any retirement, post-retirement, paid time-off, deferred compensation, profit sharing, unemployment compensation, health or welfare benefits, sick pay, fringe benefit, bonus, incentive, equity or equity-based compensation, severance, termination, retention, transaction bonus, change in control plan, program, policy or arrangement (whether or not subject to ERISA § 3(3)).
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
“Environmental Laws” means any and all foreign, federal, state or local laws, statutes, ordinances, codes, policies, decrees, guidelines, rules, regulations, orders or decisions, including the common and civil law, arising out of or relating to: (a) emissions, discharges, releases or threatened releases of any Hazardous Materials into the environment (including ambient air, surface water, ground water, land surface or subsurface strata); (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material; and (c) workplace health and safety and protection of employees from exposure to Hazardous Materials.
“Environmental Permits” shall mean all Permits required under any Environmental Law.
“Equity Interest” means any share, capital stock, partnership, limited liability company, membership, member or similar interest in any Person, and any option, warrant, right or other security (including debt securities) or interest convertible, exchangeable or exercisable thereto or therefor.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
“FDA” shall mean the United States Food and Drug Administration.
“Financing Sources” means the Persons that have committed to provide or arrange or have otherwise entered into agreements in connection with all or any part of the Debt Financing (including, without limitation, the Persons that are party to the Debt Commitment Letter, including any amendments or joinders thereto) or other financings in connection with the Merger and the other Transactions, including the parties to any commitment letters, engagement letters, joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their affiliates and their affiliates’ officers, directors, employees, attorneys, partners (general or limited), controlling parties, shareholders, advisors, members, managers, accountants, consultants, agents, representatives and funding sources involved in the Debt Financing and their respective successors and permitted assigns.
“GAAP” means United States generally accepted accounting principles.
“Governmental Authority” means any federal, state, local, international, multinational, supranational or foreign government or political subdivision thereof, or any agency, commission, instrumentality or other governmental authority of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority, quasi-governmental authority or private body exercising any regulatory or other governmental or quasi-governmental authority (to the extent that the rules, regulations or

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orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
“Hazardous Materials” means any solid, liquid or gaseous material, alone or in combination, mixture or solution, which is now or hereafter defined, listed or identified as “hazardous” (including “hazardous substances” or “hazardous wastes”), “toxic”, a “pollutant” or a “contaminant” pursuant to any Environmental Law, including asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, petroleum (including its derivatives, by-products or other hydrocarbons); and any other substance which is subject in any respect to any Environmental Law, or which poses or could pose a threat or nuisance to health or the environment.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person, all (a) indebtedness of such Person for borrowed money (including the issuance of any debt security) to any Person, (b) other indebtedness of such Person evidenced by credit agreements, notes, bonds, indentures, securities, debentures or similar Contracts, (c) any reimbursement obligations in respect of letters of credit and bankers’ acceptances, (d) all indebtedness created with respect to, or arising under, any deferred purchase price of property or services, any conditional sale or other title retention agreement with respect to property acquired, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (f) all obligations of such Person under interest rate or currency swap transactions, (g) obligations with respect to any capital leases that is classified as a liability on a balance sheet in conformity with GAAP, (h) any principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of clauses (a) through (g) above, and (i) all indebtedness of another Person referred to in clauses (a) through (h) above guaranteed by such Person.
“Inside Date” means September 9, 2024 (the “Initial Inside Date”); provided, however, that the Initial Inside Date shall be automatically extended for each day on or after the Initial Inside Date on which (but only for so long as) the Company has failed to comply with any of its obligations set forth in Section 5.18 (other than any failures to comply with Section 5.18 that, individually and in the aggregate, are not material).
“Intellectual Property Rights” means any and all statutory and/or common law rights throughout the world in, arising out of, or associated with any of the following: (a) all United States and foreign patents and utility models and applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, provisional applications, continuations and continuations in part thereof (collectively, “Patents”); (b) all Trade Secrets and similar rights in confidential information, know-how, and materials; (c) copyrights and all other rights corresponding thereto in any works of authorship (collectively, “Copyrights”); (d) all trademark rights and the goodwill thereof and similar rights in trade names, logos, trademarks and service marks (collectively, “Trademarks”); (e) all rights in databases and data collections (including knowledge databases, customer lists and customer databases); (f) all rights to uniform resource locators, web site addresses and domain names (collectively, “Domain Names”); (g) any similar, corresponding or equivalent rights to any of the foregoing; and (h) any registrations of or applications to register any of the foregoing.
“Knowledge” means, with respect to (a) the Company, the actual knowledge of those individuals set forth in Section 1.0(a) of the Company Disclosure Schedules and (b) Parent or Merger Subsidiary, the actual knowledge of those individuals set forth in Section 1.0(b) of the Parent Disclosure Schedules, in each case after due inquiry of their direct reports who would reasonably be expected to have actual knowledge of the matter in question. With respect to Company Intellectual Property, “Knowledge” or “Known” does not require the Company to conduct, have conducted, obtain, have obtained, review or have reviewed any freedom-to-operate opinions or similar opinions of counsel or any patent, trademark or other Company Intellectual Property clearance searches or search for or review any prior art.
“Law” means any federal, state, local, municipal, foreign or multi-national statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, Orders, or other requirement or rule of law of any

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Governmental Authority, excluding, for the avoidance of doubt, the provisions of any Contract between the Company or any Company Subsidiary and a Governmental Authority entered into in the ordinary course with respect to Company Products.
“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any legal, arbitral, civil, criminal, administrative, investigative or appellate proceeding), claim, charge, complaint, indictment, hearing, inquiry, audit, examination, investigation or other similar legal proceeding commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority, any arbitrator or arbitration panel, mediator, or other tribunal.
“Lien” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, security arrangement, claim, infringement, interference, option, restriction, title retention device, claim easement, right of way, encroachment, right of first refusal, right of first offer, conditional sale agreement, tenancy, license, charge, preemptive right, encumbrance or community property interest of any kind or nature whatsoever.
“Maximum Total Consideration” shall mean the sum of the Closing Cash Consideration and the maximum amount payable in respect of one (1) CVR.
“Nasdaq” means The NASDAQ Market, LLC.
“Order” means, with respect to any Person, any order, judgment, decision, decree, injunction, ruling, writ, assessment or other similar requirement issued, enacted, adopted, promulgated or applied by any Governmental Authority, arbitrator or other tribunal, whether temporary, preliminary, or permanent.
“Payoff Letter” means a customary payoff letter, from the collateral agent and the lenders under that certain Loan and Security Agreement, dated as of December 31, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “SLR Loan Agreement”), among SLR Investment Corp., a Maryland corporation (formerly known as Solar Capital Ltd.), as collateral agent, the lenders from time to time party thereto, and the Company, as the borrower, specifying the amount of all Indebtedness outstanding under the SLR Loan Agreement as well as all other amounts required to fully pay off such Indebtedness and all other obligations thereunder on the Closing Date and agreeing that, upon such collateral agent’s and lenders’ receipt of the applicable payoff amount (a) all outstanding principal, interest, fees, costs, expenses and other obligations of the Company and its Subsidiaries arising under the SLR Loan Agreement and all related loan documents shall be repaid and discharged in full (to the extent applicable, other than in respect of obligations which by their express terms survive such repayment) and (b) any Liens granted in connection with the SLR Loan Agreement and all related loan documents shall be released and terminated.
“Permitted Lien” means (a) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business that are not due and payable or that are being contested in good faith by appropriate proceedings; (b) Liens for Taxes that are not due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Company’s consolidated financial statements; (c) Liens affecting the interest of the grantor of any easements benefiting any real property provided such easements do not materially impair the continued use and operations of the Leased Real Property; (d) defects or irregularities in title, easements, rights of way, covenants, restrictions, and other, similar Liens that would not, individually or in the aggregate, reasonably be expected to materially impair the value of or continued use and operation of the properties and assets to which they relate; (e) zoning, building and other similar Laws imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (f) statutory Liens to secure obligations to landlords, lessors or renters under leases or rental agreements that have not been breached; (g) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law; (h) non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business and restrictions associated with third party rights and licenses; and (i) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property that do not, individually or in the aggregate, materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property of the Company and the Company Subsidiaries taken as a whole.

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“Person” means any individual, Entity or Governmental Authority.
“Personal Information” means data or other information that is defined as “personal information,” “personal data,” “personally identifiable information,” or “protected health information” or equivalent terms under any applicable Law.
“Processed” means any operation or set of operations that is performed on data, including access, collection, use, processing, securing, storage, transfer, disclosure, destruction, modification, or disposal.
“Real Property Leases” means the leases, subleases, licenses, sublicenses, and occupancy agreements, together with all amendments, modifications, and side letters thereto, underlying the Leased Real Property or otherwise affecting the Leased Real Property.
“Release” means any release, spilling, leaking, pumping, pouring, discharging, emitting, emptying, escaping, leaching, injecting, dumping, abandonment, or disposing into the environment.
“Remedial Action” means any removal, abatement, response, investigative (including pre-remedial studies, investigations or monitoring), treatment, cleanup, restoration and/or monitoring activities undertaken to address any pollution, contamination, degradation, damage or injury caused by, related to, arising from, or in connection with the generation, handling, use, treatment, storage, transportation, or Release of any Hazardous Material.
“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors, consultants, investment bankers, brokers, and other advisors and representatives.
“Required Information” means the financial statements relating to the Company and its Subsidiaries identified in paragraph 7 of Exhibit C of the Debt Commitment Letter and such other information relating to the Company and its Subsidiaries reasonably requested by Parent and necessary to complete an Information Memorandum (as such term is defined in the Debt Commitment Letter).
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended and the regulations promulgated thereunder.
“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.
“Security Incident” means any (a) breach of security, phishing incident, ransomware or malware attack affecting any Company Systems, or (b) incident in which Personal Information is Processed (including any exfiltration or disclosure) in an unauthorized or unlawful manner.
“SLR Loan Agreement” has the meaning assigned to such term in the definition of “Payoff Letter” contained in this Exhibit A.
“Specified Auditor Assistance” means (a) providing customary “comfort letters” (including customary “negative assurances” and change period comfort) for a public registration statement, a private placement transaction or the financial statements included in the Required Information, (b) providing consent to offering memoranda that include or incorporate the Company’s consolidated financial statements and the notes thereto and audit reports, and (c) providing customary consents to references to the auditor as an expert in any public registration statement.
“Stock Plans” means the Company’s 2010 Equity Incentive Plan, the Company’s 2019 Omnibus Incentive Plan, the Company’s 2023 Omnibus Incentive Plan, and the Company’s 2024 Equity Inducement Plan, including any sub-plans, and any other stock option, stock bonus, stock award, or stock purchase plan, program, standalone stock grant agreement, or arrangement of the Company or any of the Company Subsidiaries or any predecessor thereof or any other contract or agreement entered into by the Company or any of the Company Subsidiaries.
“Subsidiary” An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record: (a) an amount of voting securities of other interests in such

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Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity or financial interests of such Entity.
“Superior Proposal” means a bona fide Acquisition Proposal that did not result from a material breach of Section 5.3 that if consummated would result in a Person owning, directly or indirectly, (a) more than 50% of the outstanding shares of the Company Common Stock or (b) more than 50% of the assets of the Company and the Company Subsidiaries, taken as a whole, in either case, which the Company Board determines in good faith (after consultation with its independent financial advisor and outside legal counsel): (i) to be reasonably likely to be consummated in accordance with its terms if accepted; and (ii) if consummated, would result in a transaction more favorable to the holders of the Company Common Stock from a financial point of view than the Merger, in each case, taking into account: (A) all financial considerations; (B) the identity of the third party making such Acquisition Proposal; (C) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal; (D) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Acquisition Proposal deemed relevant by the Company Board (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (E) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Notice Period set forth in Section 5.3(e).
“Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee in the nature of a tax, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Authority.
“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.
“Trade Secrets” has the meaning given to it under the United States Uniform Trade Secrets Act.
“Transactions” means the Merger and the other transactions contemplated by this Agreement.
“Unvested Company Option” means an outstanding and unexercised Company Option (or portion thereof) that is not a Vested Company Option.
“Vested Company Option” means a Company Option (or portion thereof) that is vested as of immediately prior to the Effective Time and includes any Company Option (or portion thereof) which accelerates vesting contingent and effective immediately prior to the Effective Time and/or in connection with the Closing.

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EXHIBIT B
CVR AGREEMENT

A-B-1

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT
This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•] (this “Agreement”), is entered into by and between ANI Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and [•], a [•], as Rights Agent (as defined herein). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Merger Agreement (as defined herein).
RECITALS
WHEREAS, Parent, ANIP Merger Sub INC., a Delaware corporation and wholly owned indirect subsidiary of Parent (“Merger Subsidiary”), and Alimera Sciences, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of June 21, 2024 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which, among other things, Merger Subsidiary shall merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger, whereby (i) each share of common stock of the Company, par value $0.01 per share (“Company Common Stock”) outstanding as of the Effective Time (other than Excluded Shares and Dissenting Shares) will be converted into the right to receive (a) $5.50 per share, in cash, without interest and (b) one (1) contingent value right (a “CVR”), which shall represent, subject to the terms set forth in this Agreement and the Merger Agreement, the right to receive the Milestone Payment (as defined below) (clauses (a) and (b), collectively, the “Merger Consideration”), and (ii) the Company shall continue as a wholly owned subsidiary of Parent; and
WHEREAS, as an integral part of the consideration for the Merger, pursuant to and subject to the terms and conditions of this Agreement and the Merger Agreement, holders of Company Common Stock (other than Excluded Shares and Dissenting Shares), as well as holders of Company Warrants, Company Options, Company PSUs, Company RSAs and Company RSUs may become entitled (any such holders, the “Initial Holders”) to receive up to one (1) contingent cash payment per CVR, such payment being contingent upon, and subject to, the achievement of the Milestone (as defined below).
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the parties agree, for the equal and proportionate benefit of all Holders (as defined herein), as follows:
ARTICLE I
DEFINITIONS; CERTAIN RULES OF CONSTRUCTION
Section 1.1   Definitions.   As used in this Agreement, the following terms will have the following meanings:
“Acting Holders” means, at the time of determination, Holders of not less than thirty-five percent (35%) of outstanding CVRs as set forth in the CVR Register.
“Agreement” has the meaning set forth in the preamble hereto.
“Assignee” has the meaning set forth in Section 6.3.
“Assignment Transaction” means any transaction (including a sale of assets, spin-off, split-off or licensing transaction), other than a Change in Control, pursuant to which rights in and to the CVR Products are sold, licensed, assigned or transferred to or acquired by any Person other than an Affiliate. For purposes of clarification, an “Assignment Transaction” shall not apply to (a) sales of the CVR Products made by Parent or its Subsidiaries or controlled Affiliates or ordinary course licensing, collaboration or distribution arrangements in which less than exclusive worldwide rights are granted for purposes of developing or commercializing CVR Products and (b) any Change of Control. Notwithstanding the foregoing, a sale of a business, a spin off, a split off or an exclusive licensing transaction pursuant to which rights in and to the CVR Products are sold, licensed, assigned or transferred to or acquired by any Person other than an Affiliate shall not be considered “ordinary course” pursuant to clause (a) of the immediately foregoing sentence.
“Assignment Transaction Acquiror” has the meaning set forth in Section 4.3(a).

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“Change of Control” means (a) a sale or other disposition of all or substantially all of the assets of Parent on a consolidated basis (other than to any Subsidiary (direct or indirect) of Parent), (b) a merger or consolidation involving Parent in which Parent is not the surviving entity, and (c) any other transaction involving Parent in which Parent is the surviving or continuing entity but in which the stockholders of Parent immediately prior to such transaction (as stockholders of Parent) own less than fifty percent (50%) of Parent’s voting power immediately after the transaction.
“Company” has the meaning set forth in the Recitals hereto.
“Company Common Stock” has the meaning set forth in the Recitals hereto.
“CVRs” means the rights of Holders hereunder (granted to Initial Holders as part of the consideration of the Merger pursuant to the terms of the Merger Agreement) to receive contingent cash payments on the terms and subject to the conditions of this Agreement and the Merger Agreement.
“CVR Products” means the pharmaceutical products currently marketed and sold under the trademarks ILUVIEN® and YUTIQ® in their current formulations and for their current or future indications.
“CVR Register” has the meaning set forth in Section 2.3(b).
“CVR Shortfall” has the meaning set forth in Section 4.6(b).
“Delaware Courts” has the meaning set forth in Section 6.6(a).
“Depositary” means [•].
“Diligent Efforts” means, with respect to the CVR Products, efforts of a Person to carry out its obligations in a diligent and sustained manner without undue pause, interruption or delay, which level is at least commensurate with the level of efforts of a pharmaceutical company of comparable size and resources as those of Parent and its Affiliates would devote to the commercialization of a pharmaceutical product having similar market potential as the CVR Products, at a similar stage of its development or product life, taking into account issues of market exclusivity, product profile, including safety, tolerability and efficacy, the competitiveness of alternate products in the marketplace or under development, the launch or sales of a generic or biosimilar product, the availability of supply, the regulatory environment and the profitability of the CVR Products (including pricing and reimbursement status achieved), Parent’s portfolio at the time of consideration and other technical, commercial, legal, scientific and/or medical factors; provided, that such level of efforts and resources shall be determined without taking into account the fact of the potential Milestone Payment payable in accordance with, and subject to, the terms of this Agreement. For the avoidance of doubt, Section 4.4 shall apply to Parent and its successors and assigns. Notwithstanding anything to the contrary in this Agreement, the Holders acknowledge that Parent has fiduciary obligations to operate its business in the best interests of its stockholders, and any potential obligation to pay the Milestone Payments under this Agreement does not create any express or implied obligation to operate Parent’s business in any particular manner and further that the use of Diligent Efforts does not mean that Parent guarantees it will actually achieve any Milestone, and that the failure to achieve any Milestone may still be consistent with the use of Diligent Efforts.
“Dispute Notice” has the meaning set forth in Section 4.6(a).
“DTC” means The Depository Trust Company or any successor thereto.
“Equity Award CVR” means a CVR received by an Initial Holder in respect of a Company Option, Company RSU, Company RSA (for which a timely and valid Section 83(b) election has not been made) or Company PSU.
“Funds” has the meaning set forth in Section 2.6.
“GAAP” means the generally accepted accounting principles in the United States as established by the Financial Accounting Standards Board or any successor entity or other entity generally recognized as having the right to establish such principles in the United States, in each case, (i) which principals are currently used at the applicable time by Parent in the preparation of the consolidated financial statements of Parent and (ii) as consistently applied throughout the periods involved.

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“Gross Revenue” means, for any relevant period, on an accrual basis in accordance with GAAP any arm’s length transaction in which CVR Products are sold by the Company or its Affiliates (or any Transaction Assignment Acquiror or any of its Affiliates) to a third party, the gross invoice price (other than sales, use, VAT or similar taxes) for CVR Products in such transactions (for the avoidance of doubt such amounts exclude Products intended for use solely as samples, including, without limitation, as free clinical trial materials, and Products utilized in patient assistance or other similar programs) including but not limited to royalty revenue and milestone consideration, that is earned or received by the Company or its Affiliates (or any Transaction Assignment Acquiror or any of its Affiliates) with regard to a CVR Product. For the avoidance of doubt, any remuneration that the Company receives in connection with any Assignment Transaction itself (excluding, for the avoidance of doubt, sales of CVR Products to third parties) shall be excluded from the calculation of Gross Revenue and Net Revenues, whether taking the form of a lump sum payment, milestone, upfront consideration, royalty, or otherwise.
“Holder” means a Person in whose name a CVR is registered in the CVR Register as of the applicable date and time of determination.
“Initial Holder” has the meaning set forth in the Recitals hereto.
“Merger” has the meaning set forth in the Recitals hereto.
“Merger Agreement” has the meaning set forth in the Recitals hereto.
“Merger Consideration” has the meaning set forth in the Recitals hereto.
“Merger Subsidiary” has the meaning set forth in the Recitals hereto.
“Milestone” means the achievement of (a) aggregate worldwide Net Revenue for 2026 in excess of $140,000,000 or (b) aggregate worldwide Net Revenue for 2027 in excess of $160,000,000, as the case may be.
“Milestone Notice” has the meaning set forth in Section 2.4(a).
“Milestone Payment for 2026” means for each CVR an amount payable equal to the product (rounded to the nearest 1/100 of $0.01) of $0.25 multiplied by a fraction (not exceeding one), the numerator of which is the amount, if any, by which the Net Revenue for 2026 exceeds $140,000,000 and the denominator of which is $10,000,000, without interest. By way of examples, (a) if the Net Revenue for 2026 were $147,000,000, then the calculation would be ($147,000,000 — $140,000,000) ÷ $10,000,000, which equals 0.70, multiplied by $0.25, and the Milestone Payment for 2026 would be $0.1750, and (b) if the Net Revenue for 2026 were $151,000,000, then the fraction would exceed one and would count as one, multiplied by $0.25, and the Milestone Payment for 2026 would be $0.25. For the avoidance of doubt, in no circumstance will more than $0.25 per CVR be payable in respect of the Net Revenue for 2026.
“Milestone Payment for 2027” means for each CVR an amount payable equal to the product (rounded to the nearest 1/100 of $0.01) of $0.25 multiplied by a fraction (not exceeding one), the numerator of which is the amount, if any, by which the Net Revenue for 2027 exceeds $160,000,000 and the denominator of which is $15,000,000, without interest. By way of examples, (a) if the Net Revenue for 2027 were $171,000,000, then the calculation would be ($171,000,000 – $160,000,000) ÷ $15,000,000, which equals 0.73333, multiplied by $0.25, and the Milestone Payment for 2027 would be $0.1833, and (b) if the Net Revenue for 2027 were $176,000,000, then the fraction would exceed one and would count as one, multiplied by $0.25, and the Milestone Payment for 2027 would be $0.25. For the avoidance of doubt, in no circumstance will more than $0.25 per CVR be payable in respect of the Net Revenue for 2027.
“Milestone Payment Amount for 2026” means, for a given Holder, the product of (a) the Milestone Payment for 2026 and (b) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the applicable Milestone Notice. Notwithstanding the foregoing or anything to the contrary in this Agreement, the Milestone Payment Amount for 2026 in respect of any Company Option that constitutes an Eligible Option shall be payable subject to and in accordance with Section 1.5(b)(ii) of the Merger Agreement. For the avoidance of doubt, each Company Option that is outstanding and unexercised at the Effective Time and that has an exercise price per share that is equal to or greater than the Maximum Total Consideration shall, at the Effective Time, be cancelled with no

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consideration payable in respect thereof in accordance with Section 1.5(b)(iii) of the Merger Agreement and shall not be entitled to receive any Milestone Payment Amount for 2026.
“Milestone Payment Amount for 2027” means, for a given Holder, the product of (a) the Milestone Payment for 2027 and (b) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the applicable Milestone Notice. Notwithstanding the foregoing or anything to the contrary in this Agreement, the Milestone Payment Amount for 2027 in respect of any Company Option that constitutes an Eligible Option shall be payable subject to and in accordance with Section 1.5(b)(ii) of the Merger Agreement. For the avoidance of doubt, each Company Option that is outstanding and unexercised at the Effective Time and that has an exercise price per share that is equal to or greater than the Maximum Total Consideration shall, at the Effective Time, be cancelled with no consideration payable in respect thereof in accordance with Section 1.5(b)(iii) of the Merger Agreement and shall not be entitled to receive any Milestone Payment Amount for 2027.
“Milestone Payment” refers to a Milestone Payment for 2026 or a Milestone Payment for 2027, and “Milestone Payments” refers to both a Milestone Payment for 2026 and a Milestone Payment for 2027.
“Milestone Payment Date” has the meaning set forth in Section 2.4(a).
“Net Revenue” for any year means, with regard to a CVR Product, on an accrual basis, for any relevant period, Gross Revenue less normal and customary deductions in accordance with GAAP; including, but not limited to:
(i)   all chargebacks, rebates, administrative fees, trade, cash and quantity discounts, and other customary discounts to customers, wholesalers, resellers, distributors, or similar
(ii)   rebates and reimbursements to managed care organizations, PBMs, group purchasing organizations or other buying groups, health maintenance organizations, other providers of health insurance coverage, health care organizations and other health care institutions (including hospitals), healthcare administrators and other similar entities;
(iii)   compulsory payments, rebates and discounts in any form pursuant to government regulations by reason of any national or local health insurance program or similar program (inclusive of Medicaid, Medicare and similar programs), including government levied fees;
(iv)   patient level coupons, copay assistance, other patient out-of-pocket cost funding, and similar;
(v)   credits and allowances for spoiled, damaged, outdated, rejected, returned and recalled Products previously sold;
(vi)   retroactive price adjustments, billbacks, billing errors, failure to supply, price protection, shelf stock adjustments;
(vii)   uncollectable amounts on prior commercial sales;
(viii)   only to the extent included in Gross Revenue, reasonable and customary outbound freight, shipping, insurance and other transportation expenses, the extent actually borne by the Parent or its Subsidiaries without reimbursement from any third party;
(ix)   only to the extent included in Gross Revenue, tariffs, duties, excise, sales, value-added, medical device and other similar Taxes (other than Taxes based upon income or profits) customs duties or other charges of a governmental authority, only to the extent such taxes are not reimbursable or refundable;
provided that (a) the costs associated with administering any contractual and governmental rebates or co-pay assistance program shall be excluded as a deduction from Gross Revenues; and (b) in all instances in which the Company or its Affiliates (or any Assignment Transaction Acquiror or any of its Affiliates) invoices a sublicensee or distributor separately for the fully burdened cost of a CVR Product (other than

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amounts specifically identified on such invoice, and invoiced at cost or less, for a CVR Product to be used as samples or for clinical trials), such amounts are to be included as a component of Gross Revenues at their invoiced net amount.
For the avoidance of doubt, Net Revenue shall include the price concessions, fees and other deductions listed above paid to any private, public, or other insurer, pharmacy, customer, distributor, institution, health system, hospital or patient. in countries outside of the United States.
“Net Revenue Statement” for any year means a written statement of Parent, setting forth with reasonable detail (a) the Net Revenue for such year (together with a reconciliation of Gross Revenue to Net Revenue), and (b) to the extent achieved, a calculation of the Milestone Payment for 2026 or the Milestone Payment for 2027, as the case may be.
“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.
“Parent” has the meaning set forth in the preamble hereto.
“Parent Accounting Practices” means, as of any time, determined in accordance with the Parent’s books and records in accordance with GAAP.
“Permitted CVR Transfer” means: a transfer of CVRs (a) by will or intestacy upon death of a Holder; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the settlor; (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger of the Holder) or if effectuated without consideration in connection with the dissolution, liquidation or termination of any Holder that is a corporation, limited liability company, partnership or other entity; (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner, and if applicable, through an intermediary; (f) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable (provided that such distribution does not subject the CVRs to a requirement of registration under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended); (g) to the controlled Affiliates of a Holder; or (h) as provided in Section 2.7.
“Review Request Period” has the meaning set forth in Section 4.6(a).
“Rights Agent” means the Rights Agent named in the preamble of this Agreement, until a successor Rights Agent is appointed pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
“Significant Pharmaceutical Company” means a company (a) which, together with its Affiliates, has substantial capabilities and experience in the manufacture, distribution and commercialization of pharmaceutical products for human use, and (b) which, together with its Affiliates, has development, regulatory and scientific infrastructure relevant to the CVR Products that is at least reasonably comparable to that of Parent and its Affiliates.
“Subsidiary” means an entity of which another Person directly or indirectly owns, beneficially or of record: (a) an amount of voting securities of other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity or financial interests of such entity.
“Termination Date” has the meaning set forth in Section 6.9.
Section 1.2   Rules of Construction.   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” shall refer to the lawful currency of the United States. As used in this Agreement, the word “including” and words of similar import shall mean including

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without limiting the generality of any description preceding such term, unless otherwise specified. The word “or” will not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. Any reference to any Person shall be construed to include such Person’s successors and assigns. The words “ordinary course of business” and “ordinary course” shall mean the ordinary course of business consistent with past practice. All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein. Any reference to (i) any Governmental Authority includes any successor to that Governmental Authority; and (ii) any applicable Law refers to such applicable Law as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Law includes any successor to such section (provided that, for purposes of any representation and warranty in this Agreement that is made as of a specific date, references to any Law shall be deemed to refer to such Law, as amended, and to any rule or regulation promulgated thereunder, in each case, as of such date). The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
ARTICLE II
CONTINGENT VALUE RIGHTS
Section 2.1   CVRs.   Each CVR represents the contractual right of a Holder (granted to each Initial Holder as part of the consideration of the Merger pursuant to the terms of the Merger Agreement) to receive the Milestone Payments pursuant to, and subject to the terms and conditions of, this Agreement.
Section 2.2   Nontransferable.   The CVRs shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted CVR Transfer; the foregoing restrictions shall apply notwithstanding that certain of the CVRs will be held through DTC. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect. The CVRs will not be listed on any quotation system or traded on any securities exchange.
Section 2.3   No Certificate; Registration; Registration of Transfer; Change of Address.
(a)   The CVRs will not be evidenced by a certificate or other instrument.
(b)   The Rights Agent will create and maintain a register (the “CVR Register”) for the purpose of (i) identifying the Holders of CVRs and (ii) registering CVRs in book-entry position and Permitted CVR Transfers thereof. The CVR Register shall set forth (x) with respect to holders of Company Common Stock that hold such shares in book-entry form through DTC immediately prior to the Effective Time, one (1) position for Cede & Co. (as nominee of DTC) representing all such shares of Company Common Stock that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, and (y) with respect to (A) holders of shares of Company Common Stock that hold such shares in certificated form immediately prior to the Effective Time that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, upon delivery to the Depositary by each such holder of the applicable stock certificates, together with a validly executed letter of transmittal and such other customary documents as may be reasonably requested by the Depositary, in accordance with the Merger Agreement, (B) holders of shares of Company Common Stock who hold such shares in book-entry form through the Company’s transfer agent immediately prior to the Effective Time, and (C) holders of Company Warrants, Company Options, Company PSUs, Company RSUs, Company RSAs, in each case of clauses (A), (B) and (C), the applicable number of CVRs to which each such holder is entitled pursuant to the Merger Agreement or the Company Warrants (other than, in the case of the foregoing clauses (x), (y)(A) and (y)(B), those who have perfected their appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware). The CVR Register will be updated as necessary by the Rights Agent to reflect the addition or removal of Holders (pursuant to any Permitted Transfers), upon the written receipt of such information by the Rights Agent.

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(c)   Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer, in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative duly authorized in writing, or the Holder’s survivor (with written documentation evidencing such person’s status as the Holder’s survivor), as applicable, and setting forth in reasonable detail the circumstances relating to the requested transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. As a condition of such transfer, Parent and the Rights Agent may require a transferring Holder or its transferee to pay to the applicable Governmental Authority any transfer, stamp or other similar Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of such applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid or that such Taxes or charges are not applicable. All CVRs duly transferred in accordance with Section 2.2 that are registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement.
(d)   A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will promptly record the change of address in the CVR Register.
Section 2.4   Payment Procedures; Notices.
(a)   For each Milestone that is attained, on or prior to the date that is fifteen (15) Business Days following the filing by Parent of its audited financial statements with the Securities and Exchange Commission on Form 10-K for the year in which such Milestone was attained (such date, a “Milestone Payment Date”), (i) Parent shall deliver to the Rights Agent (x) a written notice indicating that such Milestone has been achieved (each, a “Milestone Notice”), (y) the Net Revenue Statement for the applicable year, and (z) any letter of instruction reasonably requested by the Rights Agent and (ii) Parent shall deliver to the Rights Agent the payment required by Section 4.2. For the avoidance of doubt, each of the Milestone Payment for 2026 and the Milestone Payment for 2027 shall only be due once, subject to the conditions set forth herein, if at all.
(b)   The Rights Agent will promptly, and in any event within fifteen (15) Business Days after receipt of a Milestone Notice as well as any letter of instruction reasonably requested by the Rights Agent, send each Holder at its registered address a copy of such Milestone Notice and pay the Milestone Payment Amount for 2026 or the Milestone Payment Amount for 2027, as the case may be, to each Holder (other than a Holder of an Equity Award CVR) (i) by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the date of such Milestone Notice or (ii) with respect to any such Holder that is due an amount in excess of $100,000 in the aggregate who has provided the Rights Agent wiring instructions in writing as of the close of business on the date of such Milestone Notice, by wire transfer of immediately available funds to the account specified on such instruction. Parent or one of its Subsidiaries will pay the Milestone Payment Amount for 2026 or the Milestone Payment Amount for 2027, as the case may be, to each Holder of an Equity Award CVR within fifteen (15) Business Days of the receipt of such Milestone Notice, subject to Section 2.4(c) of this Agreement; provided that notwithstanding anything to the contrary contained herein, payment in respect of an Equity Award CVR shall only be made to the extent such payment is made not later than five years after the Closing Date, and no amount in respect of an Equity Award CVR shall be paid to any Holder of such Equity Award CVR after such five year period.
(c)   Parent and its Affiliates and the Rights Agent shall be entitled to deduct and withhold from a Milestone Payment Amount for 2026 or a Milestone Payment Amount for 2027, as the case may be, or any other amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom under applicable Law. With respect to Initial Holders who received Equity Award CVRs, any such withholding may be made, or caused to be made, by Parent through its or any of its Subsidiaries’ payroll system or any successor payroll system. Prior to paying a Milestone Payment Amount

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for 2026 or a Milestone Payment Amount for 2026, as the case may be, to the Holders, the Rights Agent shall provide the opportunity for each Holder to provide IRS Forms W-9 or W-8, as applicable, or any other reasonably appropriate forms or information in order to avoid or reduce any applicable withholding amount. Unless otherwise directed by Parent, the Rights Agent shall promptly and timely remit, or cause to be remitted, any amounts withheld in respect of Taxes to the appropriate Governmental Authority. To the extent any amounts are so deducted and withheld and remitted, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made. The parties intend that each Equity Award CVR is exempt from or in compliance with Section 409A of the Code, and this Agreement shall be interpreted and administered in accordance therewith. None of the parties to this Agreement nor any of their employees, directors or representatives shall have any liability to a Holder or transferee or other Person in respect of Section 409A of the Code.
(d)   Any portion of a Milestone Payment Amount for 2026 or a Milestone Payment Amount for 2027, as the case may be, that remains undistributed six (6) months after the date of the delivery of the applicable Milestone Notice will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of any such amount, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law.
(e)   None of Parent, any of its Affiliates or the Rights Agent will be liable to any person in respect of a Milestone Payment Amount for 2026 or a Milestone Payment Amount for 2027, as the case may be, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If, despite efforts by the Rights Agent to deliver any such amount to the applicable Holder pursuant to the Rights Agent’s customary unclaimed funds procedures, such amount has not been paid prior to the two (2) year anniversary of the date on which such amount would otherwise escheat to or become the property of any Governmental Authority, such amount will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, or reasonable cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent, unless such loss has been determined by a court of competent jurisdiction to be a result of the Rights Agent’s willful or intentional misconduct, bad faith or gross negligence.
(f)   The Rights Agent shall be responsible for information reporting required under applicable Law with respect to the CVRs, including upon the Holders’ receipt of such CVRs on Internal Revenue Service Form 1099-B or other applicable form and reporting any Milestone Payments hereunder on Internal Revenue Service Form 1099-B or other applicable form to the extent required under applicable Law. Parent shall use commercially reasonable efforts to cooperate with the Rights Agent to provide any information reasonably necessary for the Rights Agent to carry out its obligations in this Section 2.4(f).
Section 2.5   No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or any of its Affiliates.
(a)   The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.
(b)   The CVRs will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective Affiliates or Subsidiaries. It is hereby acknowledged and agreed that a CVR shall not constitute a security of Parent, the Company or any other Person.
(c)   Neither Parent nor its directors and officers will be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement or the CVRs.
Section 2.6   Holding of Funds.   All funds received by the Rights Agent under this Agreement that are to be distributed or applied by the Rights Agent in the performance of its services hereunder (the “Funds”) shall be held by the Rights Agent as agent for Parent and deposited in one or more segregated bank accounts to be maintained by the Rights Agent in its name as agent for Parent. Until paid pursuant to the terms of this Agreement, the Rights Agent will hold the Funds through such accounts in deposit accounts of

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commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Rights Agent shall keep funds received by it under this Agreement separate on its books and records so that such deposits can be subsequently identified on an individual basis and any such funds shall not be invested by the Rights Agent and shall not be used for any purpose not expressly provided for this Agreement or the Merger Agreement. The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Rights Agent in accordance with this Section 2.6, including any losses resulting from a default by any bank or financial institution; provided, that in the event the Funds are diminished below the level required for the Rights Agent to make a Milestone Payment Amount for 2026 or a Milestone Payment Amount for 2027, as the case may be (to the extent remaining due), to Holders that are not Holders of Equity Award CVRs, as required under this Agreement, including any such diminishment as a result of investment losses, Parent shall promptly pay additional cash to the Rights Agent in an amount equal to the deficiency in the amount required to make such payments.
Section 2.7   Ability to Abandon CVR.   A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor, which a Holder may effect via delivery of a written abandonment notice to Parent. Nothing in this Agreement shall prohibit Parent or any of its Subsidiaries from offering to acquire (in its sole discretion) or acquiring (on terms acceptable to such Holder) any CVRs for consideration from the Holders, in private transactions or otherwise. Any CVRs acquired by Parent or any of its Subsidiaries shall be automatically deemed extinguished and no longer outstanding or entitled to any further Milestone Payment for 2026 or Milestone Payment for 2027.
Section 2.8   Tax Treatment.   The parties hereto agree to treat (a) the CVRs (other than the Equity Award CVRs) for all U.S. federal and applicable state and local Tax purposes as additional consideration for or in respect of the Company Common Stock pursuant to the Merger Agreement, (b) any Milestone Payment Amount received in respect of such CVRs will be treated as an amount realized on the disposition of the applicable CVRs and (c) the Equity Award CVRs for all U.S. federal and applicable state and local Tax purposes as additional compensation (if and when) payment is made for or in respect of Company Options, Company PSUs, Company RSAs (for which a timely and valid Section 83(b) election has not been made), or Company RSUs, as applicable, pursuant to the Merger Agreement, and none of the parties hereto will take any position to the contrary on any Tax Return, any other filing with a Governmental Authority related to Taxes or for other Tax purposes except as otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state or local Law) or a change in applicable Law after the date hereof. Parent and/or Rights Agent, as applicable, shall report imputed interest on the CVRs, except as required by applicable Law.
ARTICLE III
THE RIGHTS AGENT
Section 3.1   Certain Duties and Responsibilities.   The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its fraud, willful or intentional misconduct, bad faith or gross negligence.
Section 3.2   Certain Rights of the Rights Agent.   The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:
(a)   in the absence of willful or intentional misconduct, bad faith, fraud or gross negligence, the Rights Agent may rely and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)   whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent

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shall, in the absence of fraud, bad faith, gross negligence or willful or intentional misconduct on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;
(c)   the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will, in the absence of gross negligence, fraud, bad faith, or willful or intentional misconduct, be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(d)   the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;
(e)   the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;
(f)   the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;
(g)   the Rights Agent will have no liability (in the absence of gross negligence, fraud, bad faith, or willful or intentional misconduct) and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent); nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;
(h)   Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss, unless such loss has been determined by a final non-appealable court of competent jurisdiction to be a result of the Rights Agent’s fraud, willful or intentional misconduct, bad faith or gross negligence;
(i)   Parent agrees (i) to pay the reasonable and documented out-of-pocket fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse the Rights Agent for all Taxes and governmental charges (other than Taxes imposed on or measured by the Rights Agent’s income and franchise or similar Taxes imposed on it (in lieu of income Taxes)). The Rights Agent will also be entitled to reimbursement from Parent for all reasonable, documented and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder; notwithstanding the foregoing, Parent shall have no obligation to pay the fees of the Rights Agent or reimburse the Rights Agent for the fees of counsel, in each case, in connection with any lawsuit initiated by the Rights Agent on behalf of itself or the Holders; and
(j)   No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
Section 3.3   Resignation and Removal; Appointment of Successor.
(a)   The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove Rights Agent at any time by specifying a date when such removal will take effect but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by Parent to Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified.

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(b)   If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Parent will as soon as is reasonably possible, appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
(c)   Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be mailed at the expense of Parent; provided that failure to give any notice provided for in this Section 3.3(c), shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be, in each case, in accordance with this Section 3.3.
(d)   The Rights Agent will cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.
Section 3.4   Acceptance of Appointment by Successor.   Every successor Rights Agent appointed pursuant to Section 3.3(b) hereunder will execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.
ARTICLE IV
COVENANTS
Section 4.1   List of Holders.   Parent will furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company with respect to the shares of Company Common Stock, Company Warrants, Company Options, Company PSUs, Company RSAs or Company RSUs), the names and addresses of the Initial Holders of CVRs within thirty (30) Business Days after the Effective Time.
Section 4.2   Payment of Milestone Payment Amounts.   If a Milestone has been achieved, on or prior to the applicable Milestone Payment Date, Parent shall (i) deposit with the Rights Agent, for payment to the Holders who are not Holders of Equity Award CVRs, in accordance with Section 2.4, the aggregate amount necessary to pay the Milestone Payment Amount for 2026 or the Milestone Payment Amount for 2027, as the case may be, to each Holder who is not a Holder of an Equity Award CVR and (ii) hold or deposit with any of its Subsidiaries, for payment to the Holders of Equity Award CVRs, in accordance with Section 2.4, the aggregate amount necessary to pay such amount to each Holder of an Equity Award CVR. For the avoidance of doubt, each of the Milestone Payment Amount for 2026 and the Milestone Payment Amount for 2027 shall only be paid, one time, if at all, subject to the achievement of the applicable Milestone, and the maximum aggregate potential amount payable under this Agreement shall be $0.50 per CVR, without interest. If no Milestone has been achieved, then Parent will not be required to make any payment to the Rights Agent or the Holders pursuant to this Agreement.
Section 4.3   Additional Covenant.
(a)   Parent shall not, and shall cause its Affiliates, including the Surviving Corporation, not to, consummate any Assignment Transaction in which material commercialization rights to the CVR Products or the obligations set forth in Section 4.4 of this Agreement are transferred other than to an Affiliate of Parent, unless (i) the acquiring Person (each such Person, an “Assignment Transaction Acquiror”) is a Significant Pharmaceutical Company and (ii) Parent has delivered to the Rights Agent an Officer’s Certificate stating that such condition precedent has been complied with. In the event of the consummation of an

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Assignment Transaction permitted by this Section 4.3(a) in which the Assignee assumes all of Parent’s obligations hereunder, Parent shall be released from any and all obligations hereunder only if the Assignment Transaction Acquiror in connection with such an Assignment Transaction expressly assumes the obligations under this Agreement not yet performed or observed on the part of Parent to be performed or observed. If an Assignment Transaction is consummated with an Assignment Transaction Acquiror and such Assignment Transaction Acquiror does not assume all of Parent’s obligations, duties and covenants hereunder, Parent shall retain all such obligations, duties and covenants hereunder; provided, for the avoidance of doubt, Gross Revenue attributable to sales by any Transaction Assignment Acquiror or any of its Affiliates shall be included in “Gross Revenue” and “Net Revenue” hereunder. In the case of the foregoing sentence, Parent shall, as a condition to the consummation of such Assignment Transaction, require such Assignment Transaction Acquiror to agree to financial reporting and audit rights for the benefit of Parent that are sufficient to allow Parent to comply with its obligations to the Holders hereunder (including, for the avoidance of doubt, the calculation of Gross Revenue and Net Revenue).
(b)   Notwithstanding Section 4.3(a), Parent may, in its sole discretion and without the consent of any other party, consummate any Change in Control; provided, that Parent will cause the Person acquiring Parent to expressly assume in writing Parent’s obligations, duties and covenants under this Agreement to the extent not effected by operation of law.
Section 4.4   Efforts.   Commencing upon the Effective Time and continuing until the Termination Date, Parent (and its successors and assigns) shall, and shall cause its (and their) Subsidiaries to, use Diligent Efforts to achieve the Milestone. Neither Parent nor any of its Affiliates shall take any action, or fail to take any action, whose primary purpose is to avoid the achievement of the Milestone or the payment of the Milestone Payment.
Section 4.5   Further Assurances.   Parent agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for carrying out or performing by the Rights Agent of the provisions of this Agreement.
Section 4.6   Audits.
(a)   Upon the reasonable written request of the Acting Holders provided to Parent within forty-five (45) days of the delivery of any Net Revenue Statement pursuant to Section 2.4(a) of this Agreement (the “Review Request Period”), but no more than once following the respective date of delivery of each Net Revenue Statement, Parent shall as promptly as reasonably practicable provide the Acting Holders with reasonable documentation to support its calculation of Net Revenue for 2026 or Net Revenue for 2027, as the case may be, and shall make its financial personnel reasonably available to a designated representative of the Acting Holders to discuss and answer the Acting Holders’ questions regarding such calculations; provided that (x) the Acting Holders enter into customary confidentiality agreements reasonably satisfactory to Parent with respect to the confidential information of Parent or its Affiliates to be furnished pursuant to this Section 4.6, (y) such access does not unreasonably interfere with the conduct of the business of Parent or any of its Affiliates and (z) such information or access would not reasonably be expected to result in the waiver of any attorney-client privilege or violate any applicable Law (provided that the Parent shall use commercially reasonable efforts to make alternative arrangements with respect to providing such information or access). If the Acting Holders do not agree with Parent’s calculations, the Acting Holders may, no later than twenty (20) Business Days after the Acting Holders request documentation supporting Parent’s calculation, submit a written dispute notice to Parent setting forth the specific disputed items in the applicable Net Revenue Statement and a reasonably detailed explanation thereof (such notice, a “Dispute Notice”). If the Acting Holders and Parent fail to agree on the matter under dispute within twenty (20) Business Days after the Acting Holders deliver the Dispute Notice to Parent, Parent shall permit, and shall use commercially reasonable efforts to cause its Affiliates to permit, the [Independent Accountant] (subject to the Independent Accountant’s entry into a customary confidentiality agreement reasonably satisfactory to Parent with respect to the confidential information of Parent or its Affiliates to be furnished pursuant to this Section 4.6) to have access at reasonable times during normal business hours to such of the books and records of Parent and any of its Affiliates as may be reasonably necessary to verify the accuracy of such Net Revenue Statement and the figures underlying the calculations set forth therein, provided that such information or access (i) does not unreasonably interfere with the conduct of the business of Parent or any

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of its Affiliates or (ii) would not reasonably be expected to result in the waiver of any attorney-client privilege or violate any applicable Law (provided that the Parent shall use commercially reasonable efforts to make alternative arrangements with respect to providing such information or access). The Independent Accountant, acting as an expert and not as an arbitrator, shall be charged to come to a final determination solely with respect to those specific items in such Net Revenue Statement that the parties disagree on and submit to it for resolution. All other items in the Net Revenue Statement that the parties do not submit, prior to the end of the Review Request Period, to the Independent Accountant for resolution shall be deemed to be agreed by the parties and the Independent Accountant shall not be charged with calculating or validating those agreed upon items. If issues are submitted to the Independent Accountant for resolution, Parent shall, and shall use commercially reasonable efforts to cause its Affiliates, to furnish to the Independent Accountant such access, work papers and other documents and information related to those disputed issues as the Independent Accountant may reasonably request and as are available to Parent. The Independent Accountant shall deliver a written report to Parent setting forth its determinations with respect to the disputed matters and shall disclose to the Acting Holders whether a Milestone was achieved and such additional information directly related to its findings. The Independent Accountant shall provide Parent with a copy of all disclosures made to the Acting Holders. Subject to Section 4.6(e) the fees charged by such accounting firm shall be paid by the Acting Holders.
(b)   If the Independent Accountant concludes that a Milestone Payment for 2026 or a Milestone Payment for 2027 was properly due and was not paid to the Holders, Parent shall pay or transfer, or cause to be paid or transferred, to the Rights Agent (in each case, for further distribution to the Holders) or to each Holder the applicable amount, plus interest on such Milestone Payment Amount at the “prime rate” as published in the Wall Street Journal or similar reputable data source from time to time calculated from when the Milestone Payment should have been paid (if Parent had given notice of achievement of such Milestone pursuant to the terms of this Agreement), as applicable, to the date of actual payment (such amount, including interest, being the “CVR Shortfall”). The CVR Shortfall shall be paid by Parent within thirty (30) calendar days of the date the Independent Accountant’s written report is provided to Parent. Absent manifest error, the decision of the Independent Accountant shall be final, conclusive and binding on Parent and the Holders, shall be non-appealable and shall not be subject to further review. In the event Holders are entitled to any amount pursuant to this Section 4.6(b) and such payments are made after March 15 of the calendar year immediately following the last day of the applicable Net Revenue for 2026 or Net Revenue for 2027, the parties hereto intend that such payments remain exempt from Section 409A of the Code as “short-term deferrals” pursuant to Treasury Regulation Section 1.409A-1(b)(4) because payment before such March 15 was administratively impracticable and such administrative impracticability was unforeseeable as of the date hereof, as contemplated by Treasury Regulation Section 1.409A- 1(b)(4)(ii).
(c)   If, upon the expiration of the applicable Review Request Period, the Acting Holders has not requested a review of the Net Sales Statement, or if the Acting Holders have not delivered a timely Dispute Notice, in each case in accordance with this Section 4.6, the calculations set forth in the applicable Net Revenue Statement shall be and conclusive upon the Holders.
(d)   Each Person seeking to receive information from Parent in connection with a review pursuant to this Section 4.6 shall enter into, and shall cause its accounting firm to enter into, a reasonable and mutually satisfactory confidentiality agreement with Parent or any Affiliate obligating such party to retain all such information disclosed to such party in confidence pursuant to such confidentiality agreement.
(e)   Any fees charged by the Independent Accountant shall be borne by the Acting Holders unless the Independent Accountant determines that Parent’s determination that the applicable Milestone was not achieved during the applicable Measurement Period was erroneous, in which case such fees shall be borne by Parent.
ARTICLE V
AMENDMENTS
Section 5.1   Amendments without Consent of Holders.
(a)   Without the consent of any Holders or the Rights Agent, Parent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

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(i)   to evidence the succession of another Person as a successor to Parent and the assumption by any such successor of the covenants of Parent herein, in each case, to the extent permitted by Section 6.3;
(ii)   to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent and the Rights Agent will consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable state securities or “blue sky” laws or securities laws outside of the United States; provided that, such amendments do not adversely affect the interests of the Holders;
(v)   to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Section 3.3 and Section 3.4; or
(vi)   any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders.
(b)   Without the consent of any Holders, Parent and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, to reduce the number of CVRs in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4.
(c)   Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth the terms of such amendment.
Section 5.2   Amendments with Consent of Holders.
(a)   Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), only with the prior consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.
(b)   Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
Section 5.3   Execution of Amendments.   In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that it has determined adversely affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.
Section 5.4   Effect of Amendments.   Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.

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ARTICLE VI
OTHER PROVISIONS OF GENERAL APPLICATION
Section 6.1   Notices.   Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) business days after being sent by registered mail or by courier or express delivery service, (c) if sent by email prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed, or (d) if sent by email after 6:00 p.m. recipient’s local time and receipt is confirmed, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties):
If to the Rights Agent, to it at:
[•]
With a copy (which shall not constitute notice) to:
[•]
If to Parent, to it at:
ANI Pharmaceuticals Inc.
210 Main Street West
Baudette, MN 56623
Attention: Nikhil Lalwani
Email: [redacted]
With a copy to: the General Counsel, [redacted]
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10024
Attention:   Ken Lefkowitz, Scott Naturman and Gary Simon
Email:   ken.lefkowitz@hugheshubbard.com
      scott.naturman@hugheshubbard.com
      gary.simon@hugheshubbard.com
Any party may specify a different address by giving notice in accordance with this Section 6.1.
Section 6.2   Notice to Holders.   Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.
Section 6.3   Successors and Assigns.   This Agreement shall not be assignable; provided, however, that (a) Parent may assign any or all of its rights, interests and obligations hereunder in its sole discretion and without the consent of any other party, (i) to any controlled Affiliate of Parent, but only for so long as it remains a controlled Affiliate of Parent; or (ii) with the prior written consent of the Acting Holders, to any other Person (any permitted assignee under clause (i) or (ii), an “Assignee”), in each case provided that the Assignee expressly agrees to assume and be bound by all of the terms of this Agreement and (b) the Rights Agent may assign this Agreement to a successor Rights Agent appointed in compliance with Section 3.3. Any Assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner and subject to the same requirements as Parent pursuant to the prior sentence. In connection with any

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assignment to an Assignee described in clause (a) above in this Section 6.3, Parent (and the other assignor) shall agree to remain liable for the performance by each further Assignee of all obligations of Parent hereunder with such Assignee substituted for Parent under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of Parent’s successors and each Assignee’s successors, and each Assignee, as applicable, as well as by the Acting Holders on behalf of the Holders. Subject to compliance with the requirements set forth in this Section 6.3 relating to assignments and Section 4.3, this Agreement shall not restrict Parent’s, any Assignee’s or any of their respective successors’ ability to merge or consolidate with, or sell, issue or dispose of its stock or other equity interests or assets to, any other Person, or spin-off or split-off. Each of Parent’s successors and Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect.
Section 6.4   Benefits of Agreement.   Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted CVR Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted CVR Transfers are limited to those expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted CVR Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable.
Section 6.5   Limitation on Suits by Holders.   Except for the rights of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights.
Section 6.6   Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)   This Agreement and any matters or disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement: (i) each of the Rights Agent, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns Parent, irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.1. Each of the parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
(b)   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT

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SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.6(b).
Section 6.7   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
Section 6.8   Counterparts.   This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
Section 6.9   Termination.   This Agreement will be terminated and of no force or effect, the parties hereto will have no liability or obligations hereunder (other than with respect to monies due and owing by Parent to the Rights Agent in respect of the Rights Agents’ services hereunder and any services to be performed by the Rights Agent under Section 2.4(f) hereof), and no payments will be required to be made, upon the earliest to occur of (such time, the “Termination Date”) (a) the failure to achieve the Milestones, (b) the mailing by the Rights Agent to the address of each Holder as reflected in the CVR Register the last of the Milestone Payment Amount for 2026 and the Milestone Payment for 2027 (if any) required to be paid under the terms of this Agreement, and (c) the delivery of a written notice of termination duly executed by Parent and the Acting Holders. For the avoidance of doubt, the right of any Holder to receive a Milestone Payment with respect to the applicable Milestone, and any covenants and obligations of Parent (other than pursuant to Section 2.4(d)), shall be irrevocably terminated and extinguished if the applicable Milestone is not achieved. Notwithstanding the foregoing, no termination shall affect any rights or obligations accrued prior to the effective date of such termination or Sections 6.4, 6.6, 6.7, 6.8, 6.10 or this Section 6.9, which shall survive the termination of this Agreement, or the resignation, replacement or removal of the Rights Agent. Notwithstanding anything herein to the contrary, (i) if a Milestone has been achieved on or prior to the Termination Date, this Agreement shall not terminate until the Milestone Payment Amount for 2026 or Milestone Payment Amount for 2027, as the case may be, has been paid in full in accordance with the terms of this Agreement and (ii) no termination of this Agreement shall be deemed to affect the rights of the parties to bring suit in the case of a material breach occurring prior to such Termination Date.
Section 6.10   Entire Agreement.   This Agreement and the Merger Agreement (including the schedules, annexes and exhibits thereto and the documents and instruments referred to therein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties and their respective Affiliates with respect to the subject matter hereof and thereof.
Section 6.11   Legal Holiday.   In the event that a Milestone Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Milestone Payment Date.
Section 6.12   Confidentiality.   The Rights Agent and Parent agree that all books, records, information and data pertaining to the business of the other party, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by a valid order of a Governmental Authority of competent jurisdiction or is otherwise required by law or regulation.
[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
ANI PHARMACEUTICALS INC.
By:

Name:
Title:
[RIGHTS AGENT]
By:

Name:
Title:

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Annex B
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§ 262. Appraisal rights
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex C
Centerview Partners LLC
31 West 52nd Street
New York, NY 10019
June 21, 2024
The Board of Directors
Alimera Sciences, Inc.
6310 Town Square, Suite 400
Alpharetta, GA 30005
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.01 per share (the “Shares”) (other than Excluded Shares, as defined below), of Alimera Sciences, Inc., a Delaware corporation (the “Company”), of the Consideration (as defined below) proposed to be paid to such holders on a per Share basis pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among ANI Pharmaceuticals, Inc., a Delaware corporation (“Parent”), ANIP Merger Sub, INC. a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become an indirect wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares then owned by the Company, Parent, Merger Sub or any other subsidiary of Parent or the Company and (ii) Dissenting Shares (as defined in the Agreement) (the shares referred to in clauses (i) and (ii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive (a) an amount in cash equal to $5.50, without interest (the “Closing Amount”), and (b) one contractual contingent value right (the “CVR”) issued pursuant to and in accordance with the Contingent Value Rights Agreement in substantially the form attached to the Agreement (the “CVR Agreement”), representing the right to receive the Milestone Payments (as such term is defined in the CVR Agreement) (the Closing Amount, taken together (and not separately) with the CVR, collectively, the “Consideration”), subject to any applicable tax withholding. The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Merger Sub, and we have not received any compensation from Parent or Merger Sub during such period. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated June 21, 2024 and a draft of the form of the CVR Agreement dated June 21, 2024 (the “Draft

Agreements”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2023, December 31, 2022 and December 31, 2021; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement and the final executed CVR Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreements reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement and the CVR Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement, the CVR Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, the form or terms of the CVR with respect to transferability, illiquidity or otherwise, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement, the CVR Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ Centerview Partners LLC
CENTERVIEW PARTNERS LLC

SCAN TOVIEW MATERIALS & VOTE ALIMERA SCIENCES, INC. 6310 TOWN SQUARESUITE 400ALPHARETTA, GA 30005 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ALIM2024SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V54819-S93423
KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.ALIMERA SCIENCES, INCThe Board of Directors unanimously recommends you vote FOR proposals 1, 2 and 3.1. To adopt the Agreement and Plan of Merger, dated as of June 21, 2024, as it may be amended, supplemented or modified from time to time, by andamong the Company, ANI Pharmaceuticals, Inc., and ANIP Merger Sub INC., and approve the Merger.2. To approve a proposal to adjourn the Special Meeting, if necessary, and for a minimum period of time reasonable under the circumstances, to ensurethat any necessary supplement or amendment to the proxy statement is provided to Company stockholders a reasonable amount of time in advance ofthe Special Meeting, or to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.3. To approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is basedon or otherwise relates to the Merger.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.comV54820-S93423ALIMERA SCIENCES, INC.Special Meeting of Stockholders September 4, 2024, 9:00 a.m. ETThis Proxy is solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Richard S. Eiswirth, Jr. and Elliot Maltz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alimera Sciences, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, virtually via webcast at www.virtualshareholdermeeting.com/ALIM2024SM, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side